Filed Pursuant to Rule 424(b)(3)

Registration No. 333- 264412

SIMPLICITY ESPORTS AND GAMING COMPANY

816,200 Shares of Common Stock Underlying Convertible Promissory Notes

175,000 Shares of Common Stock Underlying Warrants

3,276 Shares of Common Stock for Resale by Selling Securityholders

This prospectus relates to the issuance by us of up to 816,200 shares of our common stock, par value $0.0001 per share (“Common Stock”) upon the conversion of the outstanding principal amount and accrued interest thereon of certain convertible promissory notes (“Convertible Notes”) held by the selling securityholders named in this prospectus or their permitted transferees (“Selling Securityholders”), which entitle them to convert into Common Stock at the conversion rate of $1.00 per share; provided however, that upon failure to make any payment called for under the convertible promissory note at any time after the issuance date, but prior to the conversion date, the conversion price shall be $0.50 per share. For purposes of this prospectus, we have assumed a conversion price of $0.50 per share of Common Stock.

In addition, this prospectus relates to the issuance by us of up to 175,000 shares of Common Stock upon the exercise of 175,000 warrants (“Warrants”) held by Selling Securityholders, which were issued in connection with the issuance of the Convertible Notes, which entitle them to purchase Common Stock at an exercise price of $1.00 per share.

Furthermore, this prospectus relates to the resale from time to time by Selling Securityholders of 3,276 shares of Common Stock which were commitment shares issued to Selling Securityholders in connection with the issuance of the Convertible Notes. The Selling Securityholders will sell their shares registered for resale in this prospectus at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices

We will not receive any of the proceeds from the sale of the securities owned by the Selling Securityholders. We will not receive any proceeds from the conversion of the Convertible Notes, but will receive the proceeds of any cash exercise of the Warrants. See “Use of Proceeds” beginning on page 36  of this prospectus. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of securities. See “Plan of Distribution” beginning on page 127 of this prospectus.

Our Common Stock is currently quoted on the OTC Market Group, Inc.’s OTCQB tier under the symbol “WINR.” On May 11, 2022, the last reported sale price of our Common Stock was $1.75.

Our principal executive offices are located at 7000 W. Palmetto Park Rd., Suite 505, Boca Raton, FL 33433.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 12 of this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 13, 2022.

No dealer, salesperson or other individual has been authorized to give any information or to make any representation other than those contained in this prospectus in connection with the offer made by this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us or the selling stockholder. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs or that information contained herein is correct as of any time subsequent to the date hereof.

For investors outside the United States: We have not, and the selling stockholder has not, done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of this prospectus outside the United States.

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Cautionary Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements. Specifically, forward-looking statements may include statements relating to:

●	our future financial performance;

●	changes in the market for our products and services;

●	our expansion plans and opportunities; and

●	other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward-looking statements are based on information available as of the date of this prospectus and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

●	the level of demand for our products and services;

●	competition in our markets;

●	our ability to grow and manage growth profitably;

●	our ability to access additional capital;

●	changes in applicable laws or regulations;

●	our ability to attract and retain qualified personnel;

●	the possibility that we may be adversely affected by other economic, business, and/or competitive factors; and

●	other risks and uncertainties indicated in this prospectus, including those under “Risk Factors.”

INDUSTRY AND MARKET DATA

We are responsible for the disclosure in this prospectus. However, this prospectus includes industry data that we obtained from internal surveys, market research, publicly available information and industry publications. The market research, publicly available information and industry publications that we use generally state that the information contained therein has been obtained from sources believed to be reliable. The information therein represents the most recently available data from the relevant sources and publications and we believe remains reliable. We did not fund and are not otherwise affiliated with any of the sources cited in this prospectus. Forward-looking information obtained from these sources is subject to the same qualifications and additional uncertainties regarding the other forward-looking statements in this prospectus.

TRADEMARKS AND COPYRIGHTS

We own or have rights to trademarks or trade names that we use in connection with the operation of our business, including our corporate names, logos and website names. In addition, we own or have the rights to copyrights, trade secrets and other proprietary rights that protect the content of our products and the formulations for such products. This prospectus may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, some of the copyrights, trade names and trademarks referred to in this prospectus are listed without their ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trade names and trademarks. All other trademarks are the property of their respective owners.

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PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering, and selected information contained in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of the Company and this offering, we encourage you to read and consider the more detailed information in this prospectus, including “Risk Factors” and the financial statements and related notes. Unless the context otherwise requires, “we,” “us,” “our,” or “the Company” refers to “Simplicity Esports and Gaming Company,” a Delaware corporation, and its consolidated subsidiaries. “Simplicity Esports LLC” means our wholly owned subsidiary, Simplicity Esports, LLC, a Florida limited liability company, and its consolidated subsidiaries. “PLAYlive” means our wholly owned subsidiary PLAYlive Nation, Inc., a Delaware corporation and its consolidated subsidiaries. “Simplicity One” means our 76% owned subsidiary Simplicity One Brasil Ltda, a Brazilian limited liability company and its consolidated subsidiaries.

Unless otherwise noted, the share and per share information in this prospectus reflects a reverse stock split of the outstanding common stock of the Company at a one for eight (1-for-8) ratio, which was effected on November 20, 2020.

Industry Overview

Esports is the competitive playing of video games by amateur and professional teams for cash prizes. Esports typically takes the form of organized, multiplayer video games that include real-time strategy, fighting, first-person shooter, and multiplayer online battle arena games. The largest esports games by prize money awarded in 2021, include titles such as League of Legends®, Fortnite® and Counter Strike: Global Offensive®. Other popular games include SMITE®, StarCraft II®, Call of Duty®¸ Heroes of the Storm® and Hearthstone®. Most major professional esports events and a wide range of amateur esports events are broadcast live via streaming services including twitch.tv, azubu.tv, ustream.tv and youtube.com. Esports also includes games which can be played, primarily by amateurs, in multiplayer competitions on the Sony PlayStation®, Microsoft Xbox® and WII Nintendo® systems.

Although official competitions have long been a part of video game culture, participation and spectatorship of such events have seen a global surge in popularity over the last few years with the rapid growth of online streaming. The advent of online streaming technology has turned esports into a global industry that includes professional players and teams competing in major events that are simultaneously watched in person in stadiums, and by online viewers, which regularly exceed 1,000,000 viewers for major tournaments. According to Business Insider, over 100 million viewers saw the 2019 League of Legends® World Championships in person and online. CNBC reported in April 2019 that League of Legends® World Championships attract more viewers than the Super Bowl. Much like how there is a worldwide gaming market for the sports industry, there has now developed a worldwide gaming market for the esports industry. The impact has been so significant that many video game developers are now building features into their games designed to facilitate competition.

According to Newzoo, a global leader in esports, games and mobile intelligence, the total global esports audience was projected to grow to 474 million in 2021, with an anticipated 27.5 million American gamers, and such global audience is expected to reach 577 million by 2024. In addition, according to Newzoo, esports produced over $947 million in 2020 revenue and were projected to reach $1.08 billion in 2021 and are projected to reach $1.617 billion in 2024. Esports enthusiasts, which are people who watch professional esports content at least once a month, were expected to reach 234 million of the audience total in 2021, up from 215 million in 2020. With a compound annual growth rate (“CAGR”) (2019-2024) of +7.7%, this number is expected to reach almost 286 million in 2024. The global average revenue per esports enthusiast, which includes not only gaming revenue, but also sponsorships advertising and all other esports related revenues, was projected to reach $4.63 in 2021, and is projected to jump to $5.25 in 2022 after more live events are restored. The number of occasional esports viewers, (people who watch professional esports content less than once a month), was expected to reach 240 million in 2021, up from 220.5 million in 2020, and is projected to grow to surpass 291 million in 2024. According to Newtech Mag, China and the U.S. have the largest populations of esports fans, with Brazil ranking first in Latin America, which is the fastest growing gaming market, and third globally, with 20 million fans. The increasing prominence of esports as a mainstream entertainment industry is driving the growth in awareness in most regions. Audience and awareness growth in the emerging regions of Latin America, Middle East and Africa is largely driven by improving IT infrastructure and urbanization. According to estimates by PwC, Latin America is one of the fastest-rising regions for revenue growth. PwC estimates esports revenue in Latin America to rise from $18 million in 2019 to $42 million by 2023. We believe the rise of new franchises, such as Player Unknown’s Battlegrounds® or PubG®, is an important global growth factor as the influx of millennials should continue to drive the growth of the esports industry’s audience and in turn, the esports gaming industry.

In 2019, globally there were 885 major esports events that generated an estimated $56.3 million in ticket revenues. The total prize money of all esports events held in 2019 reached $167.4 million, a slight increase from $150.8 million in 2018. The League of Legends® World Championship was 2020’s biggest tournament by live viewership hours on Twitch and YouTube, with 91.9 million hours. It also produced $1.9 million in ticket revenues. League of Legends Champions Korea Sumer was the most-watched league by live viewership hours on Twitch and YouTube, generating 53.9 million hours. A report by Forbes estimates that the top 5 esports teams had 2020 revenues of between $16 million and $45 million and were valued at between $190 million and $410 million.

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Business Overview

We are a global esports organization, that is capitalizing on the growth in esports through three business units, Simplicity One Brasil Ltda (“Simplicity One”), Simplicity Esports, LLC (“Simplicity Esports LLC”) and PLAYlive Nation, Inc. (“PLAYlive”). We believe that we are the only Securities and Exchange Commission (“SEC”) reporting, completely integrated-esports company that owns a League of Legends franchise. Additionally, we believe we have the largest network of corporate and franchisee owned esports gaming centers in North America.

Our Esports Teams

We own and manage seven professional esports teams domestically and internationally. Revenue is generated from prize winnings, corporate sponsorships, advertising, league subsidy payments and potential league revenue sharing payments from the publishers of video games.

Domestic Esports Teams – Simplicity Esports LLC

Through our wholly owned subsidiary, Simplicity Esports LLC, we own and manage multiple professional esports teams competing in games such as Overwatch, Apex Legends, PUBG, Heroes of the Storm and more. We are committed to growing and enhancing the esports industry, fostering the development of amateurs to compete professionally and signing established professional gamers to support their paths to greater success.

International Esports Team - Simplicity One

Since January 2020, through our 76% owned subsidiary Simplicity One, we manage Flamengo eSports, one of the leading Brazilian League of Legends® teams competing in the top tier league CBLoL. CBLoL was the most talked about esports league in the world, on Twitter for the first half of 2021, with Call of Duty League and Overwatch League ranking 2nd and 3rd, respectively. Flamengo eSports was established in 2017 as the Esports division of Clube de Regatas do Flamengo, a successful Brazilian sports organization, with over 40 million followers across social media accounts, known for its world-famous soccer team. Flamengo eSports’ League of Legends® team won the CBLoL Championship in September 2019, which qualified the team to compete at the 2019 League of Legends® World Championship in Europe as one of 24 teams from 13 different regions around the world. Flamengo Esports @flaesports was ranked as the 9th most tweeted about sports organization in the world in 2020. Flamengo Esports @flaesports was ranked as the 6th most tweeted about esports organization in the world, ahead of Team Liquid and Cloud 9, ranking 7th and 10th, respectively, for the first half of 2021.

Online Tournaments

In response to demand from customers for online esports tournaments which was in all likelihood triggered by the social distancing protocols attendant to the COVID-19 pandemic, we introduced in March 2020 an initiative of online esports tournaments. Since March 2020, through our wholly owned subsidiary, Simplicity Esports LLC, we have been holding online esports tournaments in the United States. In addition, we commenced promoting these periodic tournaments via text messages to our database of over 400,000 paying esports gaming center customers, which we acquired in our acquisition of PLAYlive. If we can convert merely 1% of these existing customers from the PLAYlive database to play in our paid online tournaments, we anticipate this business unit may generate approximately $1 million in annual revenues. At a 5% conversion rate, this business segment may generate approximately $5 million in annual revenue. Management also intends to sell sponsorship and marketing activations for these online tournaments which would create additional revenue. We also announced our initiative to offer play at home online tournaments in Brazil. These tournaments are a way for us to engage with our customer base from home during periods of required social distancing or quarantine.

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Our Gaming Centers

As of May 13, 2022, we have 29 operational locations (17 corporate locations and 12 franchise locations), through our subsidiaries throughout the U.S., giving casual gamers the opportunity to play in a social setting with other members of the gaming community. In addition, aspiring and established professional gamers have an opportunity to compete in local and national esports tournaments held in our gaming centers for prizes, notoriety, and potential contracts to play for one of our professional esports teams. In this business unit, revenue is generated from franchise royalties, the sale of game time, memberships, tournament entry fees, birthday party events, corporate party events, concessions and gaming-related merchandise.

Our business plan encompasses a brick and click physical and digital approach to further recognize revenue from all verticals, which we believe to be unique in the industry. The physical centers, together with our esports teams, lifestyle brand and marketing campaigns offer opportunities for additional revenue via strategic partnerships with both endemic and non-endemic brands. Our ultimate goal is to further engage a diverse fan base with a 360-degree approach driving traffic to both our digital platform, tournaments (online and in-person) and physical real estate to maximize the monetization opportunities with these relationships. In addition, we have proprietary intellectual capital, fan engagement strategies and brand development blueprints which complement our publicly available information.

Optimally, the esports gaming centers of Simplicity Esports LLC (“Simplicity Esports Gaming Centers”) will measure between 2,000 and 4,000 square feet, with dozens of gaming stations. The Simplicity Esports Gaming Centers will feature cutting edge technology, futuristic aesthetic décor and dynamic high-speed gaming equipment. We believe our brick-and-click strategy will present attractive opportunities for sponsors and advertisers to connect with our audience, creating an intriguing monetization opportunity for sponsors and advertisers. Currently our company owned stores operate in approximately 40,000 square feet of retail space in desirable, high traffic locations.

Creating content that engages fans, sponsors and developers, while promoting our brand is one of our primary goals. In August 2021, we announced a partnership with Television Korea 24 (“ESTV”) to provide esports and gaming content for their 24-7 live linear channel around the world. ESTV can be viewed in over 45 countries including the U.S. and Brazil. We seek to reach a broad demographic encompassing the casual, amateur and professional gaming community. Our philosophy is to enhance our footprint for both endemic and non-endemic partnerships. We believe we possess a deep perception of our markets and understand the new age of branding while maintaining authenticity to the gaming community that comprises our fanbase.

As a result of COVID-19 (discussed below), all of our corporate and franchised Simplicity Gaming Centers were closed effective April 1, 2020. We commenced reopening Simplicity Gaming Centers on May 1, 2020 and have since reopened 17 corporate and 12 franchised Simplicity Gaming Centers as of May 13, 2022, the majority of which are operating at restricted capacity based on local COVID-19 regulations. See “Risk Factors—Public health epidemics or outbreaks, such as COVID-19, could materially and adversely impact our business.”

Corporate Gaming Centers

As of May 13, 2022, through our subsidiary entities, we currently operate 17 corporate-owned retail Simplicity Esports Gaming Centers, twelve of which were acquired during the fiscal year ended May 31, 2021 and two of which was acquired in the first fiscal quarter ended August 31, 2021. Furthermore, we have engaged a national tenant representation real estate broker to assist in the strategic planning and negotiations for our future Simplicity Esports Gaming Center locations. We contemplate that new Simplicity Esports Gaming Centers will be funded by us as well as a combination of tenant improvement allowances from landlords and sponsorships. The Company intends to continue the expansion of its corporate owned esports gaming center footprint through the buildout of new esports gaming centers. The disruptions in commercial real estate caused by COVID-19 lockdowns have allowed the Company to strengthen its existing relationships with national landlords by signing new locations with a percentage of gross rent lease structures. The locations will range between 2,000 and 4,000 sq ft and be primarily located inside of shopping malls.

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Franchised Gaming Centers

Due to interest from potential franchisees, in 2019 we launched a franchising program to accelerate the expansion of our planned nationwide footprint. We sell specific franchise territories, through our wholly owned subsidiary PLAYlive, and assist with the establishment and buildout of esports gaming centers to potential business owners that desire to use our branding, infrastructure and process to open and operate gaming centers. We currently operate 12 fully constructed franchise esports gaming centers. Due to interest from potential franchisees, we have launched a franchising program to accelerate the expansion of our planned nationwide footprint. We sell specific franchise territories, through our wholly owned subsidiary PLAYlive, and assist with the establishment and buildout of esports gaming centers to potential business owners that desire to use our branding, infrastructure and process to open and operate gaming centers. Franchise revenue is generated from the sale of franchise territories, supplying furniture, equipment and merchandise to the franchisees for buildout of their centers, a gross sales royalty fee and a national marketing fee. We license the use of our branding, assist in identifying and negotiating commercial locations, assist in overseeing the buildout and development, provide access to proprietary software for point of sale, inventory management, employee training and other HR functions. Franchisees also have an opportunity to participate in our national esports tournament events, and benefit from the growing profile of our professional esports teams. Once an esports gaming center is opened, we provide operational guidance, support and use of branding elements in exchange for a monthly royalty fee calculated as 6% of gross sales. On January 1, 2020, we implemented a national marketing fee of 1% of gross sales. To date, we have sold five of these franchise territories. COVID-19 travel restrictions caused us to suspend the sale of new franchise territories from April 1, 2020 until October 1, 2020. During this time, a pipeline of interested applicants has accumulated, and we anticipate new franchise territory sales over the next 12 months as a result.

The combination of the esports gaming centers, owned or franchised by our wholly owned subsidiaries Simplicity Esports LLC or PLAYlive, provides us with what we believe is one of the largest esports gaming center footprints in North America. Over the next 12 months, existing PLAYlive esports gaming centers will be rebranded to Simplicity Esports gaming centers. All newly opened franchise esports gaming centers will be branded as Simplicity Esports gaming centers and have numerous gaming PC’s. All gaming centers in our footprint will be participating venues in our national esports tournaments.

Franchise Roll Up Strategy

We began implementing a franchise roll-up strategy in July 2020 as a result of the disruption caused by COVID-19 related stay at home orders, and the disruption it caused to the commercial real estate market. The reduction in revenues for some franchisees because of stay-at-home orders, and government mandates to remain closed created significant accrued rent payments due to landlords. We have been able to come to terms with many franchisees to acquire the assets of their gaming centers and make them corporate owned. We have simultaneously negotiated new leases with some of the largest national mall chains, including Simon Property Group and Brookfield Asset Management, and are in the process of negotiating additional locations with other landlords. The new leases involve significant reductions in or elimination of fixed rent and the addition of percentage of revenues rent terms. During the fiscal year ended May 31, 2021, we signed 13 letters of intent and executed definitive agreements for all of those locations, most of which were operational prior to year-end. We expect each of these locations to be profitable as a result of the significant reduced rent expense via the percentage rent structure.

Our Stream Team

The Simplicity Esports LLC and Flamengo Esports stream teams encompass over 30 commentators (commonly known as “casters”), influencers and personalities who connect to a dedicated fan base. Our electric group of live personalities represent our organization to the fullest with their own unique style. We are proud to support and present a diverse group of gamers as we engage fans across a multiple of esports genres. Our Twitch affiliation has enabled our stream team influences to reach a broad fan base. Additionally, we have created several niches within the streaming community which has enabled us to engage fans within certain titles on a 24/7 basis. Our notoriety in the industry is evidenced by our audience that views millions of minutes of Simplicity Esports’ and Flamengo Esports’ content monthly, via various social media outlets including YouTube, Twitter and Twitch. Through Simplicity Esports LLC, we have begun to implement a unique approach to ensure the ultimate fan friendly esports experience. Our intention is to have gamers involved at the grassroots level and feel a sense of unity as we compete with top class talent. Our management and players are known within the esports community and we plan to use their skills to create a seamless content creation plan helping gamers feel closer to our brand than any other in the industry.

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COVID-19

In December 2019, a novel strain of coronavirus (COVID-19) emerged in Wuhan, Hubei Province, China. While initially the outbreak was largely concentrated in China and caused significant disruptions to its economy, it has now spread to several other countries and infections have been reported globally.

Because COVID-19 infections have been reported throughout the United States, certain federal, state and local governmental authorities have issued stay-at-home orders, proclamations and/or directives aimed at minimizing the spread of COVID-19. Additional, more restrictive proclamations and/or directives may be issued in the future. As a result, all of our corporate and franchised Simplicity Gaming Centers were closed effective April 1, 2020. We commenced reopening Simplicity Gaming Centers as of May 1, 2020 and have since reopened 17 corporate and 12 franchised Simplicity Gaming Centers as of May 13, 2022. Although our franchise agreements with franchisees of Simplicity Gaming Centers require a minimum monthly royalty payment to us from the franchisees regardless of whether the franchised Simplicity Gaming Centers are operating, there is a potential risk that franchisees of Simplicity Gaming Centers will default in their obligations to pay their minimum monthly royalty payment to us resulting in either an increase in accounts receivables or a bad debt expense where account receivables are no longer collectible due to franchisee’s inability to pay the minimum monthly royalty payments owed by the franchisee. We have experienced a decrease in our account receivables, net of the allowance by $55,599 from the year ended May 31, 2021.

The ultimate impact of the COVID-19 pandemic on the Company’s operations is unknown and will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration of the COVID-19 outbreak, new information which may emerge concerning the severity of the COVID-19 pandemic, and any additional preventative and protective actions that governments, or the Company, may direct, which may result in an extended period of continued business disruption, reduced customer traffic and reduced operations. Any resulting financial impact cannot be reasonably estimated at this time but is anticipated to have a material adverse impact on our business, financial condition and results of operations.

The measures taken to date adversely impacted the Company’s business for the fiscal quarters ended February 28, 2022, November 30, 2021, August 31, 2021 and the fiscal year ended May 31, 2021 and will potentially continue to impact the Company’s business. Management expects that all of its business segments, across all of its geographies, will be impacted to some degree, but the significance of the impact of the COVID-19 outbreak on the Company’s business and the duration for which it may have an impact cannot be determined at this time.

Selling Stockholders

March 2022 Firstfire Global Opportunities Fund, LLC Securities Purchase Agreement and 12% Convertible Promissory Note

On March 21, 2022, the Company entered into a securities purchase agreement (the “Firstfire Global SPA”), dated as of March 21, 2022, with Firstfire Global Opportunities Fund, LLC, LLC (“Firstfire Global”), pursuant to which the Company issued a 12% promissory convertible note (the “Firstfire Global Note”) with a maturity date of September 21, 2022 (the “Firstfire Global Maturity Date”), in the principal sum of $110,000.00. In addition, the Company issued 935 shares of its common stock to Firstfire Global as a commitment fee pursuant to the Firstfire Global SPA. Pursuant to the terms of the Firstfire Global Note, the Company agreed to pay to Firstfire Global $110,000.00 and to pay interest on the principal balance at the rate of 12% per annum (provided that the first six months of interest ($6,600.00) shall be guaranteed and the remaining 6 months of interest shall be deemed earned in full as of the Issue Date thereof. The Firstfire Global Note carries an original issue discount of $10,000.00. Accordingly, Firstfire Global paid the purchase price of $100,000.00 in exchange for the Firstfire Global Note. The Company intends to use the proceeds for working capital. Firstfire Global may convert the Firstfire Global Note into the Company’s common stock (subject to the beneficial ownership limitations of 4.99% in the Firstfire Global Note; provided however, that the limitation on conversion may be waived (up to 9.99%) by Firstfire Global upon, at the election of Firstfire Global, not less than 61 days’ prior notice to the Company) at any time at a conversion price equal to $1.00 per share, as the same may be adjusted as provided in the Firstfire Global Note.

The Company may prepay the Firstfire Global Note at any time prior to maturity in accordance with the terms of the Firstfire Global Note. The Firstfire Global Note contains customary events of default relating to, among other things, payment defaults, breach of representations and warranties, and breach of provisions of the Firstfire Global Note or the Firstfire Global SPA.

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Upon the occurrence of any Event of Default (as defined in the Firstfire Global Note), which has not been cured within the time prescribed in the Firstfire Global Note, it shall become immediately due and payable and the Company shall pay to Firstfire Global, in full satisfaction of its obligations hereunder, an amount equal to the principal amount then outstanding plus accrued interest multiplied by 125%.

Pursuant to the terms of the Firstfire Global SPA, on March 21, 2022, the Company also issued to Firstfire Global a three-year warrant (the “Firstfire Global Warrant”) to purchase 50,000 shares of the Company’s common stock at an exercise price of $1.00.

Pursuant to the terms of the Firstfire Global SPA, on March 21, 2022, the Company also entered into a registration rights agreement, dated March 21, 2022, by and between the Company and Firstfire Global (the “Firstfire Global Registration Rights Agreement”). Pursuant to the terms of the Firstfire Global Registration Rights Agreement, the Company agreed to prepare and file with the SEC a registration statement covering the resale of all shares issued or issuable pursuant to the Firstfire Global SPA, including shares issued upon conversion of the Firstfire Global Note or upon exercise of the Firstfire Global Warrant. The Company agreed to use its commercially reasonable efforts to have the registration statement filed with the SEC within 30 days following March 21, 2022 and to have the registration statement declared effective by the SEC within 60 days following March 21, 2022. The Firstfire Global Registration Rights Agreement contains customary indemnification provisions.

March 2022 GS Capital Partners, LLC Securities Purchase Agreement and 12% Convertible Promissory Note

On March 21, 2022, the Company entered into a securities purchase agreement (the “GS Capital SPA”), dated as of March 21, 2022, with GS Capital Partners, LLC (“GS Capital”), pursuant to which the Company issued a 12% promissory convertible note (the “GS Capital Note”) with a maturity date of September 21, 2022 (the “GS Capital Maturity Date”), in the principal sum of $82,500.00. In addition, the Company issued 703 shares of its common stock to GS Capital as a commitment fee pursuant to the GS Capital SPA. Pursuant to the terms of the GS Capital Note, the Company agreed to pay to GS Capital $82,500.00 and to pay interest on the principal balance at the rate of 12% per annum (provided that the first six months of interest ($4,950.00) shall be guaranteed and the remaining 6 months of interest shall be deemed earned in full as of the Issue Date thereof. The GS Capital Note carries an original issue discount of $7,500.00. Accordingly, GS Capital paid the purchase price of $75,000.00 in exchange for the GS Capital Note. The Company intends to use the proceeds for working capital. GS Capital may convert the GS Capital Note into the Company’s common stock (subject to the beneficial ownership limitations of 4.99% in the GS Capital Note; provided however, that the limitation on conversion may be waived (up to 9.99%) by GS Capital upon, at the election of GS Capital, not less than 61 days’ prior notice to the Company) at any time at a conversion price equal to $1.00 per share, as the same may be adjusted as provided in the GS Capital Note.

The Company may prepay the GS Capital Note at any time prior to maturity in accordance with the terms of the GS Capital Note. The GS Capital Note contains customary events of default relating to, among other things, payment defaults, breach of representations and warranties, and breach of provisions of the GS Capital Note or the GS Capital SPA.

Upon the occurrence of any Event of Default (as defined in the GS Capital Note), which has not been cured within the time prescribed in the GS Capital Note, it shall become immediately due and payable and the Company shall pay to GS Capital, in full satisfaction of its obligations hereunder, an amount equal to the principal amount then outstanding plus accrued interest multiplied by 125%.

Pursuant to the terms of the GS Capital SPA, on March 21, 2022, the Company also issued to GS Capital a three-year warrant (the “GS Capital Warrant”) to purchase 37,500 shares of the Company’s common stock at an exercise price of $1.00.

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Pursuant to the terms of the GS Capital SPA, on March 21, 2022, the Company also entered into a registration rights agreement, dated March 21, 2022, by and between the Company and GS Capital (the “GS Capital Registration Rights Agreement”). Pursuant to the terms of the GS Capital Registration Rights Agreement, the Company agreed to prepare and file with the SEC a registration statement covering the resale of all shares issued or issuable pursuant to the GS Capital SPA, including shares issued upon conversion of the GS Capital Note or upon exercise of the GS Capital Warrant. The Company agreed to use its commercially reasonable efforts to have the registration statement filed with the SEC within 30 days following March 21, 2022 and to have the registration statement declared effective by the SEC within 60 days following March 21, 2022. The GS Capital Registration Rights Agreement contains customary indemnification provisions.

March 2022 Ionic Ventures, LLC Securities Purchase Agreement and 12% Convertible Promissory Note

On March 21, 2022, the Company entered into a securities purchase agreement (the “Ionic SPA”), dated as of March 21, 2022, with Ionic Ventures, LLC (“Ionic”), pursuant to which the Company issued a 12% promissory convertible note (the “Ionic Note”) with a maturity date of September 21, 2022 (the “Ionic Maturity Date”), in the principal sum of $110,000.00. In addition, the Company issued 935 shares of its common stock to Ionic as a commitment fee pursuant to the Ionic SPA. Pursuant to the terms of the Ionic Note, the Company agreed to pay to Ionic $110,000.00 and to pay interest on the principal balance at the rate of 12% per annum (provided that the first six months of interest ($6,600.00) shall be guaranteed and the remaining 6 months of interest shall be deemed earned in full as of the Issue Date thereof. The Ionic Note carries an original issue discount of $10,000.00. Accordingly, Ionic paid the purchase price of $100,000.00 in exchange for the Ionic Note. The Company intends to use the proceeds for working capital. Ionic may convert the Ionic Note into the Company’s common stock (subject to the beneficial ownership limitations of 4.99% in the Ionic Note; provided however, that the limitation on conversion may be waived (up to 9.99%) by Ionic upon, at the election of Ionic, not less than 61 days’ prior notice to the Company) at any time at a conversion price equal to $1.00 per share, as the same may be adjusted as provided in the Ionic Note.

The Company may prepay the Ionic Note at any time prior to maturity in accordance with the terms of the Ionic Note. The Ionic Note contains customary events of default relating to, among other things, payment defaults, breach of representations and warranties, and breach of provisions of the Ionic Note or the Ionic SPA.

Upon the occurrence of any Event of Default (as defined in the Ionic Note), which has not been cured within the time prescribed in the Ionic Note, it shall become immediately due and payable and the Company shall pay to Ionic, in full satisfaction of its obligations hereunder, an amount equal to the principal amount then outstanding plus accrued interest multiplied by 125%.

Pursuant to the terms of the Ionic SPA, on March 21, 2022, the Company also issued to Ionic a three-year warrant (the “Ionic Warrant”) to purchase 50,000 shares of the Company’s common stock at an exercise price of $1.00.

Pursuant to the terms of the Ionic SPA, on March 21, 2022, the Company also entered into a registration rights agreement, dated March 21, 2022, by and between the Company and Ionic (the “Ionic Registration Rights Agreement”). Pursuant to the terms of the Ionic Registration Rights Agreement, the Company agreed to prepare and file with the SEC a registration statement covering the resale of all shares issued or issuable pursuant to the Ionic SPA, including shares issued upon conversion of the Ionic Note or upon exercise of the Ionic Warrant. The Company agreed to use its commercially reasonable efforts to have the registration statement filed with the SEC within 30 days following March 21, 2022 and to have the registration statement declared effective by the SEC within 60 days following March 21, 2022. The Ionic Registration Rights Agreement contains customary indemnification provisions.

April 2022 Jefferson Street Capital LLC Securities Purchase Agreement and 12% Convertible Promissory Note

On April 1, 2022, the Company entered into a securities purchase agreement (the “Jefferson SPA”), dated as of April 1, 2022, with Jefferson Street Capital LLC (“Jefferson”), pursuant to which the Company issued a 12% promissory convertible note (the “Jefferson Note”) with a maturity date of October 1, 2022 (the “Jefferson Maturity Date”), in the principal sum of $82,500.00. In addition, the Company issued 703 shares of its common stock to Jefferson as a commitment fee pursuant to the Jefferson SPA. Pursuant to the terms of the Jefferson Note, the Company agreed to pay to Jefferson $82,500.00 and to pay interest on the principal balance at the rate of 12% per annum (provided that the first six months of interest ($4,950.00) shall be guaranteed and the remaining 6 months of interest shall be deemed earned in full as of the Issue Date thereof. The Jefferson Note carries an original issue discount of $7,500.00. Accordingly, Jefferson paid the purchase price of $75,000.00 in exchange for the Jefferson Note. The Company intends to use the proceeds for working capital. Jefferson may convert the Jefferson Note into the Company’s common stock (subject to the beneficial ownership limitations of 4.99% in the Jefferson Note; provided however, that the limitation on conversion may be waived (up to 9.99%) by Jefferson upon, at the election of Jefferson, not less than 61 days’ prior notice to the Company) at any time at a conversion price equal to $1.00 per share, as the same may be adjusted as provided in the Jefferson Note.

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The Company may prepay the Jefferson Note at any time prior to maturity in accordance with the terms of the Jefferson Note. The Jefferson Note contains customary events of default relating to, among other things, payment defaults, breach of representations and warranties, and breach of provisions of the Jefferson Note or the Jefferson SPA. Upon the occurrence of any Event of Default (as defined in the Jefferson Note), which has not been cured within the time prescribed in the Jefferson Note, it shall become immediately due and payable and the Company shall pay to Jefferson, in full satisfaction of its obligations hereunder, an amount equal to the principal amount then outstanding plus accrued interest multiplied by 125%.

Pursuant to the terms of the Jefferson SPA, on April 1, 2022, the Company also issued to Jefferson a three-year warrant (the “Jefferson Warrant”) to purchase 37,500 shares of the Company’s common stock at an exercise price of $1.00.

Pursuant to the terms of the Jefferson SPA, on April 1, 2022, the Company also entered into a registration rights agreement, dated as of April 1, 2022, by and between the Company and Jefferson (the “Jefferson Registration Rights Agreement”). Pursuant to the terms of the Jefferson Registration Rights Agreement, the Company agreed to prepare and file with the SEC a registration statement covering the resale of all shares issued or issuable pursuant to the Jefferson SPA, including shares issued upon conversion of the Jefferson Note or upon exercise of the Jefferson Warrant. The Company agreed to use its commercially reasonable efforts to have the registration statement filed with the SEC within 30 days following April 1, 2022 and to have the registration statement declared effective by the SEC within 60 days following April 1, 2022.

RECENT DEVELOPMENTS

For a detailed description of recent developments of the Company, see “Description of Business—Recent Developments” on page 59 of this prospectus.

Summary Risk Factors

Our business is subject to numerous risks and uncertainties, including those in the section entitled “Risk Factors” and elsewhere in this prospectus. These risks include, but are not limited to, the following:

●	our history of losses;

●	our inability to attract sufficient demand for our services and products;

●	our ability to successfully execute our growth and acquisition strategy and manage effectively our growth;

●	changes in the competitive environment in our industry and the markets we serve, and our ability to compete effectively;

●	our dependence on a strong brand image;

●	our cash needs and the adequacy of our cash flows and earnings;

●	our ability to access additional capital;

●	our dependence upon our executive officers, founders and key employees;

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●	our ability to attract and retain qualified personnel;

●	our reliance on our technology systems, the impact of technological changes and cybersecurity risks;

●	changes in applicable laws or regulations;

●	our ability to protect our trademarks or other intellectual property rights;

●	potential litigation from competitors or customers;

●	public health epidemics or outbreaks (such as the novel strain of coronavirus (COVID-19)) and our responses to such events could materially and adversely impact our business;

●	our substantial amount of indebtedness may adversely affect our cash flow and our ability to operate our business, remain in compliance with debt covenants and make payments on our indebtedness; and

●	the possibility that we may be adversely affected by other economic, business, and/or competitive factors.

In addition, our management has concluded that our historical recurring losses from operations and negative cash flows from operations as well as our dependence on securing private equity and other financings raise substantial doubt about our ability to continue as a going concern and our auditor has included an explanatory paragraph relating to our ability to continue as a going concern in its audit reports for the fiscal years ended May 31, 2021 and 2020.

Corporate Information

Our principal executive offices are located at 7000 W. Palmetto Park Road, Suite 505, Boca Raton, Florida 33433, and our telephone number at that location is (855) 345-9467. The address of our website is www.ggsimplicity.com. The inclusion of our website address in this prospectus does not include or incorporate by reference the information on our website into this prospectus.

The name of the Company, the logos of the Company, and other trade names, trademarks or service marks of the Company appearing in this prospectus are the property of the Company. Trade names, trademarks and service marks of other organizations appearing in this prospectus are the property of their respective holders.

Nasdaq Capital Market or NYSE American Listing and Reverse Stock Split

We intend to list of our common stock on the Nasdaq Capital Market or the NYSE American. There is no assurance that our listing application will be approved by the Nasdaq Capital Market or the NYSE American.

On November 17, 2020, our board of directors approved the reverse stock split (“Reverse Stock Split”) in a ratio of 1-for-8 and on November 17, 2020, we filed an amended and restated certificate of amendment to our Third Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), implementing the Reverse Stock Split in a ratio of 1-for-8, effective November 19, 2020; provided, however, the Reverse Stock Split became effective for trading purposes on November 20, 2020 when it had been processed by the Financial Industry Regulatory Authority (“FINRA”). The Reverse Stock Split is intended to allow us to meet the minimum share price requirement of the Nasdaq Capital Market or NYSE American. There is no assurance that our listing application will be approved by the Nasdaq Capital Market or NYSE American.

Except as otherwise indicated, all references to our common stock, share data, per share data and related information has been adjusted for the Reverse Stock Split ratio of 1-for-8 as if it had occurred at the beginning of the earliest period presented. The Reverse Stock Split, combined each eight shares of our outstanding common stock into one share of common stock, without any change in the par value per share, and the Reverse Stock Split correspondingly adjusted, among other things, the exercise rate of our warrants into our common stock. No fractional shares were issued in connection with the Reverse Stock Split, and any fractional shares resulting from the Reverse Stock Split were rounded up to the nearest whole share.

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The Offering

816,200 Shares of Common Stock Underlying Convertible Promissory Notes

175,000 Shares of Common Stock Underlying Warrants

3,276 Shares of Common Stock for Resale by Selling Securityholders

We are registering (i) the issuance by us of up to 816,200 shares of our Common Stock which may be issued upon the conversion of the Convertible Notes held by the Selling Securityholders, (ii) the issuance by us of up to 175,000 shares of our Common Stock which may be issued upon the exercise of the warrants held by the Selling Securityholders, which were issued to the Selling Securityholders in connection with the issuance of such Convertible Notes, and (iii) the resale from time to time by the Selling Securityholders of 3,276 shares of Common Stock, which were issued to the Selling Securityholders as commitment fee shares in connection with the issuance of such Convertible Notes.

Issuance of Shares Underlying the Warrants and Convertible Promissory Notes

Shares to be Issued upon Exercise of Warrants and Conversion of Convertible Promissory Notes	991,200 shares of Common Stock underlying the warrants and Convertible Notes.

Shares Outstanding Prior to Exercise of Warrants and Conversion of Convertible Promissory Notes	1,810,818 shares of Common Stock as of May 13, 2022.

Shares to be Outstanding Assuming Exercise of All Warrants and Conversion of the Entire Principal and Interest of Convertible Promissory Notes	2,802,018 shares of Common Stock.

Common Stock Held by the Selling Securityholders	We are also registering 3,276 shares of Common Stock held by the Selling Securityholders named herein.

Terms of Convertible Promissory Notes	The per share conversion price into which the principal amount and interest (including any default interest) under the Convertible Notes shall be convertible into shares of Common Stock hereunder shall be $1.00 per share; provided however, that upon failure to make any payment called for under the convertible promissory note at any time after the issuance date, but prior to the conversion date, the conversion price shall be $0.50 per share. For purposes of this prospectus, we have assumed a conversion price of $0.50 per share of Common Stock.

Terms of Warrants	Each warrant entitles the holder to purchase one share of our Common Stock at an exercise price $1.00 per share. Each warrant may be exercised at any time commencing on the date of issuance until the third anniversary following the date of issuance. In the event that there is no effective registration statement registering the shares underlying the warrants, then the warrants may be exercised by means of a “cashless exercise” at the holder’s option, such that the holder may use the appreciated value of the warrants (the difference between the market price of the underlying shares of common stock and the exercise price of the underlying warrants) to exercise the warrants without the payment of any cash.

Use of Proceeds	We expect to receive approximately $175,000 in gross proceeds assuming the cash exercise of all of the warrants being registered hereby at an exercise price of $1.00 per share of Common Stock. However, the warrants may be exercised on a cashless basis, in which case we would not expect to receive any gross proceeds from the cash exercise of the warrants. We intend to use any net proceeds from the cash exercise of the warrants for working capital and general corporate purposes. We will not receive any of the proceeds from the conversion of Convertible Notes into shares of Common Stock. We will not receive any of the proceeds from the sale of shares of Common Stock by the Selling Securityholders

Trading Market	The Company’s Common Stock is currently quoted on the OTCQB under the symbols “WINR.”

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SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following table presents our selected historical consolidated financial data for the periods indicated. The selected historical consolidated financial data for the years ended May 31, 2021 and 2020 and the balance sheet data as of May 31, 2021 and 2020 are derived from the audited financial statements. The summary historical financial data for the nine months ended February 28, 2022 and 2021 and the balance sheet data as of February 28, 2022 and 2021 are derived from our unaudited financial statements.

Historical results are included for illustrative and informational purposes only and are not necessarily indicative of results we expect in future periods, and results of interim periods are not necessarily indicative of results for the entire year. The data presented below should be read in conjunction with, and are qualified in their entirety by reference to, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the notes thereto included elsewhere in this prospectus.

	Year Ended		Nine Months Ended
	May 31, 2021	May 31, 2020	February 28, 2022	February 28, 2021
			(unaudited)
Statement of Operations Data
Total revenues	$1,551,923	$861,410	$2,637,166	$925,626
Cost of goods sold	1,014,310	591,541	1,629,119	367,697
Gross profit	537,613	269,869	1,008,047	557,929
Total operating expenses	5,335,112	3,001,990	4,968,140	4,264,374
Loss from operations	(4,797,499)	(2,732,121)	(3,960,093)	(3,706,445)
Total other income / (expense)	(1,397,329)	66,342	(4,486,834)	(965,075)
Loss before provision for taxes	(6,194,828)	(2,665,779)	(8,446,927)	(4,671,520)
Income tax provisions	0	0	0	0
Net loss	$(6,194.828)	$(2,665,779)	$(8,446,927)	$(4,671,520)
Basic and diluted net loss per share	$(4.91)	$(2.71)	$(5.33)	$(3.89)

Balance Sheet Data (at period end)
Cash and cash equivalents	$414,257	$160,208	$327,619	$571,970
Working capital (deficit) (1)	(3,401,303)	(2,662,032)	(2,548,029)	(2,846,542)
Total assets	10,207,412	8,591,774	10,724,416	10,268,010
Total liabilities	5,617,368	3,676,102	6,622,329	5,101,941
Stockholders’ equity (deficit)	4,590,044	4,915,672	4,102,087	5,166,069

(1)	Working capital represents total current assets less total current liabilities.

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RISK FACTORS

An investment in our securities carries a significant degree of risk. You should carefully consider the following risks, as well as the other information contained in this prospectus, including our historical financial statements and related notes included elsewhere in this prospectus, before you decide to purchase our securities. Any one of these risks and uncertainties has the potential to cause material adverse effects on our business, prospects, financial condition and operating results which could cause actual results to differ materially from any forward-looking statements expressed by us and a significant decrease in the value of our common shares and warrants. Refer to “Cautionary Statement Regarding Forward-Looking Statements.”

We may not be successful in preventing the material adverse effects that any of the following risks and uncertainties may cause. These potential risks and uncertainties may not be a complete list of the risks and uncertainties facing us. There may be additional risks and uncertainties that we are presently unaware of, or presently consider immaterial, that may become material in the future and have a material adverse effect on us. You could lose all or a significant portion of your investment due to any of these risks and uncertainties.

Summary of Material Risks

Below is a summary of material risks, uncertainties and other factors that could have a material effect on the Company and its operations:

●	our history of losses;

●	our inability to attract sufficient demand for our services and products;

●	our ability to successfully execute our growth and acquisition strategy and manage effectively our growth;

●	changes in the competitive environment in our industry and the markets we serve, and our ability to compete effectively;

●	our dependence on a strong brand image;

●	our cash needs and the adequacy of our cash flows and earnings;

●	our ability to access additional capital;

●	our dependence upon our executive officers, founders and key employees;

●	our ability to attract and retain qualified personnel;

●	our reliance on our technology systems, the impact of technological changes and cybersecurity risks;

●	changes in applicable laws or regulations;

●	our ability to protect our trademarks or other intellectual property rights;

●	potential litigation from competitors or customers;

●	public health epidemics or outbreaks (such as the novel strain of coronavirus (COVID-19)) and our responses to such events could materially and adversely impact our business;

●	our substantial amount of indebtedness may adversely affect our cash flow and our ability to operate our business, remain in compliance with debt covenants and make payments on our indebtedness; and

●	the possibility that we may be adversely affected by other economic, business, and/or competitive factors.

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Risks Related to Our Business

We have a relatively limited operating history and limited revenues to date and thus are subject to risks of business development and you have no basis on which to evaluate our ability to achieve our business objective.

Because we have a relatively limited operating history and limited revenues to date, you should consider and evaluate our operating prospects in light of the risks and uncertainties frequently encountered by early-stage operating companies in rapidly evolving markets. These risks include that:

●	we may not have sufficient capital to achieve our growth strategy;

●	we may not develop our product and service offerings in a manner that enables us to be profitable and meet our customers’ requirements;

●	our growth strategy may not be successful; and

●	fluctuations in our operating results will be significant relative to our revenues.

Our future growth will depend substantially on our ability to address these and the other risks described in this section. If we do not successfully address these risks, our business could be significantly harmed.

We have a history of operating losses and our management has concluded that factors raise substantial doubt about our ability to continue as a going concern and our auditor has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report for the fiscal years ended May 31, 2021 and 2020.

To date, we have not been profitable and have incurred significant losses and cash flow deficits. For the fiscal years ended May 31, 2021 and 2020, we reported net losses of $6,194,828 and $2,665,779, respectively, and negative cash flow from operating activities of $1,391,938 and $1,523,262, respectively. For the nine months ended February 28, 2022, we reported a net loss of $8,446,927, and had negative cash flow from operating activities of $2,477,014. As of February 28, 2022, we had an aggregate accumulated deficit of $20,586,755. We anticipate that we will continue to report losses and negative cash flow for the foreseeable future. Our management has concluded that our historical recurring losses from operations and negative cash flows from operations as well as our dependence on private equity and other financings raise substantial doubt about our ability to continue as a going concern and our auditor has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report for the fiscal years ended May 31, 2021 and 2020.

Our consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. These adjustments would likely include substantial impairment of the carrying amount of our assets and potential contingent liabilities that may arise if we are unable to fulfill various operational commitments. In addition, the value of our securities would be greatly impaired. Our ability to continue as a going concern is dependent upon generating sufficient cash flow from operations and obtaining additional capital and financing. If our ability to generate cash flow from operations is delayed or reduced and we are unable to raise additional funding from other sources, we may be unable to continue in business. For further discussion about our ability to continue as a going concern and our plan for future liquidity, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Ability to Continue as a Going Concern.”

We are a holding company and depend upon our subsidiaries for our cash flows.

We are a holding company. All of our operations are conducted, and almost all of our assets are owned, by our subsidiaries. Consequently, our cash flows and our ability to meet our obligations depend upon the cash flows of our subsidiaries and the payment of funds by these subsidiaries to us in the form of dividends, distributions or otherwise. The ability of our subsidiaries to make any payments to us depends on their earnings, the terms of their indebtedness, including the terms of any credit facilities and legal restrictions. Any failure to receive dividends or distributions from our subsidiaries when needed could have a material adverse effect on our business, results of operations or financial condition.

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Future acquisitions or strategic investments could disrupt our business and harm our business, results of operations or financial condition.

We may in the future explore potential acquisitions of companies or strategic investments to strengthen our business. Even if we identify an appropriate acquisition candidate, we may not be successful in negotiating the terms or financing of the acquisition, and our due diligence may fail to identify all of the problems, liabilities or other shortcomings or challenges of an acquired business.

Acquisitions involve numerous risks, any of which could harm our business, including:

●	straining our financial resources to acquire a company;

●	anticipated benefits may not materialize as rapidly as we expect, or at all;

●	diversion of management time and focus from operating our business to address acquisition integration challenges;

●	retention of employees from the acquired company;

●	cultural challenges associated with integrating employees from the acquired company into our organization;

●	integration of the acquired company’s accounting, management information, human resources and other administrative systems;

●	the need to implement or improve controls, procedures and policies at a business that prior to the acquisition may have lacked effective controls, procedures and policies; and

●	litigation or other claims in connection with the acquired company, including claims from terminated employees, former stockholders or other third parties.

Failure to appropriately mitigate these risks or other issues related to such strategic investments and acquisitions could result in reducing or completely eliminating any anticipated benefits of transactions, and harm our business generally. Future acquisitions could also result in dilutive issuances of our equity securities, the incurrence of debt, contingent liabilities, amortization expenses or the impairment of goodwill, any of which could have a material adverse effect on business, results of operations or financial condition.

We may require additional funding for our growth plans, and such funding may result in a dilution of your investment.

We attempted to estimate our funding requirements in order to implement our growth plans. If the costs of implementing such plans should exceed these estimates significantly or if we come across opportunities to grow through expansion plans which cannot be predicted at this time, and our funds generated from our operations prove insufficient for such purposes, we may need to raise additional funds to meet these funding requirements.

These additional funds may be raised by issuing equity or debt securities or by borrowing from banks or other resources. We cannot assure you that we will be able to obtain any additional financing on terms that are acceptable to us, or at all. If we fail to obtain additional financing on terms that are acceptable to us, we will not be able to implement such plans fully if at all. Such financing even if obtained, may be accompanied by conditions that limit our ability to pay dividends or require us to seek lenders’ consent for payment of dividends, or restrict our freedom to operate our business by requiring lender’s consent for certain corporate actions.

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Further, if we raise additional funds by way of a rights offering or through the issuance of new shares, any shareholders who are unable or unwilling to participate in such an additional round of fund raising may suffer dilution in their investment.

We may not have sufficient capital to fund our ongoing operations, effectively pursue our strategy or sustain our growth initiatives.

Our current liquidity and capital resources may not be sufficient to allow us to fund our ongoing operations, effectively pursue our strategy or sustain our growth initiatives. If we require additional capital resources, we may seek such funds directly from third party sources; however, we may not be able to obtain sufficient equity capital and/or debt financing from third parties to allow us to fund our expected ongoing operations or we may not be able to obtain such equity capital or debt financing on acceptable terms or conditions. Factors affecting the availability of equity capital or debt financing to us on acceptable terms and conditions include:

●	our current and future financial results and position;

●	the collateral availability of our otherwise unsecured assets;

●	the market’s, investors and lenders’ view of our industry and products;

●	the perception in the equity and debt markets of our ability to execute our business plan or achieve our operating results expectations; and

●	the price, volatility and trading volume and history of our Common Stock.

If we are unable to obtain the equity capital or debt financing necessary to fund our ongoing operations, pursue our strategy and sustain our growth initiatives, we may be forced to scale back our operations or our expansion initiatives, and our business and operating results will be materially adversely affected.

Our growth strategy depends on the availability of suitable locations for our Simplicity Esports Gaming Centers and our ability to open new Simplicity Esports Gaming Centers and operate them profitably.

A key element of our growth strategy is to extend our brand by opening corporate owned as well as franchising retail Simplicity Esports Gaming Centers in locations in the United States that we believe will provide attractive returns on investment. We have identified numerous sites for potential corporate Simplicity Esports Gaming Centers and many other sites for potential franchised esports gaming centers, in the United States, however, desirable locations for additional Simplicity Esports Gaming Center openings may not be available at an acceptable cost when we identify a particular opportunity for a new Simplicity Esports Gaming Center.

In addition, our ability to open new Simplicity Esports Gaming Centers on a timely and cost-effective basis, or at all, is dependent on a number of factors, many of which are beyond our control, including our ability or the ability of the selected franchisee to:

●	reach acceptable agreements regarding the lease of the locations;

●	comply with applicable zoning, licensing, land use and environmental regulations;

●	raise or have available an adequate amount of cash or currently available financing for construction and opening costs;

●	timely hire, train and retain the skilled management and other employees necessary to meet staffing needs;

●	obtain, for acceptable cost, required permits and approvals, including liquor licenses; and

●	efficiently manage the amount of time and money used to build and open each new Simplicity Esports Gaming Center.

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If we succeed in opening new Simplicity Esports Gaming Centers on a timely and cost-effective basis, we may nonetheless be unable to attract enough customers to the new Simplicity Esports Gaming Centers because potential customers may be unfamiliar with our brands or concepts, or our entertainment and menu options might not appeal to them. Our new Simplicity Esports Gaming Centers may not meet or exceed our performance targets, including target cash-on-cash returns. New Simplicity Esports Gaming Centers may even operate at a loss, which could have a significant adverse effect on our overall operating results.

Our operations of Simplicity Esports Gaming Centers are significantly dependent on changes in public and customer tastes and discretionary spending patterns. Our inability to successfully anticipate customer preferences or to gain popularity for such Simplicity Esports Gaming Centers games may negatively impact our profitability.

Our success depends significantly on public and customer tastes and preferences, which can be unpredictable. If we are unable to successfully anticipate customer preferences or increase the popularity of the games offered at the Simplicity Esports Gaming Centers, the per capita revenue and overall customer expenditures at the Simplicity Esports Gaming Centers may decrease, and thereby negatively impact our profitability. In response to such developments, we may need to increase our marketing and product development efforts and expenditures, adjust our game or product sale pricing, modify the games themselves, or take other actions, which may further erode our profit margins, or otherwise adversely affect our results of operations and financial condition. In particular, we may need to expend considerable cost and effort in carrying out extensive research and development to assess the potential interest in a game, testing and launching new games, and to remain abreast with continually evolving technology and trends, as well as the success and popularity of Simplicity stream team’s casters, influencers and personalities among Simplicity Esports LLC’s dedicated fan base.

While we may incur significant expenditures of this nature, including in the future as we continue to expand our operations, there can be no assurance that any such expenditures or investments by us will yield expected or commensurate returns or results, within a reasonable or anticipated time, or at all.

The nature of our business exposes us to negative publicity or customer complaints, including in relation to, among other things, accidents, injuries or thefts at the Simplicity Esports Gaming Centers, or health and safety concerns arising from improper use of our game equipment or at our food and beverage venues.

Our business inherently exposes us to negative publicity or customer complaints as a result of accidents, injuries, or in extreme cases, deaths, arising from instances of air-borne, water-borne or food-borne contagion or illness, food contamination, spoilage, tampering, equipment failure, improper use of our equipment, fire, explosion, terrorist attacks or civil riots, and other safety or security issues, such as kidnapping, or associated risks arising from other actual or perceived non-compliance with safety, quality or service standards or norms in relation to the various game, entertainment and food and beverage attractions at the Simplicity Esports Gaming Centers. Even isolated or sporadic incidents or accidents may have a negative impact on our brand image and reputation, and the Simplicity Esports Gaming Centers’, or games’ or our own popularity with customers. The considerable expansion of social media in recent years has compounded the effect of any potential negative publicity.

We cannot guarantee that our or our franchisee’s employee training, internal controls and other precautions will be sufficient to prevent any such occurrence at the Simplicity Esports Gaming Centers, in relation to our Simplicity global virtual reality gaming and fully integrated esports platform, or to control or mitigate any negative consequences. In addition, we or our franchisees rely on third-party security and housekeeping staff for certain non-core functions, as well as certain technology vendors and partners. Although we monitor vendors and partners and, in certain cases, may have a contractual indemnity or recourse in case of any default on their part, our ability to assure a safe and satisfactory experience to our customers is necessarily limited to the extent of our or our franchisees’, dependence on third parties, from time to time. Moreover, we may not be able to distance or insulate ourselves from any adverse publicity or reputational damage arising from any act, omission or negligence on the part of a vendor or other third party, which may negatively affect a customer’s experience at any of the Simplicity Esports Gaming Centers.

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We or our franchisees may not be able to operate in the United States, or obtain and maintain licenses and permits necessary for such operation, in compliance with laws, regulations and other requirements, which could adversely affect our business, results of operations or financial condition.

Each Simplicity Esports Gaming Center will be subject to licensing and regulation by alcoholic beverage control, amusement, health, sanitation, safety, building code and fire agencies in the country, state, county and/or municipality in which the Simplicity Esports Gaming Center is located. In the United States, each Simplicity Esports Gaming Center with a restaurant or bar will be required to obtain a license to sell alcoholic beverages on the premises from a state authority and, in certain locations, county and municipal authorities. Typically, licenses must be renewed annually and may be revoked or suspended for cause at any time. In some states, the loss of a license for cause with respect to one Simplicity Esports Gaming Center may lead to the loss of licenses at all Simplicity Esports Gaming Centers in that state and could make it more difficult to obtain additional licenses in that state. Alcoholic beverage control regulations relate to numerous aspects of the daily operations of each Simplicity Esports Gaming Center, including minimum age of patrons and employees, hours of operation, advertising, wholesale purchasing, inventory control and handling and storage and dispensing of alcoholic beverages. Our failure or a failure by a franchisee in obtaining and maintaining the required licenses, permits and approvals at any one Simplicity Esports Gaming Center could impact the continuing operations of existing Simplicity Esports Gaming Centers, or delay or prevent the opening of new Simplicity Esports Gaming Centers. Although we do not anticipate any material difficulties occurring in the future, the failure to receive or retain a liquor license, or any other required permit or license, in a particular location, or to continue to qualify for, or renew licenses, could have a material adverse effect on operations and our ability to obtain such a license or permit in other locations.

As a result of operating certain entertainment games and attractions, including skill-based games that offer redemption prizes, the Simplicity Esports Gaming Centers in the United States are subject to amusement licensing and regulation by the countries, states, provinces, counties and municipalities in which our Simplicity Esports Gaming Centers are located. These laws and regulations can vary significantly by country, state, province, county, and municipality and, in some jurisdictions, may require us to modify our business operations or alter the mix of redemption games and simulators we offer. Moreover, as more states in the United States and local communities implement legalized gambling, the laws and corresponding enabling regulations may also be applicable to our redemption games and regulators may create new licensing requirements, taxes or fees, or restrictions on the various types of redemption games we offer. Furthermore, other states, provinces, counties and municipalities may make changes to existing laws to further regulate legalized gaming and illegal gambling. Adoption of these laws, or adverse interpretation of existing laws, after we have established a Simplicity Esports Gaming Center in the jurisdiction could require the existing center in these jurisdictions to alter the mix of games, modify certain games, change the mix of prizes that we may offer or terminate the use of specific games, any of which could adversely affect our operations.

We are also subject to laws and regulations governing our relationship with our employees, including those related to minimum wage requirements, exempt status, overtime, health insurance mandates, working and safety conditions, immigration status requirements, child labor, and non-discrimination. Additionally, changes in federal labor laws, including card verification regulations, could result in portions of our workforce being subjected to greater organized labor influence, which could result in an increase to our labor costs. A significant portion of Simplicity Esports Gaming Center personnel will be paid at minimum wage rates established by federal, state and municipal law. Increases in the minimum wage result in higher labor costs, which may be only partially offset by price increases and operational efficiencies.

We are also subject to the rules and regulations of the Federal Trade Commission and various state laws regulating the offer and sale of franchises. The Federal Trade Commission and various state laws require that we furnish a franchise disclosure document containing certain information to prospective franchisees, and a number of states require registration of the franchise disclosure document with state authorities. State laws that regulate the franchisor-franchisee relationship presently exist in a substantial number of states, and bills have been introduced in Congress from time to time that would provide for federal regulation of the franchisor-franchisee relationship. The state laws often limit, among other things, the duration and scope of non-competition provisions, the ability of a franchisor to terminate or refuse to renew a franchise and the ability of a franchisor to designate sources of supply. We shall endeavor to make sure that any franchise disclosure document we provide, together with any applicable state versions or supplements, and franchising procedures, comply in all material respects with both the Federal Trade Commission guidelines and all applicable state laws regulating franchising in those states in which we have offered franchises.

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If we and our franchisees fail to comply with such laws and regulations, we may be subject to various sanctions and/or penalties and fines or may be required to cease operations until we achieve compliance, which could have an adverse effect on our business and our financial results.

Our growth through franchising may not occur as rapidly as we currently anticipate and may be subject to additional risks.

As part of our growth strategy, we will continue to seek franchisees to operate Simplicity Esports Gaming Centers in certain strategic domestic locations or venues. We believe that our ability to recruit, retain and contract with qualified franchisees will be increasingly important to our operations as we expand. Our franchisees are dependent upon the availability of adequate sources of financing in order to meet their development obligations. Such financing may not be available to our franchisees, or only available upon disadvantageous terms. Our franchise strategy may not enhance our results of operations.

Expanding through franchising exposes our business and brand to risks because the quality of the franchised operations will be beyond our immediate control, including risks associated with our confidential information, intellectual properties (including trademarks) and brand reputation. Even if we have contractual remedies to cause franchisees to maintain operational standards, enforcing those remedies may require litigation and therefore our image and reputation may suffer, unless and until such litigation is successfully concluded.

We could face liability from or as a result of our franchisees.

Various   state and federal laws will govern the relationship between us and our franchisees and the potential sale of a franchise. If we fail to comply with these laws, we could be liable for damages to franchisees and fines or other penalties. A franchisee or government agency may bring legal action against us based on the franchisee/franchisor relationship. Also, under the franchise business model, we may face claims and liabilities based on vicarious liability, joint-employer liability, or other theories or liabilities. Such legal actions could result in expensive litigation with our franchisees or government agencies that could adversely affect both our profit and our important relations with our franchisees. In addition, regulatory or legal developments could result in changes to laws or the franchisor/franchisee relationship that could negatively impact the franchise business model and, accordingly, our profit.

We may not be able to compete favorably in the highly competitive out-of-home and home-based entertainment market in the United States, which could have a material adverse effect on our business, results of operations or financial condition.

The out-of-home entertainment market in the United States is highly competitive. Simplicity Esports Gaming Centers that we or our franchisees operate will compete for customers’ discretionary entertainment dollars with providers of out-of-home entertainment, including localized attraction facilities such as movie theatres, sporting events, bowling alleys, sports activity centers, arcades and entertainment centers, nightclubs and restaurants as well as theme parks. Many of the entities operating these businesses are larger and have significantly greater financial resources, a greater number of locations, have been in business longer, have greater name and brand recognition and are better established in the local markets where Simplicity Esports Gaming Centers are planned to be located. As a result, they may be able to invest greater resources than we can in attracting customers and succeed in attracting customers who would otherwise come to the Simplicity Esports Gaming Centers we or our franchisees operate. In the United States, the legalization of casino gambling in geographic areas near any future Simplicity Esports Gaming Center would create the possibility for adult entertainment alternatives, which could have a material adverse effect on our business and financial condition. We will also face competition from local, regional and national establishments that offer entertainment experiences similar to us. Simplicity Esports Gaming Centers we or our franchisees operate will also face competition from increasingly sophisticated home-based forms of entertainment, such as internet and video gaming and home movie streaming and delivery. If we fail to compete favorably in the competitive out-of-home and home-based entertainment markets it could have a material adverse effect on our business, results of operations and financial condition.

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Our senior management team has limited experience in establishing, operating, licensing rights to and franchising entertainment centers and related products.

The members of our senior management team have extensive backgrounds in finance and the management of financial services businesses, however, they have limited prior experience in establishing, operating, licensing rights to and franchising entertainment centers. We will need to expand our management team, to include individuals with expertise in establishing and operating entertainment centers as well as individuals with expertise in product licensing and franchise operations. If we are unable to recruit professionals with acceptable backgrounds in establishing and operating entertainment centers and with backgrounds in product licensing and financing, we may not be able to pursue our growth strategy which could have a material adverse effect on our business and results of operations.

Our success depends upon our ability to recruit and retain qualified management and operating personnel at Simplicity Esports Gaming Centers.

We and our franchisees must attract, retain and motivate a sufficient number of qualified management and operating personnel in order to maintain consistency in our service, hospitality, quality and atmosphere of our Simplicity Esports Gaming Centers. Qualified management and operating personnel are typically in high demand. If we and our franchisees are unable to attract and retain a satisfactory number of qualified management and operating personnel, labor shortages could delay the planned openings of new Simplicity Esports Gaming Centers which could have a material adverse effect on our business and results of operations.

Acquisitions, other strategic alliances and investments could result in operating difficulties, dilution, and other harmful consequences that may adversely impact our business and results of operations.

Acquisitions are an important element of our overall corporate strategy and use of capital, and these transactions could be material to our financial condition and results of operations. We expect to continue to evaluate and enter into discussions regarding a wide array of potential strategic transactions. The process of integrating an acquired company, business, or product has created, and will continue to create, unforeseen operating difficulties and expenditures. The areas where we face risks may include, but are not limited to:

●	diversion of management’s time and focus from operating our business to acquisition integration challenges;
●	failure to successfully further develop the acquired business or product lines;
●	implementation or remediation of controls, procedures and policies at the acquired company;
●	integration of the acquired company’s accounting, human resources and other administrative systems, and coordination of product, engineering and sales and marketing functions;
●	transition of operations, users and customers onto our existing platforms;
●	reliance on the expertise of our strategic partners with respect to market development, sales, local regulatory compliance and other operational matters;
●	failure to obtain required approvals on a timely basis, if at all, from governmental authorities, or conditions placed upon approval, under competition and antitrust laws which could, among other things, delay or prevent us from completing a transaction, or otherwise restrict our ability to realize the expected financial or strategic goals of an acquisition;
●	in the case of foreign acquisitions, the need to integrate operations across different cultures and languages and to address the particular economic, currency, political and regulatory risks associated with specific countries;
●	cultural challenges associated with integrating employees from the acquired company into our organization, and retention of employees from the businesses we acquire;
●	liability for or reputational harm from activities of the acquired company before the acquisition or from our strategic partners, including patent and trademark infringement claims, violations of laws, commercial disputes, tax liabilities and other known and unknown liabilities; and
●	litigation or other claims in connection with the acquired company, including claims from terminated employees, customers, former shareholders or other third parties.

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Our failure to address these risks or other problems encountered in connection with our past or future acquisitions and investments or strategic alliances could cause us to fail to realize the anticipated benefits of such acquisitions, investments or alliances, incur unanticipated liabilities, and harm our business generally.

Our acquisitions could also result in dilutive issuances of our equity securities, the incurrence of debt, contingent liabilities or amortization expenses, or impairment of goodwill and purchased long-lived assets, and restructuring charges, any of which could harm our financial condition or results of operations and cash flows. Also, the anticipated benefits of many of our acquisitions may not materialize.

Our insurance coverage may not adequately protect us against all future risks, which may adversely affect our business and prospects.

We maintain insurance coverage, including for fire, acts of god and perils, terrorism, burglary, money, loss of profit, fidelity guarantee, fixed glass and sanitary fitting, electronic equipment, machinery breakdown, portable equipment, sign boards, commercial general liability, marine transit, and directors’ and officers’ liability insurance, as well as employee health and medical insurance, with standard exclusions in each instance. While we maintain insurance in amounts that we consider reasonably sufficient for a business of our nature and scale, with insurers that we consider reliable and credit worthy, we may face losses and liabilities that are uninsurable by their nature, or that are not covered, fully or at all, under our existing insurance policies. Moreover, coverage under such insurance policies would generally be subject to certain standard or negotiated exclusions or qualifications and, therefore, any future insurance claims by us may not be honored by our insurers in full, or at all. In addition, our premium payments under our insurance policies may require a significant investment by us.

To the extent that we suffer loss or damage that is not covered by insurance or that exceeds our insurance coverage, the loss will have to be borne by us and our business, cash flow, financial condition, results of operations and prospects may be adversely affected.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we are required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business and results of operations.

We are dependent upon our executive officers and directors and their departure could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals and, in particular, our executive officers and directors. We believe that our success depends on the continued service of our executive officers and directors. We do not have key-man insurance on the life of any of our directors or executive officers. The unexpected loss of the services of one or more of our directors or executive officers could have a detrimental effect on us.

Our executive officers, directors, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

We have not adopted a policy   that expressly prohibits our directors, executive officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. While our employment agreements with our key executive officers contain non-compete provisions, we do not have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.

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We are an emerging growth company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor internal controls attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our Common Stock held by non-affiliates exceeds $700 million as of any November 30 before that time, in which case we would no longer be an emerging growth company as of the following May 31. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Compliance obligations under the Sarbanes-Oxley Act may require substantial financial and management resources.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls. As long as we remain an emerging growth company, we will not be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting.

Provisions in our third amended and restated certificate of incorporation, as amended, and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our Common Stock and could entrench management.

Our third amended and restated certificate of incorporation, as amended, contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions include a staggered board of directors and the ability of the board of directors to designate the terms of and issue new series of preferred shares, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

If we fail to keep pace with changing industry technology and consumer preferences, we will be at a competitive disadvantage.

The Simplicity products and services compete within industries that are characterized by swiftly changing technology, evolving industry standards, frequent new and enhanced product introductions, rapidly changing consumer preferences and product obsolescence. In order to continue to compete effectively, we need to respond quickly to technological changes and to understand their impact on customers’ preferences. We may take significant time and resources to respond to these technological changes and changes in consumer preferences. Our business and results of operations may be negatively impacted if our products and services fail to keep pace with these changes.

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Various product safety laws and governmental regulations applicable to the distributor of Simplicity Esports LLC’s and/or PLAYlive Nation, Inc.’s products may adversely affect our business, results of operations and financial condition.

Our distribution of Simplicity Esports LLC’s and/or PLAYlive Nation, Inc.’s products will be subject to numerous federal, state, provincial, local and foreign laws and regulations, including laws and regulations with respect to product safety, including regulations enforced by the United States Consumer Products Safety Commission. We and our franchisees could incur costs in complying with these regulations and, if they fail to comply, could incur significant penalties. A failure to comply with applicable laws and regulations, or concerns about product safety, may also lead to a recall or post-manufacture repair of selected Simplicity Esports LLC’s and/or PLAYlive Nation, Inc.’s products, resulting in the rejection of the products by our franchisees, lost sales, increased customer service and support costs, and costly litigation.

Public health epidemics or outbreaks, such as COVID-19, could materially and adversely impact our business.

COVID-19

In December 2019 a novel strain of coronavirus (COVID-19) emerged in Wuhan, Hubei Province, China. While initially the outbreak was largely concentrated in China and caused significant disruptions to its economy, it has now spread to several other countries and infections have been reported globally.

Because COVID-19 infections have been reported throughout the United States, certain federal, state and local governmental authorities have issued stay-at-home orders, proclamations and/or directives aimed at minimizing the spread of COVID-19. Additional, more restrictive proclamations and/or directives may be issued in the future. As a result, all of our corporate and franchised Simplicity Gaming Centers were closed effective April 1, 2020. We commenced reopening Simplicity Gaming Centers as of May 1, 2020 and have since reopened 17 corporate and 12 franchised Simplicity Gaming Centers as of May 13, 2022. Although our franchise agreements with franchisees of Simplicity Gaming Centers require a minimum monthly royalty payment to us from the franchisees regardless of whether the franchised Simplicity Gaming Centers are operating, there is a potential risk that franchisees of Simplicity Gaming Centers will default in their obligations to pay their minimum monthly royalty payment to us resulting in either an increase in accounts receivables or a bad debt expense where account receivables are no longer collectible due to franchisee’s inability to pay the minimum monthly royalty payments owed by the franchisee. We have experienced a decrease in our account receivables, net of the allowance by $55,599 from the year ended May 31, 2021.

The ultimate impact of the COVID-19 pandemic on the Company’s operations is unknown and will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration of the COVID-19 outbreak, new information which may emerge concerning the severity of the COVID-19 pandemic, and any additional preventative and protective actions that governments, or the Company, may direct, which may result in an extended period of continued business disruption, reduced customer traffic and reduced operations. Any resulting financial impact cannot be reasonably estimated at this time but is anticipated to have a material adverse impact on our business, financial condition and results of operations.

The measures taken to date adversely impacted the Company’s business for the fiscal quarters ended February 28, 2022, November 30, 2021, August 31, 2021 and the fiscal year ended May 31, 2021 and will potentially continue to impact the Company’s business. Management expects that all of its business segments, across all of its geographies, will be impacted to some degree, but the significance of the impact of the COVID-19 outbreak on the Company’s business and the duration for which it may have an impact cannot be determined at this time.

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Our substantial amount of indebtedness may adversely affect our cash flow and our ability to operate our business, remain in compliance with debt covenants and make payments on our indebtedness.

As of May 13, 2022, we have outstanding convertible notes payable in the principal amount of $5,549,480 and accrued interest of approximately $822,116. Our substantial level of indebtedness increases the possibility that we may be unable to generate cash sufficient to pay, when due, the principal of, interest on or other amounts due with respect to our indebtedness. Our indebtedness could have other important consequences to you as a stockholder. For example, it could:

●	make it more difficult for us to satisfy our obligations with respect to our indebtedness and any failure to comply with the obligations of any of our debt instruments, including financial and other restrictive covenants, could result in an event of default under the senior secured credit facility and the senior subordinated note;

●	make us more vulnerable to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

●	require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flows to fund working capital, capital expenditures, acquisitions and other general corporate purposes;

●	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

●	place us at a competitive disadvantage compared to our competitors that have less debt; and

●	limit our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our business strategy or other purposes.

Any of the above listed factors could materially adversely affect our business, financial condition and results of operations.

Risks Relating to Our Esports Business

Our esports businesses are substantially dependent on the continuing popularity of the esports industry as a whole.

The esports industry is in the early stages of its development. Although the esports industry has experienced rapid growth, consumer preferences may shift and there is no assurance this growth will continue in the future. We have taken steps to mitigate these risks to an extent and continue to seek out new opportunities in the esports industry. However, due to the rapidly evolving nature of technology and online gaming, the esports industry may experience volatile and declining popularity as new options for online gaming and esports become available, or consumer preferences shift to other forms of entertainment, and as a consequence, our businesses and results of operations may be materially negatively affected.

Our esports business faces intense and wide-ranging competition, which may have a material negative effect on our business and results of operations.

The success of our esports business is dependent upon the performance and/or popularity of its teams. Simplicity Esports LLC’s teams compete, in varying respects and degrees, with other live sporting events, and with sporting events delivered over television networks, radio, the Internet and online services, mobile applications and other alternative sources. For example, our esports teams compete for attendance, viewership and advertising with a wide range of alternatives available in major metropolitan areas. During some or all of the esports season, our teams face competition, in varying respects and degrees, from professional and collegiate basketball, hockey, baseball, football, and soccer, among others.

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As a result of the large number of options available, we face strong competition for the sports and gaming fan. We must compete with other esports teams, traditional sports teams and sporting events, in varying respects and degrees, including on the basis of the quality of the teams we field, their success in the leagues, tournaments and genres in which they compete, our ability to provide an entertaining environment at any esports games that we host at our centers, prices charged for tickets and the viewing availability of our teams on multiple media alternatives. Given the nature of esports and sports in general, there can be no assurance that we will be able to compete effectively, including with companies that may have greater resources than we have, and as a consequence, our business and results of operations may be materially negatively affected by competition.

Our businesses are substantially dependent on the continued popularity and/or competitive success of Simplicity Esports LLC’s teams, which cannot be assured.

Our future financial results will be dependent on the Simplicity teams becoming and remaining popular with our fan base and, in varying degrees, on the teams achieving in-game success, which can generate fan enthusiasm, resulting in sustained ticket and merchandise sales during the season. Furthermore, success in the regular season at certain tournaments may qualify one or more of our esports teams for participation in post-season playoffs, which provides us with additional revenue from prize money by increasing the number of games played by our sports teams and, more importantly, by generating increased excitement and interest in our esports teams, which can improve attendance in subsequent seasons. There can be no assurance that any of our esports teams, will develop a significant fan base, maintain continued popularity or compete in post-season play in the future.

Defection of our esports players to other teams or managers could hinder our success.

We compete with other esports athlete management businesses to sign and retain world class esports players, some of which have greater resources or brand recognition and popularity than ours. Our players may choose to defect to other esports organizations for various reasons, including that they have been made a superior offer or they have chosen to pursue new or other opportunities. The loss or defection of any of our esports players could have negative consequences on our businesses and results of operations. While we take or intend to take, all appropriate steps to retain our players and protect their interests, there can be no assurances that players will not defect to other esports organizations.

The actions of the various esports leagues and tournaments may have a material negative effect on our business and results of operations.

The governing bodies of the various esports leagues and tournaments, under certain circumstances, can take actions that they deem to be in the best interests of their respective leagues or tournaments, which may not necessarily be consistent with maximizing our results of operations and which could affect our esports teams in ways that are different than the impact on other esports teams. For example, they can take actions relating to the rights to telecast the games of league members or tournament participants, including the Simplicity team, licensing of the rights to produce and sell merchandise bearing the logos and/or other intellectual property of our esports teams and the leagues or tournaments, and the internet-based activities of our esports teams. Certain of these decisions by the esports leagues and tournaments could have a material negative effect on our business and results of operations. From time to time, we may disagree with or challenge actions that the leagues or tournaments take or the power and authority they assert.

We may be unable to effectively manage the growth in the scope and complexity of our business, including our expansion into the esports business which is untested and into adjacent business opportunities.

Our future success depends, in part, on our ability to manage our expanded business, including our aspirations for continued expansion. We intend to dedicate resources to a new business model that is largely untested, as is the case with esports. We do not know to what extent our future expansions will be successful. Further, even if successful, the growth of our business could create significant challenges for our management, operational, and financial resources, and could increase existing strain on, and divert focus from, our core businesses. If not managed effectively, this growth could result in the over-extension of our operating infrastructure, and our management systems, information technology systems, and internal controls and procedures may not be adequate to support this growth. Failure to adequately manage our growth in any of these ways may cause damage to our brand, damage our reputation or otherwise negatively impact our business.

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Our industry is subject to rapid technological change, and if we do not adapt to, and appropriately allocate our resources among, emerging technologies and business models, our business may be negatively impacted.

Technology changes rapidly in the interactive entertainment industry. We must continually anticipate and adapt our products, services and business models to emerging technologies and delivery platforms in order to stay competitive. Forecasting our revenues and profitability for these new products, services and business models is inherently uncertain and volatile, and if we invest in the development of interactive entertainment products or services incorporating a new technology or for a new platform that does not achieve significant commercial success, whether because of competition or otherwise, we may not recover the often substantial “up front” costs of developing and marketing those products and services, or recover the opportunity cost of diverting management and financial resources away from other products or services. Further, our competitors may adapt to an emerging technology or business model more quickly or effectively than we do, creating products that are technologically superior to ours, more appealing to consumers, or both.

If, on the other hand, we elect not to pursue the development of products or services incorporating a new technology or for new platforms, or otherwise elect not to pursue new business models, that achieve significant commercial success, it may have adverse consequences. It may take significant time and resources to shift product development resources to that technology, platform or business model, as the case may be, and may be more difficult to compete against existing products and services incorporating that technology or for that platform or against companies using that business model.

Many elements of our business are unique, evolving and relatively unproven. Our business and prospects depend on the continuing development of live streaming of competitive esports gaming. The market for esports and amateur online gaming competition is relatively new and rapidly developing and are subject to significant challenges. Our business relies upon our ability to cultivate and grow an active gamer community, and our ability to successfully monetize such community through tournament fees, subscriptions for our esports gaming services, and advertising and sponsorship opportunities. In addition, our continued growth depends, in part, on our ability to respond to constant changes in the esports gaming industry, including rapid technological evolution, continued shifts in gamer trends and demands, frequent introductions of new games and titles and the constant emergence of new industry standards and practices. Developing and integrating new games, titles, content, products, services or infrastructure could be expensive and time-consuming, and these efforts may not yield the benefits we expect to achieve at all. We cannot assure you that we will succeed in any of these aspects or that the esports gaming industry will continue to grow as rapidly as it has in the past.

We may encounter difficulties in integrating Simplicity Esports LLC’s esports businesses or otherwise realizing the anticipated benefits of the transaction.

As part of our business strategy, from time to time, we acquire, make investments in, or enter into strategic alliances and joint ventures with, complementary businesses, such as the acquisition of the Simplicity esports business in January 2019. The acquisition of Simplicity Esports LLC involves significant risks and uncertainties, including: (i) the potential for Simplicity Esports LLC’s business to underperform relative to our expectations and the acquisition price, (ii) the potential for Simplicity Esports LLC’s business to cause our financial results to differ from expectations in any given period, or over the longer-term, (iii) unexpected tax consequences from the acquisition, or the tax treatment of Simplicity Esports LLC’s business’s operations going forward, giving rise to incremental tax liabilities that are difficult to predict, (iv) difficulty in integrating Simplicity Esports LLC’s business, its operations and its employees in an efficient and effective manner, (v) any unknown liabilities or internal control deficiencies assumed as part of the acquisition, and (vi) the potential loss of key employees of Simplicity Esports LLC’s businesses. Further, the transaction may involve the risk that our senior management’s attention will be excessively diverted from our other operations, the risk that the gaming industry does not evolve as anticipated and that any intellectual property or personnel skills acquired do not prove to be those needed for our future success, and the risk that our strategic objectives, cost savings or other anticipated benefits are otherwise not achieved.

Our business may be harmed if our licensing partners, or other third parties with whom we do business, act in ways that put our brand at risk.

We anticipate that our business partners shall be given access to sensitive and proprietary information or control over our intellectual property in order to provide services and support to our teams. These third parties may misappropriate our information or intellectual property and engage in unauthorized use of it or otherwise act in a way that places our brand at risk. The failure of these third parties to provide adequate services and technologies, the failure of third parties to adequately maintain or update their services and technologies or the misappropriation or misuse of this information or intellectual property could result in a disruption to our business operations or an adverse effect on our reputation, and may negatively impact our business.

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Our business is highly dependent on the success and availability of video game platforms manufactured by third parties.

We expect to derive a substantial portion of our revenues from esports games played on game platforms manufactured by third parties, such as Sony’s PS4®, Microsoft’s Xbox One®, and Nintendo’s Wii U® and Switch®, and PCs. The success of our business will be driven in large part by our ability to accurately predict which platforms will be successful in the marketplace. We also rely on the availability of an adequate supply of these video game consoles and the continued support for these consoles by their manufacturers. We may be required to commit significant resources well in advance of the anticipated introduction of a new platform. If increased costs are not offset by higher revenues and other cost efficiencies, our business could be negatively impacted. If the platforms for which we invested resources do not attain significant market acceptance, we may not be able to recover our costs, which could be significant.

The games we support are subject to scrutiny regarding the appropriateness of their content. If the publishers and distributors we partner with fail to receive their target ratings for certain titles, or if retailers refuse to sell such titles due to what they perceive to be objectionable content, it could have a negative impact on our business.

Console and PC games are subject to ratings by the Entertainment Software Rating Board (the “ESRB”), a self-regulatory body based in the U.S. that provides U.S. and Canadian consumers of interactive entertainment software with ratings information, including information on the content in such software, such as violence, nudity or sexual content, along with an assessment of the suitability of the content for certain age groups. Certain other countries have also established content rating systems as prerequisites for product sales in those countries. In addition, certain stores use other ratings systems, such as Apple’s use of its proprietary “App Rating System” and Google Play’s use of the International Age Rating Coalition (IARC) rating system. If the software publishers that supply our games are unable to obtain the ratings they have targeted for their products, it could have a negative impact on our business. In some instances, the software publishers and developers may be required to modify their products to comply with the requirements of the rating systems, which could delay or disrupt the release of any given product, or may prevent its sale altogether in certain territories, which would limit its availability for use in the games that our teams play.

We will depend on servers to operate our games with online features. If we were to lose server functionality for any reason, our business may be negatively impacted.

Our business at our game centers will rely on the continuous operation of servers, some of which are owned and operated by third parties. Although we shall strive to maintain more than sufficient server capacity, and provide for active redundancy in the event of limited hardware failure, any broad-based catastrophic server malfunction, a significant service-disrupting attack or intrusion by hackers that circumvents security measures, a failure of disaster recovery service or the failure of a company on which we are relying for server capacity to provide that capacity for whatever reason would likely degrade or interrupt the functionality of our games with online features, and could prevent the operation of such games altogether, any of which could result in the loss of sales for, or in, such games.

We also rely on networks operated by third parties, such as the PlayStation® Network, Xbox Live® and Steam®, for the functionality of the games we use which have online features. An extended interruption to any of these services could adversely affect our ability to operate our games with online features, negatively impacting our business.

Further, insufficient server capacity could also negatively impact our game center business. Conversely, if we overestimate the amount of server capacity required by our business, we may incur unnecessary additional operating costs.

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The esports gaming industry is very “hit” driven. We may not have access to “hit” games or titles.

Select game titles dominate competitive esports and online gaming, including League of Legends, Minecraft, Fortnite and Overwatch, and many new games titles are regularly introduced in each major industry segment (console, mobile and PC free-to-download). Despite the number of new entrants, only a very few “hit” titles account for a significant portion of total revenue in each segment.

The size and engagement level of our online and in person gamers are critical to our success and are closely linked to the quality and popularity of the esports game publishers with which we have licenses. Esports game publishers on our gaming platform, including those who have entered into license agreements with us, may leave us for other gaming platforms or leagues which may offer better competition, and terms and conditions than we do. Furthermore, we may lose esports game publishers if we fail to generate the number of gamers to our tournaments and league competitions expected by such publishers. In addition, if popular esports game publishers cease to license their games to us, or our live streams fail to attract gamers, we may experience a decline in gamer traffic, subscriptions and engagement, which may have a material and adverse impact on our results of operations and financial conditions.

We must continue to attract and retain the most popular esports gaming titles in order to maintain and increase the popularity of our leagues, tournaments and competitions, and ensure the sustainable growth of our gamer community. We must continue to identify and enter into license agreements with esports gaming publishers developing “hit’ games that resonate with our community on an ongoing basis. We cannot assure you that we can continue to attract and retain the same level of first-tier esports game publishers and our ability to do so is critical to our future success.

If we fail to keep our existing gamers highly engaged, to acquire new gamers, to successfully implement a membership model for our gaming community, our business, profitability and prospects may be adversely affected.

Our success depends on our ability to maintain and grow the number of gamers attending and participating in our in-person and online tournaments and competitions, and using our gaming platform, and keeping our gamers highly engaged. Of particular importance is the successful deployment and expansion of our membership model to our gaming community for purposes of creating predictable recurring revenues.

In order to attract, retain and engage gamers and remain competitive, we must continue to develop and expand our leagues, including internationally, produce engaging tournaments and competitions, successfully license the newest “hit” esports games and titles, implement new technologies and strategies, improve features of our gaming platform and stimulate interactions in our gamer community.

A decline in the number of our gamers in our ecosystem may adversely affect the engagement level of our gamers, the vibrancy of our gamer community, or the popularity of our league play, which may in turn reduce our monetization opportunities, and have a material and adverse effect on our business, financial condition and results of operations. If we are unable to attract and retain gamers, our revenues may decline and our results of operations and financial condition may suffer.

We cannot assure you that our online and in person gaming platform and centers will remain sufficiently popular with gamers to offset the costs incurred to operate and expand them. It is vital to our operations that we remain sensitive and responsive to evolving gamer preferences and offer first-tier esports game content that attracts our gamers. We must also keep providing gamers with new features and functions to enable superior content viewing, and social interaction. Further, we will need to continue to develop and improve our gaming platform and centers and to enhance our brand awareness, which may require us to incur substantial costs and expenses. If such increased costs and expenses do not effectively translate into an improved gamer experience and long-term engagement, our results of operations may be materially and adversely affected.

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Risks Related to International Operations

The risks related to international operations, in particular in countries outside of the United States, could negatively affect the Company’s results.

It is expected that the Company will derive between 15% to 20%   of its revenue from transactions denominated in currencies other than the United States dollar, such as Brazil, and the Company expects that receivables with respect to foreign sales will account for a significant amount of its total accounts and receivables. As such, the Company’s operations may be adversely affected by changes in foreign government policies and legislation or social instability and other factors which are not within the control of the Company, including, but not limited to, recessions in foreign economies, expropriation, nationalization and limitation or restriction on repatriation of funds, assets or earnings, longer receivables collection periods and greater difficulty in collecting accounts receivable, changes in consumer tastes and trends, renegotiation or nullification of existing contracts or licenses, changes in gaming policies, regulatory requirements or the personnel administering them, currency fluctuations and devaluations, exchange controls, economic sanctions and royalty and tax increases, risk of terrorist activities, revolution, border disputes, implementation of tariffs and other trade barriers and protectionist practices, taxation policies, including royalty and tax increases and retroactive tax claims, volatility of financial markets and fluctuations in foreign exchange rates, difficulties in the protection of intellectual property particularly in countries with fewer intellectual property protections, the effects that evolving regulations regarding data privacy may have on the Company’s online operations, adverse changes in the creditworthiness of parties with whom the Company has significant receivables or forward currency exchange contracts, labor disputes and other risks arising out of foreign governmental sovereignty over the areas in which the Company’s operations are conducted. The Company’s operations may also be adversely affected by social, political and economic instability and by laws and policies of such foreign jurisdictions affecting foreign trade, taxation and investment. If the Company’s operations are disrupted and/or the economic integrity of its contracts is threatened for unexpected reasons, its business may be harmed.

The Company’s international activities may require protracted negotiations with host governments, national companies and third parties. Foreign government regulations may favor or require the awarding of contracts to local contractors or require foreign contractors to employ citizens of, or purchase supplies from, a particular jurisdiction. In the event of a dispute arising in connection with the Company’s operations in a foreign jurisdiction where it conducts its business, the Company may be subject to the exclusive jurisdiction of foreign courts or may not be successful in subjecting foreign persons to the jurisdictions of the courts of United States or enforcing American judgments in such other jurisdictions. The Company may also be hindered or prevented from enforcing its rights with respect to a governmental instrumentality because of the doctrine of sovereign immunity. Accordingly, the Company’s activities in foreign jurisdictions could be substantially affected by factors beyond the Company’s control, any of which could have a material adverse effect on it. The Company believes that management’s experience to date in commercializing its products, services and solutions in Brazil may be of assistance in helping to reduce these risks. Some countries in which the Company may operate may be considered politically and economically unstable.

Doing business in the industries in which the Company operates often requires compliance with numerous and extensive procedures and formalities. These procedures and formalities may result in unexpected or lengthy delays in commencing important business activities. In some cases, failure to follow such formalities or obtain relevant evidence may call into question the validity of the entity or the actions taken. Management of the Company is unable to predict the effect of additional corporate and regulatory formalities which may be adopted in the future including whether any such laws or regulations would materially increase the Company’s cost of doing business or affect its operations in any area.

The Company may in the future enter into agreements and conduct activities outside of the jurisdictions where it currently carries on business, which expansion may present challenges and risks that the Company has not faced in the past, any of which could adversely affect the results of operations and/or financial condition of the Company.

The Company is subject to foreign exchange and currency risks that could adversely affect its operations, and the Company’s ability to mitigate its foreign exchange risk through hedging transactions may be limited.

The Company expects that it will derive between 15% and 20%   of its revenues in currencies other than the United States dollar; however, a substantial portion of the Company’s operating expenses are incurred in United States dollars. Fluctuations in the exchange rate between the U.S. dollar, the Real (Brazil) and other currencies may have a material adverse effect on the Company’s business, financial condition and operating results. The Company’s consolidated financial results are affected by foreign currency exchange rate fluctuations. Foreign currency exchange rate exposures arise from current transactions and anticipated transactions denominated in currencies other than United States dollars and from the translation of foreign-currency-denominated balance sheet accounts into United States dollar-denominated balance sheet accounts. The Company is exposed to currency exchange rate fluctuations because portions of its revenue and expenses are denominated in currencies other than the United States dollar, particularly the Real. In particular, uncertainty regarding economic conditions in Brazil pose risk to the stability of the Real. Exchange rate fluctuations could adversely affect the Company’s operating results and cash flows and the value of its assets outside of United States. If a foreign currency is devalued in a jurisdiction in which the Company is paid in such currency, then the Company’s customers may be required to pay higher amounts for the Company’s products or services, which they may be unable or unwilling to pay.

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While the Company may enter into forward currency swaps and other derivative instruments intended to mitigate the foreign currency exchange risk, there can be no assurance the Company will do so or that any instruments that the Company enters into will successfully mitigate such risk. If the Company enters into foreign currency forward or other hedging contracts, the Company would be subject to the risk that a counterparty to one or more of these contracts defaults on its performance under the contracts. During an economic downturn, a counterparty’s financial condition may deteriorate rapidly and with little notice, and the Company may be unable to take action to protect its exposure. In the event of a counterparty default, the Company could lose the benefit of its hedging contract, which may harm its business and financial condition. In the event that one or more of the Company’s counterparties becomes insolvent or files for bankruptcy, its ability to eventually recover any benefit lost as a result of that counterparty’s default may be limited by the liquidity of the counterparty. The Company expects that it will not be able to hedge all of its exposure to any particular foreign currency, and it may not hedge its exposure at all with respect to certain foreign currencies. Changes in exchange rates and the Company’s limited ability or inability to successfully hedge exchange rate risk could have an adverse impact on the Company’s liquidity and results of operations.

We may be unable to obtain licenses in new jurisdictions where our customers operate.

We are subject to regulation in any jurisdiction where our customers access our website. To expand into any such jurisdiction we may need to be licensed, or obtain approvals of our products or services. If we do not receive, or receive a revocation of a license in a particular jurisdiction for our products or services, we would not be able to sell or place our products or services in that jurisdiction. Any such outcome could materially and adversely affect our results of operations and any growth plans for our business.

Privacy concerns could result in regulatory changes and impose additional costs and liabilities on the Company, limit its use of information, and adversely affect its business.

Personal privacy has become a significant issue in the United States, Brazil, Europe, and many other countries in which the Company currently operates and may operate in the future. Many federal, state, and foreign legislatures and government agencies have imposed or are considering imposing restrictions and requirements about the collection, use, and disclosure of personal information obtained from individuals. Changes to laws or regulations affecting privacy could impose additional costs and liability on the Company and could limit its use of such information to add value for customers. If the Company were required to change its business activities or revise or eliminate services, or to implement burdensome compliance measures, its business and results of operations could be harmed. In addition, the Company may be subject to fines, penalties, and potential litigation if it fails to comply with applicable privacy regulations, any of which could adversely affect the Company’s business, liquidity and results of operation.

The Company’s results of operations could be affected by natural events in the locations in which it operates or where its customers or suppliers operate.

The Company, its customers, and its suppliers have operations in locations subject to natural occurrences such as severe weather and other geological events, including hurricanes, earthquakes, or flood that could disrupt operations. Any serious disruption at any of the Company’s facilities or the facilities of its customers or suppliers due to a natural disaster could have a material adverse effect on the Company’s revenues and increase its costs and expenses. If there is a natural disaster or other serious disruption at any of the Company’s facilities, it could impair its ability to adequately supply its customers, cause a significant disruption to its operations, cause the Company to incur significant costs to relocate or re-establish these functions and negatively impact its operating results. While the Company intends to seek insurance against certain business interruption risks, such insurance may not adequately compensate the Company for any losses incurred as a result of natural or other disasters. In addition, any natural disaster that results in a prolonged disruption to the operations of the Company’s customers or suppliers may adversely affect its business, results of operations or financial condition.

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Risks Related to Regulation

The Company is subject to various laws relating to trade, export controls, and foreign corrupt practices, the violation of which could adversely affect its operations, reputation, business, prospects, operating results and financial condition.

We are subject to risks associated with doing business outside of the United States, including exposure to complex foreign and U.S. regulations such as the Foreign Corrupt Practices Act (the “FCPA”) and other anti-corruption laws which generally prohibit U.S. companies and their intermediaries from making improper payments to foreign officials for the purpose of obtaining or retaining business. Violations of the FCPA and other anti-corruption laws may result in severe criminal and civil sanctions and other penalties. It may be difficult to oversee the conduct of any contractors, third-party partners, representatives or agents who are not our employees, potentially exposing us to greater risk from their actions. If our employees or agents fail to comply with applicable laws or company policies governing our international operations, we may face legal proceedings and actions which could result in civil penalties, administration actions and criminal sanctions. Any determination that we have violated any anti-corruption laws could have a material adverse impact on our business. Changes in trade sanctions laws may restrict the Company’s business practices, including cessation of business activities in sanctioned countries or with sanctioned entities.

Violations of these laws and regulations could result in significant fines, criminal sanctions against the Company, its officers or its employees, requirements to obtain export licenses, disgorgement of profits, cessation of business activities in sanctioned countries, prohibitions on the conduct of its business and its inability to market and sell the Company’s products or services in one or more countries. Additionally, any such violations could materially damage the Company’s reputation, brand, international expansion efforts, ability to attract and retain employees and the Company’s business, prospects, operating results and financial condition.

Regulations that may be adopted with respect to the internet and electronic commerce may decrease the growth in the use of the internet and lead to the decrease in the demand for esports products and services.

The Company may become subject to any number of laws and regulations that may be adopted with respect to the internet and electronic commerce. New laws and regulations that address issues such as user privacy, pricing, online content regulation, taxation, advertising, intellectual property, information security, and the characteristics and quality of online products and services may be enacted. As well, current laws, which predate or are incompatible with the internet and electronic commerce, may be applied and enforced in a manner that restricts the electronic commerce market. The application of such pre-existing laws regulating communications or commerce in the context of the internet and electronic commerce is uncertain. Moreover, it may take years to determine the extent to which existing laws relating to issues such as intellectual property ownership and infringement, libel and personal privacy are applicable to the internet. The adoption of new laws or regulations relating to the internet, or particular applications or interpretations of existing laws, could decrease the growth in the use of the internet, decrease the demand for esports’ products and services, increase esports’ cost of doing business or could otherwise have a material adverse effect on esports’ business, revenues, operating results and financial condition.

Risk Factors Relating to Our Common Stock

Trading on the OTC Markets is volatile and sporadic, which could depress the market price of our common stock and make it difficult for you to resell your common stock.

Our common stock is quoted on the OTCQB tier of the OTC Markets Group, Inc. (“OTC Markets”). Trading in securities quoted on the OTC Markets is often thin and characterized by wide fluctuations in trading prices, due to many factors, some of which may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the OTC Markets is not a stock exchange, and trading of securities on the OTC Markets is often more sporadic than the trading of securities listed on a quotation system like Nasdaq Capital Market or a stock exchange like the NYSE American. These factors may result in your having difficulty reselling any shares of our common stock.

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Once our common stock is listed on Nasdaq Capital Market or NYSE American, there can be no assurance that we will be able to comply with the national stock exchange’s continued listing standards.

We intend to list our common stock on the Nasdaq Capital Market or the NYSE American under the symbol “WINR.” There is no assurance that our listing application will be approved by the Nasdaq Capital Market or the NYSE American. Assuming that our common stock is listed, there can be no assurance any broker will be interested in trading our stock. Therefore, it may be difficult to sell your shares of common stock if you desire or need to sell them. We cannot provide any assurance that an active and liquid trading market in our securities will develop or, if developed, that such market will continue.

If our common stock is approved for listing on the Nasdaq Capital Market or NYSE American, there is no guarantee that we will be able to maintain such listing for any period of time by perpetually satisfying continued listing requirements. Our failure to continue to meet these requirements may result in our securities being delisted from Nasdaq Capital Market or NYSE American, as the case may be.

The market price of our common stock is likely to be highly volatile because of several factors, including a limited public float.

The market price of our common stock has been volatile in the past and the market price of our common stock is likely to be highly volatile in the future. You may not be able to resell shares of our common stock following periods of volatility because of the market’s adverse reaction to volatility.

Other factors that could cause such volatility may include, among other things:

●	actual or anticipated fluctuations in our operating results;

●	the absence of securities analysts covering us and distributing research and recommendations about us;

●	we may have a low trading volume for a number of reasons, including that a large portion of our stock is closely held;

●	overall stock market fluctuations;

●	announcements concerning our business or those of our competitors;

●	actual or perceived limitations on our ability to raise capital when we require it, and to raise such capital on favorable terms;

●	conditions or trends in the industry;

●	litigation;

●	changes in market valuations of other similar companies;

●	future sales of common stock;

●	departure of key personnel or failure to hire key personnel; and

●	general market conditions.

Any of these factors could have a significant and adverse impact on the market price of our common stock. In addition, the stock market in general has at times experienced extreme volatility and rapid decline that has often been unrelated or disproportionate to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock, regardless of our actual operating performance.

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Our common stock is currently a “penny stock” under SEC rules. It may be more difficult to resell securities classified as “penny stock.”

Our common stock is currently a “penny stock” under applicable SEC rules (generally defined as non-exchange traded stock with a per-share price below $5.00). If our common stock becomes listed on the Nasdaq Capital Market, it will not be considered “penny stock,” however, if we are unable to maintain that listing and our common stock is no longer listed on the Nasdaq Capital Market, unless we maintain a per-share price above $5.00, our common stock will become “penny stock.” These rules impose additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as “established customers” or “accredited investors.” For example, broker-dealers must determine the appropriateness for non-qualifying persons of investments in penny stocks. Broker-dealers must also provide, prior to a transaction in a penny stock not otherwise exempt from the rules, a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, disclose the compensation of the broker-dealer and its salesperson in the transaction, furnish monthly account statements showing the market value of each penny stock held in the customer’s account, provide a special written determination that the penny stock is a suitable investment for the purchaser, and receive the purchaser’s written agreement to the transaction.

Legal remedies available to an investor in “penny stocks” may include the following:

●	If a “penny stock” is sold to the investor in violation of the requirements listed above, or other federal or states securities laws, the investor may be able to cancel the purchase and receive a refund of the investment.

●	If a “penny stock” is sold to the investor in a fraudulent manner, the investor may be able to sue the persons and firms that committed the fraud for damages.

These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

Many brokerage firms will discourage or refrain from recommending investments in penny stocks. Most institutional investors will not invest in penny stocks. In addition, many individual investors will not invest in penny stocks due, among other reasons, to the increased financial risk generally associated with these investments.

For these reasons, penny stocks may have a limited market and, consequently, limited liquidity. We can give no assurance at what time, if ever, our common stock will not be classified as a “penny stock” in the future.

If the benefits of any proposed acquisition do not meet the expectations of investors, stockholders or financial analysts, the market price of our common stock may decline.

If the benefits of any proposed acquisition do not meet the expectations of investors or securities analysts, the market price of our common stock prior to the closing of the proposed acquisition may decline. The market values of our common stock at the time of the proposed acquisition may vary significantly from their prices on the date the acquisition target was identified.

In addition, broad market and industry factors may materially harm the market price of our common stock irrespective of our operating performance. The stock market in general has experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies which investors perceive to be similar to us could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

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Changes in accounting principles and guidance, or their interpretation, could result in unfavorable accounting charges or effects, including changes to our previously filed financial statements, which could cause our stock price to decline.

We prepare our consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These principles are subject to interpretation by the SEC and various bodies formed to interpret and create appropriate accounting principles and guidance. A change in these principles or guidance, or in their interpretations, may have a significant effect on our reported results and retroactively affect previously reported results.

Being a public company results in additional expenses, diverts management’s attention and could also adversely affect our ability to attract and retain qualified directors.

As a public reporting company, we are subject to the reporting requirements of the Exchange Act. These requirements generate significant accounting, legal and financial compliance costs and make some activities more difficult, time consuming or costly and may place significant strain on our personnel and resources. The Exchange Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. In order to establish the requisite disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required.

As a result, management’s attention may be diverted from other business concerns, which could have an adverse and even material effect on our business, financial condition and results of operations. These rules and regulations may also make it more difficult and expensive for us to obtain director and officer liability insurance. If we are unable to obtain appropriate director and officer insurance, our ability to recruit and retain qualified officers and directors, especially those directors who may be deemed independent, could be adversely impacted.

We are an “emerging growth company” and our election to delay adoption of new or revised accounting standards applicable to public companies may result in our financial statements not being comparable to those of some other public companies. As a result of this and other reduced disclosure requirements applicable to emerging growth companies, our securities may be less attractive to investors.

As a public reporting company with less than $1,070,000,000 in revenue during our last fiscal year, we qualify as an “emerging growth company” under the JOBS Act. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company we:

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);

●	are not required to obtain a non-binding advisory vote from our stockholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	may present only two years of audited financial statements and only two years of related Management’s Discussion & Analysis of Financial Condition and Results of Operations (“MD&A”); and

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act.

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We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Certain of these reduced reporting requirements and exemptions were already available to us due to the fact that we also qualify as a “smaller reporting company” under SEC rules. For instance, smaller reporting companies are not required to obtain an auditor attestation and report regarding management’s assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or Chief Executive Officer pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act or such earlier time that we no longer meet the definition of an emerging growth company. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1,070,000,000 in annual revenues, have more than $700 million in market value of our Common Stock held by non-affiliates, or issue more than $1.0 billion in principal amount of non-convertible debt over a three-year period. Further, under current SEC rules we will continue to qualify as a “smaller reporting company” for so long as we have a public float (i.e., the market value of common equity held by non-affiliates) of less than $250 million as of the last business day of our most recently completed second fiscal quarter.

We cannot predict if investors will find our securities less attractive due to our reliance on these exemptions.

If we fail to maintain effective internal control over financial reporting, the price of our securities may be adversely affected.

Our internal control over financial reporting has weaknesses and conditions that require correction or remediation. For the year ended May 31, 2021 and the quarter ended February 28, 2022, we identified a material weakness in our assessment of the effectiveness of disclosure controls and procedures. We did not effectively segregate certain accounting duties due to the small size of our accounting staff. We are dependent upon our Chief Financial Officer, who is knowledgeable and experienced in the application of U.S. Generally Accepted Accounting Principles, to maintain our disclosure controls and procedures and the preparation of our financial statements for the foreseeable future. We plan to increase the size of our accounting staff at the appropriate time for our business and its size to ameliorate our concern that we do not effectively segregate certain accounting duties, which we believe would resolve the material weakness in disclosure controls and procedures, but there can be no assurances as to the timing of any such action or that we will be able to do so.

We are required to comply with certain provisions of Section 404 of the Sarbanes-Oxley Act and if we fail to continue to comply, our business could be harmed, and the price of our securities could decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act require an annual assessment of internal control over financial reporting, and for certain issuers an attestation of this assessment by the issuer’s independent registered public accounting firm. The standards that must be met for management to assess the internal control over financial reporting as effective are evolving and complex, and require significant documentation, testing, and possible remediation to meet the detailed standards. We expect to incur significant expenses and to devote resources to Section 404 compliance on an ongoing basis. It is difficult for us to predict how long it will take or costly it will be to complete the assessment of the effectiveness of our internal control over financial reporting for each year and to remediate any deficiencies in our internal control over financial reporting. As a result, we may not be able to complete the assessment and remediation process on a timely basis. In the event that our Chief Executive Officer or Chief Financial Officer determines that our internal control over financial reporting is not effective as defined under Section 404, we cannot predict how regulators will react or how the market prices of our securities will be affected; however, we believe that there is a risk that investor confidence and the market value of our securities may be negatively affected.

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Shares eligible for future sale may adversely affect the market.

From time to time, certain of our stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144 promulgated under the Securities Act, subject to certain limitations. In general, pursuant to Rule 144, non-affiliate stockholders may sell freely after six months, subject only to the current public information requirement. Affiliates may sell after six months, subject to the Rule 144 volume, manner of sale (for equity securities), current public information, and notice requirements. Of the approximately 1,616,022 shares of our common stock outstanding as of February 28, 2022, approximately 865,021 shares are tradable without restriction. Given the limited trading of our common stock, resale of even a small number of shares of our common stock pursuant to Rule 144 or an effective registration statement may adversely affect the market price of our common stock.

Anti-takeover provisions contained in our Certificate of Incorporation, as amended, and bylaws, as well as provisions of Delaware law, could impair a takeover attempt.

The Company’s Certificate of Incorporation, as amended, and bylaws contain provisions that could have the effect of delaying or preventing changes in control or changes in our management without the consent of our board of directors. These provisions include:

●	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

●	the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death, or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors;

●	the ability of our board of directors to determine whether to issue shares of our preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

●	limiting the liability of, and providing indemnification to, our directors and officers;

●	controlling the procedures for the conduct and scheduling of stockholder meetings;

●	providing that directors may be removed prior to the expiration of their terms by stockholders only for cause; and

●	advance notice procedures that stockholders must comply with in order to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.

These provisions, alone or together, could delay hostile takeovers and changes in control of the Company or changes in our board of directors and management.

Any provision of our Certificate of Incorporation, as amended, or bylaws or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for our security holders to receive a premium for their securities and could also affect the price that some investors are willing to pay for our securities.

We have never paid dividends on our common stock and have no plans to do so in the future.

Holders of shares of our common stock are entitled to receive such dividends as may be declared by our board of directors. To date, we have paid no cash dividends on our shares of common stock and we do not expect to pay cash dividends on our common stock in the foreseeable future. We intend to retain future earnings, if any, to provide funds for operations of our business. Therefore, any return investors in our common stock may have will be in the form of appreciation, if any, in the market value of their shares of common stock. See “Dividend Policy.”

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We will indemnify and hold harmless our officers and directors to the maximum extent permitted by Delaware law.

Our bylaws provide that we will indemnify and hold harmless our officers and directors against claims arising from our activities, to the maximum extent permitted by Delaware law. If we were called upon to perform under our indemnification agreement, then the portion of our assets expended for such purpose would reduce the amount otherwise available for our business.

Even if our recent Reverse Stock Split achieves the requisite increase in the market price of our common stock, there can be no assurance that we will be approved for listing on a national securities exchange or able to comply with other continued listing standards of a national securities exchange.

Even if our recent Reverse Stock Split increased the market price of our common stock sufficiently so that we comply with the minimum market price requirement, we cannot assure you that we will be able to comply with the other standards that we are required to meet in order to be approved for listing on a national securities exchange or maintain a listing of our common stock on such exchange.

The Reverse Stock Split may decrease the liquidity of the shares of our common stock.

The liquidity of the shares of our common stock may be affected adversely by the Reverse Stock Split given the reduced number of shares outstanding following the Reverse Stock Split. In addition, the Reverse Stock Split may have increased the number of shareholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such shareholders to experience an increase in the cost of selling their shares and greater difficulty affecting such sales.

USE OF PROCEEDS

All of the shares of Common Stock offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales. We will not receive any proceeds from the conversion of the Convertible Notes, but we will receive up to an aggregate of approximately $175,000 from the exercise of Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of February 28, 2022 on an actual basis.

This table should be read in conjunction with the information contained in this prospectus, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes thereto appearing elsewhere in this prospectus.

As of February 28, 2022
Actual
Cash and cash equivalents	$327,619

Current portion of convertible note payable, net of discount	1,441,853
Long term convertible notes payable, net of discount	1,227.332

Stockholders’ equity:
Common stock - $0.0001 par value; 36,000,000 shares authorized; 1,616,022 shares issued and outstanding on an actual basis	159
Common stock issuable	55,625
Preferred stock - $0.0001 par value, 1,000,000 shares authorized; no shares issued and outstanding on an actual basis	-
Additional paid-in capital	24,572,691
Minority interest	60,367
Accumulated deficit	(20,586,755)
Total stockholders’ equity	4,102,087
Total capitalization	$6,950,632

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DETERMINATION OF OFFERING PRICE

Resale of Common Stock by Selling Securityholders

Our Common Stock is quoted on the OTCQB under the symbol “WINR.” The shares registered for resale in this prospectus being offered by the Selling Securityholders will be sold at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.

Issuance of Shares of Common Stock Underlying Convertible Notes

The price of the shares of Common Stock underlying the Conversion Notes is determined by reference to the conversion price of the Convertible Notes, such that the principal amount and interest (including any default interest) under the Convertible Notes shall be convertible into shares of Common Stock at a rate of $1.00 per share; provided however, that upon failure to make any payment called for under the Convertible Notes at any time after the issuance date, but prior to the conversion date, the conversion price shall be $0.50 per share. For purposes of this prospectus, we have assumed a conversion price of $0.50 per share of Common Stock.

Issuance of Shares of Common Stock Underlying Warrants

The price of the shares of Common Stock underlying the Warrants is determined by reference to the exercise price of the Warrants, such that each Warrant entitles the holder to purchase one share of our Common Stock at an exercise price of $1.00 per share

DIVIDEND POLICY

We have not paid any cash dividends on our common stock and do not currently anticipate paying cash dividends in the foreseeable future. The agreements into which we may enter in the future, including indebtedness, may impose limitations on our ability to pay dividends or make other distributions on our capital stock. Payment of future dividends on our common stock, if any, will be at the discretion of our board of directors and will depend on, among other things, our results of operations, cash requirements and surplus, financial condition, contractual restrictions and other factors that our board of directors may deem relevant. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business.

MARKET PRICE FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is currently quoted on the OTCQB tier of the OTC Market Group, Inc. under the symbol “WINR.” Our warrants issued in connection with our initial public offering in August 2017 are currently listed on OTCQB under the symbol “WINRW.” The OTC Market is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current “bids” and “asks”, as well as volume information.

On October 9, 2017, our common stock and warrants commenced public trading on the Nasdaq Capital Market under the symbols “IAM” and “IAMXW”, respectively. On November 20, 2018, we changed the symbols of our common stock and warrants to “SMSH” and “SMSHW”, respectively, in conjunction with our name change from “I-AM Capital Acquisition Company” to “Smaaash Entertainment, Inc.” On January 10, 2019, we changed the symbols of our common stock and warrants to “WINR” and “WINRW”, respectively, in conjunction with our name change from “Smaaash Entertainment, Inc.” to “Simplicity Esports and Gaming Company.” However, on January 25, 2019, the Nasdaq suspended our common stock and warrants from trading on the Nasdaq Capital Market and the OTCQB commenced the quotation of our common stock and warrants. On April 2, 2019, the Nasdaq Capital Market filed a Form 25 for our common stock and warrants, which became effective ten days thereafter.

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We intend to list our common stock on the Nasdaq Capital Market or the NYSE American under the symbols “WINR.” There is no assurance that our listing application will be approved by the Nasdaq Capital Market or the NYSE American.

The following table includes the high and low bids for our common stock since the consummation of our IPO on August 22, 2017. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions. Prices in the tables below have been presented to reflect the Reverse Stock Split of our outstanding shares of common stock.

	High		Low
Fiscal Year 2022
March 1, 2022 to May 11, 2022		$3.30		$1.95
December 1, 2021 to February 28, 2022		$7.00		$2.65
September 1 to November 30, 2021		$10.60		$5.56
June 1 to August 31, 2021		$14.30		$9.05

Fiscal Year 2021
March 1 to May 31, 2021		$22.00		$10.60
December 1, 2020 to February 28, 2021		$21.08		$11.00
September 1 to November 30, 2020		$16.30		$6.68
June 1 to August 31, 2020		$18.64		$6.44

Fiscal Year 2020
March 1 to May 31, 2020		$13.76		$5.36
December 1, 2019 to February 29, 2020		$13.52		$6.40
September 1 to November 30, 2019		$21.52		$12.00
June 1 to August 31, 2019		$19.68		$10.56

Fiscal Year 2019
March 1 to May 30, 2019		$17.60		$4.48
December 1, 2018 to February 28, 2019		$52.96		$9.84
September 1 to November 30, 2018		$88.40		$25.20
June 1 to August 31, 2018		$88.40		$78.88

Fiscal Year 2018
March 1 to May 31, 2018		$84.16		$79.20
December 1, 2017 to February 28, 2018		$80.16		$78.40
September 1 to November 30, 2017 (1)		$79.84		$78.40
August 16 to August 31, 2017 (2)	$	N/A	$	N/A

(1)	Our common stock began separate trading on the Nasdaq Capital Market on October 9, 2017.

(2)	Our common stock did not trade separately from the Public Units until October 9, 2017.

On May 11, 2022, the closing price for our common stock on the OTCQB was $1.75 per share.

The volume of shares of common stock traded on the OTCQB was insignificant and therefore, does not represent a reliable indication of the fair market value of these shares.

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Holders of Common Stock

As of May 13, 2022, there were approximately 136 record holders of our common stock and 61 record holders of our warrants. The number of record holders does not include beneficial owners of common stock and warrants whose shares and warrants are held in the names of banks, brokers, nominees or other fiduciaries.

We have not paid any cash dividends on our common stock and do not currently anticipate paying cash dividends in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business.

Historical Common Equity Transactions

The following is a summary of transactions by us since our inception on April 17, 2017 involving registered and unregistered issuances and redemption of our common equity securities.

On May 31, 2017, we issued 179,688 Founder Shares to I-AM Capital Partners LLC (“Sponsor”) in exchange for a capital contribution of $25,000. Upon the partial exercise of the underwriters’ over-allotment option on September 13, 2017, 17,188 Founder Shares were forfeited by the Sponsor, for a balance of 162,500 Founder Shares held by our Sponsor. Such securities were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. Our sponsor is an accredited investor for purposes of Rule 501 of Regulation D. No underwriting discounts or commissions were paid with respect to such sales.

On August 22, 2017, we sold 5,000,000 units at a purchase price of $10.00 per unit in our initial public offering (“IPO”) of public units (“Public Units”), generating gross proceeds of $50.0 million. Each Public Unit consisted of one share of our Common Stock (“Public Shares”), one right to receive one-tenth of one share our Common Stock upon consummation of an initial business combination (“Public Right”), and one redeemable warrant (“Public Warrants”). Each warrant entitled the holder to purchase one share of common stock at an exercise price of $92.00 per share, subject to adjustment.

On August 22, 2017, simultaneously with the consummation of the IPO and the sale of the Public Units, we consummated the private placement of 254,500 units (“Private Placement Units”) at a price of $10.00 per unit, generating total gross proceeds of $2,545,000. Each unit consisted of (i) one share of Common Stock, (ii) one right to receive one-tenth (1/10) of one share of Common Stock upon the consummation of an initial business combination (“Private Placement Rights”), and (iii) one 5-year warrant to purchase one share of Common Stock at an exercise price of $92.00 per share. The Private Placement Units, which were purchased by the Sponsor, are identical to the Public Units, except the Private Placement Warrants underlying the Private Placement Units are non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its affiliates or designees. If the Private Placement Units are held by someone other than the initial holder, or its permitted transferees, the Private Placement Warrants will be redeemable by us and exercisable by such holders on the same basis as the Public Warrants.

On August 22, 2017, we issued 6,250 shares of Common Stock to Maxim in connection with its services as underwriter for the IPO.

Contained in the underwriting agreement for the IPO was an over-allotment option allowing the underwriters to purchase from the Company up to an additional 750,000 Public Units (the “Over-Allotment Units”) and, in addition, the Company received a commitment from the Sponsor to purchase up to an additional 26,250 Private Placement Units. On September 13, 2017, the underwriters partially exercised their option and purchased 200,000 Over-Allotment Units, which were sold at an offering price of $10.00 per unit, generating gross proceeds of $2,000,000.

On September 13, 2017, simultaneously with the underwriter’s partial exercise of the over-allotment option, we consummated the sale of an additional 875 Private Placement Units, generating gross proceeds of $70,000.

On September 13, 2017, we issued Maxim an additional 250 shares of our Common Stock upon partial exercise of the over-allotment. These shares were issued in reliance on Section 4(a)(2) of the Securities Act.

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At the Special Meeting on November 20, 2018, holders of 556,033 Public Shares exercised their right to redeem those shares for cash at a price of $81.75 per share, for an aggregate of approximately $45,455,596.

On November 20, 2018, we issued 250,000 shares of our Common Stock to AHA Holdings Private Limited as an upfront portion of the newly issued shares of our Common Stock to be exchanged for all of the ownership interest in Smaaash Private within 6 months after the closing of the Business Combination.

On November 20, 2018, we issued 26,000 shares of Common Stock to Chardan Capital Markets, LLC (“Chardan”) in consideration of services rendered. The shares issued to Chardan are subject to the same lock-up and will have the same registration rights as the shares of the Company held by the Sponsor.

On November 20, 2018, we issued 65,000 shares of Common Stock upon conversion of the Public Rights.

On November 20, 2018, upon the consummation of the transaction (“Business Combination”) with Smaaash Entertainment Private Limited (“Smaaash Private”), we issued 3,269 shares of Common Stock underlying the Private Placement Rights to the holders of the Private Placement Rights.

In connection with the closing of the Acquisition of Simplicity Esports LLC, we issued 37,500, 87,500, and 250,000 shares of Common Stock, respectively, to the Simplicity Owners on January 4, 2019, January 7, 2019, and March 27, 2019 in exchange for all of the issued and outstanding equity interest of Simplicity Esports LLC held by Simplicity Owners.

On January 4, 2019, upon the closing of the Acquisition of Simplicity Esports LLC, the Series A-1 Note in the amount of $500,000 and held by Maxim automatically converted into 24,206 shares of Common Stock.

During the period from March 1, 2019 through July 1, 2019, we sold an aggregate of 987,500 units at a purchase price of $2.00 per unit to 12 accredited investors in exchange for receipt of $1,975,000. Each unit consisted of (i) one share of Common Stock, and (ii) a 5-year warrant to purchase one share of Common Stock at a purchase price of $32.00.

On March 27, 2019, pursuant to a Restricted Stock Award, we issued Jed Kaplan, our then-Chief Executive Officer and interim Chief Financial Officer and a member of our board of directors, 15,000 shares of our restricted Common Stock. Such shares vested over the succeeding nine month period. As of July 7, 2021, all of such shares have vested. Mr. Kaplan served as our Chairman from March 29, 2021 to April 22, 2022 and currently serves as a director of the Company.

On March 27, 2019, pursuant to a Restricted Stock Award, we issued Roman Franklin, our then-President and a member of our board of directors, 4,500 shares of our restricted Common Stock. Such shares vested over the succeeding nine month period. As of July 7, 2021, all of such shares have vested. Mr. Franklin currently serves as our Chief Executive Officer and a member of our board of directors.

On March 27, 2019, pursuant to a Restricted Stock Award, we issued Steve Grossman, our then Corporate Secretary, 3,000 shares of our restricted Common Stock. Such shares vested over the succeeding nine-month period. As of July 7, 2021 all of such shares have vested.

Each of the Restricted Stock Awards was entered into in connection with entry into employment agreements with each of Messrs. Kaplan, Franklin and Grossman on December 31, 2018.

On May 31, 2019, we issued 12,500 shares of Common Stock to Polar in exchange for Polar Asset Management Partners Inc.’s (“Polar”) forgiveness of $143,476 owed by us to Polar under that that certain Debt Conversion Agreement entered into in May 2019 between Polar and us.

On July 30, 2019, in connection with the acquisition of a 100% interest in PLAYlive Nation, Inc. (“PLAYlive”) by way of merger, the Company issued 93,750 shares of the Company’s common stock in exchange for 100% of the issued and outstanding common stock from the owners of PLAYlive.

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On September 16, 2019, pursuant to a Restricted Award, we issued to Jed Kaplan, our then-Chief Executive Officer and Interim Chief Financial Officer and a member of our board of directors, of 8,750 shares of our restricted Common Stock. Mr. Kaplan served as our Chairman from March 29, 2021 to April 22, 2022 and currently serves as a director of the Company.

On September 16, 2019, pursuant to a Restricted Award, we issued to Roman Franklin, our then-President and a member of our board of directors, of 2,625 shares of our restricted Common Stock. Mr. Franklin currently serves as our Chief Executive Officer and a member of our board of directors.

On September 16, 2019, pursuant to a Restricted Award, we issued to Steven Grossman, our then Corporate Secretary, 1,750 shares of our restricted Common Stock. These shares were issued in reliance on Section 4(a)(2) of the Securities Act. Mr. Grossman has informed the Company that he will resign as Corporate Secretary effective April 15, 2021.

On March 11, 2020, in connection with the execution of the Common Stock Purchase Agreement with Triton Funds, LP, the Company issued 625 shares of the Company’s common stock to Triton Funds, LP (“Triton”) as a donation.

On April 9, 2020, the Company delivered a Purchase Notice to Triton pursuant to the terms of the Common Stock Purchase Agreement requiring Triton to acquire 15,625 shares of common stock, which resulted in $87,700 in proceeds to the Company. Pursuant to the terms of the Common Stock Purchase Agreement, on April 9, 2020, the Company instructed the transfer agent to issue 15,625 shares of common stock to a custodial account of Triton. Unfortunately, the transfer agent erroneously transferred the entire 90,625 shares of common stock under the Equity Line to the custodial account of Triton, resulting in an over-issuance of 75,000 shares to Triton. The Company notified Triton of this error and that the Company terminated the Common Stock Purchase Agreement with Triton. On November 18, 2020, the 75,000 shares issued in error were returned by Triton and cancelled and returned to the treasury of the Company.

On May 4, 2020, pursuant to the terms of that certain 10% Fixed Convertible Promissory Note dated April 29, 2020 in the principal amount of $152,500 issued by the Company in favor of Harbor Gates Capital, LLC, the Company issued 1,250 shares of the Company’s common stock to Harbor Gates Capital, LLC as additional consideration for the purchase of such note.

On May 7, 2020, we issued 2,977 shares of our restricted Common Stock, at a price of 8.40 per share, to William H. Herrmann, Jr., a member of our board of directors, for an aggregate purchase price of $25,000.

On June 4, 2020, we issued 10,739 shares of common stock in connection with the conversion of $100,000 in principal of a convertible note issued in favor of Maxim.

On June 15, 2020, we issued 3,125 shares of common stock in satisfaction of an outstanding balance owed to a vendor.

On June 18, 2020, pursuant to the terms of that certain Securities Purchase Agreement between the Company and an accredited investor, pursuant to which the Company issued a 12% self-amortization promissory note in the principal amount of $550,000, the Company issued 6,875 shares of the Company’s common stock to such accredited investor as additional consideration for the purchase of such note.

On June 29, 2020, the Company acquired the assets of one its franchisee owned esports gaming centers located on the Fort Bliss U.S. Military base in El Paso, TX. In connection with the acquisition the Company issued 18,750 restricted shares.

On June 30, 2020, the Company issued 12,334 shares of common stock at $7.76 per share to various employees of the Company as compensation. In connection with the issuance of these shares, the Company recorded stock-based compensation of $95,700.

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On July 29, 2020, the Board issued 41,875 shares of common stock to Jed Kaplan, our then-Chief Executive Officer and Interim Chief Financial Officer and a member of our board of directors. Mr. Kaplan served as our Chairman from March 29, 2021 to April 22, 2022 and currently serves as a director of the Company. Of these shares, (i) 31,250 shares of common stock related to services provided by Mr. Kaplan to the Company during the 2020 fiscal year, (ii) 8,750 shares of common stock related to grants that should have been, but were not, made pursuant to the Kaplan 2018 Agreement (as hereinafter defined), and (iii) 1,875 shares of common stock related to grants made pursuant to the Kaplan 2020 Agreement (as hereinafter defined). The Kaplan 2018 Agreement provided for the grant to Mr. Kaplan of 1,250 shares of common stock per month. For the months of January 2020 through July 2020, however, such shares had not been granted. Accordingly, the July 29, 2020 grant included an aggregate of 8,750 shares of common stock that should have been granted for the months of January 2020 through July 2020. The Kaplan 2020 Agreement provides for the grant to Mr. Kaplan of 1,875 shares of common stock per month. Such shares were fully vested and earned as of the issuance thereof.

On July 29, 2020, the Board also issued 34,813 shares of common stock to Roman Franklin, our then-President and a member of our board of directors. Mr. Franklin now serves as our Chief Executive Officer and a member of our board of directors. Of these shares, (i) 31,250 shares of common stock related to services provided by Mr. Franklin to the Company during the 2020 fiscal year, (ii) 2,625 shares of common stock related to grants that should have been, but were not, made pursuant to the Franklin 2018 Agreement (as hereinafter defined), and (iii) 938 shares of common stock related to grants made pursuant to the Franklin 2020 Agreement (as hereinafter defined). The Franklin 2018 Agreement provided for the grant to Mr. Franklin of 375 shares of common stock per month. For the months of January 2020 through July 2020, however, such shares had not been granted. Accordingly, the July 29, 2020 grant included an aggregate of 2,625 shares of common stock that should have been granted for the months of January 2020 through July 2020. The Franklin 2020 Agreement provides for the grant to Mr. Franklin of 782 shares of common stock per month. Such shares were fully vested and earned as of the issuance thereof.

On July 29, 2020, we issued an aggregate of 24,000 shares of common stock to an employee and the members of the Board of Directors of the Company.

On July 31, 2020, we entered into a marketing agreement whereby we issued 3,473 shares of common stock.

On August 7, 2020, pursuant to the terms of that certain Securities Purchase Agreement between the Company and an accredited investor pursuant to which we issued a 12% self-amortization promissory note in the principal amount of $333,333, the Company issued 4,167 shares of common stock.

On September 16, 2020, we issued 13,209 shares of common stock to employees and consultants.

On September 16, 2020, the Company issued an aggregate of 2,813 restricted common shares of the Company to executive officers and employees of the Company for services rendered. More specifically, the Company issued 1,875 of these shares to Jed Kaplan and issued 938 of these shares to Roman Franklin. These shares were valued at $25,420, or $9.04 per share, based on the quoted trading price on the date of grant. In connection with the issuance of these shares, during the nine months ended February 28, 2021, the Company recorded stock-based professional fees of $25,420.

On September 22, 2020, in connection with an Asset Purchase agreement with Ignatious O’Riley, an existing franchisee to acquire such franchisee’s assets in exchange for 2,989 shares of the Company’s common stock with fair value of $29,416 or $9.84 per share.

On September 23, 2020, the Company’s wholly owned subsidiary, Simplicity Union Gap, entered into an Asset Purchase agreement with Five Point Legacy Corp., an existing franchisee, to acquire such franchisee’s assets in exchange for 4,506 shares of the Company’s common stock with a fair value of $43,974 or $9.76 per share.

On October 1, 2020, the Company entered into an Asset Purchase agreement with Parryproject LLC, Owen Parry and Jennie Parry, an existing franchisee, to acquire such franchisee’s assets in exchange for 3,688 shares of the Company’s common stock with a fair value of $38,650 or $10.48 per share.

On October 1, 2020, the Company’s wholly owned subsidiary, Simplicity Humble, entered into an Asset Purchase agreement with Team Centore Entertainment Corp., and Charles Centore, an existing franchisee, to acquire such franchisee’s assets in exchange for 8,402 shares of the Company’s common stock with a fair value of $88,052 or $10.48 per share.

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On October 12, 2020, the Company’s wholly owned subsidiary, Simplicity Frisco, entered into an Asset Purchase agreement with JAR Mathis Holdings, Jared Mathis and Amy Mathis, an existing franchisee, to acquire such franchisee’s assets in exchange for 6,202 shares of the Company’s common stock with a fair value of $74,423 or $12.00 per share.

On October 30, 2020, the Company’s wholly owned subsidiary, Simplicity Santa Rosa, entered into an Asset Purchase agreement with B&R Franchise Investments, LLC, Brian Chu and Richard Loo, an existing franchisee, to acquire such franchisee’s assets in exchange for 4,202 shares of the Company’s common stock with a fair value of $46,068 or $11.44 per share.

On October 30, 2020, the Company’s wholly owned subsidiary, Simplicity Brea, entered into an Asset Purchase Agreement with Nextgen Gaming, LLC, Ajay Chunilal Shah and Shweta Shah, an existing franchisee, to acquire such franchisee’s assets in exchange for 3,255 shares of the Company’s common stock with a fair value of $37,237 or $11.44 per share.

On October 30, 2020, the Company’s wholly owned subsidiary, Simplicity Billings, entered into an Asset Purchase agreement with Button Mashers, Inc, Jon Bessmer and Brandy Bessmer, an existing franchisee, to acquire such franchisee’s assets in exchange for 4,697 shares of the Company’s common stock with a fair value of $52,725 or $11.44 per share.

During the three months ended November 30, 2020, the Company issued an aggregate of 9,844 restricted common shares of the Company to executive officers of the Company for services rendered. Of these shares, the Company issued 5,625 shares to Jed Kaplan and issued 2,344 shares to Roman Franklin. These shares were valued at $119,632, or per share prices ranging from $9.04 per share to $11.44 per common share, based on the quoted trading price on the date of grant.

On December 1, 2020, the Company’s wholly-owned subsidiary, Simplicity St. Louis, LLC, entered into an Asset Purchase Agreement with Metta Gaming, LLC, Brian Paul Van Wyk, an existing franchisee, to acquire such franchisee’s assets in exchange for 3,523 shares of the Company’s common stock with fair value of $52,845, or $15.00 per share.

On December 3, 2020, the Company issued 5,000 shares of its common stock in satisfaction of $50,000 in legal fees. These shares were valued at $80,000, or $16.00 per share, based on the quoted trading price on the date of grant. In connection with the issuance of these shares, the Company reduced accounts payable by $50,000 and recorded legal fees of $30,000.

On March 10, 2021, pursuant to the terms of that certain Securities Purchase Agreement between the Company and FirstFire Global Opportunities Fund, LLC, the Company issued a 12% convertible promissory note in the principal amount of $560,000. In addition, the Company issued 3,394 shares of its common stock to the investor as a commitment fee pursuant to the Securities Purchase Agreement.

On March 11, 2021, the Company’s wholly-owned subsidiary, Simplicity Fullerton, LLC, entered into an Asset Purchase Agreement with Say K 2 Play, LLC a California limited liability company, Paresh Mital an individual and Smeeta Mital, an existing franchisee, to acquire such franchisee’s assets in exchange for 1,600 shares of the Company’s common stock with fair value of $20,800 or $13.00 per share.

During the three months ended February 28, 2021, the Company issued an aggregate of 108,641 restricted common shares of the Company to executive officers of the Company for services rendered. These shares were valued at $1,545,467, or per share prices ranging from $13.25 per share to $19.75 per common share, based on the quoted trading price on the date of grant. In connection with the issuance of these shares, during the three months ended February 28, 2021, the Company recorded stock-based compensation of $1,545,467.

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On March 26, 2021, the Company’s wholly-owned subsidiary, Simplicity Vancouver, LLC, entered into an Asset Purchase Agreement with Bhavin Shah, an individual and Parshwa, Inc., a Washington corporation, an existing franchisee, to acquire such franchisee’s assets in exchange for 2,900 shares of the Company’s common stock with fair value of $42,900 or $16.50 per share.

On March 31, 2021, pursuant to the terms of that certain Stock Purchase Agreement, the Company issued and sold 41,667 shares of Common Stock to Tiger Trout Capital Puerto Rico, LLC at a purchase price of $12.00 per share.

On April 6, 2021, the Company issued an aggregate of 2,657 restricted common shares of the Company to executive officers and employees of the Company for services rendered. More specifically, the Company issued 1,875 of these shares to Jed Kaplan and issued 782 these shares to Roman Franklin. These shares were valued at $34,488, or $12.98 per share, based on the quoted trading price on the date of grant.

On June 11, 2021, pursuant to the terms of that certain Securities Purchase Agreement between the Company and FirstFire Global Opportunities Fund, LLC, the Company issued a 12% convertible promissory note in the principal amount of $1,266,666.67. In addition, the Company issued 11,875 shares of its common stock to the investor as a commitment fee pursuant to the Securities Purchase Agreement. Furthermore, the Company issued a common stock purchase warrant for the purchase of 593,750 shares of the Company’s common stock at an exercise price equal to $10.73.

On June 16, 2021, pursuant to the terms of that certain Securities Purchase Agreement between the Company and GS Capital Partners, LLC, the Company issued a convertible promissory note in the principal amount of $333,333.33. In addition, the Company issued 3,125 shares of its common stock to the investor as a commitment fee pursuant to the Securities Purchase Agreement. Furthermore, the Company issued a common stock purchase warrant for the purchase of 156,250 shares of the Company’s common stock at an exercise price equal to $10.73.

On July 22, 2021, the Company’s wholly-owned subsidiary, Simplicity Salinas, LLC, entered into an Asset Purchase Agreement with an existing franchisee, to acquire the franchisee’s assets in exchange for 6,000 shares of the Company’s common stock with fair value of $65,100, or $10.85 per share, based on the fair value of assets acquired.

On August 19, 2021, the Company and Maxim entered into the fourth amendment to the Series A-2 Note, as amended, pursuant to which the Company and Maxim agreed that all obligations under the Series A-2 Note, as amended, shall be extinguished, and the Series A-2 Note, as amended, shall be deemed repaid in its entirety, upon the satisfaction of the following obligations: (i) the Company’s payment of $500,000 to Maxim within three business days of August 19, 2021, (ii) the Company’s issuance of 20,000 restricted shares of the Company’s common stock to Maxim within seven business days of August 19, 2021, and (iii) the Company’s issuance of a common stock purchase warrant to Maxim on August 19, 2021 for the purchase of 365,000 shares of the Company’s common stock at an exercise price of $13.00 per share.

On August 23, 2021, pursuant to the terms of that certain Securities Purchase Agreement between the Company and Jefferson Street Capital, LLC, the Company issued a 12% convertible promissory note in the principal amount of $333,333.33. In addition, the Company issued 3,125 shares of its common stock to the investor as a commitment fee pursuant to the Securities Purchase Agreement. Furthermore, the Company issued a common stock purchase warrant for the purchase of 156,250 shares of the Company’s common stock at an exercise price equal to $10.73.

On August 31, 2021, pursuant to the terms of that certain Securities Purchase Agreement between the Company and Lucas Ventures, LLC, the Company issued a 12% convertible promissory note in the principal amount of $200,000. In addition, the Company issued 3,749 shares of its common stock to the investor as a commitment fee pursuant to the Securities Purchase Agreement. Furthermore, the Company issued a common stock purchase warrant for the purchase of 187,400 shares of the Company’s common stock at an exercise price equal to $10.73.

On August 31, 2021, pursuant to the terms of that certain Securities Purchase Agreement between the Company and LGH Investments, LLC, the Company issued a 12% convertible promissory note in the principal amount of $200,000.

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On September 1, 2021, the Company issued an aggregate of 82,500 restricted common shares of the Company to executive officers and directors of the Company for services rendered during the fiscal year ended May 31, 2021.

On September 17, 2021, the Company issued a common stock purchase warrant for the purchase of 40,000 shares of the Company’s common stock, at an exercise price of $10.73 per share, to FirstFire Global Opportunities Fund, LLC (“FirstFire”) as consideration for FirstFire entering into a first amendment to the March 10 FirstFire Note in order to delay an interim payment of OID and interest due under the March 10 FirstFire Note to the maturity date of such note. On September 28, 2021, pursuant to the terms of that certain Securities Purchase Agreement between the Company and Ionic Ventures, LLC, the Company issued a 12% convertible promissory note in the principal amount of $1,555,555.56. In addition, the Company issued 14,584 shares of its common stock to the investor as a commitment fee pursuant to the Securities Purchase Agreement. Furthermore, the Company issued a common stock purchase warrant for the purchase of 729,167 shares of the Company’s common stock at an exercise price equal to $10.73.

On October 1, 2021, the Company issued a common stock purchase warrant for the purchase of an additional 40,000 shares of the Company’s common stock at an exercise price of $10.73 per share to FirstFire as consideration for FirstFire entering into a second amendment to the March 10 FirstFire Note in order to remove the capital raising ceiling in such note.

On October 7, 2021, the Company’s wholly owned subsidiary Simplicity Tracy, LLC, entered into an Asset Purchase Agreement with an existing franchisee, to acquire the franchisee’s assets in exchange for 4,500 shares of the Company’s common stock with fair value of $41,850, or $9.30 per share.

On November 15, 2021, in connection with the issuance of a secured promissory note (“Schenden Note”), the Company issued 30,000 commitment warrants to the noteholder for the purchase of the Company’s common stock at an exercise price of $10.73 per share.

On November 18, 2021, in connection with the issuance of a secured promissory note (“Orleans Note”), the Company issued 18,000 commitment warrants to the noteholder for the purchase of the Company’s common stock at an exercise price of $10.73 per share.

On March 21, 2022, the Company entered into a securities purchase agreement (the “Firstfire Global SPA”), dated as of March 21, 2022, with Firstfire Global Opportunities Fund, LLC, LLC (“Firstfire Global”), pursuant to which the Company issued a 12% promissory convertible note (the “Firstfire Global Note”) with a maturity date of September 21, 2022, in the principal sum of $110,000.00. In addition, the Company issued 935 shares of its common stock to Firstfire Global as a commitment fee pursuant to the Firstfire Global SPA. The Firstfire Global Note carries an original issue discount of $10,000.00. Accordingly, Firstfire Global paid the purchase price of $100,000.00 in exchange for the Firstfire Global Note. Firstfire Global may convert the Firstfire Global Note into the Company’s common stock at any time at a conversion price equal to $1.00 per share, as the same may be adjusted as provided in the Firstfire Global Note. Pursuant to the terms of the Firstfire Global SPA, on March 21, 2022, the Company also issued to Firstfire Global a three-year warrant (the “Firstfire Global Warrant”) to purchase 50,000 shares of the Company’s common stock at an exercise price of $1.00.

On March 21, 2022, the Company entered into a securities purchase agreement (the “GS Capital SPA”), dated as of March 21, 2022, with GS Capital Partners, LLC (“GS Capital”), pursuant to which the Company issued a 12% promissory convertible note (the “GS Capital Note”) with a maturity date of September 21, 2022 in the principal sum of $82,500.00. In addition, the Company issued 703 shares of its common stock to GS Capital as a commitment fee pursuant to the GS Capital SPA. The GS Capital Note carries an original issue discount of $7,500.00. Accordingly, GS Capital paid the purchase price of $75,000.00 in exchange for the GS Capital Note. GS Capital may convert the GS Capital Note into the Company’s common stock at any time at a conversion price equal to $1.00 per share, as the same may be adjusted as provided in the GS Capital Note. Pursuant to the terms of the GS Capital SPA, on March 21, 2022, the Company also issued to GS Capital a three-year warrant (the “GS Capital Warrant”) to purchase 37,500 shares of the Company’s common stock at an exercise price of $1.00.

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On March 21, 2022, the Company entered into a securities purchase agreement (the “Ionic SPA”), dated as of March 21, 2022, with Ionic Ventures, LLC (“Ionic”), pursuant to which the Company issued a 12% promissory convertible note (the “Ionic Note”) with a maturity date of September 21, 2022, in the principal sum of $110,000.00. In addition, the Company issued 935 shares of its common stock to Ionic as a commitment fee pursuant to the Ionic SPA. The Ionic Note carries an original issue discount of $10,000.00. Accordingly, Ionic paid the purchase price of $100,000.00 in exchange for the Ionic Note. Ionic may convert the Ionic Note into the Company’s common stock at any time at a conversion price equal to $1.00 per share, as the same may be adjusted as provided in the Ionic Note. Pursuant to the terms of the Ionic SPA, on March 21, 2022, the Company also issued to Ionic a three-year warrant (the “Ionic Warrant”) to purchase 50,000 shares of the Company’s common stock at an exercise price of $1.00.

On April 1, 2022, the Company entered into a securities purchase agreement (the “Jefferson SPA”), dated as of April 1, 2022, with Jefferson Street Capital LLC (“Jefferson”), pursuant to which the Company issued a 12% promissory convertible note (the “Jefferson Note”) with a maturity date of October 1, 2022, in the principal sum of $82,500.00. In addition, the Company issued 703 shares of its common stock to Jefferson as a commitment fee pursuant to the Jefferson SPA. The Jefferson Note carries an original issue discount of $7,500.00. Accordingly, Jefferson paid the purchase price of $75,000.00 in exchange for the Jefferson Note. Jefferson may convert the Jefferson Note into the Company’s common stock at any time at a conversion price equal to $1.00 per share, as the same may be adjusted as provided in the Jefferson Note. Pursuant to the terms of the Jefferson SPA, on April 1, 2022, the Company also issued to Jefferson a three-year warrant (the “Jefferson Warrant”) to purchase 37,500 shares of the Company’s common stock at an exercise price of $1.00.

On April 18, 2022, the Company issued 53,720 shares of its common stock to GS Capital Partners, LLC (“GS Capital”) pursuant to a partial conversion of the June 10, 2021 convertible promissory note issued to GS Capital.

On April 25, 2022, the Company issued 87,800 shares of its common stock to Ionic Ventures, LLC (“Ionic”) pursuant to the partial conversion of the September 28, 2021 convertible promissory issued to Ionic.

On May 2, 2022, the Company issued 50,000 shares of its common stock to Firstfire Global Opportunities Fund, LLC, LLC (“FirstFire”), pursuant to the partial conversion of the March 10, 2021 convertible promissory note issued to FirstFire.

The above issuances/sales were made pursuant to an exemption from registration as set forth in Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act.

Nasdaq Delisting

The Company’s management decided that moving from Nasdaq to the OTCQB was more appropriate for the Company at that time, while the Company built out its planned network of retail esports centers.

On April 1, 2019, the Company was notified by Nasdaq that it would delist the Company’s common stock and public warrants. The Company’s common stock and public warrants were previously suspended from trading on Nasdaq, effective January 25, 2019.

On April 2, 2019, Nasdaq filed a Notification of Removal from Listing and/or Registration under Section 12(b) of the Exchange Act on Form 25 with the SEC relating to the Company’s common stock and public warrants. As a result, the Company’s common stock and public warrants were delisted from Nasdaq effective April 2, 2019.

The Company’s common stock and public warrants currently are quoted on the OTCQB under the symbols “WINR” and “WINRW,” respectively.

DESCRIPTION OF BUSINESS

Unless the context otherwise requires, “we,” “us,” “our,” or “the Company” refers to (i) “Simplicity Esports and Gaming Company” after the consummation of the acquisition of Simplicity Esports, LLC, (ii) “Smaaash Entertainment Inc.” before the consummation of the Acquisition of Simplicity Esports, LLC but after the closing of the Transactions with Smaaash Entertainment Private Limited, and (iii) I-AM Capital Acquisition Company prior to the closing of the Transactions with Smaaash Entertainment Private Limited. “Simplicity Esports LLC” means our wholly-owned subsidiary Simplicity Esports, LLC, a Florida limited liability company, and its consolidated subsidiaries. “PLAYlive” means our wholly-owned subsidiary PLAYlive Nation, Inc., a Delaware corporation, and its consolidated subsidiaries. “Simplicity One” means our 76% owned subsidiary, Simplicity One Brasil Ltda, a Brazilian limited liability company, and its consolidated subsidiaries. “Smaaash Private” means Smaaash Entertainment Private Limited, a private limited company incorporated under the laws of India, and its consolidated subsidiaries.

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Industry Overview

Esports is the competitive playing of video games by amateur and professional teams for cash prizes. Esports typically takes the form of organized, multiplayer video games that include real-time strategy, fighting, first-person shooter, and multiplayer online battle arena games. The largest esports games by prize money awarded in 2021, include titles such as League of Legends®, Fortnite® and Counter Strike: Global Offensive®. Other popular games include SMITE®, StarCraft II®, Call of Duty®¸ Heroes of the Storm® and Hearthstone®. Most major professional esports events and a wide range of amateur esports events are broadcast live via streaming services including twitch.tv, azubu.tv, ustream.tv and youtube.com. Esports also includes games which can be played, primarily by amateurs, in multiplayer competitions on the Sony PlayStation®, Microsoft Xbox® and WII Nintendo® systems.

Although official competitions have long been a part of video game culture, participation and spectatorship of such events have seen a global surge in popularity over the last few years with the rapid growth of online streaming. The advent of online streaming technology has turned esports into a global industry that includes professional players and teams competing in major events that are simultaneously watched in person in stadiums, and by online viewers, which regularly exceed 1,000,000 viewers for major tournaments. According to Business Insider, over 100 million viewers saw the 2019 League of Legends® World Championships in person and online. CNBC reported in April 2019 that League of Legends® World Championships attract more viewers than the Super Bowl. Much like how there is a worldwide gaming market for the sports industry, there has now developed a worldwide gaming market for the esports industry. The impact has been so significant that many video game developers are now building features into their games designed to facilitate competition.

According to Newzoo, a global leader in esports, games and mobile intelligence, the total global esports audience was projected to grow to 474 million in 2021, with an anticipated 27.5 million American gamers, and such global audience is expected to reach 577 million by 2024. In addition, according to Newzoo, esports produced over $947 million in 2020 revenue and were projected to reach $1.08 billion in 2021 and are projected to reach $1.617 billion in 2024. Esports enthusiasts, which are people who watch professional esports content at least once a month, were expected to reach 234 million of the audience total in 2021, up from 215 million in 2020. With a compound annual growth rate (“CAGR”) (2019-2024) of +7.7%, this number is expected to reach almost 286 million in 2024. The global average revenue per esports enthusiast, which includes not only gaming revenue, but also sponsorships advertising and all other esports related revenues, was projected to reach $4.63 in 2021, and is projected to jump to $5.25 in 2022 after more live events are restored. The number of occasional esports viewers, (people who watch professional esports content less than once a month), was expected to reach 240 million in 2021, up from 220.5 million in 2020, and is projected to grow to surpass 291 million in 2024. According to Newtech Mag, China and the U.S. have the largest populations of esports fans, with Brazil ranking first in Latin America, which is the fastest growing gaming market, and third globally, with 20 million fans. The increasing prominence of esports as a mainstream entertainment industry is driving the growth in awareness in most regions. Audience and awareness growth in the emerging regions of Latin America, Middle East and Africa is largely driven by improving IT infrastructure and urbanization. According to estimates by PwC, Latin America is one of the fastest-rising regions for revenue growth. PwC estimates esports revenue in Latin America to rise from $18 million in 2019 to $42 million by 2023. We believe the rise of new franchises, such as Player Unknown’s Battlegrounds® or PubG®, is an important global growth factor as the influx of millennials should continue to drive the growth of the esports industry’s audience and in turn, the esports gaming industry.

In 2019, globally there were 885 major esports events that generated an estimated $56.3 million in ticket revenues. The total prize money of all esports events held in 2019 reached $167.4 million, a slight increase from $150.8 million in 2018. The League of Legends® World Championship was 2020’s biggest tournament by live viewership hours on Twitch and YouTube, with 91.9 million hours. It also produced $1.9 million in ticket revenues. League of Legends Champions Korea Sumer was the most-watched league by live viewership hours on Twitch and YouTube, generating 53.9 million hours. A report by Forbes estimates that the top 5 esports teams had 2020 revenues of between $16 million and $45 million and were valued at between $190 million and $410 million.

Business Overview

We are a global esports organization, that is capitalizing on the growth in esports through three business units, Simplicity One Brasil Ltda (“Simplicity One”), Simplicity Esports, LLC (“Simplicity Esports LLC”) and PLAYlive Nation, Inc. (“PLAYlive”). We believe that we are the only Securities and Exchange Commission (“SEC”) reporting, completely integrated-esports company that owns a League of Legends franchise. Additionally, we believe we have the largest network of corporate and franchisee owned esports gaming centers in North America.

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Our Esports Teams

We own and manage seven professional esports teams domestically and internationally. Revenue is generated from prize winnings, corporate sponsorships, advertising, league subsidy payments and potential league revenue sharing payments from the publishers of video games.

Domestic Esports Teams – Simplicity Esports LLC

Through our wholly owned subsidiary, Simplicity Esports LLC, we own and manage multiple professional esports teams competing in games such as Overwatch, Apex Legends, PUBG, Heroes of the Storm and more. We are committed to growing and enhancing the esports industry, fostering the development of amateurs to compete professionally and signing established professional gamers to support their paths to greater success.

International Esports Team - Simplicity One

Since January 2020, through our 76% owned subsidiary Simplicity One, we manage Flamengo eSports, one of the leading Brazilian League of Legends® teams competing in the top tier league CBLoL. CBLoL was the most talked about esports league in the world, on Twitter for the first half of 2021, with Call of Duty League and Overwatch League ranking 2nd and 3rd, respectively. Flamengo eSports was established in 2017 as the Esports division of Clube de Regatas do Flamengo, a successful Brazilian sports organization, with over 40 million followers across social media accounts, known for its world-famous soccer team. Flamengo eSports’ League of Legends® team won the CBLoL Championship in September 2019, which qualified the team to compete at the 2019 League of Legends® World Championship in Europe as one of 24 teams from 13 different regions around the world. Flamengo Esports @flaesports was ranked as the 9th most tweeted about sports organization in the world in 2020. Flamengo Esports @flaesports was ranked as the 6th most tweeted about esports organization in the world, ahead of Team Liquid and Cloud 9, ranking 7th and 10th, respectively, for the first half of 2021.

Online Tournaments

In response to demand from customers for online esports tournaments which was in all likelihood triggered by the social distancing protocols attendant to the COVID-19 pandemic, we introduced in March 2020 an initiative of online esports tournaments. Since March 2020, through our wholly owned subsidiary, Simplicity Esports LLC, we have been holding online esports tournaments in the United States. In addition, we commenced promoting these periodic online tournaments via text messages to our database of over 400,000 paying esports gaming center customers, which we acquired in our acquisition of PLAYlive. If we can convert merely 1% of these existing customers from the PLAYlive database to play in our paid online tournaments, we anticipate this business unit may generate approximately $1 million in annual revenues. At a 5% conversion rate, this business segment may generate approximately $5 million in annual revenue. Management also intends to sell sponsorship and marketing activations for these online tournaments which would create additional revenue. We also announced our initiative to offer play at home online tournaments in Brazil. These tournaments are a way for us to engage with our customer base from home during periods of required social distancing or quarantine.

Our Gaming Centers

As of May 13, 2022, we have 29 operational locations (17 corporate locations and 12 franchise locations), through our subsidiaries throughout the U.S., giving casual gamers the opportunity to play in a social setting with other members of the gaming community. In addition, aspiring and established professional gamers have an opportunity to compete in local and national esports tournaments held in our gaming centers for prizes, notoriety, and potential contracts to play for one of our professional esports teams. In this business unit, revenue is generated from franchise royalties, the sale of game time, memberships, tournament entry fees, birthday party events, corporate party events, concessions and gaming-related merchandise.

Our business plan encompasses a brick and click physical and digital approach to further recognize revenue from all verticals, which we believe to be unique in the industry. The physical centers, together with our esports teams, lifestyle brand and marketing campaigns offer opportunities for additional revenue via strategic partnerships with both endemic and non-endemic brands. Our ultimate goal is to further engage a diverse fan base with a 360-degree approach driving traffic to both our digital platform, tournaments (online and in-person) and physical real estate to maximize the monetization opportunities with these relationships. In addition, we have proprietary intellectual capital, fan engagement strategies and brand development blueprints which complement our publicly available information.

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Optimally, the esports gaming centers of Simplicity Esports LLC (“Simplicity Esports Gaming Centers”) will measure between 2,000 and 4,000 square feet, with dozens of gaming stations. The Simplicity Esports Gaming Centers will feature cutting edge technology, futuristic aesthetic décor and dynamic high-speed gaming equipment. We believe our brick-and-click strategy will present attractive opportunities for sponsors and advertisers to connect with our audience, creating an intriguing monetization opportunity for sponsors and advertisers. Currently our company owned stores operate in approximately 40,000 square feet of retail space in desirable, high traffic locations.

Creating content that engages fans, sponsors and developers, while promoting our brand is one of our primary goals. In August 2021, we announced a partnership with Television Korea 24 (“ESTV”) to provide esports and gaming content for their 24-7 live linear channel around the world. ESTV can be viewed in over 45 countries including the U.S. and Brazil. We seek to reach a broad demographic encompassing the casual, amateur and professional gaming community. Our philosophy is to enhance our footprint for both endemic and non-endemic partnerships. We believe we possess a deep perception of our markets and understand the new age of branding while maintaining authenticity to the gaming community that comprises our fanbase.

As a result of COVID-19 (discussed below), all of our corporate and franchised Simplicity Gaming Centers were closed effective April 1, 2020. We commenced reopening Simplicity Gaming Centers on May 1, 2020 and have since reopened 17 corporate and 12 franchised Simplicity Gaming Centers as of May 13, 2022, the majority of which are operating at restricted capacity based on local COVID-19 regulations. See “Risk Factors—Public health epidemics or outbreaks, such as COVID-19, could materially and adversely impact our business.”

Corporate Gaming Centers

As of May 13, 2022, through our subsidiary entities, we currently operate 17 corporate-owned retail Simplicity Esports Gaming Centers, twelve of which were acquired during the fiscal year ended May 31, 2021and two of which was acquired in the first fiscal quarter ended August 31, 2021. Furthermore, we have engaged a national tenant representation real estate broker to assist in the strategic planning and negotiations for our future Simplicity Esports Gaming Center locations. We contemplate that new Simplicity Esports Gaming Centers will be funded by us as well as a combination of tenant improvement allowances from landlords and sponsorships. The Company intends to continue the expansion of its corporate owned esports gaming center footprint through the buildout of new esports gaming centers. The disruptions in commercial real estate caused by COVID-19 lockdowns have allowed the Company to strengthen its existing relationships with national landlords by signing new locations with a percentage of gross rent lease structures. The locations will range between 2,000 and 4,000 sq ft and be primarily located inside of shopping malls.

Franchised Gaming Centers

Due to interest from potential franchisees, in 2019 we launched a franchising program to accelerate the expansion of our planned nationwide footprint. We sell specific franchise territories, through our wholly owned subsidiary PLAYlive, and assist with the establishment and buildout of esports gaming centers to potential business owners that desire to use our branding, infrastructure and process to open and operate gaming centers. We currently operate 12 fully constructed franchise esports gaming centers. Due to interest from potential franchisees, we have launched a franchising program to accelerate the expansion of our planned nationwide footprint. We sell specific franchise territories, through our wholly owned subsidiary PLAYlive, and assist with the establishment and buildout of esports gaming centers to potential business owners that desire to use our branding, infrastructure and process to open and operate gaming centers. Franchise revenue is generated from the sale of franchise territories, supplying furniture, equipment and merchandise to the franchisees for buildout of their centers, a gross sales royalty fee and a national marketing fee. We license the use of our branding, assist in identifying and negotiating commercial locations, assist in overseeing the buildout and development, provide access to proprietary software for point of sale, inventory management, employee training and other HR functions. Franchisees also have an opportunity to participate in our national esports tournament events, and benefit from the growing profile of our professional esports teams. Once an esports gaming center is opened, we provide operational guidance, support and use of branding elements in exchange for a monthly royalty fee calculated as 6% of gross sales. On January 1, 2020, we implemented a national marketing fee of 1% of gross sales. To date, we have sold five of these franchise territories. COVID-19 travel restrictions caused us to suspend the sale of new franchise territories from April 1, 2020 until October 1, 2020. During this time, a pipeline of interested applicants has accumulated, and we anticipate new franchise territory sales over the next 12 months as a result.

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The combination of the esports gaming centers, owned or franchised by our wholly owned subsidiaries Simplicity Esports LLC or PLAYlive, provides us with what we believe is one of the largest esports gaming center footprints in North America. Over the next 12 months, existing PLAYlive esports gaming centers will be rebranded to Simplicity Esports gaming centers. All newly opened franchise esports gaming centers will be branded as Simplicity Esports gaming centers and have numerous gaming PC’s. All gaming centers in our footprint will be participating venues in our national esports tournaments.

Franchise Roll Up Strategy

We began implementing a franchise roll-up strategy in July 2020 as a result of the disruption caused by COVID-19 related stay at home orders, and the disruption it caused to the commercial real estate market. The reduction in revenues for some franchisees because of stay-at-home orders, and government mandates to remain closed created significant accrued rent payments due to landlords. We have been able to come to terms with many franchisees to acquire the assets of their gaming centers and make them corporate owned. We have simultaneously negotiated new leases with some of the largest national mall chains, including Simon Property Group and Brookfield Asset Management, and are in the process of negotiating additional locations with other landlords. The new leases involve significant reductions in or elimination of fixed rent and the addition of percentage of revenues rent terms. During the fiscal year ended May 31, 2021, we signed 13 letters of intent and executed definitive agreements for all of those locations, most of which were operational prior to year-end. We expect each of these locations to be profitable as a result of the significant reduced rent expense via the percentage rent structure.

Our Stream Team

The Simplicity Esports LLC and Flamengo Esports stream teams encompass over 30 commentators (commonly known as “casters”), influencers and personalities who connect to a dedicated fan base. Our electric group of live personalities represent our organization to the fullest with their own unique style. We are proud to support and present a diverse group of gamers as we engage fans across a multiple of esports genres. Our Twitch affiliation has enabled our stream team influences to reach a broad fan base. Additionally, we have created several niches within the streaming community which has enabled us to engage fans within certain titles on a 24/7 basis. Our notoriety in the industry is evidenced by our audience that views millions of minutes of Simplicity Esports’ and Flamengo Esports’ content monthly, via various social media outlets including YouTube, Twitter and Twitch. Through Simplicity Esports LLC, we have begun to implement a unique approach to ensure the ultimate fan friendly esports experience. Our intention is to have gamers involved at the grassroots level and feel a sense of unity as we compete with top class talent. Our management and players are known within the esports community and we plan to use their skills to create a seamless content creation plan helping gamers feel closer to our brand than any other in the industry.

Material Acquisitions and Licensing

Acquisition of Simplicity Esports, LLC

On January 4, 2019, the Company consummated the transactions contemplated by that certain share exchange agreement, dated December 21, 2018 (as amended by Amendment No. 1 to Share Exchange Agreement, dated December 28, 2018 and by Amendment No. 2 to Share Exchange Agreement, dated December 30, 2018, the “Share Exchange Agreement”) by and among the Company, Simplicity Esports, LLC, a Florida limited liability company (“Simplicity Esports LLC”), each of the equity holders of Simplicity Esports LLC (“Simplicity Owners”) and Jed Kaplan, in the capacity as the representative of the Simplicity Owners (the “Representative”). Pursuant to the Share Exchange Agreement the Simplicity Owners transferred all the issued and outstanding equity interests of Simplicity Esports LLC to the Company in exchange for an aggregate of 375,000 shares of common stock of the Company (the “Simplicity Esports Acquisition”). As of January 4, 2019, upon the completion of the Simplicity Esports Acquisition, esports gaming became the primary business of the Company.

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On January 4, 2019, the Simplicity Owners received an aggregate of 37,500 shares of common stock at the closing of the Acquisition and an additional aggregate of 87,500 shares of common stock on January 7, 2019. The Simplicity Owners were initially entitled to receive an additional 250,000 shares upon the Company’s receipt of the approval of its stockholders to such issuance. This condition was removed as the stockholder approval was only necessary due to the Company’s stock being listed on Nasdaq. Upon completion of the Simplicity Esports LLC acquisition, the Company decided that moving off the Nasdaq was appropriate, and the 250,000 shares were issued to the Simplicity Owners on March 27, 2019.

In connection with the acquisition of Simplicity Esports LLC, on January 2, 2019, the Company filed a Certificate of Amendment to the Company’s Certificate of Incorporation (the “Certificate Amendment”) with the Delaware Secretary of State to change the Company’s name from “Smaaash Entertainment, Inc.” to “Simplicity Esports and Gaming Company”. In addition, the Company changed the ticker symbols of its common stock and public warrants to “WINR” and “WINRW,” respectively, and commenced trading of its common stock and public warrants under such new ticker symbols on the OTCQB on January 10, 2019.

Acquisition of PLAYlive Nation, Inc.

On July 30, 2019, we acquired a 100% interest in PLAYlive by way of merger pursuant to an Agreement and Plan of Merger, dated July 25, 2019, whereby we acquired 100% of the issued and outstanding common stock of PLAYlive from the selling stockholders (“PLAYlive Stockholders”) of PLAYlive in exchange for 93,750 shares of our common stock. Following this merger, PLAYlive became our wholly owned subsidiary. On the closing date of this merger, each of the PLAYlive Stockholders entered into a one-year lock-up agreement with the Company and each of Duncan Wood, Jordan C. Jenson, and Alec T. Carpenter entered into an employment agreement with PLAYlive.

Licensing of Flamengo Esports

Effective January 20, 2020, Simplicity One entered into an Exclusive Trademark and Symbol Use License Agreement, and Other Covenants (the “License Agreement”), dated November 5, 2019 with Clube de Regatas do Flamengo (one of the most successful Brazilian sports organizations, known for its world-famous soccer team), whereby Clube de Regatas do Flamengo agreed to exclusively license its intellectual property rights (“Flamengo IP Rights”) to Simplicity One (an entity which the Company and Team One E-Sports Ltda – ME owned a 90% and 10% equity interest in, respectively), authorizing Simplicity One to use the Flamengo IP Rights on a League of Legends team in esports as well as in other modalities in esports, which will be maintained and assembled by Simplicity One during the term of the Licensing Agreement. The License Agreement has a term of three years, beginning on January 1, 2020 and ending on December 31, 2022, and may be renewed by mutual written agreement by the parties. In exchange for the exclusive license, the Company shall pay Clube de Regatas do Flamengo an annual fee for the first, second and third year in the amount of $32,300 (Reais$170,000.00), $35,150 (Reais$185,000.00), and $38,000 (Reais$200,000.00), respectively, as well as the payment of royalties in the amount of 8% of the gross revenues (less taxes) of the eSports teams pursuant to the terms of the Licensing Agreement. If either party unilaterally terminates the Agreement or gives rise to certain termination grounds set forth in the Agreement, the terminating party will pay the other party a non-compensatory fine in the amount of approximately $19,000 (Reais $100,000) to indemnify the other party, without prejudice to any losses or damages that exceed such amount.

Flamengo Esports was established in 2017 as the Esports division of Clube de Regatas do Flamengo, a successful Brazilian sports organization, known for its world-famous soccer team. Flamengo Esports’ League of Legends® team won the CBLoL Championship in September 2019 and competed at the 2019 League of Legends® World Championship in Europe as one of 24 teams from 13 different regions around the world.

On April 1, 2020, the Company released multiple players and staff members from Simplicity One as part of a restructuring in an effort to make the Flamengo Esports project profitable. The Company was approved for ownership of a franchise spot in League of Legends Brazil (CBLoL) in October 2020.

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In June 2020, while Simplicity One was preparing its initial application for purchasing from Riot Games a franchise in Campeonato Brasileiro de League of Legends, Simplicity One become aware that the 10%-ownership interest of Team One E-Sports Ltda (“Team One E-Sports”) in Simplicity One was in contravention of Riot Games’ policy that only one League of Legend esports team could be owned by an owner at one time because Team One had already submitted an application for purchasing a franchise for another League of Legend esports team. Accordingly, Simplicity One needed Team One E-Sports to divest itself of its 10%-equity interest in Simplicity One in order for Simplicity One to proceed with its franchise application. Therefore, on June 22, 2020, Mr. Kaplan entered into a Quota Purchase Agreement with Team One E-Sports, pursuant to which Mr. Kaplan acquired Team One Esports’ 10%-ownership equity interest for $45,000 in cash. In addition, the Company transferred a 2%-equity interest (an aggregate of 4%) to each of Laila De Braga Cavalcanti Loss and Frederico Tannure. Ms. Loss lives in Brazil and run the operations of Simplicity One, in order to comply with Riot Games’ policy requiring local ownership in Brazil in order to apply for a franchise of a league of legends sports team. Furthermore, on June 22, 2020, Mr. Kaplan agreed to forgive the debt of the Kaplan Promissory Note with a principal balance of $90,000 in exchange for the Company assigning to Mr. Kaplan a 10% equity interest in Simplicity One. In light of the restructuring of the ownership interest in Simplicity One, as of January 13, 2021, the Company, Mr. Kaplan, Ms. Cavalcanti Loss, and Mr. Tannure own a 76%, 20%, 2% and 2% equity interest in Simplicity One.

COVID-19

In December 2019, a novel strain of coronavirus (COVID-19) emerged in Wuhan, Hubei Province, China. While initially the outbreak was largely concentrated in China and caused significant disruptions to its economy, it has now spread to several other countries and infections have been reported globally.

Because COVID-19 infections have been reported throughout the United States, certain federal, state and local governmental authorities have issued stay-at-home orders, proclamations and/or directives aimed at minimizing the spread of COVID-19. Additional, more restrictive proclamations and/or directives may be issued in the future. As a result, all of our corporate and franchised Simplicity Gaming Centers were closed effective April 1, 2020. We commenced reopening Simplicity Gaming Centers as of May 1, 2020 and have since reopened 17 corporate and 12 franchised Simplicity Gaming Centers as of May 13, 2022. Although our franchise agreements with franchisees of Simplicity Gaming Centers require a minimum monthly royalty payment to us from the franchisees regardless of whether the franchised Simplicity Gaming Centers are operating, there is a potential risk that franchisees of Simplicity Gaming Centers will default in their obligations to pay their minimum monthly royalty payment to us resulting in either an increase in accounts receivables or a bad debt expense where account receivables are no longer collectible due to franchisee’s inability to pay the minimum monthly royalty payments owed by the franchisee. We have experienced a decrease in our account receivables, net of the allowance by $55,599 from the year ended May 31, 2021.

The ultimate impact of the COVID-19 pandemic on the Company’s operations is unknown and will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration of the COVID-19 outbreak, new information which may emerge concerning the severity of the COVID-19 pandemic, and any additional preventative and protective actions that governments, or the Company, may direct, which may result in an extended period of continued business disruption, reduced customer traffic and reduced operations. Any resulting financial impact cannot be reasonably estimated at this time but is anticipated to have a material adverse impact on our business, financial condition and results of operations.

The measures taken to date adversely impacted the Company’s business for the fiscal quarters ended February 28, 2022, November 30, 2021, August 31, 2021 and the fiscal year ended May 31, 2021 and will potentially continue to impact the Company’s business. Management expects that all of its business segments, across all of its geographies, will be impacted to some degree, but the significance of the impact of the COVID-19 outbreak on the Company’s business and the duration for which it may have an impact cannot be determined at this time.

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Corporate History

Formation

We were initially a blank check company organized under the laws of the State of Delaware on April 17, 2017 under the name I-AM Capital Acquisition Company. We were formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Although we were not limited to a particular industry or geographic region for purposes of consummating a business combination, we focused on businesses with a connection to India. On November 20, 2018, we changed our name from I-AM Capital Acquisition Company to Smaaash Entertainment, Inc. On January 2, 2019, we changed our name from Smaaash Entertainment, Inc. to Simplicity Esports and Gaming Company.

Smaaash Entertainment Private Limited

Business Combination

On November 20, 2018, the Company and Smaaash Entertainment Private Limited, a private limited company incorporated under the laws of India (“Smaaash Private”), consummated the transactions (the “Transactions” or the “Business Combination”) contemplated by the share subscription agreement (as amended, the “Subscription Agreement”), following the approval at the special meeting of the stockholders of the Company held on November 9, 2018 (the “Special Meeting”).

Pursuant to the Subscription Agreement, the purchase price of $150,000 was paid by the Company to Smaaash Private in exchange for 294,360 newly issued equity shares of Smaaash Private at the closing of the Transactions (the “Closing”), representing less than 1% of Smaaash Private at such time.

At the time of the Closing, AHA Holdings Private Limited (“AHA Holdings”) and Shripal Morakhia (together with AHA Holdings, the “Smaaash Founders”) agreed to transfer all of their ownership interest in Smaaash Private (the “Additional Smaaash Shares”) to the Company in exchange for newly issued shares of our Common Stock (the “Transferred Company Shares”).

In furtherance of the foregoing, at the Closing, the Company issued an aggregate of 250,000 shares of its common stock to the Smaaash Founders as an upfront portion of the Transferred Company Shares (the “Upfront Company Shares”). In connection with the issuance of the Upfront Company Shares, the Company and the Smaaash Founders entered into an escrow agreement pursuant to which the Upfront Company Shares would be held in escrow and will be either, (i) if the Additional Smaaash Shares are not transferred in full to the Company within the designated six-month period, cancelled, or (ii) if the Additional Smaaash Shares are transferred in full to the Company within the designated six-month period, released from escrow and the number of Upfront Company Shares will be deducted from the Transferred Company Shares that will be issued to the Smaaash Founders upon the delivery of the Additional Smaaash Shares. Pursuant to the terms of the escrow agreement, the Upfront Company Shares have been cancelled because the Additional Smaaash Shares were not transferred in full to the Company in the designated six-month period.

In connection with the Closing, the Company changed its name from I-AM Capital Acquisition Company to Smaaash Entertainment Inc. changed its stock symbols for its Common Stock, Public Rights and Public Warrants to “IAM,” “IAMXR,” and “IAMXW,” respectively, and entered into a master franchise agreement (“Master Franchise Agreement”) and a master license and distribution agreement (“Master Distribution Agreement”) with Smaaash Private. After the Closing, the Company’s primary assets consisted of shares in Smaaash Private and the rights granted under the Master Franchise Agreement and the Master Distribution Agreement.

Business of Smaaash Private

At the time of closing of the Smaaash transaction, Smaaash Private operated 40 games and entertainment centers (“Smaaash Centers”), including 39 Smaaash Centers in India and one international Smaaash Center in the U.S., in addition to carrying out product sales of its games and equipment that Smaaash has developed in-house, supported by its sponsorship and other revenues.

Smaaash Private’s core concept was to offer an interactive, immersive and fun experience to customers at its Smaaash Centers, blending Augmented Reality (“AR”) and Virtual Reality (“VR”) and other games, indoor entertainment, and attractive food and beverage options, customized to the tastes and preferences of a diverse set of customers across age groups, genders and backgrounds, including corporate customers, families, friends and children. Smaaash Private’s game concepts are supported by its in-house technology, value engineering and systems integration capabilities.

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Master Franchise Agreement

Under the Master Franchise Agreement, Smaaash Private granted to the Company an exclusive right to establish and operate Smaaash Centers (as defined under the Master Franchise Agreement) and to sublicense the right to establish and operate Smaaash Centers to third party franchisees, and a license to use the products and other services developed by Smaaash Private with respect to the Smaaash Centers, in the United States (“Territory”). Further, Smaaash Private has granted to the Company the limited license to use the Trademarks of Smaaash Private (as set out in the Master Franchise Agreement) for the purposes of establishing and operating the Smaaash Centers in the Territory. The Master Franchise Agreement has been executed on an arms’ length basis between Smaaash Private and the Company.

On November 29, 2018, the Company and Smaaash Private executed an addendum to the Master Franchise Agreement (the “Amendment”). Pursuant to the Amendment, Smaaash Private granted the Company the exclusive rights to set up family and entertainment centers under the name “Total Sports Center” in the United States (“Total Sports Centers”) in which 51% of the investment will be borne by the Company and 49% by Smaaash Private. Smaaash Private will be responsible for identifying the locations for setting up, managing and controlling the Total Sports Centers and will carry out all the fit out requirements for such centers. Smaaash Private will also appoint the management team for the centers. Smaaash Private will be entitled to 3% of the net revenue of each center, subject to conditions to be confirmed by the parties.

Master License and Distribution Agreement

Under the Master Distribution Agreement, Smaaash Private granted to the Company an exclusive right to purchase from Smaaash Private specialized video game equipment and products related to sports and recreational activities (“Products”) in the territory under the brand name of Smaaash Private and sell them with a 15% markup to the customers which will be the sub-franchisees of the Company who will operate the Smaaash Centers, as specified in the Master Franchise Agreement.

Shift of Business Focus to Esports Gaming

Following the January 2019 acquisition of Simplicity Esports LLC described below, we determined to shift our current primary focus to esports gaming. Accordingly, we did not generate any revenues from Smaaash in 2019. The Master Franchise Agreement, as amended, and the Master Distribution Agreement continue in full force and effect, however, and we may now or in the future pursue Smaaash Private business opportunities.

Polar and K2

On November 2, 2018, the Company entered into a stock purchase agreement with each of Polar Asset Management Partners Inc. (“Polar”) and K2 Principal Fund L.P. (“K2”), pursuant to which Polar and K2 agreed to sell up to 61,250 and 27,500 shares, respectively, of the Company’s common stock to the Company 30 days after the consummation of the transactions at a price of $89.84 contemplated by the share subscription agreement with Smaaash Private.

On December 20, 2018, the Company, Polar, K2 and the Escrow Agent, entered into an Amendment (the “Amendment”), pursuant to which, among other things, the stock purchase agreements with Polar and K2 were amended to (x) reduce the purchase price per share payable by the Company at the closing of the Stock Sales from $89.84 per share to (1) first $48.00 per share up to 20% of the original number of Shares (as defined in the respective Purchase Agreement), (2) then $40.00 per remaining share up to 20% of the original number of Shares, (3) then $32.00 per remaining share up to 20% of the original number of Shares, (4) then $24.00 per remaining Share up to 20% of the original number of Shares, and (5) then $16.00 per remaining Share up to 20% of the original number of Shares, (y) to extend the outside date of the closing of the Stock Sales until January 18, 2019, and (z) to authorize the issuance of $3,542,700 and $1,590,600 from the Escrow Account to Polar and K2, respectively, as partial payment for the Shares prior to the final closing of the Stock Sales.

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The Amendment also included provisions regarding the reduction of the exercise price and amendment of redemption provisions of the Company’s Public Warrants and Private Placement Warrants. On August 18, 2019, the Company held a special meeting of its public warrant holders to approve the foregoing. However, these proposals were not approved by the requisite votes.

Acquisition of Simplicity Esports, LLC

In connection with the Simplicity Esports Acquisition, the Simplicity Owners received an aggregate of 37,500 shares of common stock at the closing on January 4, 2019, an additional aggregate of 87,500 shares of common stock on January 7, 2019 and the remaining 250,000 shares in March of 2019.

In connection with the Simplicity Esports Acquisition, on January 2, 2019, the Company filed a Certificate of Amendment to the Company’s Certificate of Incorporation (the “Certificate Amendment”) with the Delaware Secretary of State to change the Company’s name from “Smaaash Entertainment, Inc.” to “Simplicity Esports and Gaming Company.” In addition, the Company changed the ticker symbols of its common stock and public warrants to “WINR” and “WINRW,” respectively, and commenced trading of its common stock and public warrants under such new ticker symbols on the OTCQB on January 10, 2019.

Equity Line

On March 12, 2020, the Company entered into a Common Stock Purchase Agreement with Triton Funds LP (“Triton”), dated as of March 11, 2020, pursuant to which, upon the terms and subject to the conditions thereof, Triton was committed to purchase shares of the Company’s common stock at an aggregate price of up to $500,000 (the “Maximum Commitment Amount”) over the course of the commitment period which ends on the earlier of (i) the date on which Triton purchases the Maximum Commitment Amount and (ii) December 31, 2020 (the “Equity Line”). In connection with the execution of the Common Stock Purchase Agreement, the Company registered the resale of up to 90,625 shares of common stock issuable under the Equity Line in the amount of the Maximum Commitment Amount pursuant to a registration statement declared effective by the SEC on March 30, 2020.

On April 9, 2020, the Company delivered a Purchase Notice to Triton pursuant to the terms of the Common Stock Purchase Agreement requiring Triton to acquire 15,625 shares of common stock, which resulted in $87,700 in proceeds to the Company. Pursuant to the terms of the Common Stock Purchase Agreement, on April 9, 2020, the Company instructed the transfer agent to issue 15,625 shares of common stock to a custodial account of Triton. These shares were issued in reliance on Section 4(a)(2) of the Securities Act. Unfortunately, the transfer agent erroneously transferred the entire 90,625 shares of common stock under the Equity Line to the custodial account of Triton, resulting in an over-issuance of 75,000 shares to Triton. The Company notified Triton of this error and that the Company terminated the Common Stock Purchase Agreement with Triton. On November 18, 2020, the 75,000 shares issued in error were returned by Triton and cancelled and returned to the treasury of the Company.

Debt Obligations

10% Fixed Convertible Promissory Note

On April 29, 2020 (the “Effective Date”), the Company issued a 10% Fixed Convertible Promissory Note (the “Harbor Gates Note”), with a maturity date of October 29, 2020 (the “Maturity Date”), in the principal sum of $152,500 in favor of Harbor Gates Capital, LLC (“Harbor Gates”). Pursuant to the terms of the Harbor Gates Note, the Company agreed to pay to Harbor Gates $152,500 (the “Principal Sum”) and to pay “guaranteed” interest on the principal balance at an amount equivalent to 10% of the Principal Sum, to the extent such Principal Sum and “guaranteed” interest and any other interest, fees, liquidated damages and/or items due to Harbor Gates have not been repaid or converted into Company common stock in accordance with the terms of the Harbor Gates Note. The Harbor Gates Note carries an original issue discount (“OID”) of $2,500. Accordingly, on the Effective Date, Harbor Gates delivered $150,000 to the Company in exchange for the Harbor Gates Note.

On July 2, 2020, the Company repaid $152,500 and $15,250 in accrued interest and $33,550 in prepayment penalty in full satisfaction of the 10% Convertible Promissory Harbor Gates Note.

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Kaplan Promissory Note

On May 12, 2020 (the “Issue Date”), the Company issued a promissory note (the “Kaplan Note”) in the principal sum of $90,000 in favor of Jed Kaplan, member of the Company’s Board of Directors and greater than 5% stockholder of the Company. The Kaplan Note matures on October 12, 2020 (the “Maturity Date”). The Company used the proceeds of the Kaplan Note to fund the operations of Simplicity One.

As of May 31, 2020, advances under the terms of this note were $64,728. On various dates subsequent to May 31, 2020, Mr. Kaplan funded $25,272 pursuant to the Kaplan Promissory Note. With the contributions subsequent to May 31, 2020, the principal balances outstanding and due Mr. Kaplan amounted to $90,000. On June 22, 2020, Mr. Kaplan agreed to forgive the debt of the Kaplan Promissory Note with a principal balance of $90,000 in exchange for the Company assigning to Mr. Kaplan a 10% equity interest in Simplicity One.

Self-Amortization Promissory Note

On June 18, 2020 (the “Issue Date”), the Company entered into a securities purchase agreement (the “SPA”) with an accredited investor (the “Holder”), pursuant to which the Company issued a 12% self-amortization promissory note (the “Amortization Note”) with a maturity date of June 18, 2021 (the “Maturity Date”), in the principal sum of $550,000. Pursuant to the terms of the Amortization Note, the Company agreed to pay $550,000 (the “Principal Sum”) to the Holder and to pay interest on the Principal Sum at the rate of 12% per annum. The Amortization Note carries an original issue discount (“OID”) of $55,000. Accordingly, on the Closing Date (as defined in the SPA), the Holder paid the purchase price of $495,000 in exchange for the Amortization Note. In addition, pursuant to the terms of the SPA, the Company agreed to issue 6,875 shares of the Company’s common stock to the Holder as additional consideration.

In connection with the November 23, 2020 SPA discussed below, we repaid principal and interest of $198,375 on this June 18, 2020 Note.

On February 19, 2021, we repaid the outstanding principal and interest on the June 18, 2020 Note.

August 7, 2020 Self-Amortization Promissory Note

On August 7, 2020 (the “Issue Date”), the Company entered into a securities purchase agreement (the “SPA”) with FirstFire Global Opportunities Fund, LLC, an accredited investor (the “Holder”), pursuant to which the Company issued a 12% self-amortization promissory note (the “Self-Amortization Note”) with a maturity date of August 7, 2021 (the “Maturity Date”), in the principal sum of $333,333. Pursuant to the terms of the Self-Amortization Note, the Company agreed to pay $333,333 (the “Principal Sum”) to the Holder and to pay interest on the principal balance at the rate of 12% per annum. The Self-Amortization Note carries an original issue discount of $33,333. Accordingly, on the Closing Date (as defined in the SPA), the Holder paid the purchase price of $300,000 in exchange for the Self-Amortization Note. In addition, pursuant to the terms of the SPA, the Company agreed to issue 4,167 shares of the Company’s common stock to the Holder as additional consideration.

On March 10, 2021, we repaid the outstanding principal and interest on the Self-Amortization Note.

November 23, 2020 Self-Amortization Promissory Note

On November 25, 2020, the Company entered into a securities purchase agreement (the “November 2020 SPA”), dated as of November 23, 2020 (the “Effective Date”), with an accredited investor (the “Holder”) pursuant to which the Company issued a 12% self-amortization promissory note (the “November Amortization Note”) with a maturity date of November 23, 2021 (the “Maturity Date”), in the principal sum of $750,000. Pursuant to the terms of the November Amortization Note, the Company agreed to pay to $750,000 (the “Principal Sum”) to the Holder and to pay interest on the principal balance at the rate of 12% per annum. The Company received net proceeds of $441,375, net of original issue discount of $75,000, origination fees of $35,250, and the partial repayment of principal and interest of $198,375 on the June 18, 2020 Note. In connection with the November Amortization Note, during the first twelve months of this note, interest equal to $90,000 shall be guaranteed and earned in full as of the Effective Date, provided, however, that if the November Amortization Note is repaid in its entirety on or prior to February 23, 2021, then the interest shall be accrued on a per annum basis based on the number of days elapsed as of the repayment date from the Effective Date.

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On February 19, 2021, we repaid the outstanding principal and interest on the November Amortization Note.

Maxim Series A-2 Exchange Convertible Note

On or about December 20, 2018, the Company issued that certain Series A-2 exchange convertible note in the original principal amount of $1,000,000 (the “Series A-2 Note”) to Maxim.

On June 18, 2020, the Company and Maxim entered into that certain first amendment to the Series A-2 Note (the “First Amendment”), pursuant to which such parties agreed to the following: (i) Maxim’s resale of the Company’s common stock (the “Common Stock”) underlying the Series A-2 Note shall be limited to 10% of the daily volume of the Common Stock on each respective trading day, (ii) the maturity date of the Series A-2 Note was extended to December 31, 2020, (iii) the principal amount of the Series A-2 Note was increased by $100,000 and (iv) the conversion price was reduced from $15.44 to $9.20.

On December 31, 2020, the Company and Maxim entered into a second amendment to the Series A-2 Note to extend the maturity date of Series A-2 Note to February 15, 2021.

On April 14, 2021, the Company and Maxim entered into the third amendment to the Series A-2 Note with Maxim pursuant to which the Company and Maxim agreed to the following:

(i)	The maturity date of the Series A-2 Note was extended to October 15, 2021.

(ii)	The principal balance of the Series A-2 Note was increased by $50,000 as of April 14, 2021.

(iii)	The Series A-2 Note was not repaid in its entirety (in cash and/or shares of the Company’s common stock pursuant to conversion(s) of the Series A-2 Note) on or before April 30, 2021, and accordingly, the principal balance of the Series A-2 Note increased by an additional $50,000.

(iv)	The Series A-2 Note was not repaid in its entirety (in cash and/or shares of the Company’s common stock pursuant to conversion(s) of the Series A-2 Note) on or before May 15, 2021, and accordingly, the principal balance of the Series A-2 Note increased by an additional $50,000.

(v)	The Series A-2 Note was not repaid in its entirety (in cash and/or shares of the Company’s common stock pursuant to conversion(s) of the Series A-2 Note) on or before July 15, 2021, and accordingly, the principal balance of the Series A-2 Note increased by an additional $100,000.

(vi)	If the Series A-2 Note is not repaid in its entirety (in cash and/or shares of the Company’s common stock pursuant to conversion(s) of the Series A-2 Note) on or before September 15, 2021, the principal balance of the Series A-2 Note will increase by an additional $100,000, representing a total cumulative increase in the principal balance of $350,000 if the Series A-2 Note is not repaid in its entirety on or before September 15, 2021.

On August 19, 2021, the Company and Maxim entered into the fourth amendment (the “Fourth Amendment”) to the Series A-2 Maxim Note, as amended, pursuant to which the Company and Maxim agreed that all obligations under the Series A-2 Maxim Note, as amended, shall be extinguished, and the Series A-2 Maxim Note, as amended, shall be deemed repaid in its entirety, upon the satisfaction of the following obligations: (i) the Company’s payment of $500,000 to Maxim within three business days of August 19, 2021, (ii) the Company’s issuance of 20,000 restricted shares of the Company’s common stock to Maxim within seven business days of August 19, 2021, and (iii) the Company’s issuance of a common stock purchase warrant to Maxim on August 19, 2021 for the purchase of 365,000 shares of the Company’s common stock. The Company also granted Maxim an irrevocable right of first refusal superseding all others to act as Company’s sole managing underwriter and sole bookrunner or exclusive placement agent or financial advisor, or finder in connection with any public or private offering by the Company or any subsidiary of or successor to the Company (if applicable) of its equity, equity linked or debt securities (including convertible securities) while the Company’s common stock is listed on any of the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing, each, a “National Exchange”), within the period beginning on August 19, 2021 and ending on the close of business on January 1, 2023.

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On August 19, 2021, the Company issued to Maxim a common stock purchase warrant (the “Warrant”) for the purchase of 365,000 shares of the Company’s common stock (the “Warrant Shares”) at an exercise price of $13.00, subject to adjustment as provided in the Warrant. The Warrant is exercisable during the period commencing on August 19, 2021 and ending at 5:00 p.m. eastern standard time on the date that is the earlier of (i) three years from the effective date of a registration statement registering for resale by Maxim or its assigns the Warrant Shares (provided that such registration statement remains in effect at the end of the exercise period) and (ii) the 42 month anniversary after August 19, 2021.

The Company paid off the Maxim note, in its entirety at the end of August 2021.

February 19, 2021 Labrys 12% Promissory Note and Securities Purchase Agreement

On February 19, 2021, the Company entered into a securities purchase agreement (the “SPA”) dated as of February 19, 2021, with an accredited investor (the “Holder”), pursuant to which the Company issued a 12% promissory note (the “Note”) with a maturity date of February 19, 2022 (the “Maturity Date”), in the principal sum of $1,650,000. In addition, the Company issued 10,000 shares of its common stock to the Holder as a commitment fee pursuant to the SPA. Pursuant to the terms of the Note, the Company agreed to pay to $1,650,000 (the “Principal Sum”) to the Holder and to pay interest on the principal balance at the rate of 12% per annum (provided that the first twelve months of interest shall be guaranteed). The Note carries an original issue discount (“OID”) of $165,000. Accordingly, on the Closing Date (as defined in the SPA), the Holder paid the purchase price of $1,485,000 in exchange for the Note. The Company used the proceeds for its operational expenses, the repayment of those certain self-amortization promissory notes previously issued to the Holder on June 18, 2020 and November 23, 2020, and the repayment of certain other existing debt obligations. The Holder may convert the Note into the Company’s common stock (subject to the beneficial ownership limitations of 4.99% in the Note) at any time at a conversion price equal to $11.50 per share.

The Company may prepay the Note at any time prior to the date that an Event of Default (as defined in the Note) (each an “Event of Default”) occurs at an amount equal to 100% of the Principal Sum then outstanding plus accrued and unpaid interest (no prepayment premium). The Note contains customary events of default relating to, among other things, payment defaults, breach of representations and warranties, and breach of provisions of the Note or SPA.

Upon the Holder’s provision of notice to the Company of the occurrence of any Event of Default, which has not been cured within five (5) calendar days (provided, however, that this five (5) calendar day cure period shall not apply to any event of default relating to the failure to principal and accrued interest, the conversion of the Note ), the Note shall become immediately due and payable and the Company shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the Principal Sum then outstanding plus accrued interest multiplied by 125% (the “Default Amount”). Upon the occurrence of an Event of Default, additional interest will accrue from the date of the Event of Default at the rate equal to the lower of 15% per annum or the highest rate permitted by law.

During the nine months ended February 28, 2022, the Company paid the Holder a total of $865,000. The Company paid an interim payment due to the Holder in the amount of $225,000 towards the repayment of the balance of the Note in the amount of $90,909, towards the repayment of guaranteed interest in the amount of $109,091 and $25,000 as an amendment fee. In addition, the Company paid $130,000 towards the repayment of the balance of the Note in the amount of $58,500 and towards the guaranteed interest in the amount of $71,500 and in compliance with the renegotiated terms of an interim payment that was due on August 19, 2021 in the amount of $363,000, on September 30, 2021 the Company paid $500,000 towards the repayment of principal of the Note. On February 18, 2022, the Company paid $10,000 toward the repayment of principal of the Note and to extend the due date to March 18, 2022. On March 16, 2022, the Company and the Holder agreed to extend the due date to September 15, 2022.

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During the quarter ended February 28, 2022, the Company incurred $264,981 of interest expense related to the amortization of the debt discount on the Note. On February 28, 2022, the balance of the Note is $890,586 all of which is included in the current portion of convertible notes payable, net of debt discount which has been fully amortized.

Recent Developments

Restructuring the Ownership in Simplicity One Brasil, LTDA

In June 2020, while Simplicity One was preparing its initial application for purchasing a franchise in Campeonato Brasileiro de League of Legends, Simplicity One Brasil become aware that the 10%-ownership interest of Team One E-Sports Ltd (“Team One E-Sports”) in Simplicity One was in contravention of Riot Games’ policy that only one League of Legend esports team could be owned by an owner at one time because Team One had already submitted an application for purchasing a franchise for another League of Legend esports team. Accordingly, Simplicity One needed Team One E-Sports to divest itself of its 10%-equity interest in Simplicity One in order for Simplicity One to proceed with its franchise application. Therefore, on June 22, 2020, Mr. Kaplan entered into a Quota Purchase Agreement with Team One E-Sports, pursuant to which Mr. Kaplan acquired Team One Esports’ 10%-ownership equity interest for $45,000 in cash. In addition, the Company transferred a 2%-equity interest (an aggregate of 4%) to each of Laila De Braga Cavalcanti Loss and Frederico Tannure. Ms. Loss lives in Brazil and run the operations of Simplicity One, in order to comply with Riot Games’ policy requiring local ownership in Brazil in order to apply for a franchise of a league of legends sports team. Furthermore, on June 22, 2020, Mr. Kaplan agreed to forgive the debt of the Kaplan Promissory Note with a principal balance of $90,000 in exchange for the Company assigning to Mr. Kaplan a 10% equity interest in Simplicity One. In light of the restructuring of the ownership interest in Simplicity One, as of January 13, 2021, the Company, Mr. Kaplan, Ms. Cavalcanti Loss, and Mr. Tannure own a 76%, 20%, 2% and 2% equity interest in Simplicity One.

March 2021 FirstFire Global 12% Promissory Note and Securities Purchase Agreement

On March 10, 2021, the Company, entered into a securities purchase agreement, dated as of March 10, 2021 (the “March 10 FirstFire SPA”), with FirstFire Global Opportunities Fund, LLC, a Delaware limited liability company (the “FirstFire”), pursuant to which the Company issued a 12% promissory note (“March 10 FirstFire Note”) with a maturity date of March 10, 2022, in the principal sum of $560,000. The Company received net proceeds of $130,606, net of OID of $56,000, net of origination fees of $8,394, and the repayment of principal and interest of $365,000 on the August 7, 2020 Note. In addition, the Company issued 3,394 shares of its common stock to the FirstFire as a commitment fee pursuant to the SPA. Pursuant to the terms of the March 10 FirstFire Note, the Company agreed to pay to $560,000 (the “Principal Sum”) to the Holder and to pay interest on the principal balance at the rate of 12% per annum (provided that the first twelve months of interest shall be guaranteed). The March 10 FirstFire Note carries an OID of $56,000. Accordingly, on the Closing Date (as defined in the March 10 FirstFire SPA), the Holder paid the purchase price of $504,000 in exchange for the Note. The FirstFire may convert the March 10 FirstFire Note into the Company’s common stock (subject to the beneficial ownership limitations of 4.99% in the March 10 FirstFire Note) at any time at a conversion price equal to $11.50 per share.

The Company may prepay the March 10 FirstFire Note at any time prior to the date that an Event of Default (as defined in the Note) (each an “Event of Default”) occurs at an amount equal to 100% of the Principal Sum then outstanding plus accrued and unpaid interest (no prepayment premium). The March 10 FirstFire Note contains customary events of default relating to, among other things, payment defaults, breach of representations and warranties, and breach of provisions of the March 10 FirstFire Note or March 10 FirstFire SPA.

The Company is required to make an interim payment to FirstFire in the amount of $123,200, on or before September 10, 2021, towards the repayment of the balance of the March 10 FirstFire Note. On September 17, 2021, the Company issued a common stock purchase warrant for the purchase of 40,000 shares of the Company’s common stock to FirstFire as consideration for FirstFire entering into a first amendment to the March 10 FirstFire Note in order to delay an interim payment of OID and interest due under the March 10 FirstFire Note to the maturity date of such note. On October 1, 2021, the Company issued a common stock purchase warrant for the purchase of an additional 40,000 shares of the Company’s common stock to FirstFire as consideration for FirstFire entering into a second amendment to the March 10 FirstFire Note in order to remove the capital raising ceiling in such note.

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Upon FirstFire’s provision of notice to the Company of the occurrence of any Event of Default, which has not been cured within five (5) calendar days (provided, however, that this five (5) calendar day cure period shall not apply to any event of default relating to the failure to principal and accrued interest, the conversion of the Note)), the March 10 FirstFire Note shall become immediately due and payable and the Company shall pay to FirstFire, in full satisfaction of its obligations hereunder, an amount equal to the Principal Sum then outstanding plus accrued interest multiplied by 125% (the “Default Amount”). Upon the occurrence of an Event of Default, additional interest will accrue from the date of the Event of Default at the rate equal to the lower of 15% per annum or the highest rate permitted by law.

During the nine months ended February 28, 2022, the Company recognized $197,327 of interest expense related to the amortization of debt discount related to the March 10 FirstFire Note. On February 28, 2022, the balance of March 10 FirstFire Note, is $551,262, all of which is included in the current portion of convertible notes payable, net of debt discount.

Form S-8 Registration Statement

On March 18, 2021, the Company filed a registration statement on Form S-8 for the purpose of resale or reoffer thereof, of 18,125 shares of the Company’s common stock issued prior to the filing of such registration statement and held by the selling stockholder named therein in connection with such selling stockholder’s provision of services to the Company. On June 4, 2021, the Company filed a registration statement on Form S-8 for the purpose of resale or reoffer thereof, of 1,000,000 shares of the Company’s common stock reserved for issuance pursuant to the Company’s 2020 Omnibus Incentive Plan.

Appointment of Mr. Kaplan as Chairman, Mr. Franklin as Chief Executive Officer and Mr. Lau as Chief Financial Officer; New Executive Officer Agreements

On March 25, 2021, our board of directors appointed Jed Kaplan, our then-Chief Executive Officer, Interim Chief Financial Officer and a member of the Board, as Chairman of the Board, effective March 29, 2021. Also on March 25, 2021, Mr. Kaplan submitted his resignation as Chief Executive Officer and Interim Chief Financial Officer. On the same date, our board of directors appointed Roman Franklin, our then- President and Chief Operating Officer and a member of the Board, as our Chief Executive Officer, effective March 29, 2021. Also on March 25, 2021, our board of directors appointed Knicks Lau to serve as our Chief Financial Officer, effective March 29, 2021. Donald R. Caldwell, who served as Chairman of the Board until March 29, 2021, continued to serve as a member of our board of directors and as Chairman of the Audit Committee and Chairman of the Compensation Committee until April 22, 2022 when he resigned from all positions with the Company.

In connection with Mr. Franklin’s appointment, the Company entered into an employment agreement, dated as of March 29, 2021 by and between the Company and Mr. Franklin. See “Executive Compensation—Executive Officer and Director Compensation—Executive Employment Agreements” for information regarding Mr. Franklin’s employment agreement.

In connection with Mr. Lau’s appointment, the Company entered into an employment agreement, dated as of March 29, 2021 by and between the Company and Mr. Lau. See “Executive Compensation—Executive Officer and Director Compensation—Executive Employment Agreements” for information regarding Mr. Lau’s employment agreement.

Tiger Trout SPA

On March 31, 2021, the Company entered into a Stock Purchase Agreement (the “Agreement”) by and between the Company and Tiger Trout Capital Puerto Rico, LLC (“Tiger Trout”), pursuant to which the Company agreed to issue and sell to Tiger Trout an aggregate of 125,000 shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) at a purchase price of $12.00 per share, for a total purchase price of $1,500,000.

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The Agreement provides that the sale will occur in two tranches, as follows:

●	The Company issued 41,667 shares of Common Stock to Tiger Trout on March 31, 2021 (the “First Tranche Shares”) at a purchase price of $12.00 per share, for a total purchase price of $500,004 (the “First Tranche Purchase Price”). The closing of the purchase and sale of the First Tranche Shares is referred to herein as the “First Closing”.

●	Subject to the satisfaction or waiver, by the party for whose benefit such conditions exist, of the conditions to the Second Closing (as hereinafter defined), at such time and pursuant to the terms and conditions in the Agreement, the Company agreed to issue and sell to Tiger Trout 83,333 shares of Common Stock (the “Second Tranche Shares” and together with the First Tranche Shares, the “Shares”) at a purchase price of $12.00 per share, for a total purchase price of $999,996 (the “Second Tranche Purchase Price” and together with the First Tranche Purchase Price, the “Purchase Price”). The closing of the purchase and sale of the Second Tranche Shares is referred to herein as the “Second Closing”.

In the Agreement, the Company agreed that, following the First Closing, the Company would utilize its commercially reasonable efforts to file a resale registration statement (the “Registration Statement”) pursuant to the Securities Act, with the Securities and Exchange Commission (the “Commission”) for the resale of the Shares, and will use its commercially reasonable efforts to have such registration statement declared effective by the Commission within 30 calendar days, but not more than 90 calendar days after March 31, 2021. On April 28, 2021, the Company filed a registration statement on Form S-1 (File No. 333-255584), to register up to 125,000 shares of the Company’s common stock by Tiger Trout pursuant to the Agreement, and the Form S-1 was declared effective by the SEC on May 10, 2021.

The Company also agreed to, among other things, (i) make and keep adequate current public information available, as those terms are understood and defined in Rule 144 promulgated under the Securities Act, and (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents as required for the applicable provisions of Rule 144.

The obligations of Tiger Trout to consummate the Second Closing is subject to certain conditions, including, but not limited to: (i) the Registration Statement shall have become effective, and (ii) from March 31, 2021 to the date of the Second Closing, trading in the shares of Common Stock shall not have been suspended by the Commission of the Company’s principal Trading Market (as defined in the Agreement), and, at any time prior to the date of the Second Closing, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such services, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of Tiger Trout, makes it impracticable or inadvisable to purchase the Second Tranche Shares at the Second Closing.

The Agreement contains customary representations and warranties of the Company and the Purchaser and other customary covenants and agreements. The Agreement may be terminated by either the Company or Tiger Trout if the Second Closing has not occurred by the date that is 90 calendar days after March 31, 2021. As of May 13, 2022, the Agreement is still in effect.

FMW Media Works

Effective April 1, 2021, in connection with compensation for services to be rendered, the Company issued 12,500 shares of common stock to FMW Media Works.

Resignation of Knicks Lau; Appointment of Nancy Hennessey as Chief Financial Officer and Appointment of Laila Cavalcanti Loss as a Director; New Executive Officer Agreement and Corporate Secretary

On May 7, 2021, the Board of Directors of the Company appointed Laila Cavalcanti Loss to serve as a member of the Company’s Board of Directors. On May 10, 2021, Knicks Lau resigned as the Company’s Chief Financial Officer for personal reasons. On May 11, 2021, the Company’s Board of Directors appointed Nancy Hennessey as the Company’s Chief Financial Officer, effective May 17, 2021.

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In connection with Ms. Hennessey’s appointment as the Company’s Chief Financial Officer effective May 17, 2021, on May 11, 2021, the Company entered into an employment agreement, dated as of May 17, 2021 by and between the Company and Ms. Hennessey. See “Executive Compensation—Executive Officer and Director Compensation—Executive Employment Agreements” for information regarding Ms. Hennessey’s employment agreement.

In May 2021, the Company hired Julianne Blanchette to serve as its Corporate Secretary to assist with Board of Directors and corporate governance matters.

June 2021 FirstFire Global 12% Promissory Note and Securities Purchase Agreement

On June 11, 2021, the Company entered into a securities purchase agreement (the “June 11 FirstFire SPA”) dated as of June 10, 2021, with FirstFire Global Opportunities Fund, LLC (“FirstFire”), pursuant to which the Company issued a 12% convertible promissory note (the “June 11 FirstFire Note”) with a maturity date of June 10, 2023 (the “FirstFire Maturity Date”), in the principal sum of $1,266,666.67. In addition, the Company issued 11,875 shares of its common stock to FirstFire as a commitment fee pursuant to the June 11 FirstFire SPA. Pursuant to the terms of the June 11 FirstFire Note, the Company agreed to pay to $1,266,666.67 (the “FirstFire Principal Sum”) to FirstFire and to pay interest on the principal balance at the rate of 12% per annum (provided that the first six months of interest shall be guaranteed and the remaining 18 months of interest shall be deemed earned in full if any amount is outstanding under the FirstFire Note after 180 days from June 10, 2021). The June 11 FirstFire Note carries an original issue discount (“OID”) of $126,666.67. Accordingly, FirstFire paid the purchase price of $1,140,000 in exchange for the FirstFire Note. The Company intended to use the proceeds for working capital and to pay off the promissory note issued by the Company in favor of Maxim. FirstFire may convert the June 11 FirstFire Note into the Company’s common stock (subject to the beneficial ownership limitations of 4.99% in the June 11 FirstFire Note; provided however, that the limitation on conversion may be waived (up to 9.99%) by FirstFire upon, at the election of FirstFire, not less than 61 days’ prior notice to the Company) at any time at a conversion price equal to $11.50 per share, as the same may be adjusted as provided in the June 11 FirstFire Note.

The Company may the June 11 FirstFire Note, in full or in part, at any time prior to maturity in accordance with the terms of the June 11 FirstFire Note. The June 11 FirstFire Note contains customary events of default relating to, among other things, payment defaults, breach of representations and warranties, and breach of provisions of the June 11 FirstFire Note or the June 11 FirstFire SPA.

Upon the occurrence of any Event of Default (as defined in the June 11 FirstFire Note), which has not been cured within three calendar days, the June 11 FirstFire Note shall become immediately due and payable and the Company shall pay to FirstFire, in full satisfaction of its obligations hereunder, an amount equal to the FirstFire Principal Sum then outstanding plus accrued interest multiplied by 125%.

Pursuant to the terms of the June 11 FirstFire SPA, the Company also issued to FirstFire a three-year warrant (the “June 11 FirstFire Warrant”) to purchase 593,750 shares of the Company’s common stock at an exercise price equal to $10.73

In addition, pursuant to the terms of the June 11 FirstFire SPA, if the Company issues securities in the future with any terms that are more favorable to the terms of the June 11 FirstFire Note or June 11 FirstFire Warrant, FirstFire may elect to incorporate the more favorable terms into the June 11 FirstFire Note or June 11 FirstFire Warrant, as applicable. In addition, the Company granted to FirstFire a right of participation and first refusal  with respect to future capital raises of the Company during the 36-month period following the date of issuance of the June 11 FirstFire Note, subject to certain exceptions.

The Company also agreed to prepare and file with the Commission a registration statement covering the resale of all shares issued or issuable pursuant to the June 11 FirstFire SPA, including shares issued upon conversion of the June 11 FirstFire Note or exercise of the June 11 FirstFire Warrant. The Company agreed to use its commercially reasonable efforts to have the registration statement filed with the SEC within 90 days following June 10, 2021 and to have the registration statement declared effective by the SEC within 120 days following June 10, 2021. The Company filed the registration statement for these securities on October 1, 2021, which was declared effective by the Commission on October 12, 2021.

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During the quarter ended February 28, 2022, the Company recorded interest expense of $240,041, which included $206,518 related to amortization of debt discount and accrued interest in the amount of $33,523. On February 28, 2022, the balance of the June 11 FirstFire Note is $329,966 all of which is included in the long-term portion of convertible notes payable, net of related debt discount.

GS Capital Securities Purchase Agreement & Note

On June 16, 2021, the Company entered into a securities purchase agreement (the “GS SPA”) dated as of June 10, 2021, with GS Capital Partners, LLC (“GS Capital”), pursuant to which the Company issued a 12% convertible promissory note (the “GS Note”) with a maturity date of June 10, 2023 (the “GS Maturity Date”), in the principal sum of $333,333.33. In addition, the Company issued 3,125 shares of its common stock to GS as a commitment fee pursuant to the GS SPA. Pursuant to the terms of the GS Note, the Company agreed to pay to $333,333.33 (the “GS Principal Sum”) to GS and to pay interest on the principal balance at the rate of 12% per annum (provided that the first six months of interest shall be guaranteed and the remaining 18 months of interest shall be deemed earned in full if any amount is outstanding under the GS Note after 180 days from June 10, 2021). The GS Note carries an original issue discount (“OID”) of $33,333.33. Accordingly, GS paid the purchase price of $300,000.00 in exchange for the GS Note. The Company intends to used the proceeds for working capital and to pay off the promissory note issued by the Company in favor of Maxim. GS may convert the GS Note into the Company’s common stock (subject to the beneficial ownership limitations of 4.99% in the GS Note; provided, however, that the limitation on conversion may be waived (up to 9.99%) by GS upon, at the election of GS, not less than 61 days’ prior notice to the Company) at any time at a conversion price equal to $11.50 per share, as the same may be adjusted as provided in the GS Note.

The Company may prepay the GS Note, in full or in part, at any time prior to maturity in accordance with the terms of the GS Note. The GS Note contains customary events of default relating to, among other things, payment defaults, breach of representations and warranties, and breach of provisions of the GS Note or the GS SPA.

Upon the occurrence of any Event of Default (as defined in the GS Note), which has not been cured within three calendar days, the GS Note shall become immediately due and payable and the Company shall pay to GS, in full satisfaction of its obligations hereunder, an amount equal to the principal amount then outstanding plus accrued interest multiplied by 125%.

Pursuant to the terms of the GS SPA, the Company also issued to GS a three-year warrant to purchase 156,250 shares of the Company’s common stock at an exercise price equal to $10.73.

In addition, pursuant to the terms of the GS SPA, if the Company issues securities in the future with any terms that are more favorable to the terms of the GS Note or GS Warrant, GS Capital may elect to incorporate the more favorable terms into the GS Note or GS Warrant, as applicable. In addition, the Company granted to GS Capital a right of participation and first refusal with respect to future capital raises of the Company during the 36-month period following the date of issuance of the GS Note, subject to certain exceptions.

The Company also agreed to prepare and file with the Commission a registration statement covering the resale of all shares issued or issuable pursuant to the GS SPA, including shares issued upon conversion of the GS Note or exercise of the GS Warrant. The Company agreed to use its commercially reasonable efforts to have the registration statement filed with the SEC within 90 days following June 10, 2021 and to have the registration statement declared effective by the SEC within 120 days following June 10, 2021. The Company filed the registration statement for these securities on October 1, 2021, which was declared effective by the Commission on October 12, 2021.

During the quarter ended February 28, 2022, the Company recorded interest expense of $65,482, which included $56,630 related to amortization of debt discount and accrued interest in the amount of $8,822. On February 28, 2022, the balance of the GS Note is $132,886, all of which is included in the long-term portion of convertible notes payable, net of related debt discount.

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Jefferson Street Capital Securities Purchase Agreement & Note

On August 23, 2021, the Company entered into a securities purchase agreement (the “Jefferson SPA”) with Jefferson Street Capital, LLC (“Jefferson”), pursuant to which the Company issued a 12% convertible promissory note (the “Jefferson Note”) with a maturity date of August 23, 2023 (the “Jefferson Maturity Date”), in the principal sum of $333,333.33. In addition, the Company issued 3,125 shares of its common stock to Jefferson as a commitment fee pursuant to the Jefferson SPA. Pursuant to the terms of the Jefferson Note, the Company agreed to pay to $333,333.33 (the “Jefferson Principal Sum”) to Jefferson and to pay interest on the principal balance at the rate of 12% per annum (provided that the first six months of interest shall be guaranteed and the remaining 18 months of interest shall be deemed earned in full if any amount is outstanding under the Jefferson Note after 180 days from August 23, 2021). The Jefferson Note carries an original issue discount (“OID”) of $33,333.33. Accordingly, Jefferson paid the purchase price of $300,000.00 in exchange for the Jefferson Note. The Company intended to use the proceeds for working capital and to pay off the promissory note issued by the Company in favor of Maxim. Jefferson may convert the Jefferson Note into the Company’s common stock (subject to the beneficial ownership limitations of 4.99% in the Jefferson Note; provided however, that the limitation on conversion may be waived (up to 9.99%) by Jefferson upon, at the election of Jefferson, not less than 61 days’ prior notice to the Company) at any time at a conversion price equal to $11.50 per share, as the same may be adjusted as provided in the Jefferson Note.

The Company may prepay the Jefferson Note, in full or in part, at any time prior to maturity in accordance with the terms of the Jefferson Note. The Jefferson Note contains customary events of default relating to, among other things, payment defaults, breach of representations and warranties, and breach of provisions of the Jefferson Note or the Jefferson SPA.

Upon the occurrence of any Event of Default (as defined in the Jefferson Note), which has not been cured within three calendar days, the Jefferson Note shall become immediately due and payable and the Company shall pay to Jefferson, in full satisfaction of its obligations hereunder, an amount equal to the principal amount then outstanding plus accrued interest multiplied by 125%.

Pursuant to the terms of the Jefferson SPA, the Company also issued to Jefferson a three-year warrant to purchase 156,250 shares of the Company’s common stock at an exercise price equal to $10.73.

In addition, pursuant to the terms of the Jefferson SPA, if the Company issues securities in the future with any terms that are more favorable to the terms of the Jefferson Note or Jefferson Warrant, Jefferson may elect to incorporate the more favorable terms into the Jefferson Note or Jefferson Warrant, as applicable. In addition, the Company granted to Jefferson a right of participation and first refusal with respect to future capital raises of the Company during the 36-month period following the date of issuance of the Jefferson Note, subject to certain exceptions.

The Company also agreed to prepare and file with the Commission a registration statement covering the resale of all shares issued or issuable pursuant to the Jefferson SPA, including shares issued upon conversion of the Jefferson Note or exercise of the Jefferson Warrant. The Company agreed to use its commercially reasonable efforts to have the registration statement filed with the SEC within 90 days following August 23, 2021 and to have the registration statement declared effective by the SEC within 120 days following August 23, 2021. The Company filed the registration statement for these securities on October 1, 2021, which was declared effective by the Commission on October 12, 2021.

During the quarter ended February 28, 2022, the Company recorded interest expense of $48,796. On February 28, 2022, the balance of the Jefferson Note is $143,382, all of which is included in the long-term portion of convertible notes payable, net of debt discount.

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Lucas Ventures Securities Purchase Agreement & Note

On August 31, 2021, the Company entered into a securities purchase agreement (the “Lucas SPA”) with Lucas Ventures, LLC (“Lucas”), pursuant to which the Company issued a 12% convertible promissory note (the “Lucas Note”) with a maturity date of August 31, 2023 (the “Lucas Maturity Date”), in the principal sum of $200,000. In addition, the Company issued 3,749 shares of its common stock to Lucas as a commitment fee pursuant to the Lucas SPA. Pursuant to the terms of the Lucas Note, the Company agreed to pay to $200,000.00 (the “Lucas Principal Sum”) to Lucas and to pay interest on the principal balance at the rate of 12% per annum (provided that the first six months of interest shall be guaranteed and the remaining 18 months of interest shall be deemed earned in full if any amount is outstanding under the Lucas Note after 180 days from August 31, 2021). The Lucas Note carries an original issue discount (“OID”) of $20,000. Accordingly, Lucas paid the purchase price of $180,000.00 in exchange for the Lucas Note. The Company intended to use the proceeds for working capital and to pay off the promissory note issued by the Company in favor of Maxim. Lucas may convert the Lucas Note into the Company’s common stock (subject to the beneficial ownership limitations of 4.99% in the Lucas Note; provided however, that the limitation on conversion may be waived (up to 9.99%) by Lucas upon, at the election of Lucas, not less than 61 days’ prior notice to the Company) at any time at a conversion price equal to $11.50 per share, as the same may be adjusted as provided in the Lucas Note.

The Company may prepay the Lucas Note at any time prior to maturity in accordance with the terms of the Lucas Note. The Lucas Note contains customary events of default relating to, among other things, payment defaults, breach of representations and warranties, and breach of provisions of the Lucas Note or the Lucas SPA.

Upon the occurrence of any Event of Default (as defined in the Lucas Note), which has not been cured within three calendar days, the Lucas Note shall become immediately due and payable and the Company shall pay to Lucas, in full satisfaction of its obligations hereunder, an amount equal to the principal amount then outstanding plus accrued interest multiplied by 125%.

Pursuant to the terms of the Lucas SPA, the Company also issued to Lucas a three-year warrant to purchase 187,480 shares of the Company’s common stock at an exercise price equal to $10.73.

In addition, pursuant to the terms of the Lucas SPA, if the Company issues securities in the future with any terms that are more favorable to the terms of the Lucas Note or Lucas Warrant, Lucas may elect to incorporate the more favorable terms into the Lucas Note or Lucas Warrant, as applicable. In addition, the Company granted to Lucas a right of participation and first refusal with respect to future capital raises of the Company during the 36-month period following the date of issuance of the Lucas Note, subject to certain exceptions.

The Company also agreed to prepare and file with the Commission a registration statement covering the resale of all shares issued or issuable pursuant to the Lucas SPA, including shares issued upon conversion of the Lucas Note or exercise of the Lucas Warrant. The Company agreed to use its commercially reasonable efforts to have the registration statement filed with the SEC within 90 days following August 31, 2021 and to have the registration statement declared effective by the SEC within 120 days following August 31, 2021. The Company filed the registration statement for these securities on October 1, 2021, which was declared effective by the Commission on October 12, 2021.

During the quarter ended February 28, 2022, the Company recorded interest expense of $34,230. On February 28, 2022, the balance of the Lucas Note is $58,614 all of which is included in the long-term portion of convertible notes payable, net of related debt discount.

LGH Investments Securities Purchase Agreement & Note

On August 31, 2021, the Company entered into a securities purchase agreement (the “LGH SPA”) with LGH Investments, LLC (“LGH”), pursuant to which the Company issued a 12% convertible promissory note (the “LGH Note”) with a maturity date of August 31, 2023 (the “LGH Maturity Date”), in the principal sum of $200,000. Pursuant to the terms of the LGH Note, the Company agreed to pay to $200,000.00 (the “LGH Principal Sum”) to LGH and to pay interest on the principal balance at the rate of 12% per annum (provided that the first six months of interest shall be guaranteed and the remaining 18 months of interest shall be deemed earned in full if any amount is outstanding under the LGH Note after 180 days from August 31, 2021). The LGH Note carries an original issue discount (“OID”) of $20,000. Accordingly, LGH paid the purchase price of $180,000.00 in exchange for the LGH Note. The Company intends to use the proceeds for working capital and to pay off the promissory note issued by the Company in favor of Maxim. LGH may convert the LGH Note into the Company’s common stock (subject to the beneficial ownership limitations of 4.99% in the LGH Note; provided however, that the limitation on conversion may be waived (up to 9.99%) by LGH upon, at the election of LGH, not less than 61 days’ prior notice to the Company) at any time at a conversion price equal to $11.50 per share, as the same may be adjusted as provided in the LGH Note.

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The Company may prepay the LGH Note, in full or in part, at any time prior to maturity in accordance with the terms of the LGH Note. The LGH Note contains customary events of default relating to, among other things, payment defaults, breach of representations and warranties, and breach of provisions of the LGH Note or the LGH SPA.

Upon the occurrence of any Event of Default (as defined in the LGH Note), which has not been cured within three calendar days, the LGH Note shall become immediately due and payable and the Company shall pay to LGH, in full satisfaction of its obligations hereunder, an amount equal to the principal amount then outstanding plus accrued interest multiplied by 125%.

In addition, pursuant to the terms of the LGH SPA, if the Company issues securities in the future with any terms that are more favorable to the terms of the LGH Note or LGH Warrant, LGH may elect to incorporate the more favorable terms into the LGH Note or LGH Warrant, as applicable. In addition, the Company granted to LGH a right of participation and first refusal  with respect to future capital raises of the Company during the 36-month period following the date of issuance of the LGH Note, subject to certain exceptions.

The Company also agreed to prepare and file with the Commission a registration statement covering the resale of all shares issued or issuable pursuant to the LGH SPA, including shares issued upon conversion of the LGH Note. The Company agreed to use its commercially reasonable efforts to have the registration statement filed with the SEC within 90 days following August 31, 2021 and to have the registration statement declared effective by the SEC within 120 days following August 31, 2021. The Company filed the registration statement for these securities on October 1, 2021, which was declared effective by the Commission on October 12, 2021.

During the quarter ended February 28, 2022, the Company recorded interest expense of $13,718. On February 28, 2022, the balance of the LGH Note is $180,071, all of which is included in the long-term portion of convertible notes payable, net of related debt discount.

First Amendment to March 10 FirstFire Note

On September 17, 2021, the Company entered into an amendment (“First Amendment”) with FirstFire Global Opportunities Fund, LLC (“FirstFire”) to the March 10 FirstFire Note in order to delay an interim payment of OID and interest due under the March 10 FirstFire Note to the maturity date of such note. As   consideration for FirstFire entering in to the First Amendment, the Company issued to FirstFire a three-year warrant to purchase 40,000 shares of the Company’s common stock at an exercise price equal to $10.73.

Ionic Ventures Securities Purchase Agreement & Note

On September 28, 2021, the Company entered into a securities purchase agreement (the “Ionic SPA”) with Ionic Ventures, LLC (“Ionic”), pursuant to which the Company issued a 12% convertible promissory note (the “Ionic Note”) with a maturity date of September 28, 2023 (the “Ionic Maturity Date”), in the principal sum of $1,555,555.56. In addition, the Company issued 14,584 shares of its common stock to Ionic as a commitment fee pursuant to the Ionic SPA. Pursuant to the terms of the Ionic Note, the Company agreed to pay to $1,555,555.56 to Ionic and to pay interest on the principal balance at the rate of 12% per annum (provided that the first six months of interest shall be guaranteed and the remaining 18 months of interest shall be deemed earned in full if any amount is outstanding under the Ionic Note after 180 days from September 28, 2021). The Ionic Note carries an original issue discount (“OID”) of $155,555.56. Accordingly, Ionic paid the purchase price of $1,400,000.00 in exchange for the Ionic Note. The Company intends to use the proceeds for working capital. Ionic may convert the Ionic Note into the Company’s common stock (subject to the beneficial ownership limitations of 4.99% in the Ionic Note; provided however, that the limitation on conversion may be waived (up to 9.99%) by Ionic upon, at the election of Ionic, not less than 61 days’ prior notice to the Company) at any time at a conversion price equal to $11.50 per share, as the same may be adjusted as provided in the Ionic Note.

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The Company may prepay the Ionic Note, in full or in part, at any time prior to maturity in accordance with the terms of the Ionic Note. The Ionic Note contains customary events of default relating to, among other things, payment defaults, breach of representations and warranties, and breach of provisions of the Ionic Note or the Ionic SPA.

Upon the occurrence of any Event of Default (as defined in the Ionic Note), which has not been cured within the time prescribed in the Ionic Note, it shall become immediately due and payable and the Company shall pay to Ionic, in full satisfaction of its obligations hereunder, an amount equal to the principal amount then outstanding plus accrued interest multiplied by 125%.

Pursuant to the terms of the Ionic SPA, the Company also issued to Ionic a three-year warrant to purchase 729,167 shares of the Company’s common stock at an exercise price equal to $10.73.

In addition, pursuant to the terms of the Ionic SPA, if the Company issues securities in the future with any terms that are more favorable to the terms of the Ionic Note or Ionic Warrant, Ionic Ventures may elect to incorporate the more favorable terms into the Ionic Note or Ionic Warrant, as applicable. In addition, the Company granted to Ionic Ventures a right of participation and first refusal with respect to future capital raises of the Company during the 36-month period following the date of issuance of the Ionic Note, subject to certain exceptions.

The Company also agreed to prepare and file with the Commission a registration statement covering the resale of all shares issued or issuable pursuant to the Ionic SPA, including shares issued upon conversion of the Ionic Note. The Company agreed to use its commercially reasonable efforts to have the registration statement filed with the SEC within 30 days following September 28, 2021 and to have the registration statement declared effective by the SEC within 60 days following September 28, 2021. The Company filed the registration statement for these securities on October 1, 2021, which was declared effective by the Commission on October 12, 2021.

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During the quarter ended February 28, 2022, the Company recorded interest expense of $248,165. On February 28, 2022, the balance of the Ionic Note is $382,410, all of which is included in the long-term portion of convertible notes payable, net of related debt discount.

Second Amendment to March 10 FirstFire Note

On October 1, 2021, the Company entered into an amendment (“Second Amendment”) with FirstFire to the March 10 FirstFire Note in order to remove the capital raising ceiling in such note. As consideration for FirstFire entering in to the Second Amendment, As consideration for FirstFire entering in to the Second Amendment, the Company issued to FirstFire a three-year warrant to purchase 40,000 shares of the Company’s common stock at an exercise price equal to $10.73.

Form S-1 Registration Statement

On October 1, 2021, the Company filed a registration statement on Form S-1 (File No. 333-259993), to register up to (i) 2,877,785 shares of the Company’s common stock, which consist of (a) 609,888 shares (“Conversion Shares”) of common stock that may be issued upon the conversion of the privately placed convertible debt (“Convertible Debt”) issued by the Company in the principal amount of $6,098,887 at an assumed conversion price of $10.00 per share (as determined in the Form S-1 with File No. 333-259993) and (b) 2,267,897 shares (“Warrant Shares”) of   common stock that may be issued upon the exercise of 2,267,897 warrants (“Warrants”) at an assumed exercise price of $9.35 per share (as determined in the Form S-1 with File No. 333-259993), which were issued in connection with the issuance of Convertible Debt by the Company and (ii) the resale from time to time of 69,852 shares of common stock by the selling securityholders named in the Registration Statement. The registration statement was declared effective by the Commission on October 12, 2021.

Secured Promissory Note - Schenden

On November 15, 2021, the Company entered into a 10% secured promissory note with an investor (“Schenden Note”) in the amount of $262,500 for the purpose of acquiring computers for company owned store operations.  The Schenden Note has a perfected security interest in 50 personal computers the Company will use in its operations. In addition, the Company issued 30,000 commitment warrants for the purchase of the Company’s common stock at an exercise price of $10.73 per share. The Schenden Note requires 60 monthly payments of principal and interest in the amount of $5,577.

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The Company recorded the Schenden Note in the amount of $262,500 along with original issue discount (“OID”) of $12,500. Accordingly, Schenden paid $250,000 in exchange for the Schenden Note. For the quarter ended February 28, 2022, the Company paid interest in the amount of $6,478 and on February 28, 2022, the balance of the Schenden Note is $160,650 all of which is included in the long-term portion of convertible notes payable, net of related debt discount.

Secured Promissory Note - Orleans

On November 18, 2021, the Company entered into a 10% secured promissory note with an investor (“Orleans Note”) in the amount of $157,500 for the purpose of acquiring computers for company owned store operations.  The Orleans Note has a perfected security interest in 30 personal computers the Company will use in its operations. In addition, the Company issued 18,000 commitment warrants for the purchase of the Company’s common s stock at an exercise price of $10.73 per share. The Orleans Note requires 60 monthly payments of principal and interest in the amount of $3,346.

The Company recorded the Orleans Note in the amount of $157,500 along with original issue discount (“OID”) of $7,500. Accordingly, Orleans paid $150,000 in exchange for the Orleans Note. For the quarter ended February 28, 2022, the Company paid interest in the amount of $3,887 and on February 28, 2022, the balance of the Orleans Note is $96,390, all of which is included in the long-term portion of convertible notes payable, net of related debt discount.

March 2022 Firstfire Global Opportunities Fund, LLC Securities Purchase Agreement and 12% Convertible Promissory Note

On March 21, 2022, the Company entered into a securities purchase agreement (the “Firstfire Global SPA”), dated as of March 21, 2022, with Firstfire Global Opportunities Fund, LLC, LLC (“Firstfire Global”), pursuant to which the Company issued a 12% promissory convertible note (the “Firstfire Global Note”) with a maturity date of September 21, 2022 (the “Firstfire Global Maturity Date”), in the principal sum of $110,000.00. In addition, the Company issued 935 shares of its common stock to Firstfire Global as a commitment fee pursuant to the Firstfire Global SPA. Pursuant to the terms of the Firstfire Global Note, the Company agreed to pay to Firstfire Global $110,000.00 and to pay interest on the principal balance at the rate of 12% per annum (provided that the first six months of interest ($6,600.00) shall be guaranteed and the remaining 6 months of interest shall be deemed earned in full as of the Issue Date thereof. The Firstfire Global Note carries an original issue discount of $10,000.00. Accordingly, Firstfire Global paid the purchase price of $100,000.00 in exchange for the Firstfire Global Note. The Company intends to use the proceeds for working capital. Firstfire Global may convert the Firstfire Global Note into the Company’s common stock (subject to the beneficial ownership limitations of 4.99% in the Firstfire Global Note; provided however, that the limitation on conversion may be waived (up to 9.99%) by Firstfire Global upon, at the election of Firstfire Global, not less than 61 days’ prior notice to the Company) at any time at a conversion price equal to $1.00 per share, as the same may be adjusted as provided in the Firstfire Global Note.

The Company may prepay the Firstfire Global Note at any time prior to maturity in accordance with the terms of the Firstfire Global Note. The Firstfire Global Note contains customary events of default relating to, among other things, payment defaults, breach of representations and warranties, and breach of provisions of the Firstfire Global Note or the Firstfire Global SPA.

Upon the occurrence of any Event of Default (as defined in the Firstfire Global Note), which has not been cured within the time prescribed in the Firstfire Global Note, it shall become immediately due and payable and the Company shall pay to Firstfire Global, in full satisfaction of its obligations hereunder, an amount equal to the principal amount then outstanding plus accrued interest multiplied by 125%.

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Pursuant to the terms of the Firstfire Global SPA, on March 21, 2022, the Company also issued to Firstfire Global a three-year warrant (the “Firstfire Global Warrant”) to purchase 50,000 shares of the Company’s common stock at an exercise price of $1.00.

Pursuant to the terms of the Firstfire Global SPA, on March 21, 2022, the Company also entered into a registration rights agreement, dated March 21, 2022, by and between the Company and Firstfire Global (the “Firstfire Global Registration Rights Agreement”). Pursuant to the terms of the Firstfire Global Registration Rights Agreement, the Company agreed to prepare and file with the SEC a registration statement covering the resale of all shares issued or issuable pursuant to the Firstfire Global SPA, including shares issued upon conversion of the Firstfire Global Note or upon exercise of the Firstfire Global Warrant. The Company agreed to use its commercially reasonable efforts to have the registration statement filed with the SEC within 30 days following March 21, 2022 and to have the registration statement declared effective by the SEC within 60 days following March 21, 2022. The Firstfire Global Registration Rights Agreement contains customary indemnification provisions.

March 2022 GS Capital Partners, LLC Securities Purchase Agreement and 12% Convertible Promissory Note

On March 21, 2022, the Company entered into a securities purchase agreement (the “GS Capital SPA”), dated as of March 21, 2022, with GS Capital Partners, LLC (“GS Capital”), pursuant to which the Company issued a 12% promissory convertible note (the “GS Capital Note”) with a maturity date of September 21, 2022 (the “GS Capital Maturity Date”), in the principal sum of $82,500.00. In addition, the Company issued 703 shares of its common stock to GS Capital as a commitment fee pursuant to the GS Capital SPA. Pursuant to the terms of the GS Capital Note, the Company agreed to pay to GS Capital $82,500.00 and to pay interest on the principal balance at the rate of 12% per annum (provided that the first six months of interest ($4,950.00) shall be guaranteed and the remaining 6 months of interest shall be deemed earned in full as of the Issue Date thereof. The GS Capital Note carries an original issue discount of $7,500.00. Accordingly, GS Capital paid the purchase price of $75,000.00 in exchange for the GS Capital Note. The Company intends to use the proceeds for working capital. GS Capital may convert the GS Capital Note into the Company’s common stock (subject to the beneficial ownership limitations of 4.99% in the GS Capital Note; provided however, that the limitation on conversion may be waived (up to 9.99%) by GS Capital upon, at the election of GS Capital, not less than 61 days’ prior notice to the Company) at any time at a conversion price equal to $1.00 per share, as the same may be adjusted as provided in the GS Capital Note.

The Company may prepay the GS Capital Note at any time prior to maturity in accordance with the terms of the GS Capital Note. The GS Capital Note contains customary events of default relating to, among other things, payment defaults, breach of representations and warranties, and breach of provisions of the GS Capital Note or the GS Capital SPA.

Upon the occurrence of any Event of Default (as defined in the GS Capital Note), which has not been cured within the time prescribed in the GS Capital Note, it shall become immediately due and payable and the Company shall pay to GS Capital, in full satisfaction of its obligations hereunder, an amount equal to the principal amount then outstanding plus accrued interest multiplied by 125%.

Pursuant to the terms of the GS Capital SPA, on March 21, 2022, the Company also issued to GS Capital a three-year warrant (the “GS Capital Warrant”) to purchase 37,500 shares of the Company’s common stock at an exercise price of $1.00.

Pursuant to the terms of the GS Capital SPA, on March 21, 2022, the Company also entered into a registration rights agreement, dated March 21, 2022, by and between the Company and GS Capital (the “GS Capital Registration Rights Agreement”). Pursuant to the terms of the GS Capital Registration Rights Agreement, the Company agreed to prepare and file with the SEC a registration statement covering the resale of all shares issued or issuable pursuant to the GS Capital SPA, including shares issued upon conversion of the GS Capital Note or upon exercise of the GS Capital Warrant. The Company agreed to use its commercially reasonable efforts to have the registration statement filed with the SEC within 30 days following March 21, 2022 and to have the registration statement declared effective by the SEC within 60 days following March 21, 2022. The GS Capital Registration Rights Agreement contains customary indemnification provisions.

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March 2022 Ionic Ventures, LLC Securities Purchase Agreement and 12% Convertible Promissory Note

On March 21, 2022, the Company entered into a securities purchase agreement (the “Ionic SPA”), dated as of March 21, 2022, with Ionic Ventures, LLC (“Ionic”), pursuant to which the Company issued a 12% promissory convertible note (the “Ionic Note”) with a maturity date of September 21, 2022 (the “Ionic Maturity Date”), in the principal sum of $110,000.00. In addition, the Company issued 935 shares of its common stock to Ionic as a commitment fee pursuant to the Ionic SPA. Pursuant to the terms of the Ionic Note, the Company agreed to pay to Ionic $110,000.00 and to pay interest on the principal balance at the rate of 12% per annum (provided that the first six months of interest ($6,600.00) shall be guaranteed and the remaining 6 months of interest shall be deemed earned in full as of the Issue Date thereof. The Ionic Note carries an original issue discount of $10,000.00. Accordingly, Ionic paid the purchase price of $100,000.00 in exchange for the Ionic Note. The Company intends to use the proceeds for working capital. Ionic may convert the Ionic Note into the Company’s common stock (subject to the beneficial ownership limitations of 4.99% in the Ionic Note; provided however, that the limitation on conversion may be waived (up to 9.99%) by Ionic upon, at the election of Ionic, not less than 61 days’ prior notice to the Company) at any time at a conversion price equal to $1.00 per share, as the same may be adjusted as provided in the Ionic Note.

The Company may prepay the Ionic Note at any time prior to maturity in accordance with the terms of the Ionic Note. The Ionic Note contains customary events of default relating to, among other things, payment defaults, breach of representations and warranties, and breach of provisions of the Ionic Note or the Ionic SPA.

Upon the occurrence of any Event of Default (as defined in the Ionic Note), which has not been cured within the time prescribed in the Ionic Note, it shall become immediately due and payable and the Company shall pay to Ionic, in full satisfaction of its obligations hereunder, an amount equal to the principal amount then outstanding plus accrued interest multiplied by 125%.

Pursuant to the terms of the Ionic SPA, on March 21, 2022, the Company also issued to Ionic a three-year warrant (the “Ionic Warrant”) to purchase 50,000 shares of the Company’s common stock at an exercise price of $1.00.

Pursuant to the terms of the Ionic SPA, on March 21, 2022, the Company also entered into a registration rights agreement, dated March 21, 2022, by and between the Company and Ionic (the “Ionic Registration Rights Agreement”). Pursuant to the terms of the Ionic Registration Rights Agreement, the Company agreed to prepare and file with the SEC a registration statement covering the resale of all shares issued or issuable pursuant to the Ionic SPA, including shares issued upon conversion of the Ionic Note or upon exercise of the Ionic Warrant. The Company agreed to use its commercially reasonable efforts to have the registration statement filed with the SEC within 30 days following March 21, 2022 and to have the registration statement declared effective by the SEC within 60 days following March 21, 2022. The Ionic Registration Rights Agreement contains customary indemnification provisions.

March 2022 Labrys Amendment

As previously disclosed, on February 19, 2021, the Company and Labrys Fund, LP (“Labrys”) entered a securities purchase agreement (the “Labrys SPA”), pursuant to which the Company issued a 12% promissory note (the “Labrys Note”) with a maturity date of February 19, 2022 in the principal sum of $1,650,000. As of March 16, 2022, the Company and Labrys entered into Amendment #2 (the “Labrys Amendment”) to the Labrys SPA and the Labrys Note, as amended. Pursuant to the terms of the Labrys Amendment, the maturity date of the Labrys Note was extended to the earlier of (i) September 15, 2022, and (ii) the date that the Company’s common stock is listed on the Nasdaq Stock Market or the New York Stock Exchange. In addition, the Labrys Note was amended to provide that Labrys has the right, at any time on or following the date that an event of default occurs under the Labrys Note, as amended, to convert all or any portion of the then outstanding and unpaid principal and interest into common stock, subject to a 4.99% equity blocker. In the Labrys Amendment, the parties also agreed that the Company has already received cash proceeds in excess of the $2,000,000 minimum threshold referenced in the Labrys Note. Pursuant to the terms of the Labrys Amendment, Labrys waived its rights to receive any portion of the next $750,000 of cash proceeds received by the Company to the extent that such amounts are received by the Company between March 15, 2022 and April 9, 2022. Except as set forth in the Labrys Amendment, the Labrys Note, as amended, remains in full force and effect.

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March 2022 Lucas Ventures Note Amendment

As previously disclosed, on August 31, 2021, the Company issued to Lucas Ventures, LLC (“Lucas Ventures”) a 12% promissory note (the “Lucas Ventures Note”) with a maturity date of August 31, 2023, in the principal amount of $200,000. As of March 16, 2022, the Company and Lucas Ventures entered into an Amendment and Waiver Pursuant to Convertible Promissory Note (the “Lucas Ventures Amendment”). Pursuant to the terms of the Lucas Ventures Amendment, the parties agreed that the FirstFire Note, FirstFire Warrant, GS Capital Note, GS Capital Warrant, Ionic Note, Ionic Warrant, Jefferson Street Note, and Jefferson Street Warrant would not be deemed a “Dilutive Issuance” as provided in the Lucas Ventures Note. In addition, pursuant to the terms of the Lucas Ventures Amendment, the conversion price of the Lucas Ventures Note was decreased from $11.50 per share to $1.00 per share; provided, however, that upon failure to make any payment under the Lucas Ventures Note, as amended, the conversion price will be $0.50 per share, as the same may be adjusted as provided in the Lucas Ventures Note, as amended. Pursuant to the terms of the Lucas Ventures Amendment, the parties also agreed that Lucas Ventures may not convert the Lucas Ventures Note, as amended, prior to September 15, 2022. Except as set forth in the Lucas Ventures Amendment, the Lucas Ventures Note remains in full force and effect.

March 2022 LGH Note Amendment

As previously disclosed, on August 31, 2021, the Company issued to LGH Investments, LLC (“LGH”) a 12% promissory note (the “LGH Note”) with a maturity date of August 31, 2023, in the principal amount of $200,000. As of March 16, 2022, the Company and LGH entered into an Amendment and Waiver Pursuant to Convertible Promissory Note (the “LGH Amendment”). Pursuant to the terms of the LGH Amendment, the parties agreed that the FirstFire Note, FirstFire Warrant, GS Capital Note, GS Capital Warrant, Ionic Note, Ionic Warrant, Jefferson Street Note, and Jefferson Street Warrant would not be deemed a “Dilutive Issuance” as provided in the LGH Note. In addition, pursuant to the terms of the LGH Amendment, the conversion price of the LGH Note was decreased from $11.50 per share to $1.00 per share; provided, however, that upon failure to make any payment under the LGH Note, as amended, the conversion price will be $0.50 per share, as the same may be adjusted as provided in the LGH Note, as amended. Pursuant to the terms of the LGH Amendment, the parties also agreed that LGH may not convert the LGH Note, as amended, prior to September 15, 2022. Except as set forth in the LGH Amendment, the LGH Note remains in full force and effect.

April 2022 Jefferson Street Capital LLC Securities Purchase Agreement and 12% Convertible Promissory Note

On April 1, 2022, the Company entered into a securities purchase agreement (the “Jefferson SPA”), dated as of April 1, 2022, with Jefferson Street Capital LLC (“Jefferson”), pursuant to which the Company issued a 12% promissory convertible note (the “Jefferson Note”) with a maturity date of October 1, 2022 (the “Jefferson Maturity Date”), in the principal sum of $82,500.00. In addition, the Company issued 703 shares of its common stock to Jefferson as a commitment fee pursuant to the Jefferson SPA. Pursuant to the terms of the Jefferson Note, the Company agreed to pay to Jefferson $82,500.00 and to pay interest on the principal balance at the rate of 12% per annum (provided that the first six months of interest ($4,950.00) shall be guaranteed and the remaining 6 months of interest shall be deemed earned in full as of the Issue Date thereof. The Jefferson Note carries an original issue discount of $7,500.00. Accordingly, Jefferson paid the purchase price of $75,000.00 in exchange for the Jefferson Note. The Company intends to use the proceeds for working capital. Jefferson may convert the Jefferson Note into the Company’s common stock (subject to the beneficial ownership limitations of 4.99% in the Jefferson Note; provided however, that the limitation on conversion may be waived (up to 9.99%) by Jefferson upon, at the election of Jefferson, not less than 61 days’ prior notice to the Company) at any time at a conversion price equal to $1.00 per share, as the same may be adjusted as provided in the Jefferson Note.

The Company may prepay the Jefferson Note at any time prior to maturity in accordance with the terms of the Jefferson Note. The Jefferson Note contains customary events of default relating to, among other things, payment defaults, breach of representations and warranties, and breach of provisions of the Jefferson Note or the Jefferson SPA. Upon the occurrence of any Event of Default (as defined in the Jefferson Note), which has not been cured within the time prescribed in the Jefferson Note, it shall become immediately due and payable and the Company shall pay to Jefferson, in full satisfaction of its obligations hereunder, an amount equal to the principal amount then outstanding plus accrued interest multiplied by 125%.

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Pursuant to the terms of the Jefferson SPA, on April 1, 2022, the Company also issued to Jefferson a three-year warrant (the “Jefferson Warrant”) to purchase 37,500 shares of the Company’s common stock at an exercise price of $1.00.

Pursuant to the terms of the Jefferson SPA, on April 1, 2022, the Company also entered into a registration rights agreement, dated as of April 1, 2022, by and between the Company and Jefferson (the “Jefferson Registration Rights Agreement”). Pursuant to the terms of the Jefferson Registration Rights Agreement, the Company agreed to prepare and file with the SEC a registration statement covering the resale of all shares issued or issuable pursuant to the Jefferson SPA, including shares issued upon conversion of the Jefferson Note or upon exercise of the Jefferson Warrant. The Company agreed to use its commercially reasonable efforts to have the registration statement filed with the SEC within 30 days following April 1, 2022 and to have the registration statement declared effective by the SEC within 60 days following April 1, 2022.

Options Granted under the 2020 Omnibus Incentive Plan

On November 17, 2021, the Company granted non-qualified stock options to purchase an aggregate of 150,000 and 125,000 shares of its common stock to Roman Franklin, Chief Executive Officer, and Nancy Hennessey, Chief Financial Officer, respectively. The options have an exercise price of $7.78 per share and expire 5 years after the date of grant. The options vest as follows: 25% upon the date of grant and 25% every 6 months thereafter.

Agreement to Issue Shares

On April 8, 2022, the Company entered into an agreement to issue 20,000 shares of its common stock in partial payment for services to a vendor.

Common Stock Conversion Notice – GS Capital

On April 18, 2022, GS Capital provided the Company with a Common Stock Conversion Notice, wherein GS Capital elected to convert (i) $50,333.33 of the $415,833.00 outstanding principal balance of the convertible notes held by GS Capital and (ii) the related interest of $3,386.81 into 53,720 shares of the Company's common stock.

Common Stock Conversion Notice – Ionic

On April 25, 2022, Ionic provided the Company with a Common Stock Conversion Notice, wherein Ionic elected to convert $87,800 of the principal balance of the September 28, 2021 convertible note held by Ionic into 87,800 shares of the Company’s common stock.

Resignation of Donald Caldwell from the Board and appointment of Beatrice Tarka to the Board and Change in Chairman

On April 22, 2022, Donald Caldwell submitted his resignation as a member of the Board of the Company, effectively immediately. Mr. Caldwell’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. On the same date, the Board appointed Beatrice Tarka as a member of the Board and as Chairperson of the Board. Jed Kaplan, who served as Chairman of the Board until Ms. Tarka’s appointment, will continue to serve as a member of the Board.

Common Stock Conversion Notice – FirstFire

On April 29, 2022, FirstFire provided the Company with a Common Stock Conversion Notice, wherein FirstFire elected to convert $50,000 of the principal balance of the March 10, 2021convertible note held by FirstFire into 50,000 shares of the Company’s common stock.

Resets to Certain Note Conversion Prices and Warrant Exercise Prices

In April of 2022, the following convertible promissory notes had their conversion prices reset, whether by amendment or by the contractual obligations contained in the documents pursuant to which such notes were issued, to $1.00 per share, and $0.50 per share if in default:

FirstFire Global Opportunities Fund, LLC (“FirstFire”) Note issued June 10, 2021

GS Capital Partners, LLC (“GS Capital”) Note issued June 10, 2021

Jefferson Street Capital, LLC (“Jefferson”) Note issued August 23, 2021

Ionic Ventures, LLC (“Ionic”) Note issued September 28, 2021

Lucas Ventures, LLC (“Lucas”) Note issued August 31, 2021

LGH Investments, LLC (“LGH”) Note issued August 31, 2021

Labrys Fund, LP (“Labrys”) Note issued February 19, 2021

FirstFire Note issued March 10, 2021

In April of 2022, the following warrants had their exercise prices reset, whether by amendment or by the contractual obligations contained in the documents pursuant to which such warrants were issued or in the warrants themselves, to $1.00 per share:

First Fire Warrant issued June 11, 2021

GS Capital Warrant issued June 16, 2021

Jefferson Warrant issued August 23, 2021

Lucas Warrant issued August 31, 2021

FirstFire Warrant issued September 17, 2021

Ionic Warrant issued September 28, 2021

FirstFire Warrant issued October 1, 2021

Nasdaq Listing, Reverse Stock Split and Increase in Authorized Shares of Common Stock

We have applied to list of our common stock and warrants on the Nasdaq Capital Market. There is no assurance that our listing application will be approved by the Nasdaq Capital Market. The approval of our listing on the Nasdaq Capital Market is a condition of closing. If our application to the Nasdaq Capital Market is not approved or we otherwise determine that we will not be able to secure the listing of the common stock and warrants on the Nasdaq Capital Market, we will not complete the offering.

On November 17, 2020, our board of directors approved the reverse stock split in a ratio of 1-for-8 and on November 17, 2020, we filed an amended and restated certificate of amendment to our Third Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), implementing the reverse stock split in a ratio of 1-for-8, effective November 19, 2020; provided, however, the reverse stock split became effective for trading purposes on November 20, 2020 when it had been processed by the Financial Industry Regulatory Authority (“FINRA”). The reverse stock split is intended to allow us to meet the minimum share price requirement of the Nasdaq Capital Market. There is no assurance that our listing application will be approved by the Nasdaq Capital Market.

Employees

As of May 13, 2022, we had approximately 22 full-time employees and 35 part-time employees. None of our employees is represented by a union. We consider our relations with our employees to be good.

Legal Proceedings

On August 5, 2020, a lawsuit styled Duncan Wood v. PLAYlive Nation, Inc. and Simplicity eSports and Gaming Company (Case No. 20-1043) was filed in the U.S. District Court for the District of Delaware. The complaint alleges unlawful failure to make timely and reasonable payment of wages, breach of contract, breach of the duty of good faith and fair dealing and unjust enrichment. The plaintiff seeks monetary damages for compensation alleged to be owed, treble damages, interest on all wage compensation, reasonable attorneys’ fees and other relief as the Court deems just and proper. On October 30, 2020, Mr. Wood and Simplicity Esports and Gaming Company executed a mutual General Release and the lawsuit was dismissed with prejudice.

From time to time, we are involved in various claims and legal actions arising in the ordinary course of business. To the knowledge of our management, there are no legal proceedings currently pending against us which we believe would have a material effect on our business, financial position or results of operations and, to the best of our knowledge, there are no such legal proceedings contemplated or threatened.

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Properties

Our corporate headquarters are located at 7000 W. Palmetto Park Road, Suite 505, Boca Raton, Florida 33433, where we lease approximately 250 rentable square feet of office space from an unaffiliated third party. This lease expires on June 1, 2022. Terms of the office lease provide for a base rent payment of $800 per month. In total we lease approximately 40,000 rentable square feet of retail and office space from unaffiliated third parties in 17 locations in Florida, Oregon, Texas, California, Missouri, Montana, and Washington State for our corporate offices and gaming centers. These leases expire at various times, with the first expiration being May of 2022 and the last being July of 2030. Terms of the office and retail leases currently provide for aggregate base rent payments of approximately $39,000 per month with annual price escalations. We believe that these facilities are adequate for our current and near-term future needs.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

References in this prospectus to “we,” “us” or the “Company” refer to Simplicity Esports and Gaming Company, formerly known as Smaaash Entertainment Inc. and prior to that as I-AM Capital Acquisition Company. The following discussion and analysis of the Company’s financial condition and results of operations should be read in conjunction with the financial statements and the notes thereto contained elsewhere in this prospectus.

Overview

We are a global esports organization, that is capitalizing on the growth in esports through three business units, Simplicity One Brasil Ltda (“Simplicity One”), Simplicity Esports, LLC (“Simplicity Esports LLC”) and PLAYlive Nation, Inc. (“PLAYlive”). We believe that we are the only Securities and Exchange Commission (“SEC”) reporting, completely integrated-esports company that owns a League of Legends franchise. Additionally, we believe that we have the largest network of corporate and franchisee owned esports gaming centers in North America.

Our Esports Teams

We own and manage seven professional esports teams domestically and internationally. Revenue is generated from prize winnings, corporate sponsorships, advertising, league subsidy payments and potential league revenue sharing payments from the publishers of video games.

Domestic Esports Teams – Simplicity Esports LLC

Through our wholly owned subsidiary, Simplicity Esports LLC, we own and manage multiple professional esports teams competing in games such as Overwatch, Apex Legends, PUBG, Heroes of the Storm and more. We are committed to growing and enhancing the esports industry, fostering the development of amateurs to compete professionally and signing established professional gamers to support their paths to greater success.

International Esports Team - Simplicity One

Since January 2020, through our 76% owned subsidiary Simplicity One, we manage Flamengo eSports, one of the leading Brazilian League of Legends® teams competing in the top tier league CBLoL. CBLoL was the most talked about esports league in the world, on Twitter for the first half of 2021, with Call of Duty League and Overwatch League ranking 2nd and 3rd, respectively. Flamengo eSports was established in 2017 as the Esports division of Clube de Regatas do Flamengo, a successful Brazilian sports organization, with over 40 million followers across social media accounts, known for its world-famous soccer team. Flamengo eSports’ League of Legends® team won the CBLoL Championship in September 2019, which qualified the team to compete at the 2019 League of Legends® World Championship in Europe as one of 24 teams from 13 different regions around the world. Flamengo Esports @flaesports was ranked as the 9th most tweeted about sports organization in the world in 2020. Flamengo Esports @flaesports was ranked as the 6th most tweeted about esports organization in the world, ahead of Team Liquid and Cloud 9 ranking 7th and 10th respectively, for the first half of 2021.

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Online Tournaments

In response to demand from customers for online esports tournaments which was in all likelihood triggered by the social distancing protocols attendant to the COVID-19 pandemic, we introduced in March 2020 an initiative of online esports tournaments. Since March 2020, through our wholly owned subsidiary, Simplicity Esports LLC, we have been holding online esports tournaments in the United States. In addition, we commenced promoting these periodic online tournaments via text messages to our database of over 400,000 paying esports gaming center customers, which we acquired in our acquisition of PLAYlive. If we can convert merely 1% of these existing customers from the PLAYlive database to play in our paid online tournaments, we anticipate this business unit may generate approximately $1 million in annual revenues. At a 5% conversion rate, this business segment may generate approximately $5 million in annual revenue. Management also intends to sell sponsorship and marketing activations for these online tournaments which would create additional revenue. We also announced our initiative to offer play at home online tournaments in Brazil. These tournaments are a way for us to engage with our customer base from home during periods of required social distancing or quarantine.

Our Gaming Centers

As of May 13, 2022, we have 29 operational locations (17 corporate locations and 12 franchise locations), through our subsidiaries throughout the U.S., giving casual gamers the opportunity to play in a social setting with other members of the gaming community. In addition, aspiring and established professional gamers have an opportunity to compete in local and national esports tournaments held in our gaming centers for prizes, notoriety, and potential contracts to play for one of our professional esports teams. In this business unit, revenue is generated from franchise royalties, the sale of game time, memberships, tournament entry fees, birthday party events, corporate party events, concessions and gaming-related merchandise.

Our business plan encompasses a brick and click physical and digital approach to further recognize revenue from all verticals, which we believe to be unique in the industry. The physical centers, together with our esports teams, lifestyle brand and marketing campaigns offer opportunities for additional revenue via strategic partnerships with both endemic and non-endemic brands. Our ultimate goal is to further engage a diverse fan base with a 360-degree approach driving traffic to both our digital platform, tournaments (online and in-person) and physical real estate to maximize the monetization opportunities with these relationships. In addition, we have proprietary intellectual capital, fan engagement strategies and brand development blueprints which complement our publicly available information.

Optimally, the esports gaming centers of Simplicity Esports LLC (“Simplicity Esports Gaming Centers”) will measure between 2,000 and 4,000 square feet, with dozens of gaming stations. The Simplicity Esports Gaming Centers will feature cutting edge technology, futuristic aesthetic décor and dynamic high-speed gaming equipment. We believe our brick-and-click strategy will present attractive opportunities for sponsors and advertisers to connect with our audience, creating an intriguing monetization opportunity for sponsors and advertisers. Currently our company owned stores operate in approximately 40,000 square feet of retail space in desirable, high traffic locations.

Creating content that engages fans, sponsors and developers, while promoting our brand is one of our primary goals. In August 2021, we announced a partnership with Television Korea 24 (“ESTV”) to provide esports and gaming content for their 24-7 live linear channel around the world. ESTV can be viewed in over 45 countries including the U.S. and Brazil. We seek to reach a broad demographic encompassing the casual, amateur and professional gaming community. Our philosophy is to enhance our footprint for both endemic and non-endemic partnerships. We believe we possess a deep perception of our markets and understand the new age of branding while maintaining authenticity to the gaming community that comprises our fanbase.

As a result of COVID-19 (discussed below), all of our corporate and franchised Simplicity Gaming Centers were closed effective April 1, 2020. We commenced reopening Simplicity Gaming Centers on May 1, 2020 and have since reopened 17 corporate and 12 franchised Simplicity Gaming Centers as of May 13, 2022, the majority of which are operating at restricted capacity based on local COVID-19 regulations. See “Risk Factors—Public health epidemics or outbreaks, such as COVID-19, could materially and adversely impact our business.”

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Corporate Gaming Centers

As of May 13, 2022, through our subsidiary entities, we currently operate 17 corporate-owned retail Simplicity Esports Gaming Centers, twelve of which were acquired during the fiscal year ended May 31, 2021and two of which was acquired in the first fiscal quarter ended August 31, 2021. Furthermore, we have engaged a national tenant representation real estate broker to assist in the strategic planning and negotiations for our future Simplicity Esports Gaming Center locations. We contemplate that new Simplicity Esports Gaming Centers will be funded by us as well as a combination of tenant improvement allowances from landlords and sponsorships. The Company intends to continue the expansion of its corporate owned esports gaming center footprint through the buildout of new esports gaming centers. The disruptions in commercial real estate caused by COVID-19 lockdowns have allowed the Company to strengthen its existing relationships with national landlords by signing new locations with a percentage of gross rent lease structures. The locations will range between 2,000 and 4,000 sq ft and be primarily located inside of shopping malls.

Franchised Gaming Centers

Due to interest from potential franchisees, in 2019 we launched a franchising program to accelerate the expansion of our planned nationwide footprint. We sell specific franchise territories, through our wholly owned subsidiary PLAYlive, and assist with the establishment and buildout of esports gaming centers to potential business owners that desire to use our branding, infrastructure and process to open and operate gaming centers. We currently operate 12 fully constructed franchise esports gaming centers. The 12 franchise owned gaming centers that we have acquired to date generated prior to our acquisition of them over $1 million of revenue in the fiscal year ended May 31, 2021 despite operating with limited capacity due to COVID-19 restrictions. Due to interest from potential franchisees, we have launched a franchising program to accelerate the expansion of our planned nationwide footprint. We sell specific franchise territories, through our wholly owned subsidiary PLAYlive, and assist with the establishment and buildout of esports gaming centers to potential business owners that desire to use our branding, infrastructure and process to open and operate gaming centers. Franchise revenue is generated from the sale of franchise territories, supplying furniture, equipment and merchandise to the franchisees for buildout of their centers, a gross sales royalty fee and a national marketing fee. We license the use of our branding, assist in identifying and negotiating commercial locations, assist in overseeing the buildout and development, provide access to proprietary software for point of sale, inventory management, employee training and other HR functions. Franchisees also have an opportunity to participate in our national esports tournament events, and benefit from the growing profile of our professional esports teams. Once an esports gaming center is opened, we provide operational guidance, support and use of branding elements in exchange for a monthly royalty fee calculated as 6% of gross sales. On January 1, 2020, we implemented a national marketing fee of 1% of gross sales. To date, we have sold five of these franchise territories. COVID-19 travel restrictions caused us to suspend the sale of new franchise territories from April 1, 2020 until October 1, 2020. During this time, a pipeline of interested applicants has accumulated, and we anticipate new franchise territory sales over the next 12 months as a result.

The combination of the esports gaming centers, owned or franchised by our wholly owned subsidiaries Simplicity Esports LLC or PLAYlive, provides us with what we believe is one of the largest esports gaming center footprints in North America. Over the next 12 months, existing PLAYlive esports gaming centers will be rebranded to Simplicity Esports gaming centers. All newly opened franchise esports gaming centers will be branded as Simplicity Esports gaming centers and have numerous gaming PC’s. All gaming centers in our footprint will be participating venues in our national esports tournaments.

Franchise Roll Up Strategy

We began implementing a franchise roll-up strategy in July 2020 as a result of the disruption caused by COVID-19 related stay at home orders, and the disruption it caused to the commercial real estate market. The reduction in revenues for some franchisees because of stay-at-home orders, and government mandates to remain closed created significant accrued rent payments due to landlords. We have been able to come to terms with many franchisees to acquire the assets of their gaming centers and make them corporate owned. We have simultaneously negotiated new leases with some of the largest national mall chains, including Simon Property Group and Brookfield Asset Management, and are in the process of negotiating additional locations with other landlords. The new leases involve significant reductions in or elimination of fixed rent and the addition of percentage of revenues rent terms. During the fiscal year ended May 31, 2021, we signed 13 letters of intent and executed definitive agreements for all of those locations, most of which were operational prior to year-end. We expect each of these locations to be profitable as a result of the significant reduced rent expense via the percentage rent structure.

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Our Stream Team

The Simplicity Esports LLC and Flamengo Esports stream teams encompass over 30 commentators (commonly known as “casters”), influencers and personalities who connect to a dedicated fan base. Our electric group of live personalities represent our organization to the fullest with their own unique style. We are proud to support and present a diverse group of gamers as we engage fans across a multiple of esports genres. Our Twitch affiliation has enabled our stream team influences to reach a broad fan base. Additionally, we have created several niches within the streaming community which has enabled us to engage fans within certain titles on a 24/7 basis. Our notoriety in the industry is evidenced by our audience that views millions of minutes of Simplicity Esports’ and Flamengo Esports’ content monthly, via various social media outlets including YouTube, Twitter and Twitch. Through Simplicity Esports LLC, we have begun to implement a unique approach to ensure the ultimate fan friendly esports experience. Our intention is to have gamers involved at the grassroots level and feel a sense of unity as we compete with top class talent. Our management and players are known within the esports community and we plan to use their skills to create a seamless content creation plan helping gamers feel closer to our brand than any other in the industry.

Our Financial Position

For the fiscal years ended May 31, 2021 and 2020, we generated revenues of $1,551,923 and $861,410, respectively, and reported net losses of $6,194,828 and $2,665,779, respectively, and negative cash flow from operating activities of $1,391,938 and $1,523,262, respectively. For the nine months ended February 28, 2022, we reported a net loss of $8,446,927, and had negative cash flow from operating activities of $2,477,014. As of February 28, 2022, we had an aggregate accumulated deficit of $20,586,755. We anticipate that we will continue to report losses and negative cash flow. There is substantial doubt regarding our ability to continue as a going concern as a result of our historical recurring losses and negative cash flows from operations as well as our dependence on private equity and financings. See “Risk Factors—We have a history of operating losses, our management has concluded that factors raise substantial doubt about our ability to continue as a going concern and our auditor has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report for the fiscal year ended May 31, 2021 and 2020.”

Results of Operations

Summary of Statement of Operations for the Three and Nine Months Ended February 28, 2022 and 2021:

Revenue

For the three and nine months ended February 28, 2022 and 2021, revenues consisted of the following:

	For the Three Months Ended		For the Nine Months Ended
	February 28,		February 28,
	2022	2021	2022	2021
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues
Franchise royalties, fees and other	$114,317	$50,042	$273,628	$229,118
Company-owned stores and other	702,531	319,125	2,057,764	563,854
Esports revenue	71,663	59,312	305,774	132,654

Total Revenues	$888,511	$428,479	$2,637,166	$925,626

For the three months ended February 28, 2022, our revenues increased by $460,032, as compared to the three months ended February 28, 2021. For the nine months ended February 28, 2022, our revenues increased by $1,711,540, as compared to the nine months ended February 28, 2021. These increases were primarily due to the increase in both the number of Company owned stores and the increase in operating hours as COVID-19 restrictions changed during the period, coupled with increased tournament prize winnings in our esports revenue.

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Cost of Goods Sold

Cost of goods sold for the three months ended February 28, 2022 and 2021 was $536,603 and $186,281, respectively, representing an increase of $350,322 primarily due to increased revenues. Cost of goods sold for the nine months ended February 28, 2022 and 2021 was $1,629,119 and $367,697, respectively, representing an increase of $1,261,422 primarily due to increased revenues, coupled with higher inventory write off costs on higher inventory balances and increased depreciation expense related to the increase in the number of Company owned stores.

Operating Expenses

Compensation and related benefits

Compensation and related benefits for the three months ended February 28, 2022 and 2021 was $777,992 and $2,041,922, respectively, representing a decrease of $1,263,930. Compensation and related benefits for the nine months ended February 28, 2022 and 2021 was $2,927,004 and $2,710,747, respectively, representing an increase of $216,257. Compensation and related benefits consist of salaries and stock-based compensation, health benefits and related payroll taxes. The increase was primarily due to the increase in the number of employees and higher stock-based compensation.

Professional fees

Professional fees for the three months ended February 28, 2022 and 2021 was $54,889 and $175,689, respectively, representing a decrease of $120,800. The decline in expenses was primarily due to reduced consulting fees in the quarter. Professional fees for the nine months ended February 28, 2022 and 2021 was $633,965 and $436,478, respectively, representing an increase of $197,487. Professional fees consist of costs for audits, accountants, attorneys, consultants and the costs for other experts. The increase is primarily due to the increase in accounting and audit fees as well as legal expenses related to the increase in debt.

General and Administrative Expenses

General and administrative expenses for the three months ended February 28, 2022 was $531,349, as compared to $450,136 for the three months ended February 28, 2021, representing an increase of $81,213. General and administrative expenses for the nine months ended February 28, 2022 was $1,407,171, as compared to $904,536 for the nine months ended February 28, 2021, representing an increase of $502,635. The increase was primarily due to the increase in the number of Company owned stores and the associated expenses (rent, utilities, computer expenses, insurance) to maintain the stores, coupled with increased amortization expense on higher intangible asset values.

Loss from Operations

For the three months ended February 28, 2022, loss from operations amounted to $1,012,322, as compared to $2,436,886 for the three months ended February 28, 2021, representing a decrease of $1,424,564. For the nine months ended February 28, 2022, loss from operations amounted to $3,960,093, as compared to $3,706,446 for the nine months ended February 28, 2021, representing an increase of $253,647.

Other Expense

For the three months ended February 28, 2022, other expense amounted to $1,003,135, as compared to $549,842 for the three months ended February 28, 2021, representing an increase of $453,293. The increase in other expenses was primarily attributable to an increase in interest expense of $454,542 related to an increase in debt and the amortization of debt discount.

For the nine months ended February 28, 2022, other expense amounted to $4,486,834, as compared to $965,075 for the nine months ended February 28, 2021, representing an increase of $3,521,769. The increase in other expenses was primarily attributable to an increase in interest expense of $1,861,244 related to an increase in debt and the amortization of debt discount, coupled with an increase in debt forgiveness expense of $1,733,916.

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Net Loss

Net loss for the three months ended February 28, 2022 was $2,015,457, as compared to a net loss of $2,986,728 for the three months ended February 28, 2021, representing a decrease of $971,271. Net loss for the nine months ended February 28, 2022 was $8,446,927, as compared to $4,671,521 for the nine months ended February 28, 2021, representing an increase of $3,775,406.

Summary of Statement of Operations for the Fiscal Year Ended May 31, 2021 and 2020:

The following table summarizes our operating results for the fiscal years ended May 31, 2021 and 2020.

	Fiscal Year	Fiscal Year
	Ended	Ended
	May 31, 2021	May 31, 2020

Franchise royalties and license fees	$151,634	$478,023
Franchise deposit revenue	154,291	44,984
Company-owned stores sales	1,053,226	174,042
Esports revenue	192,772	164,361
Total revenue	1,551,923	861,410
Less: Cost of goods sold	(1,014,310)	(591,541)
Gross margin	537,613	269,869
Operating expenses	(5,335,112)	(3,001,990)
Other income (expense)	(1,397,329)	66,342
Net loss attributable to non-controlling interest	97,973	45,541
Net Loss attributable to common shareholders	$6,096,855	$(2,620,238)

Revenue

We generated $1,551,923 of revenue for the fiscal year ended May 31, 2021 as compared to $861,410 for the fiscal year ended May 31, 2020. The increase in revenue is principally due to the increase in the number of company owned stores we operate offset by a reduction in franchise royalties as franchises were converted to company owned stores.

Franchise royalties, franchise deposit and termination revenue and company-owned stores sales, totaling $1,359,000 and $697,000, in the fiscal year ended May 31, 2021 and 2020. In addition, Esports revenue was $193,000 during the fiscal year ended May 31, 2021, up from $164,000 in the fiscal year ended May 31, 2020. This increase was due to the increase in the number of company owned stores and inclusion of the full year of operations of Simplicity One Brazil which was acquired in January 2020.

Cost of Goods Sold

Cost of goods sold during the fiscal years ended May 31, 2021 and 2020 totaled $1,014,000 and $592,000, respectively. Cost of goods sold is related to player and team expenses related to esports revenues and cost of gaming system and store merchandise sold at company owned store including the depreciation on the gaming equipment needed to generate these revenues. The increase is cost of goods sold is directly related to the increase in company owned store revenues.

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Other Operating Expenses

Other operating expenses for the fiscal year ended May 31, 2021 totaled $5,335,000, a $2,333,000 increase from the $3,002,000 of other operating expense in the fiscal year ended May 31, 2020. Included in this increase were compensation and related benefits increase of $1,227,000 primarily due to $862,000 increase in stock based compensation coupled with a $253,000 increase in salaries, wages and the related insurance and taxes predominantly driven by the increase in employees related to the new company owned stores; professional fees increase of $272,000 of which $175,000 was for new design services and the $97,000 was for increased legal, accounting and consulting services; an increase in general and administrative expenses of $475,000 primarily due to an increase in amortization of $85,000, an increase in rent of $198,000, an increase in contracted services of $141,000 and an increase in utilities of $51,000. In addition, there was an increase of $359,000 in impairment expense on terminated franchises.

Other income (expense)

Other income/(expense) was an expense of $1,397,000 and income of $66,000 during the fiscal years ended May 31, 2021 and 2020, respectively. The increase in other expense of $1,463,000 is due to an increase of $1,368,000 of interest expense on the notes payable mentioned herein, $20,000 increase in foreign exchange losses, a $94,000 reduction in debt forgiveness income and a $69,000 reduction in other income offset by a $19,000 increase in other income.

Net loss attributable to non-controlling interest

As part of the conversion of franchises into company-owned stores, two of the original franchisees retained a 21% interest in the stores, one retained a 49% interest and 24% of our interest in Simplicity One, 20% of which is owned by a member of our board, as noted in the related party footnote. As such, a portion of the net loss incurred during the year is allocated to those parties. For the fiscal year ended May 31, 2021 the net loss attributable to non-controlling interests was $98,000 which is an increase of $52,000 from the year ended May 31, 2020.

Liquidity and Capital Resources

As of May 31, 2020, we had no cash and marketable securities held in the Trust Account.

As of May 31, 2021 and 2020, we had cash of $414,000 and $160,000, which is available for use by us to cover the costs associated with general corporate purposes. In addition, as of May 31, 2021 and 2020, we had accounts payable and accrued expenses of $1,605,000 and $1,549,000, respectively.

For the fiscal years ended May 31, 2021 and 2020, cash used in operating activities amounted to $1,392,000   and $1,523,000, respectively. The decline in net cash used of $131,000 is due to an increase in shares for services of $2,822,000, and increase in non-cash interest expense of $1,118,000, an impairment loss of $359,000, an increase in depreciation and amortization charges of $257,000   and a decline in debt forgiveness income of $94,000 offset by an increased net loss of $3,529,000. In addition, changes in our operating liabilities and assets used $174,000 of cash, a decline of $981,000 from May 31, 2020. The decline in cash provided is due to reduced accounts payable and accrued expenses of $778,000, a reduction in deferred revenues of $281,000, an increase in inventory of $47,000, an increase in prepaid expenses and security deposits of $34,000 and an increase in due from franchisee of $25,000, offset by reduced accounts receivable of $96,000 and increased deferred brokerage fees of $88,000. Cash used in investing activities amounted to $152,000, a reduction of $15,000 from the prior year. The reduction is attributable to reduced purchase of property and equipment of $161,000, offset by higher use of cash for acquisitions of $176,000. Cash provided from financing activities amounted to $1,815,000, an increase of $1,534,000 over the prior year. The increase is mainly attributable to a net cash increase of $1,087,000 for the net effect of the issuance in notes payable, coupled with an increase in funds received from private placement units of $379,000, an increase non-controlling interest in subsidiaries of $179,000, offset by an increase in deferred financing costs of $111,000.

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Liquidity is the ability of an enterprise to generate adequate amounts of cash to meet its needs for cash requirements. We had cash of $327,619 and $414,257 as of February 28, 2022, and May 31, 2021, respectively.

Our primary uses of cash have been for salaries, fees paid to third parties for professional services, computer and internet expenses, and general and administrative expenses. We have received funds from licensing fees, from Company-owned stores sales, and from various financing activities such as from the sale of our common shares and from debt financings. The following trends are reasonably likely to result in changes in our liquidity over the near to long term:

●	An increase in working capital requirements to finance our current business;

●	Addition of administrative and sales personnel as the business grows;

●	An increase in the costs of being a public company;

●	Increased marketing expense for building our brand; and

●	Increased capital requirements for the development of additional store locations.

Since inception, we have raised proceeds from the sale of common shares and from debt to fund our operations.

The following table shows a summary of our cash flows for the nine months ended February 28, 2022 and 2021.

	Nine Months Ended February 28,
	2022	2021
	(unaudited)
Net cash used in operating activities	$(2,477,014)	$(818,173)
Net cash used in investing activities	(352,725)	(8,949)
Net cash provided by financing activities	2,743,101	1,238,883
Net (decrease) increase in cash	$(86,638)	$411,762
Cash - beginning of the period	$414,257	$160,208
Cash - end of the period	$327,619	$571,969

Net Cash Used in Operating Activities:

Net cash flow used in operating activities for the nine months ended February 28, 2022 of $2,477,014 primarily reflected a net loss of $8,446,927, which was then adjusted for the add-back (deduction) of non-cash items, primarily consisting of depreciation of $245,817, amortization expense of $221,910 stock-based compensation expense of $1,407,175, non-cash interest expense related to debt of $2,612,798 an increase in deferred equity financing costs of $146,305, debt forgiveness expense of $1,771,301 an increase in common stock issued for services rendered of $407,883, and changes in operating assets and liabilities, consisting primarily of a decrease in accounts payable of $75,942, a decrease in accrued expenses of $112,132, an increase in prepaids of $267,959, an increase in prepaid franchise fees of $204,728, an increase in inventory of $96,567 and an increase in deferred revenue of $269,357 offset by a decrease in accounts receivable of $99,539.

Net Cash Used in Investing Activities:

Net cash used in investing activities was $352,725 for the nine months ended February 28, 2022, as compared net cash used in investing activities of $8,949 for the nine months ended February 28, 2021. During the nine months ended February 28, 2022, cash used for the property and equipment increased $343,776 compared to the nine months ended February 28, 2021.

Net Cash Provided by Financing Activities:

Net cash provided by financing activities was $2,743,101 for the nine months ended February 28, 2022, as compared to $1,238,883 for the nine months ended February 28, 2021. During the nine months ended February 28, 2022, we received net cash from notes payable of $4,009,318 and cash from the sale of warrants of $100,000, offset by the repayment of notes payable of $1,350,816 coupled with a net decrease of $14,801 related to the Company’s minority interest positions.

We will need to raise additional funds in order to meet the expenditures required for operating our business.

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Off-balance sheet arrangements

We have no obligations, assets or liabilities which would be considered off-balance sheet arrangements. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Going Concern

The Company’s unaudited consolidated financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the unaudited condensed consolidated financial statements, the Company has an accumulated deficit of $20,586,755, a working capital deficit of $2,548,029 and a net loss of $8,446,927 on February 28, 2022. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year from the of the date that the unaudited financial statements are issued.

The Company has commenced operations and has begun to generate revenue; however, the Company’s cash position may not be sufficient to support the Company’s daily operations. Management plans to raise additional funds by way of a private or public offering. While the Company believes in the viability of its strategy and its ability to generate sufficient revenue and to raise additional funds, there can be no assurances to that effect. Should the Company fail to raise additional capital, it may be compelled to reduce the scope of its planned future business activities.

The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan, to generate sufficient revenue and to raise additional funds by way of public and/or private offerings.

The consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

COVID-19

In December 2019, a novel strain of coronavirus (COVID-19) emerged in Wuhan, Hubei Province, China. While initially the outbreak was largely concentrated in China and caused significant disruptions to its economy, it has now spread to several other countries and infections have been reported globally.

Because COVID-19 infections have been reported throughout the United States, certain federal, state and local governmental authorities have issued stay-at-home orders, proclamations and/or directives aimed at minimizing the spread of COVID-19. Additional, more restrictive proclamations and/or directives may be issued in the future. As a result, all of our corporate and franchised Simplicity Gaming Centers were closed effective April 1, 2020. We commenced reopening Simplicity Gaming Centers as of May 1, 2020 and have since reopened 17 corporate and 12 franchised Simplicity Gaming Centers as of May 13, 2022. Although our franchise agreements with franchisees of Simplicity Gaming Centers require a minimum monthly royalty payment to us from the franchisees regardless of whether the franchised Simplicity Gaming Centers are operating, there is a potential risk that franchisees of Simplicity Gaming Centers will default in their obligations to pay their minimum monthly royalty payment to us resulting in either an increase in accounts receivables or a bad debt expense where account receivables are no longer collectible due to franchisee’s inability to pay the minimum monthly royalty payments owed by the franchisee. We have experienced a decrease in our account receivables, net of the allowance by $55,599 from the year ended May 31, 2021.

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The ultimate impact of the COVID-19 pandemic on the Company’s operations is unknown and will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration of the COVID-19 outbreak, new information which may emerge concerning the severity of the COVID-19 pandemic, and any additional preventative and protective actions that governments, or the Company, may direct, which may result in an extended period of continued business disruption, reduced customer traffic and reduced operations. Any resulting financial impact cannot be reasonably estimated at this time but is anticipated to have a material adverse impact on our business, financial condition and results of operations.

The measures taken to date adversely impacted the Company’s business for the fiscal quarters ended February 28, 2022, November 30, 2021, August 31, 2021 and the fiscal year ended May 31, 2021 and will potentially continue to impact the Company’s business. Management expects that all of its business segments, across all of its geographies, will be impacted to some degree, but the significance of the impact of the COVID-19 outbreak on the Company’s business and the duration for which it may have an impact cannot be determined at this time.

Contractual obligations

We do not have any long-term capital lease obligations, operating lease obligations or long-term liabilities, except as follows:

Attorney Settlement Agreement

In March of 2019, the Company entered into a settlement agreement with its prior attorney. The settlement agreement called for $200,000 to be paid upon signing the settlement agreement and then another approximate $525,000 to be paid over-time. As of May 13, 2022, the Company no longer owes any amount pursuant to this settlement agreement.

Maxim Series A-2 Exchange Convertible Note

For a detailed description of the Series A-2 Exchange Convertible Note issued by the Company to Maxim, please see “Description of Business—Debt Obligations – Maxim Series A-2 Exchange Convertible Note,” on page 57 of this prospectus.

Operating Leases

We have long-term operating lease obligations and deferred revenues related to franchise fees to be recognized over the term of franchise agreements with our franchises, generally ten years. We will begin to recognize deferred franchise fee revenue at the time a franchise commences operations. We will also recognize deferred franchise fee revenue upon completing acquisitions of franchisee owned gaming centers and converting them to corporate owned centers. The Company is party to operating leases at its corporate office and at each of its company owned store locations which have various terms and payments.

In February 2019, the Company entered into a 5-year operating lease in Boca Raton, Florida in connection with the opening of its first gaming center. Rent is approximately $2,300 per month for the first year and contains customary escalation clauses. In June of 2019, the Company entered into a 5-year operating lease for its corporate office, rent is approximately $700 per month. In August of 2019, the Company opened its second gaming center and in connection with this gaming center entered into a 5-year operating lease in Deland, Florida. Rent is approximately $2,500 per month for the first year and contains customary escalation clauses. On June 26, 2020, the Company entered into a 10-year operating lease in El Paso, Texas for a corporate gaming center in Fort Bliss. It is a percentage rent lease (without a base rent) which provides for the (i) first and second year of the lease, the rent would be 10% of gross sales of such gaming center per year, (iii) third fourth and fifth year of the lease, the rent would be 12% of gross sales of such gaming center per year, and (iv) sixth, seventh, eighth, ninth and tenth year of the lease, the rent would be 14% of the gross sales of such gaming center per year.

The gaming center acquisitions that occurred in the current period were also complimented by the signing of new lease agreements with the landlords. The leases consist of rent payments to be made as a percentage of each gaming center’s gross sales with a minimum floor payment ranging between $1,000 and $3,000 monthly, representing 50-80% reductions in rent expense from prior leases that were in force while the gaming centers were owned by franchisees.

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The following is a schedule showing the future minimum lease payments under operating leases by fiscal years and the present value of the minimum payments as of February 28, 2022:

2022	$127,766
2023	496,354
2024	495,957
2025	392,099
2026 and thereafter	254,493
Total Operating Lease Obligations	1,766,669
Less: Amount representing interest	$(258,676)
Present Value of minimum lease payments	$1,507,993

Debt Obligations

For a detailed description of debt obligations of the Company, please see “Description of Business—Debt Obligations,” “Description of Business —Recent Developments— March 2021 FirstFire Global 12% Promissory Note and Securities Purchase Agreement,” “Description of Business — Recent Developments — June 2021 FirstFire Global 12% Promissory Note and Securities Purchase Agreement,” “Description of Business — Recent Developments — GS Capital Securities Purchase Agreement & Note,” “Description of Business — Recent Developments — Jefferson Street Capital Securities Purchase Agreement & Note,” “Description of Business — Recent Developments — Lucas Ventures Stock Purchase Agreement & Note,” “Description of Business — Recent Developments — LGH Investments Stock Purchase Agreement & Note,” “Description of Business — Recent Developments — Ionic Ventures Securities Purchase Agreement & Note,” “Description of Business — Recent Developments — Secured Promissory Note Schenden,” “Description of Business — Recent Developments — Secured Promissory Note Orleans,” “Description of Business — Recent Developments — March 2022 Firstfire Global Opportunities Fund, LLC Securities Purchase Agreement and 12% Convertible Promissory Note,” “Description of Business — Recent Developments — March 2022 GS Capital Partners, LLC Securities Purchase Agreement and 12% Convertible Promissory Note,” “Description of Business — Recent Developments — March 2022 Ionic Ventures, LLC Securities Purchase Agreement and 12% Convertible Promissory Note,” “Description of Business — Recent Developments — March 2022 Labrys Amendment,” “Description of Business — Recent Developments — March 2022 Lucas Ventures Note Amendment,” “Description of Business — Recent Developments — March 2022 LGH Note Amendment,” and “Description of Business — Recent Developments — April 2022 Jefferson Street Capital LLC Securities Purchase Agreement and 12% Convertible Promissory Note” on pages 55, 59, 62, 63, 64, 65, 65, 66, 68, 69, 69, 70, 71, 71, 72, 72 and 72 of this prospectus, respectively.

Adoption of 2020 Omnibus Incentive Plan

The board and shareholders of the Company approved of the Simplicity Esports and Gaming Company 2020 Omnibus Incentive Plan (the “2020 Plan”) on April 22, 2020 and June 23, 2020, respectively. The 2020 Plan provides for various stock-based incentive awards, including incentive and nonqualified stock options, stock appreciation rights, restricted stock and restricted stock units, and other equity-based or cash-based awards. On June 4, 2021, the Company filed a registration statement on Form S-8 for the purpose of resale or reoffer thereof, of 1,000,000 shares of the Company’s common stock reserved for issuance pursuant to the Company’s 2020 Plan. As of May 13, 2022, the Company has issued 298,723 shares of common stock under the plan and granted options to purchase 275,000 shares of common stock under the plan.

Critical Accounting Policies

The preparation of consolidated financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates.

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Revenue Recognition

As of January 1, 2018, the Company adopted Revenue from Contracts with Customers (Topic 606) (“ASC 606”). The new guidance sets forth a new five-step revenue recognition model which replaces the prior revenue recognition guidance in its entirety and is intended to eliminate numerous industry-specific pieces of revenue recognition guidance that have historically existed in GAAP. The underlying principle of the new standard is that a business or other organization will recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects what it expects to receive in exchange for the goods or services. The standard also requires more detailed disclosures and provides additional guidance for transactions that were not addressed completely in the prior accounting guidance. The Company adopted the standard using the modified retrospective method and the adoption did not have a material impact on its financial statements.

The Company recognizes revenue when performance obligations under the terms of a contract with the customer are satisfied. Product sales occur once control is transferred upon delivery to the customer. Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring goods and services. Our revenue is derived from the three sources listed below.

The following describes principal activities, separated by major product or service, from which the Company generates its revenues:

Company-Owned Stores Sales

The Company-owned stores principally generate revenue from retail esports gaming centers. Revenues from Company-owned stores are recognized when the products are delivered, or the service is provided. Company-owned stores are typically in shopping malls with typical retail hours of operations. After hours, the Company also mines for crypto currency using the computer equipment at the company-owned stores. Crypto mining revenue is recognized as the mining occurs.

Franchise Revenues

Franchise revenues consist of royalties, fees and initial license fee income. Franchise royalties are based on six percent of franchise store sales after a minimum level of sales occur and are recognized as sales occur. Any royalty reductions, including waivers or those offered as part of a new store development incentive or as incentive for other behaviors, are recognized at the same time as the related royalty, as they are not separately distinguishable from the full royalty rate. Franchise royalties are billed on a monthly basis.

The Company recognizes initial franchise license fee revenue when the Company has performed substantially all the services required in the franchise agreement. Fees received that do not meet these criteria are recorded as deferred revenues until earned. The pre-opening services provided to franchisees do not contain separate and distinct performance obligations from the franchise right; thus, the fees collected will be amortized on a straight-line basis beginning at the store opening date through the term of the franchise agreement, which is typically 10 years. Franchise license renewal fees, which generally occur every 10 years, are billed before the renewal date. Fees received for future license renewal periods are amortized over the life of the renewal period.

The Company offers various incentive programs for franchisees including royalty incentives, new store opening incentives (i.e., development incentives) and other support initiatives. Royalties and franchise fees sales are reduced to reflect any royalty incentives earned or granted under these programs that are in the form of discounts.

Commissary sales are comprised of gaming equipment and supplies sold to franchised stores and are recognized as revenue upon shipment or delivery of the related products to the franchisees. Payments are generally due within 30 days.

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Fees for information services, including software maintenance fees, marketing fees and website maintenance, graphic and promotion fees are recognized as revenue as such services are provided.

Esports Revenue

Esports is a form of competition using video games. Most commonly, esports takes the form of organized, single player and multiplayer video game tournaments or leagues, particularly between professional players, individually or as teams. Revenues from Esports revenues are recognized when the competition is completed, and prize money is awarded. Revenues earned from team sponsorships, prize winnings, league sponsorships, and from the Company’s share of league revenues are included in esports revenue.

Deferred Revenues

Deferred revenues are classified as current or long-term based on when management estimates the revenues will be recognized.

The Company receives payments from franchisees in advance of all performance obligations having been met, including but not limited to franchise locations being opened. As certain conditions agreed to in these franchise agreements are performed, revenues are recognized.

Deferred costs include commissions paid to brokers related to the sale of specific new franchises which have not met revenue recognition criteria as of February 28, 2022. These costs are recognized in the same period as the initial franchise fee revenue is recognized.

Accounts Receivable

The Company estimates the allowance for doubtful accounts based on an analysis of specific customers (i.e. franchisees), taking into consideration the age of past due accounts and an assessment of the customer’s ability to pay. Accounts receivable are written off against the allowance when management determines it is probable the receivable is worthless. Customer account balances with invoices dated over 90 days old are considered delinquent and considered in the allowance assessment. The Company performs credit evaluations of its customers and, generally, requires no collateral. As of May 31, 2021, management has recorded an allowance for doubtful accounts of $38,000. As of February 28, 2022, management has recorded an allowance for doubtful accounts of $45,901.

Property and Equipment

Property and equipment and leasehold improvements are recorded at its historical cost. The cost of property and equipment is depreciated over the estimated useful lives, when placed in service (ranging from 3 -5 years), of the related assets utilizing the straight-line method of depreciation. The cost of leasehold improvements is depreciated (amortized) over the lesser of the length of the related leases or the estimated useful lives of the assets. Ordinary repairs and maintenance are expensed when incurred and major repairs will be capitalized and expensed if they benefit future periods.

Goodwill

Goodwill is the excess of our purchase cost over the fair value of the net assets of acquired businesses. We do not amortize goodwill, but we assess our goodwill for impairment at least annually. We have assessed goodwill and qualitative considerations indicated no impairment.

Intangible Assets and Impairment

Intangible assets that are subject to amortization are reviewed for potential impairment whenever events or circumstances indicate that carrying amounts may not be recoverable. Assets not subject to amortization are tested for impairment at least annually. The Company had intangible assets subject to amortization related to its acquisition of Simplicity Esports, LLC. These costs were included in intangible assets on our balance sheet and amortized on a straight-line basis when placed into service over the estimated useful lives of the costs, which is 2 to 10 years.

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The Company periodically reviews its intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less that the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.

Stock-Based Compensation

The Company records stock-based compensation in accordance with ASC 718, Compensation – Stock Compensation and ASC 505-50, Equity-Based Payments to Non-Employees. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. Equity instruments issued to employees and the cost of the services received as consideration are measured and recognized based on the fair value of the equity instruments issued and are recognized over the employees required service period, which is generally the vesting period.

In June 2018, the FASB issued ASU 2018-07, Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, which aligns accounting for share-based payments issued to nonemployees to that of employees under the existing guidance of Topic 718, with certain exceptions. This update supersedes previous guidance for equity-based payments to nonemployees under Subtopic 505-50, Equity—Equity-Based Payments to Non-Employees. This guidance is effective for the Company as of January 1, 2019. The Company adopted ASU 2018-07 on January 1, 2019. The adoption of ASU 2018 did not have any material impact on the Company’s consolidated financial statements.

Leases

In February 2016, the Financial Accounting Standards Board (“FASB”) issued ASU 2016-02, Leases (Topic 842). The updated guidance requires lessees to recognize lease assets and lease liabilities for most operating leases. In addition, the updated guidance requires that lessors separate lease and non-lease components in a contract in accordance with the new revenue guidance in ASC 606. The updated guidance is effective for interim and annual periods beginning after December 15, 2018.

On January 1, 2019, the Company adopted ASU No. 2016-02, applying the package of practical expedients to leases that commenced before the effective date whereby the Company elected to not reassess the following: (i) whether any expired or existing contracts contain leases; and (ii) initial direct costs for any existing leases. For contracts entered into on or after the effective date, at the inception of a contract the Company assessed whether the contract is, or contains, a lease. The Company’s assessment is based on: (1) whether the contract involves the use of a distinct identified asset, (2) whether we obtain the right to substantially all the economic benefit from the use of the asset throughout the period, and (3) whether it has the right to direct the use of the asset. The Company will allocate the consideration in the contract to each lease component based on its relative stand-alone price to determine the lease payments. The Company has elected not to recognize right-of-use (“ROU”) assets and lease liabilities for short-term leases that have a term of 12 months or less.

Operating lease ROU assets represents the right to use the leased asset for the lease term and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. As most leases do not provide an implicit rate, the Company use an incremental borrowing rate based on the information available at the adoption date in determining the present value of future payments. Lease expense for minimum lease payments is amortized on a straight-line basis over the lease term and is included in general and administrative expenses in the condensed consolidated statements of operations.

Operating Lease Right-of-Use Assets and Operating Lease Liabilities

The Company adopted ASC Topic 842, Leases (Topic 842) and has elected the ‘package of practical expedients’, which permits it not to reassess under the new standard its prior conclusions about lease identification, lease classification and initial direct costs. In addition, the Company elected not to apply Topic 842 to arrangements with lease terms of 12 months or less. The Company has entered into various lease agreements mainly to support the operations of its gaming centers.

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The significant assumption used to determine the present value of the lease liability was a discount rate ranging from 10% to 12% which was based upon the Company’s estimated incremental borrowing rate at the start of the lease term.

MANAGEMENT

The following table sets forth information regarding our directors and executive officers:

Name	Age	Position
Beatrice Tarka	50	Chairperson and Class I Director of the Company
Roman Franklin	38	Chief Executive Officer and Class I Director of the Company
Nancy Hennessey	57	Chief Financial Officer
Jed Kaplan	57	Class II Director of the Company
Max Hooper	75	Class II Director of the Company
Frank Leavy	69	Class I Director of the Company
Edward Leonard Jaroski	75	Class I Director of the Company
William H. Herrmann, Jr.	75	Class II Director of the Company
Laila Cavalcanti Loss	41	Class II Director of the Company

Beatrice Tarka. Ms. Tarka was appointed as a member of the Board and as Chairperson of the Board on April 22, 2022. Ms. Tarka, age 50, was a member of Travelzoo’s board of directors from August 2015 until April 2022. Since September 2000, she has been the founder and Chief Executive Officer of Mobissimo, an online travel search engine that allows users to compare prices of airline tickets, hotel rooms, and car rentals. From 1996 to 2000, she was Chief Executive Officer of Axall Media, a game and entertainment software developer and publisher. Ms. Tarka holds a master’s degree in business administration from Boston University and a bachelor’s degree in international affairs from the American University in Paris, France.

We believe Ms. Tarka’s relevant experience which includes entrepreneurship, strategic partnerships, international business and innovative online product development qualifies her to serve on our board of directors and as Chairman.

Roman Franklin. Mr. Franklin has been a member of our board of directors since August 16, 2017 and our Chief Executive Officer since March 29, 2021. From December 31, 2018 until March 31, 2021, Mr. Franklin served as our President. Mr. Franklin was Chief Investment Officer of SMC Global USA from March 2016 until December 31, 2016, and prior, President of Franklin Financial Planning from 2005 to 2016. Mr. Franklin is a 16-year veteran of the financial services industry. By the age of 22 he held FINRA Series 7, Series 66, and Life, Health, and Variable Insurance Licenses. In 2005, he founded a fee-only registered investment advisory firm. In 2008, he was one of the youngest recipients of the National Association of Financial Advisors (“NAPFA”) Registered Financial Advisor (RFA) designation. In 2015, he was elected as a Board Member of the NAPFA, South Region Board of Directors, overseeing more than a dozen states from Texas, to Florida, to North Carolina. Mr. Franklin has experience in domestic and international investment, and has been involved in multiple business transactions tied to India. Mr. Franklin holds a Bachelor of Science degree in Management from Barry University and an M.B.A. in Finance from the Graduate School of Business at Stetson University. His civic organization roles include School Advisory Council for Volusia County Schools, City of DeLand Economic Development Committee, and the Boys’ and Girls’ Clubs of Central Florida.

We believe Mr. Franklin’s strong expertise in finance and international and domestic business transactions qualifies him to serve on our board of directors.

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Nancy Hennessey. Ms. Hennessey has served as our Chief Financial Officer since May 17, 2021. Ms. Hennessey worked as the Senior Vice President of Financial Planning and Analysis and as a consultant to the Chief Executive Officer of Travel and Leisure, formerly Wyndham Destinations, an NYSE listed $5 billion market cap company from April 2011 to August 2019 as an employee and as a consultant until August 2020. From 1990 to 2011, Ms. Hennessey served multiple companies as Vice President of Finance and Chief Financial Officer. Ms. Hennessey began her career by working for Ernst & Young as a Senior Auditor from 1986 until 1990. Ms. Hennessey is a Certified Public Accountant and holds a BBA and MBA in Public Accounting from the Lubin School of Business at Pace University.

Jed Kaplan. Mr. Kaplan has been a member of our board of directors since December 31, 2018. He also served as our Chairman from March 29, 2021 to April 22, 2022. He also served as our sole Chief Executive Officer from February 8, 2019 until March 29, 2021 and as our interim Chief Financial Officer from February 8, 2019 to March 29, 2021. From December 31, 2018 to February 8, 2019, Mr. Kaplan served as our co-Chief Executive Officer. He founded and serves as the Chief Executive Officer of Shearson Financial Services, a FINRA-registered broker dealer, since May 1995. As a natural leader possessing a passion for sports management, Mr. Kaplan has been involved in a wide variety of professional sports and sports management ventures. Most recently Mr. Kaplan successfully sold the NBA G League Team, Iowa Energy, to the Minnesota Timberwolves. Currently Mr. Kaplan is also a minority owner of the Memphis Grizzlies, Orlando City Soccer Club and Swansea City of the English Championship League. Mr. Kaplan’s insight, vision and knowledge are all represented as an appointed founding member of the NBA G League leadership committee. Mr. Kaplan graduated from City University of New York in 1989 with a Bachelor of Business Administration degree.

The Company believes Mr. Kaplan’s strong expertise in the financial services and sports management industries qualifies him to serve on its board of directors.

Max Hooper. Dr. Hooper, who has been an independent member of our board of directors since August 16, 2017, serves as Managing Director of Merging Traffic, a web-based crowdsourcing portal, since September 2015 and Head of Investment Banking and Senior Vice President of Triloma Securities, a subsidiary of Triloma Financial Group LLC, since January 2016. Dr. Hooper is also the founder and owner of Partners Advisory Group and Partners Capital Group, two financial advisory firms since January 2014. Since February 2018, Dr. Hooper’s primary focus has been as Managing Director/CEO of Managing Traffic and co-owner of Triloma Financial Group. Prior to that, Dr. Hooper was co-founder of Equity Broadcasting Corporation, a media company that owned and operated more than one hundred television stations across the United States. Dr. Hooper is an accomplished entrepreneur and has started multiple businesses in technology/internet, lodging, and services industries. Dr. Hooper has served on the investment committee of several venture capital and angel funds, and has completed “work out” transactions as a Certified Debt Arbitrator representing banks and private transactions. Dr. Hooper also has prior experience with SPACs such as transaction structuring, administration, research, and execution. Dr. Hooper has earned five doctorate degrees from a variety of institutions.

We believe Dr. Hooper’s expertise in investment, management and mergers and acquisitions over various industries qualify him to serve on our board of directors.

Frank Leavy. Mr. Leavy has been an independent member of our board of directors since August 16, 2017. Since 2007, Mr. Leavy has been the Senior Vice President and Director of Finance and Administration for Blake’s All Natural Foods, a manufacturer of “better for you” frozen entrees. Prior to that, he held various financial officer positions at member companies of Group Rossignol, a world leading company in the winter sports industry. Specifically, he was Controller of Rossignol Ski Company from 1982 to 2006 and Vice President of Finance of Skis Dynastar, Inc. and Skis Dynastar Canada from 2000 to 2006. He also served as Chief Operating Officer at Roger Cleveland Golf Company, a subsidiary of Group Rossignol from 1999 to 2000 and was elected a director of the company from 2003 to 2005. Mr. Leavy holds a Bachelor of Arts degree from the College of the Holy Cross and a Master of Science degree in accounting from the Graduate School of Professional Accounting at Northeastern University.

We believe Mr. Leavy’s extensive experience in corporate finance qualify him to serve on our board of directors.

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Edward Leonard Jaroski. Mr. Jaroski has been an independent member of our board of directors since October 2017. Mr. Jaroski was the founder of Capstone Asset Management Company and had served as its President and Chief Executive Officer from 1987 to March 2016. Mr. Jaroski was Chairman, Chief Executive Officer and President of various Capstone/Steward Funds in the fund complex from 1987 through 2016. Mr. Jaroski was at Tenneco Financial Services from 1981 to 1987, where he was the Executive Vice President. He started his career at Philadelphia Life Insurance Company as Manager of Investments in 1969, where he served until 1981 and also served as its Vice President of Finance. He also served as a Director of Philadelphia Life Asset Management Company. Mr. Jaroski holds the insurance industry professional designations of Chartered Life Underwriter, Charter Financial Consultant and Fellow Life Management Institute. He holds a B.B.A. degree in Accounting from Temple University.

We believe Mr. Jaroski’s experience in investments and asset management qualify him to serve on our board of directors.

William H. Herrmann, Jr. Mr. Herrmann has been an independent member of our board of directors since October 2017. Mr. Herrmann has over 45 years of experience in financial services, and insurance and investment planning industries. Presently, Mr. Herrmann is the Owner of Herrmann & Associates, a financial services firm affiliated with Hudson Heritage Capital Management Inc., a Registered Investment Advisor since February 15, 2006. Mr. Herrmann has also served as an independent Director of Steward Funds, from 2011 until 2017. Mr. Herrmann served as the Chairman of the Nominating and Corporate Governance Committee and was Chairman of the Contracts Committee. He previously served as Independent Lead Director of Steward Funds. Mr. Herrmann is also an Independent Director of Church Capital Fund, where he served as Chairman of the Nominating and Corporate Governance Committees.

Mr. Herrmann is a member of the Advisory Committee to the Liquidation Trustee for Church Capital Fund Liquidation Trust under TMI Trust Company. Mr. Herrmann is also a Trustee of LuLu Shriners Investment Advisory Committee and the Chairman of Beta Rho Property Company. Mr. Herrmann holds a B.A. from the University of Pennsylvania, and an MBA from Temple University, and holds the Chartered Life Underwriter (CLU) designation from American College. Mr. Herrmann holds Series 7, 63, and 65 securities licenses as well as insurance licenses in multiple states.

We believe Mr. Herrmann’s experience in financial services and the investment planning industry qualify him to serve on our board of directors.

Laila Cavalcanti Loss. Ms. Loss has served as a member of our board of directors since May 7, 2021. Since 2017, Ms. Loss, has practiced law in private practice at Cavalcanti Loss Sociedade Individual de Advocacia. From 2010 to 2016, Ms. Loss served as the Head of Legal in Latin America and Angola for Expro Group, a leading global oil services company. Ms. Loss holds a Master of Laws from the University of Texas at Austin. She is permitted to practice law in Brazil and is admitted to the New York State Bar Association.

The Company believes that Ms. Loss’s expertise in the legal industry qualify her to serve on its board of directors.

Our officers and board of directors are well qualified as leaders. In their prior positions they have gained experience in core management skills, such as strategic and financial planning, public company financial reporting, compliance, risk management, and leadership development. Our officers and directors also have experience serving on boards of directors and board committees of other public companies and private companies, and have an understanding of corporate governance practices and trends, which provides an understanding of different business processes, challenges, and strategies.

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Number and Terms of Office of Officers and Directors

Our board of directors is comprised of nine directors, divided into two classes, Class I and Class II, with only one class of directors being elected in each year and each class serving a two-year term. There are four Class I directors and six Class II directors. However, as of October 1, 2021, there is one board vacancy. The board is conducting a search for a replacement director to fill the vacancy. Once a suitable replacement is found, they will serve as a Class II director.

Our officers are elected by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our bylaws as it deems appropriate. Our bylaws provide that our officers may consist of a Chief Executive Officer, President, Chief Financial Officer, Vice Presidents, Secretary, Assistant Secretaries, Treasurer and such other offices as may be determined by the board of directors.

Board Committees and Director Independence

Our common stock is presently quoted on the OTCQB under the symbol “WINR.” Our warrants issued in connection with our IPO in August 2017 are currently listed on OTCQB under the symbol “WINRW.” Under the rules of the OTCQB, we are not required to maintain a majority of independent directors on our Board of Directors and we are not required to establish committees of the Board of Directors consisting of independent directors. However, we intend to list our common stock on the Nasdaq Capital Market or NYSE American. In order to list our common stock on the Nasdaq Capital Market or NYSE American, we are required to comply with the applicable national securities exchange’s standards relating to corporate governance, requiring, among other things, that:

●	A majority of our Board of Directors to consist of “independent directors” as defined by the applicable rules and regulations of the Nasdaq Capital Market or the NYSE American, as applicable;

●	The compensation of our executive officers to be determined, or recommended to the Board of Directors for determination, by independent directors constituting a majority of the independent directors of the Board in a vote in which only independent directors participate or by a Compensation Committee comprised solely of independent directors;

●	That director nominees to be selected, or recommended to the Board of Directors for selection, by independent directors constituting a majority of the independent directors of the Board in a vote in which only independent directors participate or by a nomination committee comprised solely of independent directors; and

●	Establishment of an audit committee with at least three independent directors as well as composed entirely of independent directors, where at least one of the independent directors qualifies as an audit committee financial expert under SEC rules and as a financially sophisticated audit committee member under the applicable exchange rules.

Our Board of Directors has determined in its business judgment that each of Messrs. Leavy, Jaroski and Herrmann and Dr. Hooper is independent within the meaning of the applicable Nasdaq Capital Market and NYSE American rules, the Sarbanes-Oxley Act and related SEC rules. Therefore, a majority of the members of our Board of Directors is not independent.

In addition, our Board of Directors has two standing committees: an Audit Committee and a Compensation Committee.

Committees of the Board of Directors

Our board of directors has two standing committees: an audit committee and a compensation committee. Both our audit committee and our compensation committee are composed solely of independent directors.

Audit Committee

Messrs. Leavy and Dr. Hooper serve as members of our audit committee. Since the recent departure of Mr. Caldwell, the former chairman of the audit committee, the Company plans to appoint one of its board members as a member of the audit committee and appoint one of the current members of the audit committee as chairman of the audit committee in the near future. Under Nasdaq Capital Market and NYSE American listing standards and applicable SEC rules, we are required to have three members of the audit committee, all of whom must be independent. Messrs. Leavy and Dr. Hooper are independent.

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Each member of the audit committee is financially literate and our board of directors has determined that the new chairman of the audit committee, to be appointed in the near future, will qualify as an “audit committee financial expert” as defined in applicable SEC rules.

Responsibilities of the audit committee include:

●	the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

●	pre-approving all audit and non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

●	reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

●	setting clear hiring policies for employees or former employees of the independent auditors;

●	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

●	obtaining and reviewing a report, at least annually, from the independent auditors describing (i) the independent auditor’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within, the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

●	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

●	reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

The members of our compensation committee are Messrs. Jaroski and Dr. Hooper. Since the recent departure of Mr. Caldwell, the former chairman of the compensation committee, the Company plans to appoint one of its board members as a member of the compensation committee and appoint one of the current members of the compensation committee as chairman of the compensation committee in the near future. We have adopted a compensation committee charter, which details the principal functions of the compensation committee, including:

●	reviewing and approving the compensation of all of our other executive officers;

●	reviewing our executive compensation policies and plans;

●	implementing and administering our incentive compensation equity-based remuneration plans;

●	assisting management in complying with our proxy statement and annual report disclosure requirements;

●	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

●	producing a report on executive compensation to be included in our annual proxy statement; and

●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

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The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by the applicable national securities exchange and the SEC.

Director Nominations

We do not have a standing nominating committee. In accordance with Rule 5605(e)(1)(A) of the Nasdaq Listing Rules and Section 804(a) of the NYSE American Company Guide, a majority of the independent directors may recommend a director nominee for selection by the board of directors. The board of directors believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. The directors who shall participate in the consideration and recommendation of director nominees are Messrs. Jaroski, Leavy, and Herrmann, and Dr. Hooper. In accordance with Nasdaq Capital Market and NYSE American rules, all such directors are independent. As there is no standing nominating committee, we do not have a nominating committee charter in place.

The board of directors will also consider director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election. Our stockholders that wish to nominate a director for election to the board of directors should follow the procedures set forth in our bylaws.

We have not formerly established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.

Code of Ethics

We have adopted a Code of Ethics applicable to our directors, officers and employees. We previously filed a copy of our form of Code of Ethics as an exhibit to our registration statement on Form S-1 (File 333-219251). You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K. See “Where You Can Find Additional Information.”

Limitation on Liability and Indemnification of Officers and Directors

Our third amended and restated certificate of incorporation, as amended, provides that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our restated certificate provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, except to the extent such exemption from liability or limitation thereof is not permitted by the Delaware General Corporation Law (“DGCL”).

We have entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our third amended and restated certificate. Our bylaws also permit us to maintain insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We have purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account, and have agreed to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the trust account for any reason whatsoever. Accordingly, any indemnification we provide to our officers and directors will only be able to be satisfied by us if we have sufficient funds outside of the trust account.

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These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

The Board’s Role in Risk Oversight

Although our management is primarily responsible for managing our risk exposure on a daily basis, our board of directors oversees the risk management processes. Our board, as a whole, determines the appropriate level of risk for our Company, assesses the specific risks that we face, and reviews management’s strategies for adequately mitigating and managing the identified risks. Although our board administers this risk management oversight function, our audit committee supports our board in discharging its oversight duties and addresses risks inherent in its area.

Director Compensation

During the fiscal year ended May 31, 2021, each non-employee director, other than our then Chairman of the Board, received a grant of 2,500 shares of the Company’s common stock as compensation for services as a member of the Board. Our then Chairman of the Board received an annual grant of 5,000 shares of the Company’s common stock in exchange for his services in that capacity. Effective March 29, 2021, Jed Kaplan resigned as Chief Executive Officer and Interim Chief Financial Officer and was appointed as Chairman of the Board. In addition to his equity grant, Mr. Kaplan received $4,000 per month in exchange for his services as Chairman of the Board. Mr. Kaplan served as our Chairman from March 29, 2021 to April 22, 2022 and currently serves as a director of the Company.

During the fiscal year ended May 31, 2021, executive officers who are also directors do not receive any additional compensation for their services as directors. Compensation for members of the Board is reviewed annually by the Compensation Committee. The Compensation Committee may not delegate its authority regarding director compensation, and, except as described above, no executive officer plays a role in determining the amount of director compensation. The Compensation Committee considers the amount of time directors dedicate to Company matters and the need to attract and retain qualified directors when determining Board compensation.

Fiscal Year Ended May 31, 2021 Director Compensation Table

Name	Fees earned or paid in cash ($)	Stock Awards ($)	Option Awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All Other Compensation ($)	Total ($)
Donald R. Caldwell(3)	$—	$30,938	$—	$—	$—	$—	$30,938
Edward Leonard Jaroski	$—	$17,330	$—	$—	$—	$—	$17,330
Frank Leavy	$—	$17,330	$—	$—	$—	$—	$17,330
William H. Herrmann, Jr.	$—	$17,330	$—	$—	$—	$—	$17,330
Max Hooper	$—	$17,330	$—	$—	$—	$—	$17,330
Laila Cavalcanti Loss	$—	$(1)	$—	$—	$—	$—	$-
Jed Kaplan (2)	$8,000	$—	$—	$—	$—	$—	$8,000

(1)	Ms. Loss received common stock valued at $55,366 for legal services provided to the Company. In addition, Ms. Loss earned $27,500 for legal services provided to the Company. A portion of the $27,500 has not yet been paid to Ms. Loss.

(2)	Mr. Kaplan ceased to be an executive officer on March 29, 2021. On March 25, 2021, the Company’s board of directors appointed Mr. Kaplan as Chairman of the Board, effective March 29, 2021. Mr. Kaplan resigned as Chief Executive Officer and Interim Chief Financial Officer effective March 29, 2021. Mr. Kaplan served as our Chairman from March 29, 2021 to April 22, 2022 and currently serves as a director of the Company.

(3)	On April 22, 2022, Donald Caldwell submitted his resignation as a member of the Board of the Company, effectively immediately.

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EXECUTIVE COMPENSATION

The following table summarizes all compensation recorded by us in the past two fiscal years ended May 31, 2021 for:

●	our principal executive officer or other individual serving in a similar capacity, and

●	our two most highly compensated executive officers, other than our principal executive officer, who were serving as corporate officers at May 31, 2021.

For definitional purposes, these individuals are sometimes referred to as the “named executive officers.”

2021 Summary Compensation Table

Name and Principal Position	Fiscal Year Ended	Salary ($)		Bonus ($)		Stock Awards ($)		Option Awards ($)	All Other Compensation ($)	Total ($)
Roman Franklin,	5/31/2021	$197,737		$125,000		$1,032,243	(3)	$—	$—	$1,354,980
Chief Executive Officer and Former President (1)	5/31/2020	$100,000		$75,000	(2)	$245,215	(4)	$—	$—	$420,215

Jed Kaplan,	5/31/2021	$85,308	(5)	$125,000		$1,201,465	(6)	$—	$—	$1,411,773
Former Chief Executive Officer and former interim Chief Financial Officer (7)	5/31/2020	$—		$75,000	(8)	$311,925	(4)	$—	$—	$386,925

(1)	Mr. Franklin was appointed Chief Executive Officer on March 29, 2021, and ceased to be President on March 29, 2021.
(2)	This amount was accrued as of May 31, 2020. During the fiscal year ended May 31, 2021, Mr. Franklin received $40,000 of the accrued bonus from the fiscal year ended May 31, 2020. As of May 31, 2021, the Company still owes Mr. Franklin $35,000 of this amount.
(3)	Represents the aggregate grant date fair value for all restricted stock granted to Mr. Franklin vested in the current fiscal year, computed in accordance with Topic 718. Assumptions used to determine the aggregate grant date fair value of the restricted stock include per share grant date fair values ranging from $6.56 to $19.75, based on the closing stock price of the Company’s common stock as reported on OTC Markets on various dates.
(4)	Represents the aggregate grant date fair value for all restricted stock granted to the named executive officer vested in the current fiscal year, computed in accordance with Topic 718. Assumptions used to determine the aggregate grant date fair value of the restricted stock include a per share grant date fair values ranging from $6.96 to $11.20, based on the closing stock prices of the Company’s common stock as reported on OTC Markets on various dates.
(5)	Of this amount, $8,000 was paid for Mr. Kaplan’s services as Chairman of the Board.
(6)	Represents the aggregate grant date fair value for all restricted stock granted to Mr. Kaplan vested in the current fiscal year, computed in accordance with Topic 718. Assumptions used to determine the aggregate grant date fair value of the restricted stock include per share grant date fair values ranging from $6.56 to $19.75, based on the closing stock price of the Company’s common stock as reported on OTC Markets on various dates.
(7)

Mr. Kaplan ceased to be an executive officer on March 29, 2021. On March 25, 2021, the Company’s board of directors appointed Mr. Kaplan as Chairman of the Board, effective March 29, 2021. Mr. Kaplan resigned as Chief Executive Officer and Interim Chief Financial Officer effective March 29, 2021. Beginning March 29, 2021, Mr. Kaplan was paid $4,000 per month for his services as Chairman of the Board. In addition, Mr. Kaplan received a grant of 5,000 shares of the Company’s common stock for his services as Chairman of the Board. Mr. Kaplan served as our Chairman from March 29, 2021 to April 22, 2022 and currently serves as a director of the Company.

(8)	This amount was accrued as of May 31, 2020. During the fiscal year ended May 31, 2021, Mr. Kaplan received $40,000 of the accrued bonus from the fiscal year ended May 31, 2020. As of May 31, 2021, the Company still owes Mr. Kaplan $35,000 of this amount.

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Outstanding Equity Awards at 2021 Fiscal Year-End

The following table sets forth information on outstanding options and stock awards held by the named executive officers as of May 31, 2021.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units Of Stock that Have Not Vested (#) (1)	Market Value Of Shares Or Units of Stock That Have Not Vested ($) (1)
Roman Franklin	—	—	$—	—	—	$—

Jed Kaplan	—	—	$—	—	—	$—

2021 Option Exercises and Stock Vested Table

The following table sets forth the vesting of restricted stock during the fiscal year ended May 31, 2021 for the named executive officers:

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
Roman Franklin	91,067	$1,032,243

Jed Kaplan	106,875	$1,201,465

Executive Officer and Director Compensation

The Company intends to develop an executive compensation program that is consistent with its existing compensation policies and philosophies, which are designed to align compensation with our business objectives and the creation of stockholder value, while enabling us to attract, motivate and retain individuals who contribute to the long-term success of the Company.

Decisions on the executive compensation program will be made by the compensation committee. The following discussion is based on the present expectations as to the executive compensation program to be adopted by the compensation committee. The executive compensation program actually adopted will depend on the judgment of the members of the compensation committee and may differ from that set forth in the following discussion.

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We anticipate that decisions regarding executive compensation will reflect our belief that the executive compensation program must be competitive in order to attract and retain our executive officers. We anticipate that the compensation committee will seek to implement our compensation policies and philosophies by linking a significant portion of our executive officers’ cash compensation to performance objectives and by providing a portion of their compensation as long-term incentive compensation in the form of equity awards.

We anticipate that compensation for our executive officers will have three primary components: base salary, an annual cash incentive bonus and long-term incentive compensation in the form of share-based awards, if any.

Base Salary

Our compensation committee will determine base salaries and manage the base salary review process, subject to existing employment agreements.

Annual Bonuses

We intend to use annual cash incentive bonuses for the executive officers to tie a portion of their compensation to financial and operational objectives achievable within the applicable fiscal year. We expect that, near the beginning of each year, the compensation committee will select the performance targets, target amounts, target award opportunities and other term and conditions of annual cash bonuses for the executive officers, subject to the terms of any employment agreement. Following the end of each year, the compensation committee will determine the extent to which the performance targets were achieved and the amount of the award that is payable to the executive officers.

On July 29, 2020, the board of directors approved a cash bonus to each of Messrs. Kaplan and Franklin in the amount of $75,000 in return for services provided during the 2020 fiscal year. Such bonuses will be deferred and paid when the Company has sufficient funds available to pay such bonuses, as to be reasonably determined by the board of directors and the respective executives. During the fiscal year ended May 31, 2021, the Company paid $40,000 of such bonus amount to each of Messrs. Kaplan and Franklin. As of May 31, 2021, the Company owed $35,000 to each of Messrs. Kaplan and Franklin for the bonus granted for the fiscal year ended May 31, 2020.

In December 2020, the board of directors approved a cash bonus to each of Messrs. Kaplan and Franklin in the amount of $125,000. Such bonuses have been deferred and will be paid when the Company has sufficient funds available to pay such bonuses, to be reasonably determined by the board of directors and the respective executives.

Stock-Based Awards

We intend to use stock-based awards to reward long-term performance of the executive officers. We believe that providing a meaningful portion of the total compensation package in the form of stock-based awards will align the incentives of its executive officers with the interests of its stockholders and serve to motivate and retain the individual executive officers. Stock-based awards will be awarded under the Incentive Plan, which has been adopted by our Board of Directors and is being submitted to our shareholders for approval at the special meeting in lieu of an annual meeting.

Restricted Stock Awards

On July 29, 2020, the Board issued 41,875 shares of common stock to Jed Kaplan, our then-Chief Executive Officer and Interim Chief Financial Officer and a member of our board of directors. Of these shares, (i) 31,250 shares of common stock related to services provided by Mr. Kaplan to the Company during the 2020 fiscal year, (ii) 8,750 shares of common stock related to grants that should have been, but were not, made pursuant to the Kaplan 2018 Agreement (as hereinafter defined), and (iii) 1,875 shares of common stock related to grants made pursuant to the Kaplan 2020 Agreement (as hereinafter defined). Mr. Kaplan served as our Chairman from March 29, 2021 to April 22, 2022 and currently serves as a director of the Company. The Kaplan 2018 Agreement provided for the grant to Mr. Kaplan of 1,250 shares of common stock per month. For the months of January 2020 through July 2020, however, such shares had not been granted. Accordingly, the July 29, 2020 grant included an aggregate of 8,750 shares of common stock that should have been granted for the months of January 2020 through July 2020. The Kaplan 2020 Agreement provides for the grant to Mr. Kaplan of 1,875 shares of common stock per month. Such shares were fully vested and earned as of the issuance thereof.

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On July 29, 2020, the Board also issued 34,813 shares of common stock to Roman Franklin, our then-President and a member of our board of directors. Of these shares, (i) 31,250 shares of common stock related to services provided by Mr. Franklin to the Company during the 2020 fiscal year, (ii) 2,625 shares of common stock related to grants that should have been, but were not, made pursuant to the Franklin 2018 Agreement (as hereinafter defined), and (iii) 938 shares of common stock related to grants made pursuant to the Franklin 2020 Agreement (as hereinafter defined). Mr. Franklin currently serves as our Chief Executive Officer and a member of the board of directors. The Franklin 2018 Agreement provided for the grant to Mr. Franklin of 375 shares of common stock per month. For the months of January 2020 through July 2020, however, such shares had not been granted. Accordingly, the July 29, 2020 grant included an aggregate of 2,625 shares of common stock that should have been granted for the months of January 2020 through July 2020. The Franklin 2020 Agreement provides for the grant to Mr. Franklin of 782 shares of common stock per month. Such shares were fully vested and earned as of the issuance thereof.

Executive Employment Agreements

On December 31, 2018, the Company entered into an employment agreement (the “Kaplan 2018 Agreement”) with Jed Kaplan, pursuant to which the parties agreed that he will serve as the Co-Chief Executive Officer of the Company until March 31, 2019, at which point he automatically became the sole Chief Executive Officer of the Company. Under the terms of the Kaplan 2018 Agreement, Mr. Kaplan did not receive a salary or other monetary compensation and in lieu thereof he will receive an equity grant of 1,250 shares of Common Stock per month, which shares will be fully vested upon grant.

On July 29, 2020, the Company entered into a new employment agreement (the “Kaplan 2020 Agreement”) with Mr. Kaplan. Such employment agreement replaced the Kaplan 2018 Agreement. As a result, the Kaplan 2018 Agreement was terminated and is of no further force or effect. Pursuant to the terms of the Kaplan 2020 Agreement, the Company agreed to pay Mr. Kaplan a monthly base salary of $5,000; provided, however, that the parties agreed that such base salary will be deferred and will accumulate until the Company has sufficient cash available to make such payments, to be reasonably determined by the Board of Directors and Mr. Kaplan, at which time all accrued and unpaid base salary will be paid. In addition, Mr. Kaplan will receive an equity grant of 1,875 shares of common stock per month, which shares will be fully vested upon grant. Mr. Kaplan will also be eligible to receive a quarterly bonus in the form of cash or an equity grant of shares and will be entitled to participate in the Company’s employee benefit plans.

The term of the Kaplan 2020 Agreement is for an initial one-year term, which shall automatically renew for successive one-year terms unless either party provides 60 days’ advance written notice of its intention not to renew the Kaplan 2020 Agreement at the conclusion of the then applicable term. The term of the Kaplan 2020 Agreement may be terminated by the Company with or without cause or by Mr. Kaplan with or without good reason, as such terms are defined therein.

On March 25, 2021, the board of directors appointed Mr. Kaplan as Chairman of the Board, effective March 29, 2021, and he ceased to be the Company’s Chief Executive Officer and Interim Chief Financial Officer. Accordingly, the Company terminated the Kaplan 2020 Agreement. In addition, Mr. Kaplan earned $4,000 per month for his services as Chairman of the Board. Mr. Kaplan served as our Chairman from March 29, 2021 to April 22, 2022 and currently serves as a director of the Company.

On December 31, 2018, the Company also entered into an employment agreement (the “Franklin 2018 Agreement”) with Roman Franklin, pursuant to which the parties agreed that he will serve as the President of the Company. Pursuant to the terms of the Franklin 2018 Agreement, the Company agreed to that Mr. Franklin will receive (i) a monthly base salary of $8,333.33 and (ii) an equity grant of 375 shares of Common Stock per month, which shares will be fully vested upon grant.

On July 29, 2020, the Company entered into a new employment agreement (the “Franklin 2020 Agreement”) with Mr. Franklin. Such employment agreement replaced the Franklin 2018 Agreement. As a result, the Franklin 2018 Agreement was terminated and is of no further force or effect. Pursuant to the terms of the Franklin 2020 Agreement, the Company agreed to pay Mr. Franklin a monthly base salary of $12,500; provided, however, that the parties agreed that such base salary will be deferred and will accumulate until the Company has sufficient cash available to make such payments, to be reasonably determined by the Board of Directors and Mr. Franklin, at which time all accrued and unpaid base salary will be paid. In addition, Mr. Franklin will receive an equity grant of 782 shares of common stock per month, which shares will be fully vested upon grant. Mr. Franklin will also be eligible to receive a quarterly bonus in the form of cash or an equity grant of shares and will be entitled to participate in the Company’s employee benefit plans.

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Each of the Kaplan 2020 Agreement   and the Franklin 2020 Agreement contains customary non-competition and non-solicitation covenants for a period of one year after the termination of the executive’s employment.

On March 25, 2021, the board of directors appointed Mr. Franklin as the Company’s Chief Executive Officer, effective March 29, 2021. Mr. Kaplan ceased to be the Company’s President on such date. Mr. Franklin continues to be a member of our board of directors. In connection with Mr. Franklin’s appointment, the Company entered into an employment agreement, dated as of March 29, 2021, by and between the Company and Mr. Franklin (the “2021 Franklin Employment Agreement”) which replaced the Franklin 2020 Agreement.

Pursuant to the terms of the 2021 Franklin Employment Agreement, in exchange for Mr. Franklin’s services, the Company agreed to pay Mr. Franklin an annual base salary of $250,000. Mr. Franklin is also eligible to receive a quarterly bonus of up to $15,000 in the form of a cash bonus and/or equity grant of shares of the Company’s common stock. Mr. Franklin’s eligibility for any bonus and the amount thereof will be determined solely at the discretion of the Board of Directors.

Mr. Franklin’s employment and the 2021 Franklin Employment Agreement may be terminated by the Company with or without Cause (as hereinafter defined), or by Mr. Franklin with or without Good Reason (as hereinafter defined). In addition, in the event of Mr. Franklin’s death or total disability as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (“Disability”), during the term of the 2021 Franklin Employment Agreement, the term of the 2021 Franklin Employment Agreement and Mr. Franklin’s employment will terminate on the date of death or Disability.

For purposes of the 2021 Franklin Employment Agreement, “Cause” means, subject to the provisions of the 2021 Franklin Employment Agreement:

(i)	Mr. Franklin’s willful failure to perform his duties (other than any such failure resulting from incapacity due to physical or mental illness);
(ii)	Mr. Franklin’s willful failure to comply with any valid and legal directive of the Board of Directors; or
(iii)	Mr. Franklin’s willful engagement in gross misconduct, which is, in each case, materially injurious to the Company or its affiliates; or
(iv)	Actions by Mr. Franklin constituting embezzlement, misappropriation, or fraud, whether or not related to Mr. Franklin’s employment with the Company; or
(v)	Mr. Franklin’s conviction of or plea of guilty or nolo contendere to a crime that constitutes a felony (or state law equivalent) or a crime that constitutes a misdemeanor involving moral turpitude; or
(vi)	Mr. Franklin’s material breach of any material obligation under the 2021 Franklin Employment Agreement, which Mr. Franklin fails to correct within 10 days after Mr. Franklin receives written notice from the Board of Directors of such breach.

For purposes of the 2021 Franklin Employment Agreement, “Good Reason” means the occurrence of any of the following, in each case during the term of the 2021 Franklin Employment Agreement:

(i)	A material reduction in Mr. Franklin’s base salary;
(ii)	A material reduction in Mr. Franklin’s target bonus opportunity;
(iii)	A relocation of Mr. Franklin’s principal place of employment from that set forth in the Franklin Employment Agreement by more than 35 miles;
(iv)	A material breach by the Company of any material provision of the Franklin Employment Agreement;
(v)	At any time following a Change of Control (as defined in the Franklin Employment Agreement), a material change in Mr. Franklin’s title or responsibilities, or a material diminution by the Company of compensation and benefits (taken as a whole) provided to Mr. Franklin immediately prior to a Change of Control.

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Mr. Franklin may not terminate the 2021 Franklin Employment Agreement for Good Reason pursuant to clause (i), (ii), (iii) or (iv) above unless (x) Mr. Franklin, within 30 days following the occurrence of the such condition giving rise to Good Reason, notifies the Company in writing of his intent to terminate with Good Reason; (y) the Company fails to cure such condition within 30 days after being so notified; and (z) Mr. Franklin actually terminates no later than 30 days after the end of the cure period.

Solely in the case of an event of Cause relating to Mr. Franklin’s willful failure to perform his duties (other than any such failure resulting from incapacity due to physical or mental illness), Mr. Franklin’s willful failure to comply with any valid and legal directive of the Board of Directors; or Mr. Franklin’s material breach of any material obligation under the Franklin Employment Agreement, which Mr. Franklin fails to correct within 10 days after Mr. Franklin receives written notice from the Board of Directors of such breach (each, a “Cause Capable of Cure”), the Company may not and will not terminate the Franklin Employment Agreement for Cause unless the Company has provided written notice to Mr. Franklin of the existence of the circumstances providing grounds for termination for a Cause Capable of Cure, and Mr. Franklin has had at least 14 calendar days to cure such circumstances to the reasonable satisfaction of the Company and has thereafter not cured such circumstance within such 14 calendar day period.

Pursuant to the terms of the 2021 Franklin Employment Agreement, upon (i) termination by the Company for Cause, (ii) termination by Mr. Franklin without Good Reason, or (iii) a non-renewal by the Company, the Company will pay to Mr. Franklin the following amounts (the “Franklin Accrued Amounts”):

(i)	Any accrued but unpaid base salary;
(ii)	Any bonus compensation awarded for the quarterly period preceding that in which termination occurs, but unpaid on the date of termination (the “Prior Quarterly Period Bonus”);
(iii)	Reimbursement for unreimbursed business expenses;
(iv)	Such employee benefits, if any, to which Mr. Franklin may be entitled under the Company’s employee benefit plans as of the date of termination; provided that, in no event shall Mr. Franklin be entitled to any payments in the nature of severance or termination payments except as specifically provided in the 2021 Franklin Employment Agreement; and
(v)	all amounts otherwise required to be paid or provided by law.

Pursuant to the terms of the 2021 Franklin Employment Agreement, upon termination of the 2021 Franklin Employment Agreement solely as a result of Mr. Franklin’s death or Disability, Mr. Franklin or his estate will receive the 2021 Franklin Accrued Amounts and the pro-rated bonus as provided in the 2021 Franklin Employment Agreement.

Upon Mr. Franklin’s termination by the Company without or other than for Cause, or (ii) resignation by Mr. Franklin with Good Reason, then:

(i)	the Company will pay to Mr. Franklin the Franklin Accrued Amounts and a pro-rated bonus as provided in the Franklin Employment Agreement;
(ii)	the Company will pay to Mr. Franklin $125,000 as a severance payment;
(iii)	the Company will pay to Mr. Franklin any salary that Mr. Franklin would have earned through the end of the then-applicable initial term or renewal term, as applicable; and
(iv)	any unvested incentive awards then held by Mr. Franklin will immediately be vested in full.

Also on March 25, 2021, the Board appointed Knicks Lau to serve as the Company’s Chief Financial Officer, effective March 29, 2021. In connection with Mr. Lau’s appointment, the Company entered into an employment agreement, dated as of March 29, 2021 by and between the Company and Mr. Lau (the “Lau Employment Agreement”). Pursuant to the terms of the Lau Employment Agreement, in exchange for Mr. Lau’s services, the Company agreed to pay Mr. Lau an annual base salary of $140,000. In addition, Mr. Lau was entitled to receive compensation in the form of an equity grant of $5,000 in the Company’s common stock for each quarter during the term of the Lau Employment Agreement. On May 10, 2021, Knicks Lau resigned as the Company’s Chief Financial Officer for personal reasons. Upon Mr. Lau’s resignation, the Lau Employment Agreement was terminated under mutual agreement of the parties with no payouts made other than the salary paid for the time served.

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In connection with Nancy Hennessey’s appointment as the Company’s Chief Financial officer on May 11, 2021 and effective May 17, 2021, the Company entered into an employment agreement, dated as of May 17, 2021, by and between the Company and Ms. Hennessey (the “Hennessey Employment Agreement”). Pursuant to the terms of the Hennessey Employment Agreement, in exchange for Ms. Hennessey’s services, the Company agreed to pay Ms. Hennessey an annual base salary of $140,000. In addition, Ms. Hennessey is entitled to receive compensation in the form of an equity grant of $12,500 in the Company’s common stock for each quarter during the term of the Hennessey Employment Agreement, which runs for a period ending one year after May 17, 2021 and automatically renews for successive one year terms unless either party gives 60 days’ advance written notice of its intention not to renew the Hennessey Employment Agreement. Pursuant to the terms of the Hennessey Employment Agreement, Ms. Hennessey will also receive 5,000 shares of common stock upon completion of an uplisting to a national exchange, such as The Nasdaq Stock Market or the NYSE American. Ms. Hennessey’s eligibility for any bonus and the amount thereof will be determined solely at the discretion of the Board of Directors.

Ms. Hennessey’s employment and the Hennessey Employment Agreement may be terminated by the Company with or without Cause (as hereinafter defined), or by Ms. Hennessey with or without Good Reason (as hereinafter defined). In addition, in the event of Ms. Hennessey’s death or total disability as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (“Disability”), during the term of the Hennessey Employment Agreement, the term of the Hennessey Employment Agreement and Ms. Hennessey’s employment will terminate on the date of death or Disability.

For purposes of the Hennessey Employment Agreement, “Cause” means, subject to the provisions of the Hennessey Employment Agreement:

(i)	Ms. Hennessey’s willful failure to perform her duties (other than any such failure resulting from incapacity due to physical or mental illness);
(ii)	Ms. Hennessey’s willful failure to comply with any valid and legal directive of the Board of Directors; or
(iii)	Ms. Hennessey’s willful engagement in dishonesty, illegal conduct, or gross misconduct, which is, in each case, materially injurious to the Company or its affiliates; or
(iv)	Actions by Ms. Hennessey constituting embezzlement, misappropriation, or fraud, whether or not related to Ms. Hennessey’s employment with the Company; or
(v)	Ms. Hennessey’s conviction of or plea of guilty or nolo contendere to a crime that constitutes a felony (or state law equivalent) or a crime that constitutes a misdemeanor involving moral turpitude; or
(vi)	Ms. Hennessey’s material breach of any material obligation under the Hennessey Employment Agreement, which Ms. Hennessey fails to correct within 10 days after Ms. Hennessey receives written notice from the Board of Directors of such breach.

For purposes of the Hennessey Employment Agreement, “Good Reason” means the occurrence of any of the following, in each case during the term of the Hennessey Employment Agreement:

(i)	A material reduction in Ms. Hennessey’s base salary;
(ii)	A material reduction in Ms. Hennessey’s target bonus opportunity;
(iii)	A relocation of Ms. Hennessey’s principal place of employment from that set forth in the Hennessey Employment Agreement by more than 35 miles;
(iv)	A material breach by the Company of any material provision of the Hennessey Employment Agreement;
(v)	At any time following a Change of Control (as defined in the Hennessey Employment Agreement), a material change in Ms. Hennessey’s title or responsibilities, or a material diminution by the Company of compensation and benefits (taken as a whole) provided to Ms. Hennessey immediately prior to a Change of Control.

Ms. Hennessey may not terminate the Hennessey Employment Agreement for Good Reason pursuant to clause (i), (ii), (iii) or (iv) above unless (x) Ms. Hennessey, within 30 days following the occurrence of the such condition giving rise to Good Reason, notifies the Company in writing of her intent to terminate with Good Reason; (y) the Company fails to cure such condition within 30 days after being so notified; and (z) Ms. Hennessey actually terminates no later than 30 days after the end of the cure period.

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Solely in the case of an event of Cause relating to Ms. Hennessey’s willful failure to perform her duties (other than any such failure resulting from incapacity due to physical or mental illness), Ms. Hennessey’s willful failure to comply with any valid and legal directive of the Board of Directors; or Ms. Hennessey’s material breach of any material obligation under the Hennessey Employment Agreement, which Ms. Hennessey fails to correct within 10 days after Ms. Hennessey receives written notice from the Board of Directors of such breach (each, a “Cause Capable of Cure”), the Company may not and will not terminate the Hennessey Employment Agreement for Cause unless the Company has provided written notice to Ms. Hennessey of the existence of the circumstances providing grounds for termination for a Cause Capable of Cure, and Ms. Hennessey has had at least 14 calendar days to cure such circumstances to the reasonable satisfaction of the Company and has thereafter not cured such circumstance within such 14 calendar day period.

Pursuant to the terms of the Hennessey Employment Agreement, upon (i) termination by the Company for Cause, (ii) termination by Ms. Hennessey without Good Reason, or (iii) a non-renewal by the Company, the Company will pay to Ms. Hennessey the following amounts (the “Hennessey Accrued Amounts”):

(i)	Any accrued but unpaid base salary, any accrued but unpaid equity grants and accrued but unused vacation;
(ii)	Any bonus compensation awarded for the quarterly period preceding that in which termination occurs, but unpaid on the date of termination (the “Prior Quarterly Period Bonus”);
(iii)	Reimbursement for unreimbursed business expenses;
(iv)	Such employee benefits, if any, to which Ms. Hennessey may be entitled under the Company’s employee benefit plans as of the date of termination; provided that, in no event shall Ms. Hennessey be entitled to any payments in the nature of severance or termination payments except as specifically provided in the Hennessey Employment Agreement; and
(v)	all amounts otherwise required to be paid or provided by law.

Pursuant to the terms of the Hennessey Employment Agreement, upon termination of the Hennessey Employment Agreement solely as a result of Ms. Hennessey’s death or Disability, Ms. Hennessey or her estate will receive the Hennessey Accrued Amounts and the pro-rated bonus as provided in the Hennessey Employment Agreement.

Upon Ms. Hennessey’s termination by the Company without or other than for Cause, or (ii) resignation by Ms. Hennessey with Good Reason, then:

(i)	the Company will pay to Ms. Hennessey the Hennessey Accrued Amounts and a pro-rated bonus as provided in the Hennessey Employment Agreement;
(ii)	the Company will pay to Ms. Hennessey $35,000 as a severance payment;
(iii)	the Company will pay to Ms. Hennessey any salary that Ms. Hennessey would have earned through the end of the then-applicable initial term or renewal term, as applicable;
(iv)	any unvested incentive awards then held by Ms. Hennessey will immediately be vested in full; and
(v)	any additional equity grants to which Ms. Hennessey would have been entitled pursuant to the terms of the Hennessey Employment Agreement will be issued and paid in accordance with the terms of the Hennessey Employment Agreement.

2020 Omnibus Incentive Plan

The board and shareholders of the Company approved of the Simplicity Esports and Gaming Company 2020 Omnibus Incentive Plan (the “2020 Plan”) on April 22, 2020 and June 23, 2020, respectively. We believe that the 2020 Plan serves as an essential element of our compensation program and is critical to our ability to attract and retain the highly qualified employees essential for the execution of our business strategy. We believe the 2020 Plan will (i) attract and retain key personnel, and (ii) provide a means whereby directors, officers, employees, consultants, and advisors of the Company and its subsidiaries can acquire and maintain an equity interest in the Company, or be paid incentive compensation, including incentive compensation measure by reference to the value of the Company’s common stock, thereby strengthening their commitment to the welfare of the Company and its subsidiaries and aligning their interests with those of the Company’s stockholders. The 2020 Plan provides for various stock-based incentive awards, including incentive and nonqualified stock options, stock appreciation rights (“SARs”), restricted stock and restricted stock units (“RSUs”), and other equity-based or cash-based awards. On June 4, 2021, the Company filed a registration statement on Form S-8 for the purpose of resale or reoffer thereof, of 1,000,000 shares of the Company’s common stock reserved for issuance pursuant to the 2020 Plan.

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2020 Plan Highlights

Highlights of the 2020 Plan are as follows:

●	The Compensation Committee, which is comprised solely of independent directors, administers the 2020 Plan.

●	The total number of shares of common stock authorized for issuance under the 2020 Plan is 1,000,000 shares, or approximately 56.8% of the common stock outstanding at May 13, 2022.

●	No non-employee director may be granted awards under the 2020 Plan during any calendar year if such awards, taken together with any cash fees paid to such non-employee director would exceed a total value of $250,000 (calculated in accordance with the terms of the 2020 Plan).

●	The exercise price of options and SARs may not be less than the fair market value of the common stock on the date of grant.

●	In addition to other vesting requirements, the Compensation Committee may condition the vesting of awards on the achievement of specific performance targets.

Material Features of the 2020 Plan

Term

The 2020 Plan was effective June 23, 2020. The 2020 Plan will terminate on June 23, 2030, unless the Board terminates it earlier.

Purpose

The purpose of the 2020 Plan is to provide a means through with the Company and its subsidiaries may attract and retain key personnel, and to provide a means whereby directors, officer, employees, consultants, and advisors of the Company and its subsidiaries can acquire and maintain an equity interest in the Company, or be paid incentive compensation, thereby strengthening their commitment to the welfare of the Company and its subsidiaries and aligning their interests with those of the Company’s stockholders.

Administration

Pursuant to the terms of the 2020 Plan, a committee of the Board or any properly delegated subcommittee, or, if no such committee or subcommittee thereof exists, the Board, shall administer the 2020 Plan. The Compensation Committee, which is comprised entirely of independent directors, administers the 2020 Plan. The Compensation Committee will have the sole and plenary authority to (i) designate participants; (ii) determine the type or types of awards; (iii) determine the number of shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, awards; (iv) determine the terms and conditions of any award; (v) determine whether, to what extent, and under what circumstances awards may be settled in, or exercised for, cash, shares of Company common stock, other securities, other awards, or other property, or canceled, forfeited, or suspended and the method or methods by which awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, shares of Company common stock, other securities, other awards, or other property and other amounts payable with respect to an award shall be deferred either automatically or at the election of the participant or of the Compensation Committee; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in, and/or supply any omission in the 2020 Plan and any instrument or agreement relating to, or award granted under, the 2020 Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Compensation Committee shall deem appropriate for the proper administration of the 2020 Plan; (ix) adopt sub-plans; and (x) make any other determination and take any other action that the Compensation Committee deems necessary or desirable for the administration of the 2020 Plan.

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The Compensation Committee may delegate its authority to administer the 2020 Plan as permitted by law, except for award grants to non-employee directors.

The Compensation Committee will have the discretion to select particular performance targets in connection with awards under the 2020 Plan. Under the 2020 Plan, performance targets are specific levels of performance of the Company (and/or subsidiaries, divisions or operational and/or business units, product lines, brands, business segments, administrative departments, or any combination of the foregoing), which may be determined in accordance with GAAP or on a non-GAAP basis on the specified measures, including, but not limited to:

●	debt ratings;	●	share price;
●	debt to capital ratio;	●	total stockholder return;
●	generation of cash;	●	acquisition or disposition of assets;
●	issuance of new debt;	●	acquisition or disposition of companies, entities or businesses;
●	establishment of new credit facilities;	●	creation of new performance and compensation criteria for key personnel;
●	retirement of debt;	●	recruiting and retaining key personnel;
●	return measures (including, but not limited to, return on assets, return on capital, return on equity);	●	customer satisfaction;
●	attraction of new capital;	●	employee morale;
●	cash flow;	●	hiring of strategic personnel;
●	earnings per share;	●	development and implementation of Company policies, strategies and initiatives;
●	net income;	●	creation of new joint ventures;
●	pre-tax income;	●	increasing the Company’s public visibility and corporate reputation;
●	pre-tax pre-bonus income;	●	development of corporate brand name;
●	operating income;	●	overhead cost reductions; or
●	gross revenue;	●	any combination of or variations on the foregoing.
●	net revenue;
●	net margin;
●	pre-tax margin;

Eligibility

Employees, directors and independent contractors (except those performing services in connection with the offer or sale of the Company’s securities in a capital raising transaction, or promoting or maintaining a market for the Company’s securities) of the Company or its subsidiaries will be eligible to receive awards under the 2020 Plan.

Maximum Shares Available

Awards granted under the 2020 Plan are subject to the following limitations: (i) no more than 1,000,000 shares of common stock (the “Absolute Share Limit”) will be available for awards under the 2020 Plan; (ii) no more than the number of shares of common stock equal to the Absolute Share Limit may be issued in the aggregate pursuant to the exercise of incentive stock options granted under the 2020 Plan; and (iii) the maximum number of shares of common stock subject to awards granted during a single calendar year to any non-employee director, taken together with any cash fees paid to such non-employee director during such calendar year, shall not exceed a total value of $250,000 (calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes).

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When (i) an option or SAR is granted under the 2020 Plan, the maximum number of shares subject to the option or SAR will be counted against the Absolute Share Limit as one share for every share subject to such option or SAR, regardless of the actual number of shares (if any) used to settle such option or SAR upon exercise; and (ii) an award other than an option or SAR is granted under the 2020 Plan, the maximum number of shares subject to the award will be counted against the Absolute Share Limit as two shares for every share subject to such award, regardless of the actual number of shares (if any) used to settle such award. The issuance of shares or the payment of cash upon the exercise of an award or in consideration of the cancellation or termination of an award shall reduce the total number of shares available under the 2020 Plan, as applicable. If shares are not issued or are withheld from payment of an award to satisfy tax obligations with respect to the award, such shares will not be added back to the Absolute Share Limit, but rather will count against the Absolute Share Limit.

To the extent that an award granted under the 2020 Plan or a prior plan award expires or is canceled, forfeited or terminated, in whole or in part without issuance to the holder thereof of shares of common stock to which the award or prior plan award related or cash or other property in lieu thereof, the unissued shares of common stock will again be available for grant under the 2020 Plan; provided that, in any such case, the number of shares again available for grant under the 2020 Plan shall be the number of shares previously counted against the Absolute Share Limit (or, in the case of prior plan award, the number of shares that would have been counted against the Absolute Share Limit if such prior plan award had been granted under this 2020 Plan) with respect to such unissued shares of common stock to which such award or prior plan award related, as determined in accordance with the terms of the 2020 Plan.

Awards may, in the sole discretion of the Compensation Committee, be granted under the 2020 Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity directly or indirectly acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards will not be counted against the Absolute Share Limit; provided, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) will be counted against the aggregate number of shares of common stock available for awards of incentive stock options under the 2020 Plan. Subject to applicable stock exchange requirements, available shares of common stock under a stockholder-approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect the acquisition or combination transaction) may be used for awards under the 2020 Plan and will not reduce the number of shares of common stock available for issuance under the 2020 Plan.

Adjustments

In the event of a merger, consolidation, reorganization, recapitalization, reorganization, stock split or dividend, or similar event affecting the common stock, the number (including limits on shares of common stock granted) and kind of shares granted under the 2020 Plan, the Compensation Committee will make such proportionate substitution or adjustment, if any, as it deems equitable, to any or all of the Absolute Share Limit, the number of shares of common stock or other securities of the Company that may be issued in respect of awards or with respect to which awards may be granted and the terms of any outstanding award.

Restricted Stock

The Compensation Committee will be authorized to award restricted stock under the 2020 Plan. Awards of restricted stock will be subject to the terms and conditions established by the Compensation Committee. Restricted stock is common stock that is subject to such restrictions as may be determined by the Compensation Committee for a specified period.

RSU Awards

The Compensation Committee will be authorized to award RSUs in lieu of or in addition to any restricted stock awards. RSUs will be subject to the terms and conditions established by the Compensation Committee. Each RSU will have an initial value that is at least equal to the fair market value of a share of Company common stock on the date of grant. RSUs may be paid at such time as the Compensation Committee may determine in its discretion, and payments may be made in a lump sum or in installments, in cash, shares of common stock, or a combination thereof, as determined by the Compensation Committee in its discretion.

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Options

The Compensation Committee will be authorized to grant options to purchase shares of common stock that are either “qualified,” meaning they are intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) for incentive stock options, or “nonqualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. Options granted under the 2020 Plan will be subject to the terms and conditions established by the Compensation Committee. Under the terms of the 2020 Plan, the exercise price of the options will not be less than the fair market value of our common stock at the time of grant. Options granted under the 2020 Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the Compensation Committee and specified in the applicable award agreement. The maximum term of an option granted under the 2020 Plan will be 10 years from the date of grant (or five years in the case of a qualified option granted to a 10% stockholder). Payment in respect of the exercise of an option may be made in cash or by check, by surrender of unrestricted shares (at their fair market value on the date of exercise), or through a “net exercise,” or the Compensation Committee may, in its discretion and to the extent permitted by law, allow such payment to be made through a broker-assisted cashless exercise mechanism or by such other method as the Compensation Committee may determine to be appropriate.

Stock Appreciation Rights

The Compensation Committee will be authorized to award SARs under the 2020 Plan. SARs will be subject to the terms and conditions established by the Compensation Committee and reflected in the award agreement. A SAR is a contractual right that allows a participant to receive, in the form of either cash, shares or any combination of cash and shares, the appreciation, if any, in the value of a share over a certain period of time. An option granted under the 2020 Plan may include SARs, and SARs may also be awarded to a participant independent of the grant of an option. SARs granted in connection with an option shall be subject to terms similar to the option corresponding to such SARs.

Other Stock-Based Awards

The Compensation Committee will be authorized to award other stock-based awards having terms and conditions as determined by the Compensation Committee. These awards may be granted either alone or in tandem with other awards.

Qualified Performance-Based Awards

Restricted stock and RSUs granted to officers and employees of the Company may depend on the degree of achievement of one or more performance goals relative to a pre-established targeted level or levels using one or more identified performance targets. The applicable performance period may not be less than three months nor more than 10 years.

Dividends and Voting Rights

Participants awarded stock options and SARs will not receive dividends or dividend equivalents or have any voting rights with respect to shares of common stock underlying these awards prior to the issuance of any such shares. Participants that hold unearned awards subject to performance vesting conditions (other than or in additional to the passage of time) will not receive dividends or dividend equivalents or have any voting rights with respect to shares of common stock underlying these awards prior to the issuance of any such shares; provided, however, that dividends and dividend equivalents may be accumulated in respect of unearned awards and paid within 30 days after such awards are earned and become payable or distributable.

Transferability

Awards granted under the 2020 Plan generally will be transferable only by will or the applicable laws of descent and distribution. In certain limited circumstances, the Compensation Committee may authorize stock options, other than incentive stock options, to be transferred to family members or trusts controlled by family members of the participant. Restricted stock may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of until the applicable restrictions lapse.

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Change in Control

In the event of a Change in Control (as defined in the 2020 Plan), options become immediately exercisable in full. In addition, in such event the Compensation Committee may accelerate the termination date of the option to a date no earlier than 30 days after notice of such acceleration is given to the participant. Upon the giving of any such acceleration notice, the option shall become immediately exercisable in full.

A participant’s right to SARs under an SAR agreement immediately vest as to 100% of the total number of shares covered by the grant (i) upon termination of the grantee’s employment on account of the grantee’s death or permanent disability; or (ii) upon the occurrence of a Change in Control.

With respect to restricted stock and RSUs, in the event that the grantee’s status as an employee is terminated following a Change in Control, then all unvested shares of restricted stock and RSUs will immediately vest.

Clawback

All awards under the 2020 Plan are subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any clawback, forfeiture or other similar policy adopted by the Board or the Compensation Committee and as in effect from time to time; and (ii) applicable law.

Amendment and Termination

The Board may terminate or amend the 2020 Plan or any portion thereof at any time; provided, however, that the Board may not, without stockholder approval, amend the 2020 Plan if:

●	Such approval is necessary to comply with any regulatory requirement applicable to the 2020 Plan;
●	It would materially increase the number of securities which may be issued under the 2020 Plan (except for increases expressly provided for in the 2020 Plan; or
●	It would materially modify the requirements for participation in the 2020 Plan.

In addition, any such amendment that would materially and adversely affect an award holder’s rights with respect to a previously granted and outstanding award will not to that extent be effective without the consent of the affected holder of such award.

The Compensation Committee may terminate or amend any award agreement, to the extent consistent with the terms of the 2020 Plan and any applicable award agreement and so long as such termination or amendment would not materially and adversely affect an award holder’s rights with respect to a previously granted and outstanding award (unless the affected holder consents thereto); provided, however that the Compensation Committee may not, without stockholder approval, amend or terminate an award or award agreement to:

●	Reduce the exercise price of any option or the strike price of any SAR,
●	To cancel any outstanding option or SAR and replace it with a new option or SAR (with a lower exercise price or strike price, as the case may be) or other award or cash payment that is greater than the intrinsic value (if any) of the canceled option or SAR; and
●	Take any other action which is considered a “repricing” for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted.

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U.S. Federal Income Tax Consequences

The following is a general summary of the material U.S. federal income tax consequences to 2020 Plan participants and the Company of the grant, vesting and exercise of awards under the 2020 Plan and the disposition of shares acquired pursuant to the exercise of such awards and is based upon an interpretation of the current federal income tax laws and regulations and may be inapplicable if such laws and regulations are changed. This summary is not intended to be a complete statement of applicable law or constitute tax advice, nor does it address foreign, state, local and payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant. To the extent that any awards under the 2020 Plan are subject to Section 409A of the Code (“Section 409A”), the following discussion assumes that such awards will be designed to conform to the requirements of Section 409A and the regulations promulgated thereunder (or an exception thereto). The 2020 Plan is not subject to the protective provisions of the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under Section 401(a) of the Code.

Incentive Stock Options. Options issued under the 2020 Plan and designated as incentive stock options are intended to qualify as such under Section 422 of the Code. Under the provisions of Section 422 of the Code and the related regulations, holders of incentive stock options will generally incur no federal income tax liability at the time of grant or upon exercise of those options, and the Company will not be entitled to a deduction at the time of the grant or exercise of the option. However, the difference between the value of the common stock received on the exercise date and the exercise price paid will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability to the holder for the taxable year in which the exercise occurs. The taxation of gain or loss upon the sale of the common stock acquired upon exercise of an incentive stock option depends, in part, on whether the holding period of the shares of our common stock acquired through the exercise of an incentive stock option is at least (i) two years from the date of grant of the option and (ii) one year from the date the option was exercised. If these holding period requirements are satisfied, any gain or loss realized on a subsequent disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to us for federal income tax purposes in connection with the grant or exercise of the incentive stock option. If these holding periods requirements are not met, then, upon such “disqualifying disposition” of the shares, the participant will generally realize compensation, taxable as ordinary income, at the time of such disposition in an amount equal to the difference between the fair market value of the share on the date of exercise over the exercise price, limited to the gain on the sale, and that amount will generally be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Section 162(m)of the Code for compensation paid to certain executives designated thereunder. Finally, if an otherwise qualified incentive stock option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the incentive stock option in respect of those excess shares will be treated as a non-qualified stock option for federal income tax purposes.

Non-qualified Stock Options. No income will generally be realized by a participant upon grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise. We will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Section 162(m) of the Code for compensation paid to certain executives designated thereunder. Upon a subsequent disposition of the shares acquired under a non-qualified stock option, the participant will realize short-term or long-term capital gain (or loss) depending on the holding period. The capital gain (or loss) will be short-term if the shares are disposed of within one year after the non-qualified stock option is exercised, and long-term if shares were held more than 12 months as of the sale date.

Restricted Stock. A participant will normally not be required to recognize income for federal income tax purposes upon the grant of an award of restricted stock, nor is the Company entitled to any deduction, to the extent that the shares awarded have not vested (i.e., are no longer subject to a substantial risk of forfeiture). On the date an award of restricted stock is no longer subject to a substantial risk of forfeiture, the participant will compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the vested shares on that date and the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. The participant may, however, make an election under Section 83(b) of the Code, within 30 days following the grant of the restricted stock award, to be taxed at the time of the grant of the award based on the difference between the fair market value of the shares on the date of grant and the amount the participant paid for such shares, if any. If the shares subject to such election are subsequently forfeited, the participant will not be entitled to any deduction, refund or loss for tax purposes with respect to the forfeited shares. We will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Section 162(m) of the Code for compensation paid to certain executives designated thereunder. Upon the sale of the vested shares, the participant will realize short-term or long-term capital gain or loss depending on the holding period. The holding period generally begins when the restriction period expires. If the recipient timely made a Section 83(b) election, the holding period commences on the date of the grant.

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Deferred Stock Units and Restricted Stock Units. A participant will not be subject to federal income tax upon the grant of a deferred stock unit award or a restricted stock unit award, and the Company is not entitled to a deduction at the time of grant. Rather, upon the delivery of shares or cash pursuant to a deferred stock unit award or a restricted stock unit award, the participant will generally have compensation taxable at ordinary income rates in an amount equal to the fair market value of the number of shares (or the amount of cash) actually received with respect to the settlement of the award of such units. We will generally be able to deduct the amount of the ordinary income realized by the participant for U.S. federal income tax purposes, but the deduction may be limited under Section 162(m) of the Code for compensation paid to certain executives designated thereunder. If the participant receives shares upon settlement then, upon disposition of such shares, appreciation or depreciation after the settlement date is treated as either short-term or long-term capital gain or loss, depending on how long the shares have been held.

SARs. SARs are treated very similarly to non-qualified options for tax purposes. No income will normally be realized by a participant upon grant of a SAR. Upon the exercise of a SAR, the participant will recognize compensation taxable as ordinary income in an amount equal to either: (i) the cash received upon exercise; or (ii) if shares are received upon the exercise of the SAR, the fair market value of the shares received in respect of the SAR. We will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Section 162(m) of the Code for compensation paid to certain executives designated thereunder.

Performance Awards. A participant generally will not recognize income upon the grant of a performance award. Upon payment of the performance award, the participant will recognize ordinary income in an amount equal to the cash received or, if the performance award is payable in shares, the fair market value of the shares received. When the participant recognizes ordinary income upon payment of a performance award, the Company generally will be entitled to a tax deduction in the same amount.

Other Stock-Based Awards. A participant will generally have compensation taxable as ordinary income for federal income tax purposes in an amount equal to the difference between the fair market value of the shares on the date the award is settled (whether in shares or cash, or both) over the amount the participant paid for such shares, if any. We will generally be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Section 162(m) for compensation paid to certain executives designated thereunder.

Consequences of Change of Control. If a change of control of the Company causes awards under the 2020 Plan to accelerate vesting or is deemed to result in the attainment of performance goals, certain participants could, in some cases, be considered to have received “excess parachute payments,” which could subject certain participants to a 20% excise tax on the excess parachute payments and result in a disallowance of the Company’s deductions under Section 280G of the Code.

Section 409A. Section 409A applies to compensation that individuals earn in one year but that is not paid until a future year. This is referred to as non-qualified deferred compensation. Section 409A, however, does not apply to qualified plans (such as a Section 401(k) plan) and certain welfare benefits. If deferred compensation covered by Section 409A meets the requirements of Section 409A, then Section 409A has no effect on the individual’s taxes. The compensation is taxed in the same manner as it would be taxed if it were not covered by Section 409A. If a deferred compensation arrangement does not meet the requirements of Section 409A, the compensation is subject to accelerated taxation in the year in which such compensation is no longer subject to a substantial risk of forfeiture and certain additional taxes, interest and penalties, including a 20% additional income tax. Awards of stock options, SARs, restricted stock units and performance awards under the 2020 Plan may, in some cases, result in the deferral of compensation that is subject to the requirements of Section 409A. Awards under the 2020 Plan are intended to comply with Section 409A, the regulations issued thereunder or an exception thereto. Notwithstanding, Section 409A may impose upon a participant certain taxes or interest charges for which the participant is responsible. Section 409A does not impose any penalties on the Company and does limit the Company’s deduction with respect to compensation paid to a participant.

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Section 162(m). The Company generally may deduct any compensation or ordinary income recognized by the recipient of an award under the 2020 Plan when recognized, subject to the limits of Section 162(m) of the Code (“Section 162(m)”). Prior to 2018, Section 162(m) imposed a $1 million limit on the amount a public company may deduct for compensation paid to a Company’s Chief Executive Officer or any of the Company’s three other most highly compensated executive officers (other than the Chief Financial Officer) who were employed as of the end of the year. This limitation did not apply to compensation that met Code requirements for “qualified performance-based compensation.” The performance-based compensation exemption, the last day of the year determination date, and the exemption of the Chief Financial Officer from Code Section 162(m)’s deduction limit have all been repealed under the Tax Cuts and Jobs Act of 2017 (“Tax Reform”), effective for taxable years beginning after December 31, 2017, such that awards paid under the 2020 Plan to our covered executive officers may not be deductible for such taxable years due to the application of the $1 million deduction limitation. However, under Tax Reform transition relief, compensation provided under a written binding contract in effect on November 2, 2017 that is not materially modified after that date continues to be subject to the performance-based compensation exception. As in prior years, while deductibility of executive compensation for federal income tax purposes is among the factors the Compensation Committee considers when structuring our executive compensation, it is not the sole or primary factor considered. Our Board and the Compensation Committee retain the flexibility to authorize compensation that may not be deductible if they believe it is in our best interests.

Tax Withholding. The Company and its affiliates have the right to deduct or withhold, or require a participant to remit to the Company and its affiliates, an amount sufficient to satisfy federal, state and local taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising with respect to awards under the 2020 Plan.

Equity Compensation Plan Information

The table below sets forth information as of May 31, 2021.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	—	N/A	—
Equity compensation plans not approved by security holders	—	N/A	838,933	(1)
Total	—	N/A	838,933

(1) This represents (i) 62,500 shares of common stock issuable pursuant to the 2018 Equity Incentive Plan (the “2018 Plan”) (the Company has not made, and does not intend to make, any future grants under the 2018 Plan), and (ii) 776,433 shares   of common stock issuable pursuant to the Simplicity Esports and Gaming Company 2020 Omnibus Incentive Plan (the “2020 Plan”).

The Company’s stockholders approved the 2018 Plan on October 4, 2018. Under the 2018 Plan, 62,500 shares of common stock are authorized for issuance to employees, officers, directors, consultants. The 2018 Plan authorizes the grant of nonqualified stock options and incentive stock options, restricted stock awards, restricted stock units, stock appreciation rights, other stock bonus awards, and performance compensation awards. There were 62,500 shares available for award as of May 31, 2021 under the 2018 Plan. The Company has not made, and does not intend to make, any grants under the 2018 Plan.

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The Board of Directors and stockholders of the Company approved the 2020 Plan on April 22, 2020 and June 23, 2020, respectively. Under the 2020 Plan, 1,000,000 shares of common stock are authorized for issuance to employees, directors and independent contractors (except those performing services in connection with the offer or sale of the Company’s securities in a capital raising transaction, or promoting or maintaining a market for the Company’s securities) of the Company or its subsidiaries. The 2020 Plan authorizes equity-based and cash-based incentives for participants. There were 776,433 shares available for award as of May 31, 2021 under the 2020 Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of and percent of the Company’s common stock beneficially owned as of May 13, 2022, by all directors, our named executive officers, our directors and executive officers as a group, and persons or groups known by us to own beneficially 5% or more of our common stock.

Unless otherwise noted, the business address of each of the beneficial owners listed below is c/o Simplicity Esports and Gaming Company, 7000 W. Palmetto Park Rd., Suite 505, Boca Raton, FL 33433.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class (1)
Directors and Executive Officers
Jed Kaplan (2)	125,000	6.88%
Roman Franklin (3)	148,133	8.18%
Beatrice Tarka (4)	-	0%
Max Hooper (5)	11,188	* %
Frank Leavy (6)	10,954	* %
Edward Leonard Jaroski (7)	23,563	1.30%
William H. Herrmann, Jr. (8)	14,040	* %
Nancy Hennessey (9)	16,156	* %
Laila Cavalcanti Loss	11,563	* %
All directors and officers as a group (9 persons) (10)	360,597	19.88%
Principal Shareholders (more than 5%):
AQR Capital Management, LLC (11)	101,605	5.31%
Maxim Group, LLC (12)	385,250	4.99%
Labrys Fund, LP (13)	2,220,551	4.99%
FirstFire Global Opportunities Fund, LLC (14)	4,611,822	4.99%
GS Capital Partners, LLC (15)	962,392	4.99%
Jefferson Street Capital, LLC (16)	1,000,115	4.99%
Lucas Ventures, LLC (17)	622,725	4.99%
LGH Investments, LLC (18)	431,496	4.99%
Ionic Ventures, LLC (19)	4,718,379	4.99%

*	less than 1%.

(1)	The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our capital stock outstanding on May 13, 2022. On May 13, 2022, there were 1,810,818 shares of our common stock outstanding. To calculate a stockholder’s percentage of beneficial ownership, we include in the numerator and denominator the common stock outstanding and all shares of our common stock issuable to that person in the event of the exercise of outstanding warrants and other derivative securities owned by that person which are exercisable within 60 days of May 13, 2022. Common stock warrants and derivative securities held by other stockholders are disregarded in this calculation. Therefore, the denominator used in calculating beneficial ownership among our stockholders may differ. Unless we have indicated otherwise, each person named in the table has sole voting power and sole investment power for the shares listed opposite such person’s name.

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(2)	Includes 6,250 shares of Common Stock issuable upon exercise of 6,250 warrants with an exercise price of $92.00 which expire on May 22, 2024 that have vested or will vest within 60 days of May 13, 2022.

(3)	Includes 6,375 shares of Common Stock owned indirectly through Mr. Franklin’s wife, Alyssia Franklin.

(4)	Beatrice Tarka was appointed as a director and Chairman of our Board on April 22, 2022.

(5)	Includes 1,813 shares of Common Stock owned directly by Merging Traffic, Inc., 1,250 shares of our Common Stock issuable upon exercise of 1,250 warrants owned directly by Merging Traffic, Inc. with an exercise price of $92.00 which expire on May 22, 2024 that have vested or will vest within 60 days of May 13, 2022, and 8,125 shares of our Common Stock owned directly by Dr. Hooper. Dr. Hooper is Managing Director of Merging Traffic, Inc.

(6)	Includes 938 shares of our Common Stock issuable upon exercise of 938 warrants with an exercise price of $92.00 which expire on May 22, 2024 that have vested or will vest within 60 days of May 13, 2022.

(7)	Includes 7,500 shares of our Common Stock issuable upon exercise of 7,500 warrants with an exercise price of $92.00 which expire on May 22, 2024 that have vested or will vest within 60 days of May 13, 2022.

(8)	Includes 1,250 shares of our Common Stock issuable upon exercise of 1,250 warrants with an exercise price of $92.00 which expire on May 22, 2024 that have vested or will vest within 60 days of May 13, 2022.

(9)	As of February 17, 2021, the Company has accrued and owes Nancy Hennessey $5,000 worth of shares of the Company’s common stock as part of Ms. Hennessey’s employment agreement.

(10)	Includes Jed Kaplan, Roman Franklin, Nancy Hennessey, Beatrice Tarka, Max Hooper, Frank Leavy, Edward Leonard Jaroski, Laila Cavalcanti Loss, and William H. Herrmann, Jr.

(11)	Represents warrants to purchase shares of the Company’s common stock. AQR Capital Management, LLC (“AQR”) is a wholly owned subsidiary of AQR Capital Management Holdings, LLC (“AQR Holdings”). CNH Partners, LLC (“CNH”) is deemed to be controlled by AQR. AQR serves as the investment manager to the AQR Diversified Arbitrage Fund, an open-end registered investment company. AQR, AQR Holdings and CNH share voting and dispositive power over such shares. The principal office of AQR, AQR Holdings and CNH is Two Greenwich Plaza, Greenwich, CT 06830.

(12)	Includes (a) 20,250 shares of Common Stock, representing shares issued in connection with the release of Convertible Notes and (b) 365,000 shares of our Common Stock issuable upon exercise of the Warrants held by Maxim Group, LLC, which Warrants are subject to, as applicable, certain beneficial ownership limitations, which provide that a holder of such warrants will not have the right to exercise any portion thereof if such holder, together with its affiliates, would beneficially own in excess of 4.99% or 9.99%, as applicable, of the number of shares of Common Stock outstanding immediately after giving effect to such exercise, provided that upon at least 61 days’ prior notice to us, such holder may increase or decrease such limitation up to a maximum of 9.99% of the number of shares of Common Stock outstanding. Maxim Group, LLC is the record and beneficial owner of the securities set forth in the table. The address of Maxim Group, LLC is 405 Lexington Avenue, 2nd FL, New York, NY 10174.

(13)	Includes (a) 10,000 shares of Common Stock, representing commitment shares issued in connection with the issuance of the Convertible Note, as amended, to Labrys Fund, LP (“Labrys”) and (b) 2,210,551 shares of our Common Stock issuable upon conversion of the Convertible Note held by Labrys, which Convertible Note is subject to, as applicable, certain beneficial ownership limitations, which provide that a holder of such Convertible Note will not have the right to convert any portion thereof if such holder, together with its affiliates, would beneficially own in excess of 4.99% (or 9.99%, as applicable), of the number of shares of Common Stock outstanding immediately after giving effect to such conversion, provided that upon at least 61 days’ prior notice to us, such holder may increase or decrease such limitation up to a maximum of 9.99% of the number of shares of Common Stock outstanding. Labrys is the record and beneficial owner of the securities set forth in the table. Thomas Silverman, as Managing Member of Labrys, has voting control and investment discretion over the securities reported herein that are held by Labrys. The address of Labrys is 48 Parker Road, Wellesley, MA 02482.

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(14)

Includes (a) 50,935 shares of Common Stock, representing commitment shares issued in connection with the issuance of, and shares issued upon partial conversion of the Convertible Notes to FirstFire Global Opportunities Fund, LLC (“FirstFire”), (b) 3,727,137 shares of our Common Stock issuable upon conversion of Convertible Notes held by FirstFire, which Convertible Notes are subject to, as applicable, certain beneficial ownership limitations, which provide that a holder of such Convertible Notes will not have the right to convert any portion thereof if such holder, together with its affiliates, would beneficially own in excess of 4.99% (or 9.99%, as applicable), of the number of shares of Common Stock outstanding immediately after giving effect to such conversion, provided that upon at least 61 days’ prior notice to us, such holder may increase or decrease such limitation up to a maximum of 9.99% of the number of shares of Common Stock outstanding, and (c) 723,750 shares of our Common Stock issuable upon exercise of the Warrants held by FirstFire, which Warrants are subject to, as applicable, certain beneficial ownership limitations, which provide that a holder of such warrants will not have the right to exercise any portion thereof if such holder, together with its affiliates, would beneficially own in excess of 4.99% or 9.99%, as applicable, of the number of shares of Common Stock outstanding immediately after giving effect to such exercise, provided that upon at least 61 days’ prior notice to us, such holder may increase or decrease such limitation up to a maximum of 9.99% of the number of shares of Common Stock outstanding. FirstFire is the record and beneficial owner of the securities set forth in the table. Eli Fireman, the Manager of FirstFire Capital Management, LLC, which is the manager of FirstFire, has voting control and investment discretion over the securities reported herein that are held by FirstFire. The address of FirstFire is 1040 First Avenue, Suite 190, New York, NY 10022.

(15)	Includes (a) 54,423 shares of Common Stock, representing commitment shares issued in connection with the issuance of, and shares issued upon partial conversion of the Convertible Notes to GS Capital Partners, LLC (“GS Capital”), (b) 714,219 shares of our Common Stock issuable upon conversion of Convertible Notes held by GS Capital, which Convertible Notes are subject to, as applicable, certain beneficial ownership limitations, which provide that a holder of such Convertible Notes will not have the right to convert any portion thereof if such holder, together with its affiliates, would beneficially own in excess of 4.99% (or 9.99%, as applicable), of the number of shares of Common Stock outstanding immediately after giving effect to such conversion, provided that upon at least 61 days’ prior notice to us, such holder may increase or decrease such limitation up to a maximum of 9.99% of the number of shares of Common Stock outstanding, and (c) 193,750 shares of our Common Stock issuable upon exercise of the Warrants held by GS Capital, which Warrants are subject to, as applicable, certain beneficial ownership limitations, which provide that a holder of such warrants will not have the right to exercise any portion thereof if such holder, together with its affiliates, would beneficially own in excess of 4.99% or 9.99%, as applicable, of the number of shares of Common Stock outstanding immediately after giving effect to such exercise, provided that upon at least 61 days’ prior notice to us, such holder may increase or decrease such limitation up to a maximum of 9.99% of the number of shares of Common Stock outstanding. GS Capital is the record and beneficial owner of the securities set forth in the table. Gabe Sayegh, the President of GS Capital, has voting control and investment discretion over the securities reported herein that are held by GS Capital. The address of GS Capital is 1 East Liberty Street, Suite 600, Reno, NV 89501.

(16)

Includes (a) 3,828 shares of Common Stock, representing commitment fee shares issued in connection with the issuance of Convertible Notes to Jefferson Street Capital, LLC (“Jefferson”), (b) 802,537 shares of our Common Stock issuable upon conversion of Convertible Notes held by Jefferson, which Convertible Notes are subject to, as applicable, certain beneficial ownership limitations, which provide that a holder of such Convertible Notes will not have the right to convert any portion thereof if such holder, together with its affiliates, would beneficially own in excess of 4.99% (or 9.99%, as applicable), of the number of shares of Common Stock outstanding immediately after giving effect to such conversion, provided that upon at least 61 days’ prior notice to us, such holder may increase or decrease such limitation up to a maximum of 9.99% of the number of shares of Common Stock outstanding, and (c) 193,750 shares of our Common Stock issuable upon exercise of the Warrants held by Jefferson, which Warrants are subject to, as applicable, certain beneficial ownership limitations, which provide that a holder of such warrants will not have the right to exercise any portion thereof if such holder, together with its affiliates, would beneficially own in excess of 4.99% or 9.99%, as applicable, of the number of shares of Common Stock outstanding immediately after giving effect to such exercise, provided that upon at least 61 days’ prior notice to us, such holder may increase or decrease such limitation up to a maximum of 9.99% of the number of shares of Common Stock outstanding. Jefferson is the record and beneficial owner of the securities set forth in the table. Brian Goldberg, as Managing Member of Jefferson, has voting control and investment discretion over the securities reported herein that are held by Jefferson. The address of Jefferson is 720 Monroe Street, Suite C401B, Hoboken, New Jersey 07030.

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(17)	Includes (a) 3,749 shares of Common Stock, representing commitment fee shares issued in connection with the issuance of the Convertible Note, as amended, to Lucas Ventures, LLC (“Lucas Ventures”), (b) 431,496 shares of our Common Stock issuable upon conversion of the Convertible Note held by Lucas Ventures, which Convertible Note is subject to, as applicable, certain beneficial ownership limitations, which provide that a holder of such Convertible Note will not have the right to convert any portion thereof if such holder, together with its affiliates, would beneficially own in excess of 4.99% (or 9.99%, as applicable), of the number of shares of Common Stock outstanding immediately after giving effect to such conversion, provided that upon at least 61 days’ prior notice to us, such holder may increase or decrease such limitation up to a maximum of 9.99% of the number of shares of Common Stock outstanding, and (c) 187,480 shares of our Common Stock issuable upon exercise of the Warrants held by Lucas Ventures, which Warrants are subject to, as applicable, certain beneficial ownership limitations, which provide that a holder of such warrants will not have the right to exercise any portion thereof if such holder, together with its affiliates, would beneficially own in excess of 4.99% or 9.99%, as applicable, of the number of shares of Common Stock outstanding immediately after giving effect to such exercise, provided that upon at least 61 days’ prior notice to us, such holder may increase or decrease such limitation up to a maximum of 9.99% of the number of shares of Common Stock outstanding. Lucas Ventures is the record and beneficial owner of the securities set forth in the table. Lucas Hoppel, as Managing Member of Lucas Ventures, has voting control and investment discretion over the securities reported herein that are held by Lucas Ventures.

(18)	Includes 431,496 shares of our Common Stock issuable upon conversion of the Convertible Note, as amended held by LGH Investments, LLC (“LGH Investments”), which Convertible Note is subject to, as applicable, certain beneficial ownership limitations, which provide that a holder of such Convertible Note will not have the right to convert any portion thereof if such holder, together with its affiliates, would beneficially own in excess of 4.99% (or 9.99%, as applicable), of the number of shares of Common Stock outstanding immediately after giving effect to such conversion, provided that upon at least 61 days’ prior notice to us, such holder may increase or decrease such limitation up to a maximum of 9.99% of the number of shares of Common Stock outstanding. LGH Investments is the record and beneficial owner of the securities set forth in the table. Lucas Hoppel, as Managing Member of LGH Investments, has voting control and investment discretion over the securities reported herein that are held by LGH Investments, LLC.

(19)	Includes (a) 88,735 shares of Common Stock, representing commitment fee shares issued in connection with the issuance of and shares issued upon partial conversion of Convertible Notes to Ionic Ventures, LLC (“Ionic”), (b) 3,850,477 shares of our Common Stock issuable upon conversion of Convertible Notes held by Ionic, which Convertible Notes are subject to, as applicable, certain beneficial ownership limitations, which provide that a holder of such Convertible Notes will not have the right to convert any portion thereof if such holder, together with its affiliates, would beneficially own in excess of 4.99% (or 9.99%, as applicable), of the number of shares of Common Stock outstanding immediately after giving effect to such conversion, provided that upon at least 61 days’ prior notice to us, such holder may increase or decrease such limitation up to a maximum of 9.99% of the number of shares of Common Stock outstanding, and (c) 779,167 shares of our Common Stock issuable upon exercise of the Warrants held by Ionic, which Warrants are subject to, as applicable, certain beneficial ownership limitations, which provide that a holder of such warrants will not have the right to exercise any portion thereof if such holder, together with its affiliates, would beneficially own in excess of 4.99% or 9.99%, as applicable, of the number of shares of Common Stock outstanding immediately after giving effect to such exercise, provided that upon at least 61 days’ prior notice to us, such holder may increase or decrease such limitation up to a maximum of 9.99% of the number of shares of Common Stock outstanding. Ionic is the record and beneficial owner of the securities set forth in the table. Brendan O’Neil and Keith Coulston are the managers of Ionic and may also be deemed to have investment discretion and voting power over the shares that it holds. Mr. O’Neil and Mr. Coulston each disclaim beneficial ownership of the reported securities except to the extent of their pecuniary interest therein. The address of Ionic Ventures, LLC is 3053 Fillmore St, Suite 256, San Francisco, CA 94123.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our audit committee must review and approve any related person transaction we propose to enter into. Our audit committee charter details the policies and procedures relating to transactions that may present actual, potential or perceived conflicts of interest and may raise questions as to whether such transactions are consistent with the best interest of our company and our stockholders. A summary of such policies and procedures is set forth below.

Any potential related party transaction that is brought to the audit committee’s attention will be analyzed by the audit committee, in consultation with outside counsel or members of management, as appropriate, to determine whether the transaction or relationship does, in fact, constitute a related party transaction. At its meetings, the audit committee will be provided with the details of each new, existing or proposed related party transaction, including the terms of the transaction, the business purpose of the transaction and the benefits to us and to the relevant related party.

In determining whether to approve a related party transaction, the audit committee must consider, among other factors, the following factors to the extent relevant:

●	whether the terms of the transaction are fair to us and on the same basis as would apply if the transaction did not involve a related party;

●	whether there are business reasons for us to enter into the transaction;

●	whether the transaction would impair the independence of an outside director; and

●	whether the transaction would present an improper conflict of interest for any director or executive officer.

Any member of the audit committee who has an interest in the transaction under discussion must abstain from any voting regarding the transaction, but may, if so requested by the chairman of the audit committee, participate in some or all of the audit committee’s discussions of the transaction. Upon completion of its review of the transaction, the audit committee may determine to permit or to prohibit the transaction.

Equity Sales

On May 7, 2020, we authorized the sale of 2,867 shares of our restricted Common Stock at $8.72 per share to William H. Herrmann, Jr. a member of our board of directors for $25,000.

Restricted Stock Awards to Certain Officers and Directors

On July 29, 2020, the Board issued 41,875 shares of common stock to Jed Kaplan, our then-Chief Executive Officer and Interim Chief Financial Officer and a member of our board of directors. Of these shares, (i) 31,250 shares of common stock related to services provided by Mr. Kaplan to the Company during the 2020 fiscal year, (ii) 8,750 shares of common stock related to grants that should have been, but were not, made pursuant to the Kaplan 2018 Agreement (as hereinafter defined), and (iii) 1,875 shares of common stock related to grants made pursuant to the Kaplan 2020 Agreement (as hereinafter defined). The Kaplan 2018 Agreement provided for the grant to Mr. Kaplan of 1,250 shares of common stock per month. For the months of January 2020 through July 2020, however, such shares had not been granted. Accordingly, the July 29, 2020 grant included an aggregate of 8,750 shares of common stock that should have been granted for the months of January 2020 through July 2020. The Kaplan 2020 Agreement provides for the grant to Mr. Kaplan of 3,000 shares of common stock per month. Such shares were fully vested and earned as of the issuance thereof. These shares were issued in reliance on Section 4(a)(2) of the Securities Act.

On July 29, 2020, the Board also issued 34,813 shares of common stock to Roman Franklin, our then-President and a member of our board of directors. Of these shares, (i) 31,250 shares of common stock related to services provided by Mr. Franklin to the Company during the 2020 fiscal year, (ii) 2,625 shares of common stock related to grants that should have been, but were not, made pursuant to the Franklin 2018 Agreement (as hereinafter defined), and (iii) 938 shares of common stock related to grants made pursuant to the Franklin 2020 Agreement (as hereinafter defined). The Franklin 2018 Agreement provided for the grant to Mr. Franklin of 375 shares of common stock per month. For the months of January 2020 through July 2020, however, such shares had not been granted. Accordingly, the July 29, 2020 grant included an aggregate of 2,625 shares of common stock that should have been granted for the months of January 2020 through July 2020. The Franklin 2020 Agreement provides for the grant to Mr. Franklin of 782 shares of common stock per month. Such shares were fully vested and earned as of the issuance thereof. These shares were issued in reliance on Section 4(a)(2) of the Securities Act.

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On July 29, 2020, we authorized the grant of an aggregate of 24,000 shares of common stock to an employee and the members of the Board of Directors of the Company. These shares were issued in reliance on Section 4(a)(2) of the Securities Act.

On September 16, 2020, the Company issued an aggregate of 2,813 restricted common shares of the Company to executive officers and employees of the Company for services rendered. More specifically, the Company issued 1,875 of these shares to Jed Kaplan and issued 938 of these shares to Roman Franklin. These shares were valued at $25,420, or $9.04 per share, based on the quoted trading price on the date of grant. In connection with the issuance of these shares, during the nine months ended February 28, 2021, the Company recorded stock-based professional fees of $25,420. These shares were issued in reliance on Section 4(a)(2) of the Securities Act.

During the three months ended November 30, 2020, the Company issued an aggregate of 9,844 restricted common shares of the Company to executive officers of the Company for services rendered. Of these shares, the Company issued 5,625 shares to Jed Kaplan and issued 2,344 shares to Roman Franklin. These shares were valued at $119,632, or per share prices ranging from $9.04 per share to $11.44 per common share, based on the quoted trading price on the date of grant. These shares were issued in reliance on Section 4(a)(2) of the Securities Act.

On December 18, 2020, the Company issued an aggregate of 100,000 shares (50,000 each) to two executive officers as a bonus. More specifically, the Company issued 50,000 of these shares to Jed Kaplan and issued 50,000 of these shares to Roman Franklin. These shares were valued at $1,410,000, or $14.10 per share, based on the quoted trading price on the date of grant. In connection with the issuance of these shares, the Company recorded stock-based compensation of $1,410,000. Additionally, these officers shall receive a cash bonus of $125,000 each to be paid when funds are available. These shares were issued in reliance on Section 4(a)(2) of the Securities Act.

On February 16, 2021, the Company issued an aggregate of 2,657 restricted common shares of the Company to executive officers and employees of the Company for services rendered. More specifically, the Company issued 1,875 of these shares to Jed Kaplan and issued 782 of these shares to Roman Franklin. These shares were valued at $39,191, or $14.75 per share, based on the quoted trading price on the date of grant.

On March 8, 2021, the Company issued an aggregate of 2,657 restricted common shares of the Company to executive officers and employees of the Company for services rendered. More specifically, the Company issued 1,875 of these shares to Jed Kaplan and issued 782 of these shares to Roman Franklin. These shares were valued at $35,604, or $13.40 per share, based on the quoted trading price on the date of grant.

On April 6, 2021, the Company issued an aggregate of 2,657 restricted common shares of the Company to executive officers and employees of the Company for services rendered. More specifically, the Company issued 1,875 of these shares to Jed Kaplan and issued 782 of these shares to Roman Franklin. These shares were valued at $34,488, or $12.98 per share, based on the quoted trading price on the date of grant.

On September 1, 2021, the Company issued an aggregate of 82,500 restricted common shares of the Company to executive officers and directors of the Company for services rendered during the fiscal year ended May 31, 2021.

Kaplan Promissory Note

On May 12, 2020 (the “Issue Date”), the Company issued a promissory note (the “Kaplan Note”) in the principal sum of $90,000 in favor of Jed Kaplan, the Company’s then-Chief Executive Officer, interim Chief Financial Officer, member of the Company’s Board of Directors and greater than 5% stockholder of the Company. The Kaplan Note matures on the first business day following the 150-day anniversary of the Issue Date.

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As of May 31, 2020, advances under the terms of this note were $64,728. On various dates subsequent to May 31, 2020, Mr. Kaplan funded $25,272 pursuant to the Kaplan Promissory Note. With the contributions subsequent to May 31, 2020, the principal balances outstanding and due Mr. Kaplan amounted to $90,000. On June 22, 2020, Mr. Kaplan agreed to forgive the debt of the Kaplan Promissory Note with a principal balance of $90,000 in exchange for the Company assigning to Mr. Kaplan a 10% equity interest in Simplicity One Brasil, Ltda, a subsidiary of the Company. See “Description of Business—Recent Developments—Debt Obligations—Kaplan Promissory Note” for a more complete description of the terms of the note.

Kaplan December 2021 Loan

On December 10, 2021, the Company entered into a related party transaction with Jed Kaplan, the then Chairman and currently a member of the Board of the Company and a more than 5% shareholder. The loan was for $247,818, bearing interest at a rate of 5% and the principal is due on June 10, 2022. For the quarter ended February 28, 2022, the Company recorded interest expense of $2,716. The loan may be repaid by the Company, without penalty, at any time. Should the Company fail to make the principal payment due, the loan will convert to a 17% equity stake in our subsidiary, Simplicity One Brazil, of which Jed Kaplan is already a 20% stakeholder. Mr. Kaplan served as our Chairman from March 29, 2021 to April 22, 2022 and currently serves as a director of the Company.

Restructuring the Ownership in Simplicity One Brasil, LTDA

In June 2020, while Simplicity One Brasil Ltda (“Simplicity One Brasil”) was preparing its initial application for purchasing a franchise in Campeonato Brasileiro de League of Legends, Simplicity One Brasil become aware that the 10%-ownership interest of Team One E-Sports Ltda (“Team One E-Sports”) in Simplicity One Brasil was in contravention of Riot Games’ policy that only one League of Legend esports team could be owned by an owner at one time because Team One had already submitted an application for purchasing a franchise for another League of Legend esports team. Accordingly, Simplicity One Brasil needed Team One E-Sports to divest itself of its 10%-equity interest in Simplicity One Brasil in order for Simplicity One Brasil to proceed with its franchise application. Therefore, on June 22, 2020, Mr. Kaplan entered into a Quota Purchase Agreement with Team One E-Sports, pursuant to which Mr. Kaplan acquired Team One Esports’ 10%-ownership equity interest for $45,000 in cash. In addition, the Company transferred a 2%-equity interest (an aggregate of 4%) to each of Laila De Braga Cavalcanti Loss, who runs the operations of Simplicity One Brasil, and Frederico Tannure, who live in Brazil, in order to comply with Riot Games’ policy requiring local ownership in Brazil in order to apply for a franchise of a league of legends sports team. Furthermore, on June 22, 2020, Mr. Kaplan agreed to forgive the debt of the Kaplan Promissory Note with a principal balance of $90,000 in exchange for the Company assigning to Mr. Kaplan a 10% equity interest in Simplicity One Brasil. In light of the restructuring of the ownership interest in Simplicity One Brasil, as of July 7, 2021, the Company, Mr. Kaplan, Ms. Cavalcanti Loss, and Mr. Tannure own a 76%, 20%, 2% and 2% equity interest in Simplicity One Brasil.

Contract Services

On August 27, 2021 the Company entered into a contract with Laila Cavalcanti Loss, a board member, to provide legal services to its subsidiary Simplicity One Brasil. The contract calls for monthly payments of $2,500 and monthly equity awards of 250 shares of its common stock. The terms of the contract were retroactive to July 1, 2020 and at February 28, 2022, the Company has accrued $13,125 and 375 shares of stock for the payments of this contract.

Cash Balance

The Company maintains its cash balance at a financial services company that is owned by an officer of the Company.

Director Independence

For a description of director independence of our board members, see “Management— Board Committees and Director Independence” on page 91 of this prospectus.

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DESCRIPTION OF SECURITIES

The following description of our capital stock is based upon our third amended and restated certificate of incorporation, as amended, our bylaws and applicable provisions of law, in each case as currently in effect. This discussion does not purport to be complete and is qualified in its entirety by reference to our third amended and restated certificate of incorporation, as amended, and our bylaws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

Authorized Capital Stock

On August 17, 2020, we filed a Certificate of Amendment to increase the authorized shares of common stock from 20,000,000 to 36,000,000. Accordingly, our authorized capital stock consists of (i) 36,000,000 shares of common stock, par value $0.0001 per share (“Common Stock”), and (ii) 1,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”). At May 13, 2022, we had 1,810,818 shares of Common Stock issued and outstanding and no Preferred Stock issued and outstanding.

As of May 13, 2022, there were 136 holders of record of our Common Stock.

Common Stock

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Unless specified in our third amended and restated certificate of incorporation, as amended, or bylaws, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of our shares of Common Stock that are voted is required to approve any such matter voted on by our stockholders. Our board of directors is divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Our stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

Preferred Stock

Our third amended and restated certificate of incorporation, as amended, provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are being issued or registered in this offering.

Warrants

Public Stockholders’ Warrants

In August 2017, we issued 650,000 warrants (“Public Warrants”) forming a part of units which we originally issued in our initial public offering. Each Public Warrant entitles the registered holder to purchase one share of our Common Stock at a price of $92.00 per share, subject to adjustment. The Public Warrants may be exercised at any time commencing on December 20, 2018 until November 19, 2023. On September 30, 2019, the 650,000 shares of Common Stock issuable upon the exercise of the Public Warrants became registered under the Securities Act.

Notwithstanding the above, if our Common Stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement or register or qualify the shares under blue sky laws, and in the event we do not so elect, we will use our best efforts to register or qualify the shares under the blue sky laws of the state of residence in those states in which the warrants were initially offered by us in this offering.

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Once the warrants become exercisable, we may call the warrants for redemption:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

●	if, and only if, the reported last sale price of the common stock equals or exceeds $168.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date we send to the notice of redemption to the warrant holders.

If and when the warrants become redeemable by us, we may exercise our redemption right even if the issuance of shares of Common Stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws and we are unable to effect such registration or qualification, subject to our obligation in such case to use our best efforts to register or qualify the shares of Common Stock under the blue sky laws of the state of residence in those states in which the warrants were initially offered by us in this offering.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $168.00 redemption trigger price as well as the $92.00 warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Common Stock issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Common Stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after our initial business combination. If we call our warrants for redemption and our management does not take advantage of this option, the initial purchasers and their permitted transferees would still be entitled to exercise their Private Placement Warrants contained in the Private Placement Units for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the shares of Common Stock outstanding immediately after giving effect to such exercise.

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If the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up of shares of Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Common Stock. A rights offering to holders of common stock entitling holders to purchase shares of Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for common stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for common stock, in determining the price payable for common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of common stock on account of such shares of Common Stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of common stock in connection with a proposed initial business combination, (d) as a result of the repurchase of shares of Common Stock by the company if the proposed initial business combination is presented to the stockholders of the company for approval, or (e) in connection with the redemption of our Public Shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of common stock in respect of such event. If the number of outstanding shares of our Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Common Stock.

Whenever the number of shares of Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than those described above or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by the company in connection with redemption rights held by stockholders of the company as provided for in the company’s amended and restated certificate of incorporation or as a result of the repurchase of shares of Common Stock by the company if a proposed initial business combination is presented to the stockholders of the company for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding shares of Common Stock, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the common stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. Additionally, if less than 70% of the consideration receivable by the holders of common stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant in order to determine and realize the option value component of the warrant. This formula is to compensate the warrant holder for the loss of the option value portion of the warrant value due to the requirement that the warrant holder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

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The warrants have been issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders. Warrants may be exercised only for a whole number of shares of Common Stock. No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of Common Stock to be issued to the warrant holder.

As of May 13, 2022, 650,000 Public Warrants remain outstanding.

Private Placement Warrants

In August 2017, we issued 32,688 warrants (“Private Placement Warrants”) forming a part of units which we originally issued in a private placement that closed simultaneously with the consummation of our initial public offering. Each Private Placement Warrant entitles the registered holder to purchase one share of our Common Stock at a price of $92.00 per share, subject to adjustment. The Private Placement Warrants may be exercised at any time commencing on December 20, 2018 until November 19, 2023. On September 30, 2019, the 32,688 shares of Common Stock issuable upon the exercise of the Private Placement Warrants became registered under the Securities Act.

The Private Placement Warrants (including the common stock issuable upon exercise of the Private Placement Warrants), will not be redeemable by us so long as they are held by the initial purchasers or their permitted transferees. Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in the IPO. If the Private Placement Warrants are held by holders other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by us and exercisable by the holders on the same basis as the Public Warrants.

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If holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by the initial purchasers and their permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike Public Stockholders who could exercise their warrants and sell the shares of Common Stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

As of May 13, 2022, 32,688 Private Placement Warrants remain outstanding.

2019 Warrants

During the period from March 1, 2019 through July 1, 2019, the Company issued 123,438 warrants (“2019 Warrants”) which formed a part of units privately placed in a units offering. The warrants expire 5-years from the date of issuance and are exercisable at a purchase price of $32.00 per share. On September 30, 2019, the shares of Common Stock issuable upon the exercise of the 2019 Warrants became registered under the Securities Act.

As of May 13, 2022, 123,438 2019 Warrants remain outstanding.

2021 Convertible Note Warrants

During the period from June 11, 2021 through October 31, 2021, in connection with the issuance of convertible promissory notes to various investors and the fourth amendment with Maxim, the Company issued an aggregate of 2,267,897 warrants (“2021 Convertible Note Warrants”) to such investors. The 2021 Warrants expire 3-years from the date of issuance and are exercisable at exercise prices between $1.00 per share and $13.00 per share.

As of May 13, 2022, 2,267,897 2021 Convertible Note Warrants remain outstanding.

2021 Secured Note Warrants

During the month of November 2021, in connection with the issuance of secured promissory notes, the Company issued 48,000 commitment warrants (“2021 Secured Note Warrants”) to the noteholders for the purchase of the Company’s common stock at an exercise price of $10.73 per share.

As of May 13, 2022, 48,000 2021 Secured Note Warrants remain outstanding.

2022 Convertible Note Warrants

During the period from March 21, 2022 through April 1, 2022, in connection with the issuance of convertible promissory notes to various investors, the Company issued an aggregate of 175,000 warrants (“2022 Warrants”) to such investors. The 2022 Warrants expire 3-years from the date of issuance and are exercisable at a purchase price equal to $1.00 per share.

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Dividends

We have not paid any cash dividends on our Common Stock to date and do not intend to pay cash dividends. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any cash dividends will be within the discretion of our board of directors at such time. In addition, our board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future, except if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, in which case we will effect a stock dividend immediately prior to the consummation of the offering in such amount as to maintain the ownership of our initial stockholders prior to this offering at 20% of our issued and outstanding shares of our Common Stock upon the consummation of this offering (not including the Private Placement Shares and the shares of Common Stock issuable to Maxim upon the consummation of this offering). Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Certain Anti-Takeover Provisions of Delaware Law and our Third Amended and Restated Certificate of Incorporation, as Amended, and Bylaws

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

●	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

●	an affiliate of an interested stockholder; or

●	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

●	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

●	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of Common Stock; or

●	on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Our third amended and restated certificate of incorporation, as amended, provides that our board of directors will be classified into two classes of directors. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

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Exclusive Forum for Certain Lawsuits

Our third amended and restated certificate of incorporation, as amended, will require, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing such suit will be deemed to have consented to service of process on such stockholder’s counsel. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Special Meeting of Stockholders

Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our Chief Executive Officer or by our Chairman.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the secretary to our principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the scheduled date of the annual meeting of stockholders. If our annual meeting is called for a date that is not within 30 days before or after such anniversary date, a stockholder’s notice will need to be received not earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which we first publicly announce the date of the annual meeting. Our bylaws also specify certain requirements as to the form and content of a stockholder’s notice for an annual meeting. Specifically, a stockholder’s notice must include: (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class or series and number of shares of our capital stock owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is made, (iv) a description of all arrangements or understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (v) any material interest of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made in such business and (vi) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before such meeting. These notice requirements will be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified us of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 of the Exchange Act, and such stockholder has complied with the requirements of such rule for inclusion of such proposal in the proxy statement we prepare to solicit proxies for such annual meeting. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. The foregoing provisions may limit our stockholders’ ability to bring matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Our Transfer Agent and Warrant Agent

The transfer agent for our Common Stock and warrant agent for our Warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

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SELLING SECURITYHOLDERS

The Selling Securityholders may offer and sell, from time to time, any or all of the shares of Common Stock underlying the Convertible Notes and Warrants and all the shares of Common Stock registered for resale covered by this prospectus.

Selling Securityholders are offering for resale 3,276 shares of Common Stock under this prospectus. In addition, (i) the issuance by the Company of 816,200 shares of Common Stock underlying the Convertible Notes, which entitle the holder to convert the principal and interest under the Convertible Notes at a price of $1.00 per share; provided however, that upon failure to make any payment called for under the Convertible Notes at any time after the issuance date, but prior to the conversion date, the conversion price shall be $0.50 per share and (ii) the issuance by the Company of 175,000 shares of Common Stock underlying the Warrants, which entitle the holder to purchase one share of our Common Stock at an exercise price of $1.00 per share, are being registered by the registration statement of which this prospectus forms a part pursuant to registration rights granted to the Selling Securityholders in connection with the issuances of such Convertible Notes and Warrants. See the section entitled “Plan of Distribution” for further information regarding the Selling Securityholders’ method of distributing these securities. For purposes of this prospectus, we have assumed a conversion price of the Convertible Notes of $0.50 per share of Common Stock. For purposes of this prospectus, we have assumed an exercise price of the Warrants of $1.00 per share of Common Stock.

The following table provides, as of May 13, 2022, information regarding the beneficial ownership of our Common Stock, Warrants and Convertible Notes held by each Selling Securityholder, the securities that may be sold by each Selling Securityholder under this prospectus and the number and percentage of securities that each Selling Securityholder will beneficially own after this offering. Applicable percentages are based on 3,276 shares of Common Stock offered for resale, 816,200 shares of Common Stock underlying the Convertible Notes and 175,000 shares of Common Stock underlying the Warrants as May 13, 2022.

The Selling Securityholders are not making any representation that any shares of Common Stock covered by this prospectus will be offered for sale. Because each Selling Securityholder may dispose of all, none or some portion of their securities, no estimate can be given as to the number of securities that will be beneficially owned by a Selling Securityholder upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the securities covered by this prospectus will be beneficially owned by the Selling Securityholders and further assumed that the Selling Securityholders will not acquire beneficial ownership of any additional securities during the offering. In addition, the Selling Securityholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented.

We may amend or supplement this prospectus from time to time in the future to update or change this Selling Securityholders list and the securities that may be resold.

See the section entitled “Plan of Distribution” for further information regarding the stockholders’ method of distributing these shares.

	Number of Shares of Common Stock Beneficially Owned Prior to Offering		Maximum Number of Common Stock to be Offered Pursuant to this	Number of Shares of Common Stock Beneficially Owned after Offering
Name of Selling Stockholder	Number (1)	Percent (2)	Prospectus (3)	Number	Percent (2)
FirstFire Global Opportunities Fund, LLC (4)	4,611,822	4.99%	284,135	4,327,687	4.99%
GS Capital Partners, LLC (5)	962,392	4.99%	213,103	749,289	4.99%
Jefferson Street Capital, LLC (6)	1,000,115	4.99%	213,103	787,012	4.99%
Ionic Ventures, LLC (7)	4,718,379	4.99%	284,135	4,434,244	4.99%

(1)	The amounts and percentages of Common Stock beneficially owned are determined in accordance with the SEC’s rules, pursuant to which a person is deemed to be a “beneficial owner” of a security if that person has or shares voting or investment power or has the right to acquire such power within 60 days through exercise of any option, warrant or other right. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated in these footnotes, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated shares of Common Stock.

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(2)	Based on 1,810,818 shares of common stock issued and outstanding.

(3)	The shares of Common Stock shown in this column includes shares of Common Stock that are offered for resale by the Selling Securityholders, as well as shares of Common Stock that are offered for sale by us pursuant to this prospectus.

(4)

The number of shares of Common Stock beneficially owned include (a) 50,935 shares of Common Stock, representing commitment shares issued in connection with the issuance of, and shares issued upon partial conversion of the Convertible Notes to FirstFire Global Opportunities Fund, LLC (“FirstFire”), (b) 3,727,137 shares of our Common Stock issuable upon conversion of Convertible Notes held by FirstFire, which Convertible Notes are subject to, as applicable, certain beneficial ownership limitations, which provide that a holder of such Convertible Notes will not have the right to convert any portion thereof if such holder, together with its affiliates, would beneficially own in excess of 4.99% (or 9.99%, as applicable), of the number of shares of Common Stock outstanding immediately after giving effect to such conversion, provided that upon at least 61 days’ prior notice to us, such holder may increase or decrease such limitation up to a maximum of 9.99% of the number of shares of Common Stock outstanding, and (c) 723,750 shares of our Common Stock issuable upon exercise of the Warrants held by FirstFire, which Warrants are subject to, as applicable, certain beneficial ownership limitations, which provide that a holder of such warrants will not have the right to exercise any portion thereof if such holder, together with its affiliates, would beneficially own in excess of 4.99% or 9.99%, as applicable, of the number of shares of Common Stock outstanding immediately after giving effect to such exercise, provided that upon at least 61 days’ prior notice to us, such holder may increase or decrease such limitation up to a maximum of 9.99% of the number of shares of Common Stock outstanding. FirstFire is the record and beneficial owner of the securities set forth in the table. Eli Fireman, the Manager of FirstFire Capital Management, LLC, which is the manager of FirstFire, has voting control and investment discretion over the securities reported herein that are held by FirstFire. The address of FirstFire is 1040 First Avenue, Suite 190, New York, NY 10022.

(5)

The number of shares of Common Stock beneficially owned include (a) 54,423 shares of Common Stock, representing commitment shares issued in connection with the issuance of, and shares issued upon partial conversion of the Convertible Notes to GS Capital Partners, LLC (“GS Capital”), (b) 714,219 shares of our Common Stock issuable upon conversion of Convertible Notes held by GS Capital, which Convertible Notes are subject to, as applicable, certain beneficial ownership limitations, which provide that a holder of such Convertible Notes will not have the right to convert any portion thereof if such holder, together with its affiliates, would beneficially own in excess of 4.99% (or 9.99%, as applicable), of the number of shares of Common Stock outstanding immediately after giving effect to such conversion, provided that upon at least 61 days’ prior notice to us, such holder may increase or decrease such limitation up to a maximum of 9.99% of the number of shares of Common Stock outstanding, and (c) 193,750 shares of our Common Stock issuable upon exercise of the Warrants held by GS Capital, which Warrants are subject to, as applicable, certain beneficial ownership limitations, which provide that a holder of such warrants will not have the right to exercise any portion thereof if such holder, together with its affiliates, would beneficially own in excess of 4.99% or 9.99%, as applicable, of the number of shares of Common Stock outstanding immediately after giving effect to such exercise, provided that upon at least 61 days’ prior notice to us, such holder may increase or decrease such limitation up to a maximum of 9.99% of the number of shares of Common Stock outstanding. GS Capital is the record and beneficial owner of the securities set forth in the table. Gabe Sayegh, the President of GS Capital, has voting control and investment discretion over the securities reported herein that are held by GS Capital. The address of GS Capital is 1 East Liberty Street, Suite 600, Reno, NV 89501.

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(6)

The number of shares of Common Stock beneficially owned include (a) 3,828 shares of Common Stock, representing commitment fee shares issued in connection with the issuance of Convertible Notes to Jefferson Street Capital, LLC (“Jefferson”), (b) 802,537 shares of our Common Stock issuable upon conversion of Convertible Notes held by Jefferson, which Convertible Notes are subject to, as applicable, certain beneficial ownership limitations, which provide that a holder of such Convertible Notes will not have the right to convert any portion thereof if such holder, together with its affiliates, would beneficially own in excess of 4.99% (or 9.99%, as applicable), of the number of shares of Common Stock outstanding immediately after giving effect to such conversion, provided that upon at least 61 days’ prior notice to us, such holder may increase or decrease such limitation up to a maximum of 9.99% of the number of shares of Common Stock outstanding, and (c) 193,750 shares of our Common Stock issuable upon exercise of the Warrants held by Jefferson, which Warrants are subject to, as applicable, certain beneficial ownership limitations, which provide that a holder of such warrants will not have the right to exercise any portion thereof if such holder, together with its affiliates, would beneficially own in excess of 4.99% or 9.99%, as applicable, of the number of shares of Common Stock outstanding immediately after giving effect to such exercise, provided that upon at least 61 days’ prior notice to us, such holder may increase or decrease such limitation up to a maximum of 9.99% of the number of shares of Common Stock outstanding. Jefferson is the record and beneficial owner of the securities set forth in the table. Brian Goldberg, as Managing Member of Jefferson, has voting control and investment discretion over the securities reported herein that are held by Jefferson. The address of Jefferson is 720 Monroe Street, Suite C401B, Hoboken, New Jersey 07030.

(7)

The number of shares of Common Stock beneficially owned include (a) 88,735 shares of Common Stock, representing commitment fee shares issued in connection with the issuance of and shares issued upon partial conversion of Convertible Notes to Ionic Ventures, LLC (“Ionic”), (b) 3,850,477 shares of our Common Stock issuable upon conversion of Convertible Notes held by Ionic, which Convertible Notes are subject to, as applicable, certain beneficial ownership limitations, which provide that a holder of such Convertible Notes will not have the right to convert any portion thereof if such holder, together with its affiliates, would beneficially own in excess of 4.99% (or 9.99%, as applicable), of the number of shares of Common Stock outstanding immediately after giving effect to such conversion, provided that upon at least 61 days’ prior notice to us, such holder may increase or decrease such limitation up to a maximum of 9.99% of the number of shares of Common Stock outstanding, and (c) 779,167 shares of our Common Stock issuable upon exercise of the Warrants held by Ionic, which Warrants are subject to, as applicable, certain beneficial ownership limitations, which provide that a holder of such warrants will not have the right to exercise any portion thereof if such holder, together with its affiliates, would beneficially own in excess of 4.99% or 9.99%, as applicable, of the number of shares of Common Stock outstanding immediately after giving effect to such exercise, provided that upon at least 61 days’ prior notice to us, such holder may increase or decrease such limitation up to a maximum of 9.99% of the number of shares of Common Stock outstanding. Ionic is the record and beneficial owner of the securities set forth in the table. Brendan O’Neil and Keith Coulston are the managers of Ionic and may also be deemed to have investment discretion and voting power over the shares that it holds. Mr. O’Neil and Mr. Coulston each disclaim beneficial ownership of the reported securities except to the extent of their pecuniary interest therein. The address of Ionic Ventures, LLC is 3053 Fillmore St, Suite 256, San Francisco, CA 94123.

PLAN OF DISTRIBUTION

Issuance of Common Stock Underlying Convertible Notes

Pursuant to the terms of the Convertible Notes, the shares of Common Stock issuable upon conversion of the Convertible Notes will be distributed to those note holders to the extent the principal amount and interest of the Convertible Notes is being converted under the Notice of Conversion submitted to the Company by holder.

The Convertible Notes convert into Common Stock at the conversion rate of $1.00 per share; provided however, that upon failure to make any payment called for under the convertible promissory note at any time after the issuance date, but prior to the conversion date, the conversion price shall be $0.50 per share. For purposes of this prospectus, we have assumed a conversion price of $0.50 per share of Common Stock.

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Issuance of Common Stock Underlying Warrants

Pursuant to the terms of the Warrants, the shares of Common Stock issuable upon exercise thereof will be distributed to those Warrant holders who surrender the certificates representing the Warrants and provide payment of the exercise price to the Company.

With respect to the exercise of the Warrants the exercise price is $1.00 per share.

Resale of Common Stock by Selling Securityholders

We are registering Common Stock offered by this prospectus on behalf of the Selling Securityholders. The Selling Securityholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling Common Stock received after the date of this prospectus from a Selling Securityholder as a gift, pledge, limited liability company or partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their securities on the OTCQB (in the case of our Common Stock) or any other stock exchange, market or trading facility on which such securities are traded or in private transactions. The shares registered for resale in this prospectus being offered by the Selling Securityholders will be sold at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.

The Selling Securityholders may use any one or more of the following methods when disposing of their Common Stock or interests therein:

● in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

● in privately negotiated transactions;

● through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

● in a block trade in which a broker-dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

● through the settlement of short sales (including short sales “against the box”), in each case subject to compliance with the Securities Act and other applicable securities laws;

● through one or more underwriters in a public offering on a firm commitment or best-efforts basis;

● an exchange distribution in accordance with the rules of the applicable exchange, if any;

● ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

● purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

● broker-dealers may agree with the Selling Securityholders to sell a specified number of such securities at a stipulated price per security;

● directly to one or more purchasers;

● in other ways not involving market makers or established trading markets;

● by pledge to secure debts and other obligations;

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● through agents; or

● in any combination of the above or by any other legally available means.

The Selling Securityholders may, from time to time, pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell their securities, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer their securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our securities or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our securities in the course of hedging the positions they assume. The Selling Securityholders may also sell their securities short and deliver these securities to close out their short positions, or loan or pledge such securities to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealers or other financial institutions of securities offered by this prospectus, which securities such broker-dealers or other financial institutions may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Securityholders from the sale of the securities offered by them will be the purchase price of the security less discounts or commissions, if any. Each of the Selling Securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of their securities to be made directly or through agents. We will not receive any of the proceeds from the resale of securities being offered by the Selling Securityholders named herein. However, we will receive proceeds from the exercise of the Warrants if they are exercised by a holder thereof.

The Selling Securityholders also may resell all or a portion of their securities in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

To the extent required by the Securities Act and the rules and regulations thereunder, the Selling Securityholders and any broker-dealer participating in the distribution of the securities will be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the securities is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of securities being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Securityholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Blue Sky Restrictions on Resale

In order to comply with the securities laws of some states, if applicable, our securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states our securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

If a Selling Securityholder wants to sell its securities under this prospectus in the United States, the Selling Securityholder will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales. All states offer a variety of exemptions from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Exchange Act, or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s. The broker for a Selling Securityholder will be able to advise a Selling Securityholder in which states our securities are exempt from registration with that state for secondary sales.

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Any person who purchases our securities from a Selling Securityholder offered by this prospectus who then wants to sell such securities will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement that includes this prospectus becomes effective, and a Selling Securityholder indicates in which state(s) such Selling Securityholder desires to sell such Selling Securityholder’s securities, we will be able to identify whether such Selling Securityholder will need to register or will be able to rely on an exemption therefrom.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of their securities against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Securityholders against liabilities, including certain liabilities under the Securities Act and state securities laws, relating to the registration of the securities offered by this prospectus.

We are required to pay all of our fees and expenses incident to the registration of the securities covered by this prospectus, including with regard to compliance with state securities or “blue sky” laws. The registration expenses of any registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective, will be borne by the Company.

SHARES ELIGIBLE FOR FUTURE SALE

We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock prevailing from time to time. Future sales of our common stock in the public market, or the availability of such shares for sale in the public market, could adversely affect market prices prevailing from time to time. The availability for sale of a substantial number of shares of our common stock acquired through the exercise of outstanding warrants could materially adversely affect the market price of our common stock. In addition, sales of our common stock in the public market after the restrictions lapse as described below, or the perception that those sales may occur, could cause the prevailing market price to decrease or to be lower than it might be in the absence of those sales or perceptions.

Sale of Restricted Shares

As of May 13, 2022, there were 1,810,818 shares of Common Stock issued and outstanding. Of the approximately 1,810,818 shares of our common stock outstanding as of May 13, 2022, approximately 1,011,829 shares are tradable without restriction. These remaining shares are “restricted securities” within the meaning of Rule 144 under the Securities Act.

Rule 144

In general, under Rule 144, as currently in effect, a person (or persons whose shares are required to be aggregated), including a person who may be deemed an “affiliate” of a company, who has beneficially owned restricted securities for at least six months may sell, within any three-month period, a number of shares that does not exceed the greater of: (1) 1% of the then-outstanding shares of common stock, or (2) if and when the common stock is listed on a national securities exchange, the average weekly trading volume of the common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Sales under Rule 144 are also subject to certain requirements as to the manner of sale, notice, and availability of current public information about our company. A person who is not deemed to have been an affiliate of us at any time during the 90 days preceding a sale by such person, and who has beneficially owned the restricted shares for at least one year, is entitled to sell such shares under Rule 144 without regard to any of the restrictions described above.

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We cannot estimate the number of shares of our common stock that our existing stockholders will elect to sell under Rule 144.

Transfer Agent

The transfer agent and registrar, for our Common Stock is Continental Stock Transfer and Trust Company. The transfer agent and registrar’s address is at 1 State Street, New York, New York 10004-1561. The transfer agent’s telephone (212) 509-4000.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of the material U.S. federal income tax considerations generally applicable to the acquisition, ownership and disposition of our Common Stock and Warrants. This discussion is limited to certain U.S. federal income tax considerations to beneficial owners of our securities who hold the securities as a capital asset within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including the alternative minimum tax, the Medicare contribution tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, such as:

●	financial institutions or financial services entities;
●	broker-dealers;
●	insurance companies;
●	governments or agencies or instrumentalities thereof;
●	regulated investment companies;
●	real estate investment trusts;
●	expatriates or former long-term residents of the United States;
●	persons that actually or constructively own five percent or more of our voting shares;
●	persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;
●	dealers or traders subject to a mark to market method of accounting with respect to the securities;
●	persons holding the securities as part of a “straddle,” hedge, constructive sale, conversion or other integrated or similar transaction;
●	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;
●	partnerships or other pass through entities for U.S. federal income tax purposes; and
●	tax exempt entities.

If you are a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners will generally depend on the status of the partners and your activities.

This discussion is based on the Code and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. tax law other than the U.S. federal income tax (such as gift, estate or Medicare contribution taxes) or except as discussed below, any tax reporting obligations of a holder of our securities. This discussion also assumes that any distribution made (or deemed made on our securities and any consideration received (or deemed received) by a holder from the sale or other disposition of our securities will be in U.S. dollars.

We have not sought, and will not seek, a ruling from the Internal Revenue Service (the “IRS”) as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

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THIS DISCUSSION IS ONLY A SUMMARY OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS AND ANY APPLICABLE TAX TREATIES.

Personal Holding Company Status

We could be subject to a second level of U.S. federal income tax on a portion of our income if we are determined to be a personal holding company, or PHC, for U.S. federal income tax purposes. A U.S. corporation generally will be classified as a PHC for U.S. federal income tax purposes in a given taxable year if (i) at any time during the last half of such taxable year, five or fewer individuals (without regard to their citizenship or residency and including as individuals for this purpose certain entities such as certain tax-exempt organizations, pension funds and charitable trusts) own or are deemed to own (pursuant to certain constructive ownership rules) more than 50% of the stock of the corporation by value and (ii) at least 60% of the corporation’s adjusted ordinary gross income, as determined for U.S. federal income tax purposes, for such taxable year consists of PHC income (which includes, among other things, dividends, interest, certain royalties, annuities and, under certain circumstances, rents).

Depending on the date and size of our transactions, at least 60% of our adjusted ordinary gross income may consist of PHC income as discussed above. In addition, depending on the concentration of our stock in the hands of individuals, including the members of our sponsor and certain tax-exempt organizations, pension funds and charitable trusts, more than 50% of our stock may be owned or deemed owned (pursuant to the constructive ownership rules) by such persons during the last half of a taxable year. Thus, no assurance can be given that we will not become a PHC following this offering or in the future. If we are or were to become a PHC in a given taxable year, we would be subject to an additional PHC tax, currently 20%, on our undistributed PHC income, which generally includes our taxable income, subject to certain adjustments. The PHC requirements may apply to us in the taxable year of the offering and/or future taxable years.

U.S. Holders

This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our securities who or that is, for U.S. federal income tax purposes:

● an individual who is a citizen or resident of the United States;

● a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia;

● an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

● a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) it has in effect a valid election to be treated as a U.S. person.

Taxation of Distributions. If we pay cash distributions to U.S. holders of shares of our Common Stock, such distributions generally will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “U.S. holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Our Securities” below.

Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains.

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Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Our Securities. Upon a sale or other taxable disposition of our securities which, in general, would include a redemption of common stock or warrants, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in such securities. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the securities so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to various limitations that are not described herein because a discussion of such limitations depends on each U.S. holder’s particular facts and circumstances.

Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its securities so disposed of. A U.S. holder’s adjusted tax basis in its common stock or warrants generally will equal the U.S. holder’s acquisition cost less, in the case of a share of common stock, any prior distributions treated as a return of capital.

Exercise or Lapse of a Warrant. Except as discussed below with respect to the cashless exercise of a warrant, a U.S. holder generally will not recognize taxable gain or loss from the acquisition of common stock upon exercise of a warrant for cash. The U.S. holder’s tax basis in the share of our Common Stock received upon exercise of the warrant generally will be an amount equal to the sum of the U.S. holder’s initial investment in the warrant and the exercise price. It is unclear whether a U.S. holder’s holding period for the shares of Common Stock received upon exercise of the warrants will commence on the date of exercise of the warrant or the day following the date of exercise of the warrants; in either case, the holding period will not include the period during which the U.S. holder held the warrants. If a warrant is allowed to lapse unexercised, a U.S. holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. holder’s basis in the common stock received would equal the holder’s basis in the warrant. If the cashless exercise were treated as not being a realization event, it is unclear whether a U.S. holder’s holding period for the shares of Common Stock would be treated as commencing on the date of exercise of the warrant or the day following the date of exercise of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the common stock would include the holding period of the warrant.

It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder could be deemed to have surrendered warrants equal to the number of common shares having a value equal to the exercise price for the total number of warrants to be exercised. The U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value the warrants deemed surrendered and the U.S. holder’s tax basis in the warrants deemed surrendered. In this case, a U.S. holder’s tax basis in the common stock received would equal the sum of the fair market value of the warrants deemed surrendered and the U.S. holder’s tax basis in the warrants exercised. It is unclear whether a U.S. holder’s holding period for the shares of Common Stock would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

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Possible Constructive Distributions. The terms of each warrant provide for an adjustment to the number of shares of Common Stock for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities — Warrants — Public Stockholders’ Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. holders of the warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases the warrant holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Common Stock that would be obtained upon exercise) as a result of a distribution of cash to the holders of shares of our Common Stock which is taxable to the U.S. holders of such shares as described under “U.S. holders — Taxation of Distributions” above. For example, if the exercise price of the warrants is decreased as a result of certain taxable dividends paid to holders of the common stock (as contemplated by the terms of the warrant in certain circumstances), then the amount by which such exercise was decreased could be considered an increase in the warrant holder’s proportionate interest in our assets or earnings and profits, which may result in a constructive distribution to holders of the warrants. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest. For certain information reporting purposes, we are required to determine the date and amount of any such constructive distributions. Recently proposed Treasury regulations, which we may rely on prior to the issuance of final regulations, specify how the date and amount of constructive distributions are determined.

Information Reporting and Backup Withholding. In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our securities, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. holder.” A Non-U.S. holder is a beneficial owner of our securities who or that is, for U.S. federal income tax purposes:

● a non resident alien individual, other than certain former citizens and residents of the United States subject to U.S. tax as expatriates;

● a foreign corporation; or

● an estate or trust that is not a U.S. holder;

but does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the sale or other disposition of a security.

Taxation of Distributions. In general, any distributions we make to a Non-U.S. holder of shares of our Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our Common Stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under “Non-U.S. holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Our Securities” below. In addition, if we determine that we are classified as a “United States real property holding corporation” (see “Non-U.S. holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Our Securities” below), we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.

The withholding tax does not apply to dividends paid to a Non-U.S. holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A Non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

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Exercise of a Warrant. The U.S. federal income tax treatment of a Non-U.S. holder’s exercise of a warrant, or the lapse of a warrant held by a Non-U.S. holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a warrant by a U.S. holder, as described under “U.S. holders — Exercise or Lapse of a Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described below in “Non-U.S. holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Our Securities.”

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Our Securities. A Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our securities unless:

● the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder); or

●we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our securities, and, in the case where shares of our Common Stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our Common Stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our Common Stock. There can be no assurance that our Common Stock will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower treaty rate).

If the second bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of our securities will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our securities from such holder may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition. We will be classified as a U.S. real property holding corporation if the fair market value of our “U.S. real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes.

Information Reporting and Backup Withholding. Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our securities. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty will satisfy the certification requirements necessary to avoid the backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Withholding Taxes. Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of dividends (including constructive dividends) on our securities, and, beginning January 1, 2019, sales or other disposition proceeds from our securities to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other Non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). If FATCA withholding is imposed, a beneficial owner of the payment that is not a foreign financial institution (or that is a foreign financial institution entitled to a reduced rate of withholding tax with respect to such payment under an income tax treaty) generally may be entitled to a refund or credit of any amounts withheld by filing a U.S. federal income tax return and providing certain other information to the IRS (which may entail significant administrative burden). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Prospective investors should consult their tax advisers regarding the effects of FATCA on their investment in our securities.

135

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Anthony L.G., PLLC, 625 N. Flagler Drive, Suite 600, West Palm Beach, Florida 33401.

EXPERTS

Our balance sheets as of May 31, 2021 and 2020 and the related statement of operations, changes in stockholders’ equity and cash flows for the year ended May 31, 2021 and 2020 included in this registration statement and prospectus have been audited by Prager Metis CPAs, LLP, independent registered public accounting firm, as indicated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph related to Simplicity Esports and Gaming Company’s ability to continue as a going concern) with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by Delaware law, our third amended and restated certificate of incorporation, as amended, and our bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC the registration statement on Form S-1 under the Securities Act for the common stock offered for resale by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information relating to us and our common stock, reference is made to the registration statement, including its exhibits and schedules. Statements made in this prospectus relating to any contract or other document are not necessarily complete and you should refer to the exhibits attached to or incorporated by reference into the registration statement for copies of the actual contract or document.

The registration statement on Form S-1, of which this prospectus forms a part, including exhibits, is available at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with, or furnish to, the SEC at its public reference facilities:

Public Reference Room Office

100 F Street, N.E.

Room 1580

Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call (202) 551-8090 for further information on the operations of the public reference facilities.

136

SIMPLICITY ESPORTS AND GAMING COMPANY

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and the Board of Directors of Simplicity Esports and Gaming Company and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Simplicity Esports and Gaming Co. (the “Company”) as of May 31, 2021 and 2020, and the related statements of operations, stockholders’ (deficit), and cash flows for each of the years in the two-year period ended May 31, 2021, and the related notes and schedules (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of May 31, 2021 and 2020, and the results of its operations and its cash flows for each of the years in the two-year period ended May 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has an accumulated deficit and a net loss as of May 31, 2021. The Company’s cash may not be sufficient to support the Company’s daily operations in the next twelve months, which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ Prager Metis CPAs, LLP

We have served as the Company’s auditor since 2017.

El Segundo, CA

August 30, 2021

F-2

SIMPLICITY ESPORTS AND GAMING COMPANY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	May 31,	May 31,
	2021	2020

ASSETS

Current Assets
Cash and cash equivalents	$414,257	$160,208
Accounts receivable, net	160,101	127,653
Inventory	206,974	15,787
Other current assets	52,643	5,588
Total Current Assets	833,975	309,236

Non Current Assets
Goodwill	5,180,141	5,155,141
Intangible assets, net	1,635,227	2,141,374
Deferred brokerage fees	79,943	149,223
Property and equipment, net	574,308	232,733
Right of use asset, operating leases, net	1,533,010	490,984
Security deposits	40,307	14,885
Due from franchisees	23,007	-
Deferred financing costs	307,494	98,198
Total Non Current Assets	9,373,437	8,282,538

TOTAL ASSETS	$10,207,412	$8,591,774

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$438,466	$126,716
Accrued expenses	1,166,433	1,381,342
Convertible note payable	2,211,097	1,127,320
Loan payable	82,235	40,500
Note payable - related party	-	64,728
Operating lease obligation, current	307,013	151,867
Current portion of deferred revenues	30,034	3,795
Stock payable	-	75,000
Total Current Liabilities	4,235,278	2,971,268

Operating lease obligation, net of current portion	1,199,748	339,116
Deferred revenues, net of current portion	182,342	365,718

Total Liabilities	5,617,368	3,676,102

Commitments and Contingencies - Note 9	-	-

Stockholders’ Equity
Preferred stock - $0.0001 par value, 1,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock - $0.0001 par value; 36,000,000 shares authorized; 1,427,124 and 998,622 shares issued and outstanding as of May 31, 2021 and 2020, respectively	142	100
Additional paid-in capital	16,708,762	11,132,103
Accumulated deficit	(12,291,899)	(6,195,044)
Total Simplicity Esports and Gaming Company Stockholders’ Equity	4,417,005	4,937,159
Non-Controlling Interest	173,039	(21,487)
Total Stockholders’ Equity	4,590,044	4,915,672

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,207,412	$8,591,774

The accompanying notes are an integral part of these condensed consolidated financial statements

F-3

SIMPLICITY ESPORTS AND GAMING COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended
	May 31, 2021	May 31, 2020

Revenues:
Franchise royalties and license fees	305,925	523,007
Company-owned stores sales	1,053,226	174,042
Esports revenue	192,772	164,361

Total Revenues	1,551,923	861,410

Cost of Goods Sold	1,014,310	591,541

Gross Profit	537,613	269,869

Operating Expenses:
Compensation and related benefits	2,804,177	1,577,245
Professional fees	771,859	499,568
General and administrative expenses	1,399,947	925,177
Impairment loss	359,129	-

Total Operating Expenses	5,335,112	3,001,990

Loss from Operations	(4,797,499)	(2,732,121)

Other Income (Expense):
Debt forgiveness Income	-	93,761
Interest expense	(1,399,598)	(32,472)
Interest income	29	3,034
Gain on bargain acquisition	21,812	2,019
Foreign exchange gain/(loss)	(19,572)	-

Total Other Income (Expense)	(1,397,329)	66,342

Loss Before Provision for Income Taxes	(6,194,828)	(2,665,779)

Provision for Income Taxes	-	-

Net Loss	(6,194,828)	(2,665,779)

Net loss attributable to noncontrolling interest	97,973	45,541

Net loss attributable to common shareholders	$(6,096,855)	$(2,620,238)

Basic and Diluted Net Loss per share	$(4.91)	$(2.71)

Basic and diluted Weighted Average Number of Common Shares Outstanding	1,242,981	965,371

The accompanying notes are an integral part of these condensed consolidated financial statements

F-4

SIMPLICITY ESPORTS AND GAMING COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEAR ENDED MAY 31, 2021 AND 2020

			Additional	Non-		Total
	Common Stock		Paid-In	Controlling	Accumulated	Stockholders’
	Shares	Amount	Capital	Interest	Deficit	Equity

Balance - May 31, 2019	875,497	$88	$9,442,027	$-	$(3,574,806)	$5,867,309

Shares issued for PLAYlive Nation acquisition	93,750	9	1,439,991	-	-	1,440,000

Shares issued for vesting of employment agreement awards	13,125	1	153,000		-	153,001

Shares issued for cash	15,625	2	87,698	-	-	87,700

Shares issued as compensation	625	-	5,900	-	-	5,900

Shares issued in connection with note payable			3,487			3,487

Non-controlling interest of original investment in subsidiaries	-	-	-	24,054	-	24,054

Net loss attributable to noncontrolling interest	-	-	-	(45,541)	-	(45,541)

Net Loss attributable to common shareholders					(2,620,238)	(2,620,238)

Balance - May 31, 2020	998,622	$100	$11,132,103	$(21,487)	$(6,195,044)	$4,915,672

Shares issued to directors, officers and employees as compensation	219,535	22	2,359,379	-	-	2,359,401

Shares issued in connection with franchise acquisition	64,714	7	703,860	-	-	703,867

Shares issued in connection with issuance and amendment of notes payable	42,040	4	1,313,554	-	-	1,313,558

Shares issued for contracted services	53,817	5	624,870	-	-	624,875

Shares issued for cash	48,396	4	574,996	-	-	575,000

Non-controlling interest of investment in subsidiaries	-	-	-	292,500	-	292,500

Net loss attributable to noncontrolling interest	-	-	-	(97,974)	-	(97,974)

Net Loss attributable to common shareholders	-	-	-	-	(6,096,855)	(6,096,855)

Balance - May 31, 2021	1,427,124	$142	$16,708,762	$173,039	$(12,291,899)	$4,590,044

The accompanying notes are an integral part of these condensed consolidated financial statements

F-5

SIMPLICITY ESPORTS AND GAMING COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended
	May 31, 2021	May 31, 2020

Cash flows from operating activities:
Net loss	$(6,194,829)	$(2,665,779)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash interest expense	1,117,667	-
Depreciation expense	229,513	57,473
Amortization expense	295,709	211,067
Impairment loss	359,129	-
Deferred lease expense	(26,248)	(776)
Debt forgiveness income	-	(93,761)
Issuance of shares for services	2,984,271	161,776
Changes in operating assets and liabilities:
Accounts receivable	(32,448)	(127,653)
Inventory	(63,474)	(15,787)
Prepaid expenses	(16,500)	(5,588)
Security deposits	(25,422)	(2,568)
Deferred brokerage fees	69,280	(18,592)
Deferred revenues	(157,137)	123,882
Accounts payable	337,022	123,142
Accrued expenses	(245,464)	729,902
Due from franchisee	(23,007)	-

Net cash used in operating activities	(1,391,938)	(1,523,262)

Cash flows from investing activities:
Cash (used in)/acquired from acquisition	(150,000)	26,180
Purchase of property and equipment	(1,949)	(163,472)

Net cash provided by (used in) investing activities	(151,949)	(137,292)

Cash flows from financing activities:
Repayment of note payable	(2,137,753)	-
Proceeds from note payable	3,417,430	192,048
Proceeds from sale of Private Units	500,000	87,700
Deferred financing costs	(209,296)	(98,198)
Non-controlling interest of original investment in subsidiaries	202,500	24,054
Private placement funds received	41,735	75,000

Net cash provided by financing activities	1,814,616	280,604

Net change in cash	254,049	(1,379,950)

Cash - beginning of period	160,208	1,540,158

Cash - end of period	$414,257	$160,208

Supplemental Disclosures of Cash Flow Information:

Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

Supplemental Non-Cash Investing and Financing Information

Common stock issued for consideration in an acquisition of assets	$871,852	$1,440,000
Conversion of debt to common shares	$100,000	$-
Increase in prepaid expenses and accrued expenses	$30,555	$-
Warrants issued for debt discount	$(1,521,754)	$-

Acquisition of PLAYlive:
Goodwill	$-	$2,226,166
Property and equipment	$-	$9,503
Deferred brokerage fees	$-	$805,975
Accounts payable	$-	$(3,574)
Deferred revenue	$-	$(1,624,250)

The accompanying unaudited notes are an integral part of these unaudited condensed consolidated financial statements

F-6

SIMPLICITY ESPORTS AND GAMING COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MAY 31, 2021

NOTE 1 — ORGANIZATION AND DESCRIPTION OF BUSINESS

Simplicity Esports and Gaming Company F/K/A Smaaash Entertainment Inc. (the “Company,” “we,” or “our”), was an organized as a blank check company organized under the laws of the State of Delaware on April 17, 2017. The Company was formed under the name I-AM Capital Acquisition Company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (“Business Combination”). On November 20, 2018, the Company changed its name from I-AM Capital Acquisition Company to Smaaash Entertainment Inc. On January 2, 2019, the Company changed its name from Smaaash Entertainment Inc. to Simplicity Esports and Gaming Company.

Through our wholly subsidiary, Simplicity Esports, LLC, acquired on January 2, 2019 (see Note 6). The Company has begun to implement a unique approach to ensure the ultimate fan friendly esports experience. Our intention is to have gamers involved at the grassroots level and feel a sense of unity as we compete with top class talent. Our management and players are known within the esports community and we plan to use their skills to create a seamless content creation plan helping gamers feel closer to our brand than any other in the industry. Simplicity is an established brand in the Esports industry with an engaged fan base competing in popular games across different genres, including PUBG, Gears of War, Smite, Guns of Boom, and multiple EA Sports titles. Additionally, the Simplicity stream team encompasses a unique group of casters, influencers, and personalities all of whom connect to Simplicity’s dedicated fan base. Simplicity also has begun to open and operate esports gaming centers that will provide the public an opportunity to experience and enjoy gaming and Esports in a social setting, regardless of skill or experience.

Through our wholly owned subsidiary, PLAYlive Nation, Inc. (“PLAYlive”), acquired on July 29, 2019 (see Note 6), the Company has a network of franchised Gaming Centers. As May 31, 2020, approximately 43 locations were open and operating, in various states including Arizona, California, Idaho, Florida, Maryland, Michigan, Mississippi, Montana, Oregon, South Carolina, Texas, Utah and Washington. PLAYlive offers a video gaming lounge concept to qualified franchisees. PLAYlive currently offers single-unit location franchises as well as agreements to develop multiple locations. This PLAYlive model is being interlaced with the esports gaming centers mentioned above to create the ultimate gaming center.

The Company’s sponsor was I-AM Capital Partners LLC (the “Sponsor”). The Company selected May 31 as its fiscal year end.

Initial Business Combination

The Company’s management had broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering.

F-7

SIMPLICITY ESPORTS AND GAMING COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MAY 31, 2021

On August 21, 2018, the Company deposited into the Trust Account an aggregate of $303,610 (including interest earned on the funds in the Trust Account available for withdrawal), representing $0.058 per public share. As a result of such payment, the Company extended the period of time it had to consummate a Business Combination by three months to November 21, 2018.

On November 20, 2018, the parties consummated the initial Business Combination.

Upon consummation of the Business Combination, the Company issued 208,000 restricted shares to Chardan Capital Markets in consideration for advisory services provided. These restricted shares are valued at $10.21 per share totaling $2,125,000 and are on the statement of operations included in general and administrative expenses.

At the special meeting of stockholders held on November 9, 2018, holders of 4,448,260 shares of the Company’s common stock sold in its Initial Public Offering (“Public Shares”) exercised their right to redeem those shares for cash at a price of $10.2187363 per share, for an aggregate of approximately $45,455,596. Immediately after giving effect to the initial Business Combination (including as a result of the redemptions described above) the issuance of 2,000,000 shares of common stock to the Smaaash founders, the issuance of 520,000 shares of common stock upon conversion of the rights at the Closing and the issuance of 208,000 shares of common stock to Chardan Capital Markets as consideration for services), there were 5,119,390 shares of common stock and warrants to purchase approximately 5,461,500 shares of common stock issued and outstanding. Upon the Closing, the Company’s rights ceased to exist, and its common stock and warrants began trading on The Nasdaq Stock Market (“Nasdaq”).

On the Closing Date, the Company entered into a master franchise agreement (“Master Franchise Agreement”) and a master license and distribution agreement (“Master Distribution Agreement”) with Smaaash. As of May 31, 2020, the Master Franchise Agreement and Master Distribution Agreement continue to be in effect.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The Company views its operations as one reporting entity and accordingly does not report on segments.

Emerging Growth Company

Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

Basis of Consolidation

The consolidated financial statements include the operations of the Company and its wholly owned subsidiaries, Simplicity Esports, LLC, PLAYlive Nation, Inc., and PLAYlive Nation Holdings, LLC, its 76% owned subsidiary Simplicity One Brasil Ltd, and its 79% owned subsidiaries Simplicity Happy Valley, LLC and Simplicity Redmond, LLC and its 51% owned subsidiary Simplicity El Paso.

All significant intercompany accounts and transactions have been eliminated in consolidation.

Cash and cash equivalents

The Company considers short-term interest-bearing investments with initial maturities of three months or less to be cash equivalents. The Company has no cash equivalents.

F-8

SIMPLICITY ESPORTS AND GAMING COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MAY 31, 2021

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which at times, may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the consolidated balance sheet.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

As of January 1, 2018, the Company adopted Revenue from Contracts with Customers (Topic 606) (“ASC 606”). The new guidance sets forth a new five-step revenue recognition model which replaces the prior revenue recognition guidance in its entirety and is intended to eliminate numerous industry-specific pieces of revenue recognition guidance that have historically existed in GAAP. The underlying principle of the new standard is that a business or other organization will recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects what it expects to receive in exchange for the goods or services. The standard also requires more detailed disclosures and provides additional guidance for transactions that were not addressed completely in the prior accounting guidance. The Company adopted the standard using the modified retrospective method and the adoption did not have a material impact on its financial statements.

The Company recognizes revenue when performance obligations under the terms of a contract with the customer are satisfied. Product sales occur once control is transferred upon delivery to the customer. Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring goods and services.

The following describes principal activities, separated by major product or service, from which the Company generates its revenues.

Company-owned Stores Sales

The Company-owned stores principally generate revenue from retail esports gaming centers. Revenues from Company-owned stores are recognized when the products are delivered, or the service is provided.

F-9

SIMPLICITY ESPORTS AND GAMING COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MAY 31, 2021

Franchise Royalties and Fees

Franchise royalties which are based on six percent of franchise store sales after a minimum level of sales occur and are recognized as sales occur. Any royalty reductions, including waivers or those offered as part of a new store development incentive or as incentive for other behaviors are recognized at the same time as the related royalty as they are not separately distinguishable from the full royalty rate. Franchise royalties are billed on a monthly basis.

The Company recognizes initial franchise license fee revenue, when the Company has performed substantially all the services required in the franchise agreement. Fees received that do not meet these criteria are recorded as deferred revenues until earned. The pre-opening services provided to franchisees do not contain separate and distinct performance obligations from the franchise right; thus, the fees collected will be amortized on a straight-line basis beginning at the store opening date through the term of the franchise agreement, which is typically 10 years. Franchise license renewal fees, which generally occur every 10 years, are billed before the renewal date. Fees received for future license renewal periods are amortized over the life of the renewal period.

The Company offers various incentive programs for franchisees including royalty incentives, new store opening incentives (i.e. development incentives) and other support initiatives. Royalties and franchise fees sales are reduced to reflect any royalty incentives earned or granted under these programs that are in the form of discounts.

Commissary sales are comprised of food and supplies sold to franchised stores and are recognized as revenue upon shipment or delivery of the related products to the franchisees. Payments are generally due within 30 days.

Fees for information services, including software maintenance fees, marketing fees and website maintenance, graphic and promotion fees are recognized as revenue as such services are provided.

Esports Revenue

Esports revenue is a form of competition using video games. Most commonly, esports takes the form of organized, single player and multiplayer video game competitions, particularly between professional players, individually or as teams. Revenues from Esports revenue are recognized when the competition is completed, and prize money is awarded. Revenues earned from league sponsorships from the Company’s share of league revenues including domestic esports teams competing in games such as Overwatch, Apex Legends, PUBG and more are included here. Revenue from international esports teams including Flamengo esports are included here. League revenues are earned through sponsorship fees on a per tournament, or per season basis. As of March 22, 2020, the Company commenced online esports tournaments promoted directly to its existing customer base. Revenue from these tournaments, comprised of registration fees on a per player basis, is included here.

Deferred Revenues

Deferred revenues are classified as current or long-term based on when management estimates the revenues will be recognized.

The Company receives payments from franchisees in advance of all performance obligations having been met, including but not limited to franchise locations being opened. As certain conditions agreed to in these franchise agreements are performed, revenues are recognized.

Deferred costs include commissions paid to brokers related to the sale of specific new franchises which have not met revenue recognition criteria as of May 31, 2021 and 2020. These costs are recognized in the same period as the initial franchise fee revenue is recognized.

Accounts Receivable

The Company estimates the allowance for doubtful accounts based on an analysis of specific customers (i.e. franchisees), taking into consideration the age of past due accounts and an assessment of the customer’s ability to pay. Accounts receivable are written off against the allowance when management determines it is probable the receivable is worthless. Customer account balances with invoices dated over 90 days old are considered delinquent and considered in the allowance assessment. The Company performs credit evaluations of its customers and, generally, requires no collateral. Management has assessed accounts receivable as of May 31, 2021 and 2020, and an allowance for doubtful accounts of approximately $38,000 and $52,400, respectively has been recorded

Property and equipment

Property and equipment and leasehold improvements are recorded at its historical cost. The cost of property and equipment is depreciated over the estimated useful lives, when placed in service, (ranging from 3 -5 years) of the related assets utilizing the straight-line method of depreciation. The cost of leasehold improvements is depreciated (amortized) over the lesser of the length of the related leases or the estimated useful lives of the assets. Ordinary repairs and maintenance are expensed when incurred and major repairs will be capitalized and expensed if it benefits future periods.

F-10

SIMPLICITY ESPORTS AND GAMING COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MAY 31, 2021

Intangible Assets and impairment

Intangible assets that are subject to amortization are reviewed for potential impairment whenever events or circumstances indicate that carrying amounts may not be recoverable. Assets not subject to amortization are tested for impairment at least annually. These costs were included in intangible assets on our balance sheet and amortized on a straight-line basis when placed into service over the estimated useful lives of the costs, which is 3 to 5 years.

The Company periodically reviews its intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less that the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. For the year ended May 31, 2021, we performed a third-party evaluation of the intangible assets which indicated no impairment was required.

Goodwill

Goodwill is the excess of our purchase cost over the fair value of the net assets of acquired businesses. We do not amortize goodwill, but we assess our goodwill for impairment at least annually. Our assessment date was May 31, 2020, and we performed a third-party evaluation of the goodwill value at May 31, 2021 which quantitative and qualitative considerations indicated no impairment.

Franchise Locations

Through PLAYlive, the Company’s wholly owned subsidiary, the Company has entered into franchise agreements with third parties. As May 31, 2021, approximately 12 locations were open and operating, in various states including Arizona, California, Florida, Idaho, Maryland, Michigan, Mississippi, Montana, Oregon, South Carolina, Texas, Utah and Washington.

Stock-based compensation

The Company records stock-based compensation in accordance with ASC 718, Compensation – Stock Compensation and ASC 505-50, Equity-Based Payments to Non-Employees. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. Equity instruments issued to employees and the cost of the services received as consideration are measured and recognized based on the fair value of the equity instruments issued and are recognized over the employees required service period, which is generally the vesting period.

Non employee stock-based payments

The Company records stock based payments made to non-employees in accordance with ASU 2018-07, Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, which aligns accounting for share-based payments issued to nonemployees to that of employees under the existing guidance of Topic 718, with certain exceptions.

F-11

SIMPLICITY ESPORTS AND GAMING COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MAY 31, 2021

Leases

In February of 2016, the FASB issued Accounting Standards Update (“ASU”) No. 2016-02-Leases (Topic 842), which significantly amends the way companies are required to account for leases. Under the updated leasing guidance, some leases that did not have to be reported previously are now required to be presented as an asset and liability on the balance sheet. In addition, for certain leases, what was previously classified as an operating expense must now be allocated between amortization expense and interest expense. The Company adopted this update as of January l, 2019 using the modified retrospective transition method and prior periods have not been restated. Upon implementation, the Company recognized initial operating lease right-of-use assets of $110,003 and operating lease liabilities of $107,678. Due to the simplistic nature of the Company’s leases, no retained earnings adjustment was required. See Note 9 for further details.

Deferred Financing Costs

The Company complies with the requirements of ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (SAB) Topic 5A — “Expenses of Offering”. Offering costs of $307,494 and $98,198 consisting principally of legal and professional fees have been recorded as an asset as of May 31, 2021, and 2020, respectively. These amounts will be charged to additional paid in capital upon the completion of the Company’s ongoing Public Offering.

Basic Income (Loss) per share

The Company complies with accounting and disclosure requirements ASC Topic 260, “Earnings Per Share.” Net income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding for the period. Diluted earnings or loss per common share is calculated by dividing net income or loss available to common stockholders by the diluted weighted-average number of common shares outstanding, which includes the effect of potentially dilutive securities. Potentially dilutive securities for this calculation consist primarily of warrants, outstanding options, and shares into which the convertible notes are convertible.

When the Company records a loss from operations, all potentially dilutive shares are anti-dilutive and are consequently excluded from the calculation of diluted net loss per common share.

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statements and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities.

Recent Accounting Pronouncements

Accounting standards promulgated by the FASB are subject to change. Changes in such standards may have an impact on the Company’s future financial statements. The following are a summary of recent accounting developments.

The Company periodically reviews new accounting standards that are issued. Although some of these accounting standards may be applicable to the Company, the Company has not identified any other new standards that it believes merit further discussion, and the Company expects that none would have a significant impact on its financial statements.

F-12

SIMPLICITY ESPORTS AND GAMING COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MAY 31, 2021

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), followed by other related ASUs that provided targeted improvements and additional practical expedient options (collectively “ASC 842”). ASC 842 requires lessees to recognize right-of-use (“ROU”) assets and lease payment liabilities on the balance sheet for leases representing the Company’s right to use the underlying assets over the lease term. Each lease that is recognized on the balance sheet is classified as either finance or operating, with such classification affecting the pattern and classification of expense recognition in the Statements of Operations and presentation within the Statements of Cash Flows.

The Company adopted ASC 842 on January 1, 2019 using the modified retrospective method. The Company elected as part of its adoption to also use the optional transition methodology whereby previously reported periods continue to be reported in accordance with historical accounting guidance for leases that were in effect for those prior periods. Policy elections and practical expedients that the Company has implemented as part of adopting ASC 842 include (a) excluding from the balance sheet leases with terms that are less than or equal to one year, (b) for all existing asset classes that contain both lease and non-lease components, combining these components together and accounting for them as a single lease component, (c) the package of practical expedients, which among other things, allows the Company to avoid reassessing contracts that commenced prior to adoption that were properly evaluated under legacy GAAP, and (d) excluding land easements, which were not accounted for under the previous leasing guidance, that existed or expired before adoption of ASC 842. The scope of ASC 842 does not apply to leases used in the exploration for minerals or use thereof, including oil, natural gas and natural gas liquids.

The Company’s adoption of ASC 842 resulted in an increase in other assets, accounts payable and accrued liabilities, and other liabilities line items on the accompanying Consolidated Balance Sheets as a result of the additional ROU assets and related lease liabilities. Upon adoption on January 1, 2019, the Company recognized approximately $0.5 million in ROU assets and liabilities for its operating leases. There was no cumulative effect to accumulated deficit upon the adoption of this guidance.

Going Concern, Liquidity and Management’s Plan

The Company’s consolidated financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the consolidated financial statements, the Company has an accumulated deficit as of May 31, 2021 and 2020 of $12,291,899 and $6,195,044 respectively. The Company also has a net loss for the year ended May 31, 2021 and 2020 of $6,194,828 and $2,665,779, respectively. Net cash used in operating activities for the year ended May 31, 2021 and 2020 was $1,391,938 and $1,523,262, respectively. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year from the of the date that the financial statements are issued.

The Company’s cash position may not be sufficient to support the Company’s daily operations. Management plans to raise additional funds by way of a private or ongoing public offering. While the Company believes in the viability of its strategy and its ability to generate sufficient revenue and to raise additional funds, there can be no assurances to that effect. Should the Company fail to raise additional capital, it may be compelled to reduce the scope of its planned future business activities.

The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan, to generate sufficient revenue and to raise additional funds by way of public and/or private offerings.

The consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

In December 2019, a novel strain of coronavirus (COVID-19) emerged in Wuhan, Hubei Province, China. While initially the outbreak was largely concentrated in China and caused significant disruptions to its economy, it has now spread to several other countries and infections have been reported globally.

F-13

SIMPLICITY ESPORTS AND GAMING COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MAY 31, 2021

Because COVID-19 infections have been reported throughout the United States, certain federal, state and local governmental authorities have issued stay-at-home orders, proclamations and/or directives aimed at minimizing the spread of COVID-19. Additional, more restrictive proclamations and/or directives may be issued in the future. As a result, all of our corporate and franchised Simplicity Gaming Centers had been closed effective April 1, 2020. Although our franchise agreements with franchisees of Simplicity Gaming Centers require a minimum monthly royalty payment to us from the franchisees regardless of whether the franchised Simplicity Gaming Centers are operating, there is a potential risk that franchisees of Simplicity Gaming Centers will default in their obligations to pay their minimum monthly royalty payment to us. As of May 31, 2021 all but one company owned store and a few franchise stores have begun to re-open in conformity with local and state COVID-19 regulations.

The ultimate impact of the COVID-19 pandemic on the Company’s operations is unknown and will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration of the COVID-19 outbreak, new information which may emerge concerning the severity of the COVID-19 pandemic, and any additional preventative and protective actions that governments, or the Company, may direct, which may result in an extended period of continued business disruption, reduced customer traffic and reduced operations. Any resulting financial impact cannot be reasonably estimated at this time but is anticipated to have a material adverse impact on our business, financial condition and results of operations.

The measures taken to date impacted the Company’s business for the fiscal year and potentially beyond. Management expects that all of its business segments, across all of its geographies, will be impacted to some degree, but the significance of the impact of the COVID-19 outbreak on the Company’s business and the duration for which it may have an impact cannot be determined at this time.

NOTE 3 — INITIAL PUBLIC OFFERING AND PRIVATE PLACEMENT

Initial Public Offering

On August 22, 2017, the Company sold 625,000 Public Units at a purchase price of $80.00 per Public Unit, on a pre reverse-split basis, in the Initial Public Offering, generating gross proceeds of $50.0 million. The Company incurred offering costs of approximately $3.7 million, inclusive of approximately $3.2 million of underwriting fees. The Company paid $1 million of underwriting fees upon the closing of the Initial Public Offering, issued 50,000 shares of common stock, on a pre reverse-split basis, for underwriting fees, and deferred $1.82 million of underwriting fees until the consummation of the initial Business Combination.

Each Unit consisted of one share of the Company’s common stock, one right to receive one-tenth of one share of the Company’s common stock upon consummation of the Company’s initial Business Combination (“Right”), and one redeemable warrant (“Warrant”). Each Warrant entitles the holder to purchase one share of common stock at an exercise price of $92.00 on a pre reverse-split basis, per share, subject to adjustment. No fractional shares will be issued upon exercise of the Warrants. The Warrants became exercisable 30 days after the completion of the initial Business Combination and will expire five years after the completion of the initial Business Combination or earlier upon redemption or liquidation.

The Company may redeem the Warrants, in whole and not in part, at a price of $0.01 per Warrant upon 30 days’ notice (“30-day redemption period”), only in the event that the last sale price of the common stock equals or exceeds $21.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which notice of redemption is given, provided there is an effective registration statement with respect to the shares of common stock underlying such Warrants and a current prospectus relating to those shares of common stock is available throughout the 30-day redemption period. If the Company calls the Warrants for redemption as described above, the Company’s management will have the option to require all holders that wish to exercise Warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” management will consider, among other factors, the Company’s cash position, the number of Warrants that are outstanding and the dilutive effect on the Company’s stockholders of issuing the maximum number of shares of common stock issuable upon the exercise of the Warrants.

F-14

SIMPLICITY ESPORTS AND GAMING COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MAY 31, 2021

Each holder of a Right received one-tenth (1/10) of one share of common stock upon consummation of the Business Combination. No fractional shares were issued upon exchange of the Rights. No additional consideration was paid by a holder of Rights in order to receive its additional shares upon consummation of the Business Combination as the consideration related thereto has been included in the Unit purchase price paid for by investors in the Initial Public Offering.

The Company granted the underwriters a 45-day option to purchase up to 93,750 additional Public Units to cover any over-allotment, at the initial public offering price less any underwriting discounts and commissions. On September 13, 2017, the underwriters purchased 25,000 additional Public Units for gross proceeds of $2,000,000, less commissions of $110,000, of which $70,000 are deferred.

The Company issued Maxim Group LLC (“Maxim”), as compensation for the Initial Public Offering, an aggregate of 6,500 shares, including 250 shares issued in connection with the partial exercise of the over-allotment option. The Company accounted for the fair value of these shares as an expense of the Initial Public Offering resulting in a charge directly to stockholders’ equity.

Settlement Agreement

On November 20, 2018, the Company entered into a settlement and release agreement (“Settlement Agreement”) with Maxim. Pursuant to the Settlement Agreement, the Company made a cash payment of $20,000 to Maxim and issued the Note in favor of Maxim in order to settle the payment obligations of the Company under the underwriting agreement dated August 16, 2017, by and between the Company and Maxim. The Company also agreed to remove the restrictive legends on an aggregate of 6,500 shares of its common stock held by Maxim and its affiliate. See “Note Payable” under Note 8 below.

Unit Purchase Option

At the time of the closing of the Initial Public Offering, the Company sold to Maxim, for an aggregate of $100, an option (the “UPO”) to purchase 31,250 Units (which increased to 32,500 units upon the partial exercise of the underwriters’ over-allotment option). The Company has accounted for the fair value of the UPO, inclusive of the receipt of the $100 cash payment, as an expense of the Initial Public Offering resulting in a charge directly to shareholders’ equity. The Company estimates that the fair value of this UPO is approximately $743,600 (or $2.86 per Unit) using the Black-Scholes option-pricing model. The fair value of the UPO is estimated as of the date of grant using the following assumptions: (1) expected volatility of 35%, (2) risk-free interest rate of 1.73% and (3) expected life of five years. The UPO may be exercised for cash or on a “cashless” basis, at the holder’s option (except in the case of a forced cashless exercise upon the Company’s redemption of the Warrants, as described above), such that the holder may use the appreciated value of the UPO (the difference between the exercise prices of the UPO and the underlying Warrants and Rights, and the market price of the Units and underlying shares of common stock) to exercise the UPO without the payment of any cash. The Company will have no obligation to net cash settle the exercise of the UPO or the Warrants or Rights underlying the UPO. The holder of the UPO will not be entitled to exercise the UPO or the Warrants or Rights underlying the UPO unless a registration statement covering the securities underlying the UPO is effective or an exemption from registration is available. If the holder is unable to exercise the UPO or underlying Warrants or Rights, the UPO, Warrants or Rights, as applicable, will expire worthless.

The Company granted the holders of the UPO, demand and “piggy back” registration rights for periods of five and seven years, respectively, from the effective date of the registration statement relating to the Initial Public Offering, including securities directly and indirectly issuable upon exercise of the UPO.

Private Placement

Concurrently with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 31,812 Private Units at $80.00 per Private Unit, generated gross proceeds of $2,545,000 in a Private Placement all on a pre reverse-split basis. The proceeds from the Private Units were added to the proceeds from the Initial Public Offering held in the Trust Account. The Private Units (including their component securities) were not transferable, assignable or salable until 30 days after the completion of the initial Business Combination and the warrants included in the Private Units (the “Private Placement Warrants”) will be non-redeemable so long as they are held by the Sponsor or their permitted transferees. If the Private Placement Warrants are held by someone other than the Sponsor or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Warrants included in the Public Units sold in the Initial Public Offering. Otherwise, the Private Placement Warrants and the Rights underlying the Private Units have terms and provisions that are identical to those of the Warrants and Rights, respectively, sold as part of the Public Units in the Initial Public Offering and have no net cash settlement provisions.

F-15

SIMPLICITY ESPORTS AND GAMING COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MAY 31, 2021

On September 13, 2017, the Sponsor purchased 875 additional Private Units for gross proceeds of $70,000 upon the partial exercise of the over-allotment option.

NOTE 4 - PROPERTY, PLANT AND EQUIPMENT

The following is a summary of property, plant, and equipment—at cost, less accumulated depreciation:

	May 31,	May 31,
	2021	2020
Leasehold improvements	110,849	52,189
Property and equipment	755,741	243,314

Total cost	866,590	295,503

Less accumulated depreciation	(292,282)	(62,771)

Net, property plant and equipment	$574,308	$232,733

Depreciation expense for the years ended May 31, 2021, and 2020 was $229,511 and $57,473, respectively.

NOTE 5 - INTANGIBLE ASSETS

The following tables set forth the intangible assets, including accumulated amortization at May 31, 2021 and 2020:

	May 31, 2021
	Remaining		Accumulated	Net Carrying
	Useful Life	Cost	Amortization	Value
Non-Competes	4.50 years	$1,023,118	$498,799	$524,319
Trademarks	Indefinite	866,000	-	866,000
Customer Contracts	10 years	546,000	301,675	244,325
Internet domain	2.50 years	3,000	2,417	583
		$2,438,118	$802,891	$1,635,227

	May 31, 2020
	Remaining		Accumulated	Net Carrying
	Useful Life	Cost	Amortization	Value
Non-Competes	4.50 years	$1,023,118	$289,884	$733,234
Trademarks	Indefinite	866,000	-	866,000
Customer Contracts	10 years	546,000	5,443	540,557
Internet domain	2.50 years	3,000	1,417	1,583
		$2,438,118	$296,744	$2,141,374

The following table sets forth the future amortization of the Company’s intangible assets at May 31, 2021:

	2022	2023	2024	2025	2026	Thereafter	Total
Non-Competes	$204,624	$204,624	$115,071	$-	$-	$-	$524,319
Customer contracts	89,647	20,897	14,647	14,647	14,647	89,840	244,325
Internet domain	583	-	-	-	-	-	583
Total	$294,854	$225,521	$129,718	$14,647	$14,647	$89,840	769,227

Amortization expense for the years ended May 31, 2021, and 2020 was $295,709 and $211,067, respectively.

Goodwill

The Company’s goodwill carrying amounts relate to the acquisitions of Simplicity Esports LLC and PLAYlive Nation Inc. The composition of the goodwill balance, is as follows:

	Fiscal Year Ended May 31, 2021	Fiscal Year Ended May 31, 2020

Simplicity Esports LLC	$4,456,250	$4,456,250
PLAYlive Nation Inc.	698,891	698,891
Ft. Bliss	25,000	25,000
Total Goodwill	$5,180,141	$5,180,141

F-16

SIMPLICITY ESPORTS AND GAMING COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MAY 31, 2021

NOTE 6 - ACQUISITIONS

The Simplicity Esports, LLC Acquisition

On January 4, 2019, the Company consummated the transactions contemplated by the share exchange agreement, dated December 21, 2018 (as amended by Amendment No. 1 to Share Exchange Agreement, dated December 28, 2018 and by Amendment No. 2 to Share Exchange Agreement, dated December 30, 2018, the “Share Exchange Agreement”) by and among the Company, Smaaash Entertainment, Inc. (“Smaaash”), each of the equity holders of Simplicity (“Simplicity Owners”) and Jed Kaplan, in the capacity as the representative of the Simplicity Owners (the “Representative”). Pursuant to the Share Exchange Agreement the Simplicity Owners transferred all the issued and outstanding equity interests of Simplicity to the Company in exchange for newly issued shares of common stock of the Company (the “Acquisition”).

The Simplicity Owners received an aggregate of 37,500 shares of common stock at the closing of the Acquisition and an additional aggregate of 87,500 shares of common stock on January 7, 2019 and the remaining 250,000 shares in March of 2019.

The acquisition of Simplicity, in an all-stock deal, creates a pure play esports team and entertainment platform opportunity, which we believe will increase shareholder value and boost our growth strategy as we endeavor the build out of our brick and mortar esports centers.

The acquisition was accounted for by the Company using the acquisition method under business combination accounting. Under this method, the purchase price paid by the acquirer is allocated to the assets acquired and liabilities assumed as of the acquisition date based on the fair value. Determining the fair value of certain assets and liabilities assumed is judgmental in nature and often involves the use of significant estimates and assumptions. All fair value measurements of acquired assets and liabilities assumed are non-recurring in nature and classified as level 3 on the fair value hierarchy.

The aggregate purchase price consisted of the following:

Restricted stock consideration	6,090,000
Total	$6,090,000

As noted in the table above, the Company issued 375,000 restricted shares of common stock as consideration which was valued at market at the date of the closing, fair value of approximately $6,090,000.

The following table summarizes the estimated fair value of The Simplicity Esports, LLC assets acquired, and liabilities assumed at the date of acquisition:

Cash	76,000
Internet Domain	3,000
Trade names and trademarks	588,000
Non-Competes	1,023,118
Accounts payable and accrued liabilities	(56,000)
Goodwill	4,455,882
Total	$6,090,000

F-17

SIMPLICITY ESPORTS AND GAMING COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MAY 31, 2021

PLAYlive Nation Acquisition

On July 29, 2019, the Company entered into a definitive agreement to acquire PLAYlive for total consideration of 93,750 shares of common stock. The PLAYlive acquisition closed on July 30, 2019.

The acquisition was accounted for by the Company using the acquisition method under business combination accounting. Under this method, the purchase price paid by the acquirer is allocated to the assets acquired and liabilities assumed as of the acquisition date based on the fair value. Determining the fair value of certain assets and liabilities assumed is judgmental in nature and often involves the use of significant estimates and assumptions. All fair value measurements of acquired assets and liabilities assumed are non-recurring in nature and classified as level 3 on the fair value hierarchy.

The aggregate purchase price consisted of the following:

Restricted stock consideration	1,440,000
Total	$1,440,000

As noted in the table above, the Company issued 93,750 restricted shares of common stock as consideration which was valued at market at the date of the closing, fair value of approximately $1,440,000.

The following table summarizes the estimated fair value of the PLAYlive assets acquired and liabilities assumed at the date of acquisition:

Cash	26,000
Property, plant and equipment	10,000
Net deferred revenue	(115,000)
Customer relationships
Accounts payable and accrued liabilities	(4,000)
Goodwill	699,000
Trademarks	278,000
Customer contracts	546,000
Total	$1,440,000

Revenue and net loss included in the year ended May 31, 2021 and 2020, consolidated financial statements attributable to PLAYlive is approximately $306,000 and $301,000_ and $523,000 and $124,000, respectively.

Company owned store acquisitions

During the year, the Company acquired thirteen gaming centers from prior franchisees in various locations throughout the United States. On a consolidated basis, the Company paid for these acquisitions by issuing 64,714 shares of stock to former franchise owners in return for the property, plant and equipment, the inventory on hand at the time of the acquisition and the leasehold improvements of the leased spaces. As part of the acquisition effort, the Company was able to renegotiate the lease terms with the landlords in order to provide more favorable operating terms to the Company.

F-18

SIMPLICITY ESPORTS AND GAMING COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MAY 31, 2021

NOTE 7 — RELATED PARTY TRANSACTIONS

Private Units

In addition, the Sponsor purchased an aggregate of 31,812 Private Units, on a pre reverse-split asis, at $80.00 per Private Unit on a pre reverse-split basis for proceeds of $2,545,000 in the aggregate in the Private Placement. This purchase took place on a private placement basis simultaneously with the completion of the Initial Public Offering. This issuance was be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

The Sponsor committed to purchase from the Company up to an additional 3,281 Private Units if the underwriters’ over-allotment option was exercised in full.

On September 13, 2017, 7,000 additional Private Units, on a pre reverse-split basis were purchased by the Sponsor at $80.00 per Private Unit on a pre reverse-split basis upon the partial exercise of the over-allotment option.

Kaplan Promissory Note

On May 12, 2020 (the “Issue Date”), the Company issued a promissory note (the “Kaplan Note”) in the principal sum of $90,000 in favor of Jed Kaplan, the Company’s Chief Executive Officer, interim Chief Financial Officer, member of the Company’s Board of Directors and greater than 5% stockholder of the Company. The Kaplan Note matures on the first business day following the 150-day anniversary of the Issue Date (the “Maturity Date”). The Company will use the proceeds of the Kaplan Note to fund the operations of Simplicity One Brasil Ltda, the Company’s majority owned subsidiary (“Simplicity Brasil”). As of May 31, 2020, advances under the terms of this note were $64,728 (Note 8). Inconsideration for a 10% equity stake in Brasil Ltda., the Kaplan Note was retired during the year ended May 31, 2021.

Equity Sales

On May 7, 2020, we authorized the sale of 2,867 shares of our restricted Common Stock at $8.72 per share to William H. Herrmann, Jr. a member of our board of directors for $25,000 (Note 10).

The Company maintains its cash balance at a financial services company that is owned by an officer of the Company.

NOTE 8 – DEBT

The table below presents outstanding debt instruments as of May 31:

	2021	2020
Convertible Promissory Notes	3,157,970	152,500
Less: Related Discount	(946,873)	(25,180)
Related Party Note	-	64,728
Convertible Note Payable		1,000,000

Total	$2,211,097	$1,192,048

F-19

SIMPLICITY ESPORTS AND GAMING COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MAY 31, 2021

10% Fixed Convertible Promissory Note

On April 29, 2020 (the “Effective Date”), the Company issued a 10% Fixed Convertible Promissory Note (the “Harbor Gates Note”), with a maturity date of October 29, 2020 (the “Maturity Date”), in the principal sum of $152,000 in favor of Harbor Gates Capital, LLC (“Harbor Gates”). Pursuant to the terms of the Harbor Gates Note, the Company agreed to pay to Harbor Gates $152,500 (the “Principal Sum”) and to pay “guaranteed” interest on the principal balance at an amount equivalent to 10% of the Principal Sum, to the extent such Principal Sum and “guaranteed” interest and any other interest, fees, liquidated damages and/or items due to Harbor Gates have not been repaid or converted into Company common stock in accordance with the terms of the Harbor Gates Note. The Harbor Gates Note carries an original issue discount (“OID”) of $2,500. Accordingly, on the Effective Date, Harbor Gates delivered $150,000 to the Company in exchange for the Harbor Gates Note.

In addition to the “guaranteed” interest, and upon the occurrence of an Event of Default (as hereinafter defined), additional interest will accrue from the date of the Event of Default at the rate equal to the lower of 20% per annum or the highest rate permitted by law.

The Company may prepay the Harbor Gates Note according to the following schedule:

Days Since Effective Date	Payment Amount
Under 30	115% of Principal Amount (as hereinafter defined) so paid
31-60	120% of Principal Amount so paid
61-90	125% of Principal Amount so paid
91-180	135% of Principal Amount so paid

135% of the remaining unpaid and unconverted Principal Amount, plus all accrued and unpaid interest will be due and payable on the Maturity Date. “Principal Amount” refers to the sum of (i) the original principal amount of the Harbor Gates Note (including the OID, prorated if the Harbor Gates Note has not been funded in full); (ii) all guaranteed and other accrued but unpaid interest under the Harbor Gates Note; (iii) any fees due under the Harbor Gates Notes; (iv) liquidated damages; and (v) any default payments owing under the Harbor Gates Note, in each case previously paid or added to the Principal Amount.

Pursuant to the terms of the Harbor Gates Note, the Company agreed to issue Harbor Gates shares of Company common stock in two tranches as follows:

(i)	1,250 shares of common stock within three trading days of the Effective Date; and
(ii)	In the event the average of the three volume weighted average prices for the Company’s common stock during the three consecutive trading days immediately preceding the date which is the 180th day following the Effective Date is less than $1.00 per share, then Harbor Gates will be entitled, and the Company will issue to Harbor Gates additional shares of common stock as set forth in the Harbor Gates Note.

F-20

SIMPLICITY ESPORTS AND GAMING COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MAY 31, 2021

If an Event of Default (as defined in the Promissory Note) occurs, the outstanding Principal Amount of the Harbor Gates Note owing in respect thereof through the date of acceleration, shall become, at Harbor Gates’ election, immediately due and payable in cash at the “Mandatory Default Amount”. The Mandatory Default Amount means 35% of the outstanding Principal Amount of the Harbor Gates Note will be automatically added to the Principal Sum of the Harbor Gates Note and tack back to the Effective Date for purposes of Rule 144 promulgated under the 1934 Act. Commencing five days after the occurrence of any Event of Default that results in the eventual acceleration of the Harbor Gates Note, the Harbor Gates Note will accrue additional interest, in addition to the Harbor Gates Note’s “guaranteed” interest, at a rate equal to the lesser of 20% per annum or the maximum rate permitted under applicable law.

If the Harbor Gates Note is not retired on or before the Maturity Date, then at any time and from time to time after the Maturity Date, and subject to the terms hereof and restrictions and limitations contained in the Harbor Gates Note, Harbor Gates has the right, at Harbor Gates’ sole option, to convert in whole or in part the outstanding and unpaid Principal Amount under the Harbor Gates Note into shares of the Company’s common stock at the Variable Conversion Price. The “Variable Conversion Price” will be equal to the lower of: (a) $1.00, or (b) 70% of the lowest volume weighted average price of the Company’s common stock during the 15 consecutive trading days prior to the date on Harbor Gates elects to convert all or part of the Harbor Gates Note. The Company intends to prepay the Harbor Gates Note in accordance with its terms so that no amount under the Harbor Gates Note is converted into shares of the Company’s common stock.

This note along with guaranteed interest of $15,000 was repaid on July 2, 2020.

Kaplan Promissory Note

On May 12, 2020 (the “Issue Date”), the Company issued a promissory note (the “Kaplan Note”) in the principal sum of $90,000 in favor of Jed Kaplan, the Company’s Chief Executive Officer, interim Chief Financial Officer, member of the Company’s Board of Directors and greater than 5% stockholder of the Company. The Kaplan Note matures on the first business day following the 150-day anniversary of the Issue Date (the “Maturity Date”). The Company will use the proceeds of the Kaplan Note to fund the operations of Simplicity One Brasil Ltda, the Company’s majority owned subsidiary (“Simplicity Brasil”).

Pursuant to the terms of the Kaplan Note, the Company agreed to pay to Mr. Kaplan the lesser of (i) the principal sum of $90,000 (the “Maximum Commitment”), or (ii) the aggregate principal amount of all direct advances of the proceeds of the Kaplan Note (each, an “Advance”), together with any interest thereon, and any and all other amounts which may be due and payable thereunder from time to time.

Subject to the terms of the Kaplan Note, Mr. Kaplan agreed to make one direct Advance to and for the benefit of the Company on the Issue Date in the amount of $45,000, and one additional Advance to and for the benefit of the Company at such time as the Company may request during the two month period following the Issue Date. The total of the aggregate principal balance of all Advances (collectively referred to herein as the “Principal Amount”) outstanding at any time shall not exceed the Maximum Commitment. Advances made by Mr. Kaplan to the Company under the Kaplan Note which have been repaid may not be borrowed again.

Prior to the Maturity Date or an Event of Default (as hereinafter defined), the Principal Amount outstanding under the Kaplan Note will bear interest at a rate of 3% (the “Interest Rate”). From and after the Maturity Date or upon and during the continuance of an Event of Default, interest will accrue on the unpaid Principal Amount during any such period at an annual rate (the “Default Rate”) equal to 10% plus the Interest Rate; provided, however, that in no event will the Default Rate exceed the maximum rate permitted by law.

The Company may prepay the Kaplan Note, in whole or in part, without a prepayment penalty, at any time provided that an Event of Default has not then occurred.

During the year ended May 31, 2021, the Kaplan Note was retired in exchange for a 10% equity stake in Simplicity Brasil.

F-21

SIMPLICITY ESPORTS AND GAMING COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MAY 31, 2021

Self-Amortization Promissory Note

On June 18, 2020 (the “Issue Date”), the Company entered into a securities purchase agreement (the “SPA”) with an accredited investor (the “Holder”), pursuant to which the Company issued a 12% self-amortization promissory note (the “Amortization Note”) with a maturity date of June 18, 2021 (the “Maturity Date”), in the principal sum of $550,000. Pursuant to the terms of the Amortization Note, the Company agreed to pay to $550,000 (the “Principal Sum”) to the Holder and to pay interest on the Principal Sum at the rate of 12% per annum. The Amortization Note carries an original issue discount (“OID”) of $55,000. Accordingly, on the Closing Date (as defined in the SPA), the Holder paid the purchase price of $495,000 in exchange for the Amortization Note. In addition, pursuant to the terms of the SPA, the Company agreed to issue 6,875 shares of the Company’s common stock to the Holder as additional consideration.

The Company may prepay the Amortization Note at any time prior to the date that an Event of Default (as defined in the Amortization Note) (each an “Event of Default”) occurs at an amount equal to 100% of the Principal Sum then outstanding plus accrued and unpaid interest with no prepayment premium. The Amortization Note contains customary events of default relating to, among other things, payment defaults, breach of representations and warranties, and breach of provisions of the Amortization Note or SPA.

The Company is required to make amortization payments to the Holder according to the following schedule:

Payment Date	Payment Amount
10/16/2020	$66,125.00
11/16/2020	$66,125.00
12/16/2020	$66,125.00
01/18/2021	$66,125.00
02/18/2021	$66,125.00
03/18/2021	$66,125.00
04/16/2021	$66,125.00
05/18/2021	$66,125.00
06/18/2021	$65,921.26
Total:	$594,921.26

In connection with the November 23, 2020 SPA discussed below, we repaid principal and interest of $198,375 on this June 18, 2020 Note.

Upon the Holder’s provision of notice to the Company of the occurrence of any Event of Default, which has not been cured within five calendar days as provided in the Amortization Note, the Amortization Note shall become immediately due and payable and the Company shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the Principal Sum then outstanding plus accrued interest multiplied by 125% (the “Default Amount”). Upon the occurrence of an Event of Default, additional interest will accrue from the date of the Event of Default at the rate equal to the lower of 15% per annum or the highest rate permitted by law. The Company shall have the right to pay the Default Amount in cash at any time, provided, however that the Holder may convert the Amortization Note into the Company’s common stock (subject to the beneficial ownership limitations of 4.99% contained in the Amortization Note) at any time after the date that is five calendar days after the Amortization Note becomes immediately due and payable as a result of an Event of Default until the Company has repaid the Amortization Note in cash. If the aforementioned event occurs, the conversion price will be equal to the closing bid price of the Company’s common stock on the trading day immediately preceding the date of the respective conversion. The Company intends to repay the Amortization Note in accordance with its terms so that no amount under the Amortization Note is converted into shares of the Company’s common stock.

While any portion of this Note is outstanding, if the Company receives cash proceeds of more than $2,000,000.00 (the “Minimum Threshold”) in the aggregate from public offerings or private placements to investors, the Company shall, within two business days of Company’s receipt of such proceeds, inform the Holder of such receipt, following which the Holder shall have the right in its sole discretion to require the Company to immediately apply up to 50% of all proceeds received by the Company after the Minimum Threshold is reached to repay the outstanding amounts owed under this Note. As of November, 2020, we repaid the entire amount of principal and interest.

August 7, 2020 Self-Amortization Promissory Note

On August 7, 2020 (the “Issue Date”), the Company entered into a securities purchase agreement (the “SPA”) with FirstFire Global Opportunities Fund, LLC, an accredited investor (the “Holder”), pursuant to which the Company issued a 12% self-amortization promissory note (the “Self-Amortization Note”) with a maturity date of August 7, 2021 (the “Maturity Date”), in the principal sum of $333,333. Pursuant to the terms of the Self-Amortization Note, the Company agreed to pay $333,333 (the “Principal Sum”) to the Holder and to pay interest on the principal balance at the rate of 12% per annum. The Amortization Note carries an original issue discount of $33,333. Accordingly, on the Closing Date (as defined in the SPA), the Holder paid the purchase price of $300,000 in exchange for the Self-Amortization Note. In addition, pursuant to the terms of the SPA, the Company agreed to issue 4,167 shares of the Company’s common stock to the Holder as additional consideration.

F-22

SIMPLICITY ESPORTS AND GAMING COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MAY 31, 2021

The Company may prepay the Self-Amortization Note at any time prior to the date that an Event of Default (as defined in the Amortization Note) (each an “Event of Default”) occurs at an amount equal to 100% of the Principal Sum then outstanding plus accrued and unpaid interest with no prepayment premium. The Self-Amortization Note contains customary events of default relating to, among other things, payment defaults, breach of representations and warranties, and breach of provisions of the Self-Amortization Note or SPA.

The Company is required to make amortization payments to the Holder according to the following schedule:

Payment Date	Payment Amount
12/07/2020	$40,075.75
01/07/2021	$40,075.75
02/08/2021	$40,075.75
03/08/2021	$40,075.75
04/07/2021	$40,075.75
05/07/2021	$40,075.75
06/07/2021	$40,075.75
07/07/2021	$40,075.75
08/07/2021	$39,952.34
Total:	$360,558.34

On March 10, 2021, we repaid the outstanding principal and interest on the Self-Amortization Note.

Upon the Holder’s provision of notice to the Company of the occurrence of any Event of Default, which has not been cured within five calendar days as provided in the Amortization Note, the Amortization Note shall become immediately due and payable and the Company shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the Principal Sum then outstanding plus accrued interest multiplied by 125% (the “Default Amount”). Upon the occurrence of an Event of Default, additional interest will accrue from the date of the Event of Default at the rate equal to the lower of 15% per annum or the highest rate permitted by law. The Company shall have the right to pay the Default Amount in cash at any time, provided, however that the Holder may convert the Amortization Note into the Company’s common stock (subject to the beneficial ownership limitations of 4.99% contained in the Amortization Note) at any time after the date that is five calendar days after the Amortization Note becomes immediately due and payable as a result of an Event of Default until the Company has repaid the Amortization Note in cash. If the aforementioned event occurs, the conversion price will be equal to the closing bid price of the Company’s common stock on the trading day immediately preceding the date of the respective conversion. The Company intends to repay the Amortization Note in accordance with its terms so that no amount under the Amortization Note is converted into shares of the Company’s common stock.

While any portion of this Note is outstanding, if the Company receives cash proceeds of more than $2,000,000.00 (the “Minimum Threshold”) in the aggregate from public offerings or private placements to investors, the Company shall, within two business days of Company’s receipt of such proceeds, inform the Holder of such receipt, following which the Holder shall have the right in its sole discretion to require the Company to immediately apply up to 50% of all proceeds received by the Company after the Minimum Threshold is reached to repay the outstanding amounts owed under this Note.

November 23, 2020 Self-Amortization Promissory Note

On November 25, 2020, the Company entered into a securities purchase agreement (the “November 2020 SPA”), dated as of November 23, 2020 (the “Effective Date”), with an accredited investor (the “Holder”) pursuant to which the Company issued a 12% self-amortization promissory note (the “November Amortization Note”) with a maturity date of November 23, 2021 (the “Maturity Date”), in the principal sum of $750,000. Pursuant to the terms of the November Amortization Note, the Company agreed to pay to $750,000 (the “Principal Sum”) to the Holder and to pay interest on the principal balance at the rate of 12% per annum. The Company received net proceeds of $441,375, net of original issue discount of $75,000, origination fees of $35,250, and the partial repayment of principal and interest of $198,375 on the June 18, 2020 Note. In connection with the November Amortization Note, during the first twelve months of this note, interest equal to $90,000 shall be guaranteed and earned in full as of the Effective Date, provided, however, that if the November Amortization Note is repaid in its entirety on or prior to February 23, 2021, then the interest shall be accrued on a per annum basis based on the number of days elapsed as of the repayment date from the Effective Date.

F-23

SIMPLICITY ESPORTS AND GAMING COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MAY 31, 2021

In connection with the November 23, 2020 SPA, the Company is required to issue warrants equal to 375,000 divided by the Exercise Price (as defined below) (the “Warrant Shares”) (whereby such number may be adjusted from time to time pursuant to the terms and conditions of this Warrant) at the Exercise Price per share then in effect. For purposes of this Warrant, the term “Exercise Price” shall mean 110% of the public offering price of the Company’s common stock under the public offering contemplated by the registration statement on Form S-1 filed by the Company on October 23, 2020 (the “Uplist Offering”), provided, however, that if the Uplist Offering has not been consummated on or before May 23, 2021, then the Exercise Price shall mean the closing bid price of the Company’s common stock on December 23, 2020, subject to adjustment as provided in the warrant (including but not limited to cashless exercise), and the term “Exercise Period” shall mean the period commencing on the earlier of (i) the date of the Company’s consummation of the Uplist Offering or (ii) May 23, 2021, and ending on the five-year anniversary thereof. In connection with the issuance of these warrants, on the initial measurement date, the relative fair value of the warrants of $157,438 was recorded as a debt discount and an increase in paid-in capital.

The Company may prepay the Amortization Note at any time prior to the date that an Event of Default (as defined in the Amortization Note) (each an “Event of Default”) occurs at an amount equal to 100% of the Principal Sum then outstanding plus accrued and unpaid interest (no prepayment premium). The Amortization Note contains customary events of default relating to, among other things, payment defaults, breach of representations and warranties, and breach of provisions of the November Amortization Note or the November 2020 SPA.

The Company is required to make amortization payments to the Holder according to the following schedule:

Payment Date	Payment Amount
2/23/2021	$84,000.00
3/23/2021	$84,000.00
4/23/2021	$84,000.00
5/21/2021	$84,000.00
6/23/2021	$84,000.00
7/23/2021	$84,000.00
8/23/2021	$84,000.00
9/23/2021	$84,000.00
10/22/2021	$84,000.00
11/23/2021	$84,000.00
Total:	$840,000.00

On February 19, 2021, we repaid the outstanding principal and interest on the November Amortization Note.

Upon the Holder’s provision of notice to the Company of the occurrence of any Event of Default, which has not been cured within five (5) calendar days (provided, however, that this cure period shall not apply to certain events of default as set forth in the November Amortization Note), the November Amortization Note shall become immediately due and payable and the Company shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the Principal Sum then outstanding plus accrued interest multiplied by 125% (the “Default Amount”). Upon the occurrence of an Event of Default (as hereinafter defined), additional interest will accrue from the date of the Event of Default at the rate equal to the lower of 15% per annum or the highest rate permitted by law. The Company shall have the right to pay the Default Amount in cash at any time, provided, however that the Holder may convert the November Amortization Note into the Company’s common stock (subject to the beneficial ownership limitations of 4.99% contained in the Amortization Note) at any time after the date that is five (5) calendar days after the November Amortization Note becomes immediately due and payable as a result of an Event of Default until the Company has repaid the Amortization Note in cash. If the aforementioned event occurs, the conversion price will be equal to the closing bid price of the Company’s common stock on the trading day immediately preceding the date of the respective conversion.

The Holder shall have the right, at any time following an Uncured Default Date (as defined in this Note), to convert all or any portion of the then outstanding and unpaid principal amount and interest (including any default interest) into shares of the Company’s common stock at the Conversion Price. Following the Uncured Default Date, the Conversion Price shall equal the lesser of (i) 105% multiplied by the closing bid price of the Company’s common stock or (ii) the closing bid price of the Company’s common stock immediately preceding the date of the respective conversion (the “Conversion Price”).

F-24

SIMPLICITY ESPORTS AND GAMING COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MAY 31, 2021

Amendments to the Series A-2 Exchange Convertible Note

On or about December 20, 2018, the Company issued that certain Series A-2 exchange convertible note in the original principal amount of $1,000,000 (the “Series A-2 Note”) to Maxim.

On June 18, 2020, the Company and Maxim entered into that certain first amendment to the Series A-2 Note (the “First Amendment”), pursuant to which such parties agreed to the following: (i) Maxim’s resale of the Company’s common stock (the “Common Stock”) underlying the Series A-2 Note shall be limited to 10% of the daily volume of the Common Stock on each respective trading day, (ii) the maturity date of the Series A-2 Note was extended to December 31, 2020, (iii) the principal amount of the Series A-2 Note was increased by $100,000 and (iv) the conversion price was reduced from $15.44 ($1.93 pre-reverse split) to $9.20 ($1.15 pre-reverse split).

On December 31, 2020, the Company and Maxim entered into a second amendment to the Series A-2 Note to extend the maturity date of Series A-2 Note to February 15, 2021.

On April 14, 2021, the Company and Maxim entered into the third amendment to the Series A-2 Note with Maxim pursuant to which the Company and Maxim agreed to the following:

(i)	The maturity date of the Series A-2 Note is extended to October 15, 2021.

(ii)	The principal balance of the Series A-2 Note is increased by $50,000 as of April 14, 2021.

(iii)	The Series A-2 Note was not repaid in its entirety (in cash and/or shares of the Company’s common stock pursuant to conversion(s) of the Series A-2 Note) on or before April 30, 2021, and accordingly, the principal balance of the Series A-2 Note increased by an additional $50,000.

(iv)	The Series A-2 Note was not repaid in its entirety (in cash and/or shares of the Company’s common stock pursuant to conversion(s) of the Series A-2 Note) on or before May 15, 2021, and accordingly, the principal balance of the Series A-2 Note increased by an additional $50,000.

F-25

SIMPLICITY ESPORTS AND GAMING COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MAY 31, 2021

(v)	If the Series A-2 Note is not repaid in its entirety (in cash and/or shares of the Company’s common stock pursuant to conversion(s) of the Series A-2 Note) on or before July 15, 2021, the principal balance of the Series A-2 Note will increase by an additional $100,000.

(vi)	If the Series A-2 Note is not repaid in its entirety (in cash and/or shares of the Company’s common stock pursuant to conversion(s) of the Series A-2 Note) on or before September 15, 2021, the principal balance of the Series A-2 Note will increase by an additional $100,000, representing a total cumulative increase in the principal balance of $350,000 if the Series A-2 Note is not repaid in its entirety on or before September 15, 2021.

(vii)	The Company will, within five business days after the Company’s receipt of the Second Tranche Purchase Price of $999,996, pay $500,000 to Maxim, which will reduce the principal owed under the Series A-2 Note by $500,000.

While any portion of the Series A-2 Note is outstanding, if the Company receives cash proceeds from public offerings or private placements of the Company’s common stock to investors (except with respect to proceeds from officers and directors of the Company), the Company will, within five business days of the Company’s receipt of such proceeds, inform Maxim or such receipt, following which Maxim will have the right in its sole discretion to require the Company to immediately apply up to 25% of such proceeds received by the Company to repay the outstanding amounts owed under the Series A-2 Note. The parties understand that (a) each dollar applied toward repayment pursuant to this clause (viii) will reduce the balance owed under the Series A-2 Note by one dollar, and (b) this clause (viii) will not apply to the Tiger Trout transaction.

On August 19, 2021, the Company and Maxim entered into the fourth amendment (the “Fourth Amendment”) to the Series A-2 Maxim Note, as amended, pursuant to which the Company and Maxim agreed that all obligations under the Series A-2 Maxim Note, as amended, shall be extinguished, and the Series A-2 Maxim Note, as amended, shall be deemed repaid in its entirety, upon the satisfaction of the following obligations: (i) the Company’s payment of $500,000 to Maxim within three business days of August 19, 2021, (ii) the Company’s issuance of 20,000 restricted shares of the Company’s common stock to Maxim within seven business days of August 19, 2021, and (iii) the Company’s issuance of a common stock purchase warrant to Maxim on August 19, 2021 for the purchase of 365,000 shares of the Company’s common stock. The Company also granted Maxim an irrevocable right of first refusal superseding all others to act as Company’s sole managing underwriter and sole bookrunner or exclusive placement agent or financial advisor, or finder in connection with any public or private offering by the Company or any subsidiary of or successor to the Company (if applicable) of its equity, equity linked or debt securities (including convertible securities) while the Company’s common stock is listed on any of the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing, each, a “National Exchange”), within the period beginning on August 19, 2021 and ending on the close of business on January 1, 2023.

On August 19, 2021, the Company issued to Maxim a common stock purchase warrant (the “Warrant”) for the purchase of 365,000 shares of the Company’s common stock (the “Warrant Shares”) at an exercise price of $13.00, subject to adjustment as provided in the Warrant. The Warrant is exercisable during the period commencing on August 19, 2021 and ending at 5:00 p.m. eastern standard time on the date that is the earlier of (i) three years from the effective date of a registration statement registering for resale by Maxim or its assigns the Warrant Shares (provided that such registration statement remains in effect at the end of the exercise period) and (ii) the 42 month anniversary after August 19, 2021.

The Company has paid the Maxim note, in its entirety by August 24, 2021

February 19, 2021 Labrys 12% Promissory Note and Securities Purchase Agreement

On February 19, 2021, the Company entered into a securities purchase agreement (the “SPA”) dated as of February 19, 2021, with an accredited investor (the “Holder”), pursuant to which the Company issued a 12% promissory note (the “Note”) with a maturity date of February 19, 2022 (the “Maturity Date”), in the principal sum of $1,650,000. In addition, the Company issued 10,000 shares of its common stock to the Holder as a commitment fee pursuant to the SPA. Pursuant to the terms of the Note, the Company agreed to pay to $1,650,000 (the “Principal Sum”) to the Holder and to pay interest on the principal balance at the rate of 12% per annum (provided that the first twelve months of interest shall be guaranteed). The Note carries an original issue discount (“OID”) of $165,000. Accordingly, on the Closing Date (as defined in the SPA), the Holder paid the purchase price of $1,485,000 in exchange for the Note. The Company intends to use the proceeds for its operational expenses, the repayment of those certain self-amortization promissory notes previously issued to the Holder on June 18, 2020 and November 23, 2020, and the repayment of certain other existing debt obligations. The Holder may convert the Note into the Company’s common stock (subject to the beneficial ownership limitations of 4.99% in the Note) at any time at a conversion price equal to $11.50 per share.

The Company may prepay the Note at any time prior to the date that an Event of Default (as defined in the Note) (each an “Event of Default”) occurs at an amount equal to 100% of the Principal Sum then outstanding plus accrued and unpaid interest (no prepayment premium). The Note contains customary events of default relating to, among other things, payment defaults, breach of representations and warranties, and breach of provisions of the Note or SPA.

The Company is required to make an interim payment to the Holder in the amount of $363,000, on or before August 19, 2021, towards the repayment of the balance of the Note. Currently the Company and the Holder have agreed to extend the terms of this payment. The extension provides that the Company paid $100,000 to the Holder by the interim payment date and has agreed to pay an additional $100,000 upon the completion of a new debt deal that is anticipated to close by September 1, 2021 and the Company has agreed to pay $163,000 to the Holder at the earlier of the Company stock uplist or September 30, 2021.

Upon the Holder’s provision of notice to the Company of the occurrence of any Event of Default, which has not been cured within five (5) calendar days (provided, however, that this five (5) calendar day cure period shall not apply to any event of default under Sections 3.1, 3.2, and 3.19 of the Note), the Note shall become immediately due and payable and the Company shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the Principal Sum then outstanding plus accrued interest multiplied by 125% (the “Default Amount”). Upon the occurrence of an Event of Default, additional interest will accrue from the date of the Event of Default at the rate equal to the lower of 15% per annum or the highest rate permitted by law.

F-26

SIMPLICITY ESPORTS AND GAMING COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MAY 31, 2021

Note Payable

On November 20, 2018, the Company paid its underwriter $20,000 and issued its underwriter a secured demand promissory note (the “Note”) in the amount of $1,800,000. The Note accrued interest at 8% per annum from the date of the Note through and including May 20, 2019, 12% per annum from and including May 21, 2019, through and including August 20, 2019, and 15% per annum from and including August 21, 2019, through and including November 20, 2019. If a late payment had occurred and continued, the interest rate would have increased to 12% per annum from the date of the Note through and including August 20, 2019 and 18% per annum from after August 21, 2019. If a late payment had remained outstanding for over 48 hours, Maxim could have required the Company to redeem all or any part of the Note at a redemption price equal to 125% of the Alternate Payment Amount.

The principal and interest of the Note was payable upon demand by Maxim or from time to time, in accordance the following schedule:

(i)	one third of the principal, accrued and unpaid interest and any late charges on May 20, 2019;
(ii)	one third of the principal, accrued and unpaid interest and any late charges on August 20, 2019; and
(iii)	one third of the principal, accrued and unpaid interest and any late charges on November 20, 2019.

The Note was secured by a first priority security interest in all personal property and assets of the Company excluding the assets held in escrow with respect to (i) that certain stock purchase agreement with Polar, pursuant to which Polar agreed to sell up to 490,000 shares of the Company’s common stock to the Company thirty days after the consummation of the Business Combination and (ii) that certain stock purchase agreement with K2, pursuant to which K2 agreed to sell up to 220,000 shares of the Company’s common stock to the Company thirty days after the consummation of the Business Combination.

The amount payable under the Note could also have been paid in shares of common stock of the Company or securities convertible or exercisable into shares of common stock of the Company (the “Alternate Equity Payment”) if and only if the Company and Maxim mutually agree on both the purchase price and, if applicable, the conversion and/or exercise price of each security of the Company issued in such Alternative Equity Payment. Otherwise, the payment should be made in cash only.

So long as any amount under the Note remained outstanding, all cash proceeds received by the Company from any sales of its securities was to be used to repay this Note.

F-27

SIMPLICITY ESPORTS AND GAMING COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MAY 31, 2021

NOTE 9 — COMMITMENTS AND CONTINGENCIES

Unit Purchase Option

The Company sold to the underwriters (and/or their designees), for $100, an option to purchase up to a total of 250,000 Units (which increased to 260,000 Units upon the partial exercise of the underwriters’ over-allotment option), exercisable at $11.50 per Unit (or an aggregate exercise price of $2,990,000) upon the closing of the Initial Public Offering. The UPO may be exercised for cash or on a cashless basis, at the holder’s option, at any time during the period commencing on the later of the first anniversary of the effective date of the registration statement relating to the Initial Public Offering and the closing of the Company’s initial Business Combination and terminating on the fifth anniversary of such effectiveness date. The Units issuable upon exercise of this UPO are identical to those offered in the Initial Public Offering, except that the exercise price of the warrants underlying the Units sold to the underwriters is $13.00 per share.

Operating Lease Right of Use Obligation

The Company adopted Topic 842 on January 1, 2019. The Company elected to adopt this standard using the optional modified retrospective transition method and recognized a cumulative-effect adjustment to the consolidated balance sheet on the date of adoption. Comparative periods have not been restated. With the adoption of Topic 842, the Company’s consolidated balance sheet now contains the following line items: Operating lease right-of-use assets, Current portion of operating lease liabilities and Operating lease liabilities, net of current portion.

As all the existing leases subject to the new lease standard were previously classified as operating leases by the Company, they were similarly classified as operating leases under the new standard. The Company has determined that the identified operating leases did not contain non-lease components and require no further allocation of the total lease cost. Additionally, the agreements in place did not contain information to determine the rate implicit in the leases, so we used our incremental borrowing rate as the discount rate. Our weighted average discount rate is 10.4% and the weighted average remaining lease terms are 41 months.

As of May 31, 2021, operating lease right-of-use assets and liabilities arising from operating leases was $1,527,286 and $1,527,967, respectively. As of May 31, 2020, operating lease right-of-use assets and liabilities arising from operating leases was $490,984 and $490,983, respectively. During the year ended May 31, 2021 and 2020, the Company recorded operating lease expense of approximately $353,000 and $147,000, respectively.

The following is a schedule showing the future minimum lease payments under operating leases by years and the present value of the minimum payments as of May 31, 2021.

2022	$471,063
2023	$450,377
2024	$452,511
2025	$405,795
2026	$153,601
Total Operating Lease Obligations	$1,945,347
Less: Amount representing interest	$(418,061)
Present Value of minimum lease payments	$1,527,286

Employment Agreements, Board Compensation and Bonuses

On July 29, 2020, the Company entered into a new employment agreement (the “Kaplan 2020 Agreement”) with Mr. Kaplan. Such employment agreement replaced the Kaplan 2018 Agreement. As a result, the Kaplan 2018 Agreement was terminated and is of no further force or effect. Pursuant to the terms of the Kaplan 2020 Agreement, the Company agreed to pay Mr. Kaplan a monthly base salary of $5,000; provided, however, that the parties agreed that such base salary will be deferred and will accumulate until the Company has sufficient cash available to make such payments, to be reasonably determined by the Board of Directors and Mr. Kaplan, at which time all accrued and unpaid base salary will be paid. In addition, Mr. Kaplan will receive an equity grant of 15,000 shares of common stock per month, which shares will be fully vested upon grant. Mr. Kaplan will also be eligible to receive a quarterly bonus in the form of cash or equity shares and will be entitled to participate in the Company’s employee benefit plans. In addition, if, during the term of the Kaplan 2020 Agreement, the Company’s shares are approved for listing on a U.S. national securities exchange, the Company will pay Mr. Kaplan a $50,000 cash bonus, to be paid upon such listing begin effective.

The term of the Kaplan 2020 Agreement is for an initial one-year term, which shall automatically renew for successive one-year terms unless either party provides 60 days’ advance written notice of its intention not to renew the Kaplan 2020 Agreement at the conclusion of the then applicable term. The term of the Kaplan 2020 Agreement may be terminated by the Company with or without cause or by Mr. Kaplan with or without good reason, as such terms are defined therein.

F-28

SIMPLICITY ESPORTS AND GAMING COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MAY 31, 2021

On July 29, 2020, the Board of Directors approved for Mr. Kaplan a $75,000 cash bonus and authorized the issuance of 250,000 shares of the Company’s common stock both related to his performance during the fiscal year ended May 31, 2020. As of May 31, 2020, the Company has accrued $75,000 related to Mr. Kaplans cash bonus and $216,625 related to the Common Shares to be issued to Mr. Kaplan.

On July 29, 2020, the Company entered into a new employment agreement (the “Franklin 2020 Agreement”) with Mr. Franklin. Such employment agreement replaced the Franklin 2018 Agreement. As a result, the Franklin 2018 Agreement was terminated and is of no further force or effect. Pursuant to the terms of the Franklin 2020 Agreement, the Company agreed to pay Mr. Franklin a monthly base salary of $12,500; provided, however, that the parties agreed that such base salary will be deferred and will accumulate until the Company has sufficient cash available to make such payments, to be reasonably determined by the Board of Directors and Mr. Franklin, at which time all accrued and unpaid base salary will be paid. In addition, Mr. Franklin will receive an equity grant of 6,250 shares of common stock per month, which shares will be fully vested upon grant. Mr. Franklin will also be eligible to receive a quarterly bonus in the form of cash or equity shares and will be entitled to participate in the Company’s employee benefit plans. In addition, if, during the term of the Franklin 2020 Agreement, the Company’s shares are approved for listing on a U.S. national securities exchange, the Company will pay Mr. Franklin a $50,000 cash bonus, to be paid upon such listing begin effective.

On July 29, 2020, the Board of Directors approved for Mr. Franklin a $75,000 cash bonus and authorized the issuance of 250,000 fully vested shares of the Company’s common stock both related to his performance during the fiscal year ended May 31, 2020. As of May 31, 2020, the Company has accrued $75,000 related to Mr. Franklins cash bonus and $216,625 related to the Common Shares to be issued to Mr. Franklin.

On July 29, 2020, the Board of Directors approved the issuance of 192,000 shares of common stock to an employee and the Directors of the Company for services provided during the fiscal year ended May 31, 2020. As of May 31, 2020, the Company has accrued $166,675 related to the authorized issuance of these shares.

During the year ended May 31, 2021, the Board of Directors approved the issuance of 17,125 shares of common stock for the Company’s Directors. These shares were issued during the year. The Board of Directors has not issued any year end stock awards for the year ended May 31, 2021 and there is no guarantee that they will issue any of this stock.

Litigation

On August 5, 2020, a lawsuit styled Duncan Wood v. PLAYlive Nation, Inc. and Simplicity eSports and Gaming Company (Case No. 20-1043) was filed in the U.S. District Court for the District of Delaware. The complaint alleges unlawful failure to make timely and reasonable payment of wages, breach of contract, breach of the duty of good faith and fair dealing and unjust enrichment. The plaintiff seeks monetary damages for compensation alleged to be owed, treble damages, interest on all wage compensation, reasonable attorneys’ fees and other relief as the Court deems just and proper. Defendants’ responsive pleading is not yet due and has not been filed. The litigation is in its initial stages and the Company is unable to reasonably predict its potential outcome. The Company, however, believes that the lawsuit is without merit and intends to vigorously defend the claims. On SOME DATE the lawsuit was withdrawn without prejudice.

NOTE 10 — STOCKHOLDERS’ EQUITY

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share. At May 31, 2021 and 2020, there were no shares of preferred stock issued or outstanding.

Common Stock

The Company is authorized to issue 36,000,000 shares of common stock with a par value of $0.0001 per share. Holders of the shares of the Company’s common stock are entitled to one vote for each share. At May 31, 2021, and May 31, 2020, there were 1,427,124 and 988,622 shares of common stock issued and outstanding respectively.

2020 Transactions

During the year ended May 31, 2020, the Company issued 123,000 shares of its common stock on a post reverse split basis. Shares were issued in conjunction with the acquisition of Playlive Nation of 94,000, for compensation for employees, officers and directors in the amount of 14,000 shares, and 15,000 shares were issued for cash.

2021 Transactions

During the year ended May 31, 2021, the Company issued 429,000 shares of its common stock. Shares were issued for compensation for employees, officers and directors in the amount of 240,000 shares, 84,000 shares in connection with notes payable, 65,000 shares for the acquisition of company owned stores from prior franchisees, 37,000 shares as satisfaction to vendors for services rendered and 3,000 shares were issued for cash.

Common Shares Issued subsequent May 31, 2021

From June 1, 2021 through August 27, 2021 the Company has issued 42,000 shares of its common stock. Of this, 21,000 shares were issued in satisfaction to vendors for services rendered, 15,000 shares were issued in connection with notes payable and 6,000 shares were issued for the acquisition of a company owned store from a prior franchisee.

F-29

SIMPLICITY ESPORTS AND GAMING COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MAY 31, 2021

Private Placement

Beginning in February of 2019 and closing in May of 2019, the Company sold units in connection with a private offering by the Company to raise working capital of up to $2,000,000 (the “Offering Amount”) through the sale to accredited investors only of up to up to 1,000,000 “Units” of the Company’s securities, at a purchase price of $2.00 per Unit, with each Unit consisting of (i) one share of common stock, par value $0.0001 per share of the Company (the “Common Stock”) and (ii) a warrant to purchase one share of Common Stock, exercisable at a price of $4.00 per share, exercisable at any time within five years of issuance (each, a “Warrant”) as provided for in the Company’s Term Sheet for Unit Offering dated February 6, 2019 (the “Term Sheet”).

The Company sold 962,500 units for gross proceeds of $1,925,000.

Stock Based Compensation

For the year ended May 31, 2020 the Company authorized the issuance of 95,000 shares of common stock to employees, officers and directors of the Company. The shares were issued in conjunction with their employment agreements or services such individuals provided to the Company and vested ratably through May 31, 2020.

For the year ended May 31, 2021, the Company authorized the issuance of 240,000 shares of common stock to employees, officers and directors of the Company. The shares were issued in conjunction with their employment agreements or services such individuals provided to the Company and vested ratably through May 31, 2021.

For the years ended May 31, 2021 and 2020, in connection with these issuances the Company recorded share-based compensation expense of $1,690,000 and $828,000 respectively. At May 31, 2021 and 2020, the Company has no unrecognized share-based compensation.

Warrants

During the year ended May 31, 2021, we issued 3,116 shares of common stock to an accredited investor upon the exercise of previously issued warrants. The warrants were exercised on a cashless or “net” basis. Accordingly, we did not receive any proceeds from such exercises. The cashless exercise of such warrants resulted in the cancellation of previously issued warrants. During the year ended May 31, 2020, there was no warrant activity.

A summary of the status of the Company’s outstanding stock warrants for the years ended May 31, 2021 and 2020 is as follows:

	Number of Shares	Average Exercise Price
Outstanding – May 31, 2019	803,001	$83.01
Outstanding – May 31, 2020	789,063	83.01
Granted – May 31, 2020	17,063	20.66
Outstanding – May 31, 2021	806,126	$10.38

NOTE 11 - INCOME TAXES

For the year ended May 31, 2021 and 2020, the income tax provisions for current taxes were $0.

Deferred income taxes reflect the net tax effects of permanent and temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The temporary differences that result in deferred tax assets and liabilities are the results of carry forward tax losses, amortization and impairment expense.

The components of the net deferred tax assets for the year ended May 31, 2021 and 2020 are as follows:

	Year ended May 31, 2021	Year ended May 31, 2020
Net Operating Loss	$1,926,000	$770,000
Impairment of cost method investment	129,000	-
Accrued Expenses	98,000
Allowance for Doubtful Accounts	10,000
Gross deferred tax asset	2,163,000	770,000
Less: Valuation allowance	(1,972,000)	(825,000)
Net deferred tax asset	$191,000	$55,000
Deferred tax liabilities:
Amortization of intangible assets	(98,000)	(55,000)
Depreciation	(93,000)
Net deferred assets/liabilities	-	-

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a valuation allowance, in an amount equal to gross deferred tax assets less deferred tax liabilities. For the years ended May 31, 2021 and 2020, the change in the valuation allowance was $1,257,000 and $444,000, respectively.

F-30

SIMPLICITY ESPORTS AND GAMING COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MAY 31, 2021

The table below summarizes the reconciliation of our income tax provision computed at the federal statutory rate of 21% for the years ended May 31, 2021 and 2020 and the actual tax provisions for the year ended May 31, 2021 and 2020.

	2021	2020

Expected provision (benefit) at statutory rate	(21.0)%	(21.0)%
State taxes, net of federal tax benefit	(4.4)%	(4.4)%
Permanent differences-stock based compensation	9.0	15.0
Increase in valuation allowance	16.4%	10.4%
Total provision (benefit) for income taxes	0.0%	0.0%

At May 31, 2021 and May 31, 2020, the Company had Federal net operating loss carry forwards of approximately $7,600,000 and $3,800,000, respectively. The net operating loss of approximately $7,600,000 can be carried forward indefinitely subject to annual usage limitations. In accordance with Section 382 of the Internal Revenue Code, deductibility of the Company’s NOLs may be subject to an annual limitation in the event of a change in control as defined under the regulations.

The Company files income tax returns in the U.S. federal jurisdiction and various state and local jurisdictions and is subject to examination by the various taxing authorities.

F-31

SIMPLICITY ESPORTS AND GAMING COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MAY 31, 2021

NOTE 12 — SUBSEQUENT EVENTS

Acquisitions

Simplicity Salinas, LLC:

On July 22, 2021, the Company’s wholly-owned subsidiary, Simplicity Salinas, LLC (“Simplicity Salinas”) entered into an Asset Purchase Agreement (“Simplicity Salinas APA”) with an existing franchisee (“”), to acquire the franchisee’s assets in exchange for 6,000 shares of the Company’s common stock with fair value of $65,100, or $10.85 per share, based on the fair value of assets acquired.

Debt Instruments Issued

June 11 FirstFire Global 12% Promissory Note and Securities Purchase Agreement

On June 11, 2021, the Company entered into a securities purchase agreement (the “FirstFire SPA”) dated as of June 10, 2021, with FirstFire Global Opportunities Fund, LLC (“FirstFire”), pursuant to which the Company issued a 12% promissory note (the “FirstFire Note”) with a maturity date of June 10, 2023 (the “FirstFire Maturity Date”), in the principal sum of $1,266,666. In addition, the Company issued 11,875 shares of its common stock to FirstFire as a commitment fee pursuant to the FirstFire SPA. Pursuant to the terms of the FirstFire Note, the Company agreed to pay to $1,266,666 (the “FirstFire Principal Sum”) to FirstFire and to pay interest on the principal balance at the rate of 12% per annum (provided that the first six months of interest shall be guaranteed and the remaining 18 months of interest shall be deemed earned in full if any amount is outstanding under the FirstFire Note after 180 days from June 10, 2021). The FirstFire Note carries an original issue discount (“OID”) of $126,666. Accordingly, FirstFire paid the purchase price of $1,140,000 in exchange for the FirstFire Note. The Company intends to use the proceeds for working capital and to pay off an existing promissory note issued by the Company in favor of Maxim. FirstFire may convert the FirstFire Note into the Company’s common stock (subject to the beneficial ownership limitations of 4.99% in the FirstFire Note; provided however, that the limitation on conversion may be waived (up to 9.99%) by FirstFire upon, at the election of FirstFire, not less than 61 days’ prior notice to the Company) at any time at a conversion price equal to $11.50 per share, as the same may be adjusted as provided in the FirstFire Note.

The Company may prepay the FirstFire Note at any time prior to maturity in accordance with the terms of the FirstFire Note. The FirstFire Note contains customary events of default relating to, among other things, payment defaults, breach of representations and warranties, and breach of provisions of the FirstFire Note or the FirstFire SPA.

Upon the occurrence of any Event of Default (as defined in the FirstFire Note), which has not been cured within three calendar days, the FirstFire Note shall become immediately due and payable and the Company shall pay to FirstFire, in full satisfaction of its obligations hereunder, an amount equal to the FirstFire Principal Sum then outstanding plus accrued interest multiplied by 125%.

Pursuant to the terms of the FirstFire SPA, the Company also issued to FirstFire a three-year warrant (the “FirstFire Warrant”) to purchase 593,750 shares of the Company’s common stock at an exercise price equal to (i) 110% of the per share offering price of the offering made in connection with any uplisting of the Company’s common stock; or (ii) prior to the determination of the per share offering price of the offering made in connection with any uplisting of the common stock and following such time if the uplisting contemplated in clause (i) is not completed by November 1, 2021, $10.73.

The Company also agreed to prepare and file with the Securities and Exchange Commission a registration statement covering the resale of all shares issued or issuable pursuant to the FirstFire SPA, including shares issued upon conversion of the FirstFire Note or exercise of the FirstFire Warrant. The Company agreed to use its commercially reasonable efforts to have the registration statement filed with the SEC within 90 days following June 10, 2021 and to have the registration statement declared effective by the SEC within 120 days following June 10, 2021.

F-32

SIMPLICITY ESPORTS AND GAMING COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MAY 31, 2021

GS Capital Securities Purchase Agreement & Note

On June 16, 2021, the Company entered into a securities purchase agreement (the “GS SPA”) dated as of June 10, 2021, with GS Capital Partners, LLC (“GS Capital”), pursuant to which the Company issued a 12% promissory note (the “GS Note”) with a maturity date of June 10, 2023 (the “GS Maturity Date”), in the principal sum of $333,333. In addition, the Company issued 3,125 shares of its common stock to GS as a commitment fee pursuant to the GS SPA. Pursuant to the terms of the GS Note, the Company agreed to pay to $300,000.00 (the “GS Principal Sum”) to GS and to pay interest on the principal balance at the rate of 12% per annum (provided that the first six months of interest shall be guaranteed and the remaining 18 months of interest shall be deemed earned in full if any amount is outstanding under the GS Note after 180 days from June 10, 2021). The GS Note carries an original issue discount (“OID”) of $33,333. Accordingly, GS paid the purchase price of $300,000.00 in exchange for the GS Note. The Company intends to use the proceeds for working capital and to pay off an existing promissory note issued by the Company in favor of Maxim. GS may convert the GS Note into the Company’s common stock (subject to the beneficial ownership limitations of 4.99% in the GS Note; provided however, that the limitation on conversion may be waived (up to 9.99%) by GS upon, at the election of GS, not less than 61 days’ prior notice to the Company) at any time at a conversion price equal to $11.50 per share, as the same may be adjusted as provided in the GS Note.

The Company may prepay the GS Note at any time prior to maturity in accordance with the terms of the GS Note. The GS Note contains customary events of default relating to, among other things, payment defaults, breach of representations and warranties, and breach of provisions of the GS Note or the GS SPA.

Upon the occurrence of any Event of Default (as defined in the GS Note), which has not been cured within three calendar days, the GS Note shall become immediately due and payable and the Company shall pay to GS, in full satisfaction of its obligations hereunder, an amount equal to the principal amount then outstanding plus accrued interest multiplied by 125%.

Pursuant to the terms of the GS SPA, the Company also issued to GS a three-year warrant to purchase 156,250 shares of the Company’s common stock at an exercise price equal to (i) 110% of the per share offering price of the offering made in connection with any uplisting of the Company’s common stock; or (ii) prior to the determination of the per share offering price of the offering made in connection with any uplisting of the common stock and following such time if the uplisting contemplated in clause (i) is not completed by November 1, 2021, $10.73.

The Company also agreed to prepare and file with the SEC a registration statement covering the resale of all shares issued or issuable pursuant to the GS SPA, including shares issued upon conversion of the GS Note or exercise of the GS Warrant. The Company agreed to use its commercially reasonable efforts to have the registration statement filed with the SEC within 90 days following June 10, 2021, and to have the registration statement declared effective by the SEC within 120 days following June 10, 2021.

Pursuant to the terms of the Series A-2 Maxim Note Amendments, on July 15, 2021 the Company was required to either pay the Maxim Series A-2 Note in its entirety or the Company would increase the Maxim Note to include an additional $100,000 in principal to Maxim. On July 15, 2021 the Company increased the Maxim Note by $100,000.

Fourth Amendment to Series A-2 Maxim Note

On August 19, 2021, the Company and Maxim entered into the fourth amendment (the “Fourth Amendment”) to the Series A-2 Maxim Note, as amended, pursuant to which the Company and Maxim agreed that all obligations under the Series A-2 Maxim Note, as amended, shall be extinguished, and the Series A-2 Maxim Note, as amended, shall be deemed repaid in its entirety, upon the satisfaction of the following obligations: (i) the Company’s payment of $500,000 to Maxim within three business days of August 19, 2021, (ii) the Company’s issuance of 20,000 restricted shares of the Company’s common stock to Maxim within seven business days of August 19, 2021, and (iii) the Company’s issuance of a common stock purchase warrant to Maxim on August 19, 2021 for the purchase of 365,000 shares of the Company’s common stock. The Company also granted Maxim an irrevocable right of first refusal superseding all others to act as Company’s sole managing underwriter and sole bookrunner or exclusive placement agent or financial advisor, or finder in connection with any public or private offering by the Company or any subsidiary of or successor to the Company (if applicable) of its equity, equity linked or debt securities (including convertible securities) while the Company’s common stock is listed on any of the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing, each, a “National Exchange”), within the period beginning on August 19, 2021 and ending on the close of business on January 1, 2023.

On August 19, 2021, the Company issued to Maxim a common stock purchase warrant (the “Warrant”) for the purchase of 365,000 shares of the Company’s common stock (the “Warrant Shares”) at an exercise price of $13.00, subject to adjustment as provided in the Warrant. The Warrant is exercisable during the period commencing on August 19, 2021 and ending at 5:00 p.m. eastern standard time on the date that is the earlier of (i) three years from the effective date of a registration statement registering for resale by Maxim or its assigns the Warrant Shares (provided that such registration statement remains in effect at the end of the exercise period) and (ii) the 42 month anniversary after August 19, 2021.

The Company is expected to pay the Maxim note, in its entirety by the end of August, 2021.

Jefferson Street Capital Stock Purchase Agreement & 12% Convertible Promissory Jefferson Note

On August 23, 2021, the Company entered into that certain securities purchase agreement (the “Jefferson SPA”), dated as of August 23, 2021, by and between the Company and Jefferson Street Capital LLC (“Jefferson”). Pursuant to the terms of the Jefferson SPA, (i) the Company agreed to issue and sell to Jefferson the Jefferson Note (as hereinafter defined); (ii) the Company agreed to issue to Jefferson the Warrant (as hereinafter defined); and (iii) the Company agreed to issue to Jefferson 3,125 commitment shares; and (iv) Jefferson agreed to pay to the Company $300,000.00 (the “Purchase Price”).

F-33

SIMPLICITY ESPORTS AND GAMING COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MAY 31, 2021

Pursuant to the terms of the Jefferson SPA, on August 23, 2021, the Company issued a 12% convertible promissory Jefferson Note (the “Jefferson Note”) with a maturity date of August 23, 2023 (the “Maturity Date”), in the principal amount of $333,333.33. Pursuant to the terms of the Jefferson Note, the Company agreed to pay to Jefferson $333,333.33 (the “Principal Amount”), with a purchase price of $300,000 plus an original issue discount in the amount of $333,333.33 (the “OID”), and to pay interest on the Principal Amount at the rate of 12% per annum, with the understanding that the first six months of interest is guaranteed and the remaining 18 months of interest is deemed earned in full if any amount is outstanding under the Jefferson Note after 180 days from August 23, 2021.

Any Principal Amount or interest on the Jefferson Note that is not paid when due will bear interest at the rate of the lesser of (i) 20%, or (b) the maximum rate allowed by law.

Jefferson may, at any time while the shares issuable upon conversion of the Jefferson Note are subject to an effective registration statement, or if no registration statement covering such shares is effective, at any time after 180 days from August 23, 2021, so long as there are amounts outstanding under the Jefferson Note, convert all or any portion of the then outstanding and unpaid Principal Amount and interest into shares of the Company’s common stock at a conversion price of $11.50 per share; provided, however, that upon failure to make any payment under the Jefferson Note, the conversion price will be $10.00 per share, as the same may be adjusted as provided in the Jefferson Note. The Jefferson Note has a 4.99% equity blocker; provided, however, that the 4.99% equity blocker may be waived (up to 9.99%) by Jefferson, at Jefferson’s election, on not less than 61 days’ prior notice to the Company.

On August 23, 2021, Jefferson paid the purchase price of $300,000 in exchange for the Jefferson Note. The Company intends to use the proceeds for its operational expenses and to pay off certain debt.

The Company may prepay the Jefferson Note at any time in accordance with the terms of the Jefferson Note. While any portion of the outstanding Principal Amount and interest are due and owing, if the Company receives cash proceeds from any source or series of related or unrelated sources, including but not limited to, the issuance of equity or debt, the conversion of outstanding warrants of the Company, the issuance of securities pursuant to an equity line of credit of the Company or the sale of assets, the Company must inform Jefferson of such receipt, following which Jefferson may, in its sole discretion, require the Company to immediately apply up to 50% of the proceeds therefrom to repay all or any portion of the outstanding Principal Amount and interest then due under the Jefferson Note; provided, however, that the first $3,000,000 of equity financing received by the Company will be excepted from this requirement.

The Jefferson SPA and the Jefferson Note contain customary events of default relating to, among other things, payment defaults, breach of representations and warranties, and breach of provisions of the Jefferson Note or Jefferson SPA.

Jefferson Street Capital Registration Rights Agreement

On August 23, 2021, the Company also entered into a registration rights agreement (the “Jefferson Registration Rights Agreement”) with Jefferson pursuant to which the Company is obligated to file a registration statement to register the resale of the shares issuable pursuant to the Jefferson SPA. Pursuant to the Jefferson Registration Rights Agreement, the Company must (i) file the registration statement within 90 calendar days from August 23, 2021, and (ii) use reasonable best efforts to cause the registration statement to be declared effective under the Securities within 120 calendar days after August 23, 2021. The Company also agreed that it would not file any other registration statement, including those on Form S-8 or Form S-4, for other securities, for a period of 12 months from August 23, 2021, unless it has the prior written approval from Jefferson.

The Jefferson Registration Rights Agreement contains customary indemnification provisions.

Jefferson Street Capital Common Stock Purchase Warrant

Also on August 23, 2021, pursuant to the terms of the Jefferson SPA, the Company issued to Jefferson a common stock purchase warrant (the “Jefferson Warrant”) for the purchase of 156,250 shares of the Company’s common stock. The per share exercise price under the Jefferson Warrant is, subject to adjustment as described therein, as follows: (i) 110% of the per share offering price of the offering made in connection with any “up-listing” of the Company’s common stock; or (ii) prior to the determination of the per share offering price of the offering made in connection with any “up-listing” of the common stock and following such time if the “up-listing” contemplated in the Jefferson Warrant is not completed by November 1, 2021, the exercise price shall be $10.73. The Jefferson Warrant is exercisable during the period commencing on August 23, 2021 and ending at the close of business on August 23, 2024.

F-34

SIMPLICITY ESPORTS AND GAMING COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	February 28, 2022	May 31, 2021
ASSETS

Current Assets
Cash and cash equivalents	$327,619	$414,257
Accounts receivable, net	60,562	160,101
Inventory	312,244	206,974
Prepaid franchise fees	204,728	-
Other current assets	320,602	52,643
Total Current Assets	1,225,755	833,975

Other Assets
Goodwill	5,180,141	5,180,141
Intangible assets, net	1,413,317	1,635,227
Deferred brokerage fees	76,292	79,943
Property and equipment, net	777,362	574,308
Right of use asset, operating leases, net	1,557,443	1,533,010
Security deposits	40,307	40,307
Due from franchisees	-	23,007
Deferred equity financing costs	453,799	307,494
Total Other Assets	9,498,661	9,373,437

TOTAL ASSETS	$10,724,416	$10,207,412

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$362,524	$438,466
Accrued expenses	1,054,301	1,166,433
Current portion of convertible notes payable, net	1,441,853	2,211,097
Related party loan	247,818	-
Notes payable	41,735	82,235
Operating lease obligation, current	332,519	307,013
Current portion of deferred revenues	293,034	30,034
Total Current Liabilities	3,773,784	4,235,278

Operating lease obligation, net of current portion	1,175,474	1,199,748
Non-current portion of convertible notes payable, net	1,227,332	-
Secured notes payable, net	257,040	-
Deferred revenues, less current portion	188,699	182,342
Total Non-current Liabilities	2,848,545	1,382,090

Total Liabilities	6,622,329	5,617,368

Commitments and Contingencies – Note 6

Stockholders’ Equity
Preferred stock - $0.0001 par value, 1,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock - $0.0001 par value; 36,000,000 shares authorized; 1,616,022 and 1,427,124 shares issued and outstanding as of February 28, 2022, and May 31, 2021, respectively	159	142
Common Stock Issuable	55,625	-
Additional paid-in capital	24,572,691	16,708,762
Accumulated deficit	(20,586,755)	(12,291,899)
Total Simplicity Esports and Gaming Company Stockholders’ Equity	4,041,720	4,417,005
Non-Controlling Interest	60,367	173,039
Total Stockholders’ Equity	4,102,087	4,590,044

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,724,416	$10,207,412

The accompanying unaudited notes are an integral part of these unaudited condensed consolidated financial statements.

F-35

SIMPLICITY ESPORTS AND GAMING COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended		For the Nine Months Ended
	February 28, 2022	February 28, 2021	February 28, 2022	February 28, 2021

Revenues
Franchise royalties, fees and other	$114,317	$50,042	$273,628	$229,118
Company-owned stores and other	702,531	319,125	2,057,764	563,854
Esports revenue	71,663	59,312	305,774	132,654

Total Revenues	888,511	428,479	2,637,166	925,626

Cost of Goods Sold	(536,603)	(186,280)	(1,629,119)	(367,697)

Gross Margin	351,908	242,199	1,008,047	557,929

Operating Expenses
Compensation and related benefits	777,992	2,041,922	2,927,004	2,710,747
Professional fees	54,889	175,689	633,965	436,478
General and administrative expenses	531,349	450,136	1,407,171	904,535
Impairment expense	-	11,337	-	212,614

Total Operating Expenses	1,364,230	2,679,084	4,968,140	4,264,374

Loss from Operations	(1,012,322)	(2,436,885)	(3,960,093)	(3,706,445)

Other Income (Expense)
Loss (gain) on extinguishment of debt	-	-	(1,730,801)	3,115
Interest and financing expense	(1,003,137)	(548,595)	(2,808,627)	(947,383)
Interest income	2	7	30	19
Other income	-	-	52,564	-
Foreign loss		(1,254)		(20,826)

Total Other Expense	(1,003,135)	(549,842)	(4,486,834)	(965,075)

Loss Before Provision for Income Taxes	(2,015,457)	(2,986,727)	(8,446,927)	(4,671,520)

Provision for Income Taxes	-	-	-	-

Net Loss	(2,015,457)	(2,986,727)	(8,446,927)	(4,671,520)

Net Loss Attributable to Noncontrolling Interest	60,805	59,707	152,071	84,126

Net Loss Attributable to Common Shareholders	$(1,954,652)	$(2,927,020)	$(8,294,856)	$(4,587,394)

Basic and Diluted Net Loss per share	$(1.21)	$(2.23)	$(5.33)	$(3.89)

Basic and Diluted Weighted Average Number of Common Shares Outstanding	1,616,022	1,309,631	1,555,722	1,179,925

The accompanying unaudited notes are an integral part of these unaudited condensed consolidated financial statements.

F-36

SIMPLICITY ESPORTS AND GAMING COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE THREE AND NINE MONTHS ENDED FEBRUARY 28, 2022 and 2021

(UNAUDITED)

	Common Stock		Additional Paid-In	Non- Controlling	Common Stock	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Interest	Issuable	Deficit	Equity
Balance - May 31, 2021	1,427,124	$142	$16,708,762	$173,039	$-	$(12,291,899)	$4,590,044
Shares issued in connection with issuance and amendments of notes payable	38,125	4	4,136,895	-		-	4,136,899
Shares issued to directors, officers and employees as compensation	-	-	-	-	838,250	-	838,250
Shares issued for contracted services	21,346	2	224,875	-	12,525	-	237,402
Sale of warrants	-	-	100,000	-	-	-	100,000
Shares issued in connection with franchise acquisitions	6,000	1	62,999	-	-	-	63,000
Net loss attributable to noncontrolling interest	-	-	-	(54,837)	-	-	(54,837)
Net Loss	-	-	-	-	-	(4,210,907)	(4,210,907)
Balance - August 31, 2021	1,492,595	$149	$21,233,531	$118,202	850,775	$(16,502,806)	$5,699,851
Shares issued in connection with issuance and amendments of notes payable	18,333	1	1,817,563	-	-	-	1,817,564
Shares issued for contracted services	20,438	1	174,230	-	(3,750)	-	170,481
Shares issued to directors, officers and employees as compensation	84,656	8	852,085	-	(838,250)	-	13,843
Stock options issued	-	-	366,721	-	-	-	366,721
Shares issued in connection with franchise acquisitions	-	-	-	-	41,850	-	41,850
Net loss attributable to noncontrolling interest	-	-	-	(36,429)	-	-	(36,429)
Net Loss	-	-	-	-	-	(2,129,297)	(2,129,297)
Balance - November 30, 2021	1,616,022	$159	$24,444,130	$81,773	50,625	$(18,632,103)	$5,944,584
Cash distribution from minority interest	-	-	(54,800)	-	-	-	(54,800)
Stock based compensation	-	-	183,361	-	5,000	-	188,361
Non controlling interest of investment in subsidiary	-	-	-	39,399	-	-	39,399
Net loss attributable to noncontrolling interest	-	-	-	(60,805)	-	-	(60,805)
Net Loss	-	-	-	-	-	(1,954,652)	(1,954,652)
Balance -February 28, 2022	1,616,022	$159	$24,572,691	$60,367	55,625	$(20,586,755)	$4,102,087

Balance - May 31, 2020	998,622	$100	$11,132,103	$(21,487)	-	$(6,195,044)	$4,915,672
Shares issued for cash	2,976	-	25,000	-	-	-	25,000
Shares issued in connection with issuance and amendments of notes payable	23,030	2	202,215	-	-	-	202,217
Shares issued for contracted services	6,597	1	68,777	-	-	-	68,778
Shares issued to directors, officers and employees as compensation	116,175	12	819,297	-	-	-	819,309
Shares issued in connection with franchise acquisition	18,750	2	164,998	-	-	-	165,000
Non-controlling interest of original investment in subsidiaries	-	-	-	240,000	-	-	240,000
Net loss attributable to noncontrolling interest	-	-	-	(15,866)	-	-	(15,866)
Net Loss						(655,214)	(655,214)
Balance - August 31, 2020	1,166,150	$117	$12,412,390	$202,647	-	$(6,850,258)	$5,764,896
Shares issued in connection with franchise acquisition	37,941	4	413,540	-	-	-	413,544
Shares issued to directors, officers and employees as compensation	9,844	1	119,632	-	-	-	119,633
Shares issued for contracted services	2,813	-	25,420	-	-	-	25,420
Rounding related to reverse split	628		-	-	-	-	-
Warrants issued in connection with debt	-	-	157,438	-	-	-	157,438
Net loss attributable to noncontrolling interest	-	-	-	(8,554)	-	-	(8,554)
Net Loss	-	-	-	-	-	(1,005,160)	(1,005,160)
Balance - November 30, 2020	1,217,376	$122	$13,128,420	$194,093		$(7,855,418)	$5,467,217
Shares issued to directors, officers and employees as compensation	108,641	11	1,545,457	-	-	-	1,545,468
Shares issued for contracted services	5,000	-	80,000	-	-	-	80,000
Shares issued in connection with debt	10,000	1	141,605	-	-	-	141,606
Beneficial conversion feature related to convertible debt	-	-	904,505	-	-	-	904,505
Contribution from noncontrolling interest	-	-	-	14,000	-	-	14,000
Net loss attributable to noncontrolling interest	-	-	-	(59,707)	-	-	(59,707)
Net Loss	-	-	-	-	-	(2,927,020)	(2,927,020)
Balance February 28, 2021	1,341,017	$134	$15,799,987	$148,386	-	$(10,782,438)	$5,166,069

The accompanying unaudited notes are an integral part of these unaudited condensed consolidated financial statements.

F-37

SIMPLICITY ESPORTS AND GAMING COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Nine Months Ended
	February 28, 2022	February 28, 2021

Cash flows from operating activities:
Net loss	$(8,446,927)	$(4,671,520)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash interest expense	2,612,798	731,551
Cash paid in interest	(191,314)	-
Deferred guaranteed interest	(15,385)	-
Depreciation expense	245,817	151,342
Amortization expense	221,910	212,343
Impairment loss	-	213,923
Lease liability net of leased asset	(23,201)	6,070
Loss on extinguishment of debt	1,771,301	3,115
Gain on forgiveness of PPP loan	(40,500)	-
Stock based compensation	1,407,175	1,954,480
Deferred equity financing costs	(146,305)	(137,561)
Issuance of shares for services	407,883	-
Issuance of shares for interest payment	81,508	-
Changes in operating assets and liabilities:
Accounts receivable	99,539	29,820
Inventory	(96,567)	(39,839)
Other current assets	(267,959)	17,272
Prepaid franchise fees	(204,728)	-
Security deposits	-	(22,000)
Deferred brokerage fees	3,651	42,445
Deferred revenues	269,357	(82,368)
Accounts payable	(75,942)	381,128
Accrued expenses	(112,132)	423,141
Due from franchisees	23,007	(31,514)

Net cash used in operating activities	(2,477,014)	(818,172)

Cash flows from investing activities:
Purchase of property and equipment	(352,725)	(8,949)

Net cash used in investing activities	(352,725)	(8,949)

Cash flows from financing activities:
Repayment of notes payable	(1,350,816)	(1,554,641)
Proceeds from note payable	4,009,318	2,779,524
Proceeds from sale of warrants	100,000	-
Distribution of non-controlling interest	(54,800)	-
Contribution from noncontrolling interest	39,399	14,000

Net cash provided by financing activities	2,743,101	1,238,883

Net change in cash	(86,638)	411,762

Cash - beginning of period	414,257	160,208

Cash - end of period	$327,619	$571,970

Supplemental Disclosures of Cash Flow Information:

Cash paid for interest	$191,314	$71,704
Cash paid for income taxes	$-	$-

Supplemental Non-Cash Investing and Financing Information

Common stock issued for consideration in an acquisition of assets	$104,850	$782,544
Common stock issued in connection with notes payable	$269,539	$1,179,631
Warrants issued for debt extinguishment	$2,392,593	-
Beneficial conversion feature with warrants issued for debt discount	$3,534,556	$157,438

The accompanying unaudited notes are an integral part of these unaudited condensed consolidated financial statements

F-38

SIMPLICITY ESPORTS AND GAMING COMPANY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 1 — ORGANIZATION AND DESCRIPTION OF BUSINESS

Simplicity Esports and Gaming Company (the “Company,” “we,” or “our”), was organized as a blank check company under the laws of the State of Delaware on April 17, 2017. The Company was formed under the name I-AM Capital Acquisition Company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (“Business Combination”). On November 20, 2018, the Company changed its name from I-AM Capital Acquisition Company to Smaaash Entertainment Inc. On January 2, 2019, the Company changed its name from Smaaash Entertainment Inc. to Simplicity Esports and Gaming Company.

Through our wholly owned subsidiary, Simplicity Esports, LLC, acquired on January 2, 2019, the Company implements a unique approach to ensure the ultimate fan friendly esports experience. Our intention is to have gamers involved at the grassroots level and feel a sense of unity as we compete with top class talent. Our management and players are known within the esports community and we use their skills to create a seamless content creation plan helping gamers feel closer to our brand than any other in the industry. Simplicity is an established brand in the esports industry with an engaged fan base competing in popular games across different genres, including League of Legends, PUBG, Gears of War, Smite, Guns of Boom, and multiple EA Sports titles. Additionally, the Simplicity stream team encompasses a unique group of casters, influencers, and personalities, all of whom connect to Simplicity’s dedicated fan base. Simplicity also opens and operates esports gaming centers that provide the public an opportunity to experience and enjoy gaming and esports in a social setting, regardless of skill or experience.

As of February 28, 2022, we operate 17 corporate-owned retail Simplicity Esports Gaming Centers. Through our wholly owned subsidiary, PLAYlive Nation, Inc. (“PLAYlive”), acquired on July 29, 2019, the Company has a network of franchised gaming centers. As of February 28, 2022, the Company had 12 franchise locations operating in various states including Arizona, California, Florida, Maryland, Ohio, South Carolina, Texas and Washington. PLAYlive offers a video gaming lounge concept to qualified franchisees. PLAYlive currently offers single-unit location franchises, as well as agreements to develop multiple locations. This PLAYlive model is being interlaced with the esports gaming centers mentioned above to create the ultimate gaming center.

The Company’s common stock and warrants are quoted on the OTCQB under the symbols “WINR” and “WINRW,” respectively. The Company has applied for an uplist to the Nasdaq Stock Exchange. There is no assurance that our listing application will be approved by the Nasdaq Capital Market.

F-39

SIMPLICITY ESPORTS AND GAMING COMPANY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 10 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”). Certain information or footnote disclosures normally included in condensed consolidated financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the condensed consolidated financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended May 31, 2021, as filed with the SEC on August 31, 2021. The interim results for the nine months ended February 28, 2022, are not necessarily indicative of the results to be expected for the year ending May 31, 2022 or for any future interim periods.

Correction of Previously Issued Financial Statements

The accompanying condensed consolidated statement of operations for the three and nine months ended February 28, 2021 have been corrected for a reclassification of depreciation expense of $78,093 and $151,342, respectively, to cost of goods sold related to assets utilized in the production of inventory. The Company assessed the materiality of the misstatement quantitatively and qualitatively and has concluded that the correction of the classification error is immaterial to the consolidated financial statements taken as a whole. As a result of the correction, cost of goods sold for the three months ended February 28, 2021 increased from $108,187 to $186,280 with a corresponding decrease of general and administrative expenses, resulting in a decrease to gross profit from $320,292 to $242,199. For the nine months ended February 28, 2021, cost of goods sold increased from $216,355 to $367,697, with a corresponding decrease of general and administrative expenses, resulting in a decrease to gross profit from $709,271 to $557,929. The correction had no impact on loss from operations and net loss.

Emerging Growth Company

Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

F-40

SIMPLICITY ESPORTS AND GAMING COMPANY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Basis of Consolidation

The unaudited condensed consolidated financial statements include the operations of the Company and its wholly owned subsidiaries, its 76% owned subsidiary (Simplicity One Brasil Ltda), its 79% owned subsidiaries (Simplicity Happy Valley, LLC and Simplicity Redmond, LLC), and its 51% owned subsidiary (Simplicity El Paso, LLC).

All significant intercompany accounts and transactions have been eliminated in consolidation.

Cash and cash equivalents

The Company considers short-term interest-bearing investments with initial maturities of three months or less to be cash equivalents. The Company has no cash equivalents as of February 28, 2022 and May 31, 2021.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and cash equivalents and accounts receivable. Cash and cash equivalents in a financial institution, which at times, may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts through February 28, 2022.

Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the Financial Accounting Standards Board (the “FASB”) Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the condensed consolidated balance sheet.

Foreign Currencies

Revenue and expenses are translated at average rates of exchange prevailing during the period.

F-41

SIMPLICITY ESPORTS AND GAMING COMPANY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Use of Estimates

The preparation of unaudited condensed consolidated financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

In accordance with ASC 606, Revenues from Contracts with Customers, the Company recognizes revenue when performance obligations under the terms of a contract with the customer are satisfied. Product sales occur once control is transferred upon delivery to the customer. Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring goods and services. Our revenue is derived from the three sources listed below.

The following describes principal activities, separated by major product or service, from which the Company generates its revenues:

Company-owned Stores and Other

The Company-owned stores principally generate revenue from retail esports gaming centers. Revenues from Company-owned stores are recognized when the products are delivered, or the service is provided. Company-owned stores are typically in shopping malls with typical retail hours of operations. After hours, the Company also mines for crypto currency using the computer equipment at the company-owned stores. Crypto mining revenue is recognized as the mining occurs.

Franchise Revenues

Franchise revenues consist of royalties, fees and initial license fee income. Franchise royalties are based on six percent of franchise store sales after a minimum level of sales occur and are recognized as sales occur. Any royalty reductions, including waivers or those offered as part of a new store development incentive or as incentive for other behaviors, are recognized at the same time as the related royalty, as they are not separately distinguishable from the full royalty rate. Franchise royalties are billed on a monthly basis.

The Company recognizes initial franchise license fee revenue when the Company has performed substantially all the services required in the franchise agreement. Fees received that do not meet these criteria are recorded as deferred revenues until earned. The pre-opening services provided to franchisees do not contain separate and distinct performance obligations from the franchise right; thus, the fees collected will be amortized on a straight-line basis beginning at the store opening date through the term of the franchise agreement, which is typically 10 years. Franchise license renewal fees, which generally occur every 10 years, are billed before the renewal date. Fees received for future license renewal periods are amortized over the life of the renewal period.

F-42

SIMPLICITY ESPORTS AND GAMING COMPANY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

The Company offers various incentive programs for franchisees including royalty incentives, new store opening incentives (i.e., development incentives) and other support initiatives. Royalties and franchise fees sales are reduced to reflect any royalty incentives earned or granted under these programs that are in the form of discounts.

Commissary sales are comprised of gaming equipment and supplies sold to franchised stores and are recognized as revenue upon shipment or delivery of the related products to the franchisees. Payments are generally due within 30 days.

Fees for information services, including software maintenance fees, marketing fees and website maintenance, graphic and promotion fees are recognized as revenue as such services are provided.

Esports Revenue

Esports is a form of competition using video games. Most commonly, esports takes the form of organized, single player and multiplayer video game tournaments or leagues, particularly between professional players, individually or as teams. Revenues from Esports revenues are recognized when the competition is completed, and prize money is awarded. Revenues earned from team sponsorships, prize winnings, league sponsorships, and from the Company’s share of league revenues are included in esports revenue.

Deferred Revenues

Deferred revenues are classified as current or long-term based on when management estimates the revenues will be recognized.

The Company receives payments from franchisees in advance of all performance obligations having been met, including but not limited to franchise locations being opened. As certain conditions agreed to in franchise agreements are performed, revenues are recognized.

During the quarter the Company entered into a consulting agreement to provide services to a third party interested in opening a video games related store. The third party paid for such services and the Company has deferred this revenue until its obligations are fulfilled. These operating funds are included in the current portion of deferred revenues on the Balance Sheet.

Deferred costs include commissions paid to brokers related to the sale of specific new franchises which have not met revenue recognition criteria as of February 28, 2022. These costs are recognized in the same period as the initial franchise fee revenue is recognized.

F-43

SIMPLICITY ESPORTS AND GAMING COMPANY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Accounts Receivable

The Company estimates the allowance for doubtful accounts based on an analysis of specific customers (i.e., franchisees), taking into consideration the age of past due accounts and an assessment of the customer’s ability to pay. Accounts receivable are written off against the allowance when management determines it is probable the receivable is worthless. Customer account balances with invoices dated over 90 days old are considered delinquent and considered in the allowance assessment. The Company performs credit evaluations of its customers and, generally, requires no collateral. As of February 28, 2022, management has recorded an allowance for doubtful accounts of $45,901.

Property and Equipment

Property and equipment and leasehold improvements are recorded at their historical cost. The cost of property and equipment is depreciated over the estimated useful lives, when placed in service (ranging from 3 -5 years), of the related assets utilizing the straight-line method of depreciation. The cost of leasehold improvements is depreciated (amortized) over the lesser of the length of the related leases or the estimated useful lives of the assets. Ordinary repairs and maintenance are expensed when incurred and major repairs will be capitalized and expensed if they benefit future periods.

Intangible Assets and Impairment

Intangible assets that are subject to amortization are reviewed for potential impairment whenever events or circumstances indicate that carrying amounts may not be recoverable. Assets not subject to amortization are tested for impairment at least annually. These costs are included in intangible assets on our condensed consolidated balance sheet and amortized on a straight-line basis when placed into service over their estimated useful lives of the costs, which is 2 to 10 years.

The Company periodically reviews its intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less that the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.

Goodwill

Goodwill is the excess of our purchase cost over the fair value of the net assets of acquired businesses. We do not amortize goodwill, but we assess our goodwill for impairment at least annually. We have assessed goodwill and qualitative considerations indicated no impairment.

Franchise Locations

Through PLAYlive, the Company’s wholly owned subsidiary, the Company has entered into franchise agreements with third parties. As of February 28, 2022, 12 franchise locations were operational in various states, including Arizona, California, Florida, Maryland, Ohio, South Carolina, Texas and Washington.

Stock-based Compensation

The Company records stock-based compensation in accordance with ASC 718, Compensation – Stock Compensation and ASC 505-50, Equity-Based Payments to Non-Employees. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. Equity instruments issued to employees and the cost of the services received as consideration are measured and recognized based on the fair value of the equity instruments issued and are recognized over the employees required service period, which is generally the vesting period.

F-44

SIMPLICITY ESPORTS AND GAMING COMPANY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Non-employee stock-based payments

The Company records stock-based payments made to non-employees in accordance with FASB’s Accounting Standards Update (“ASU”) 2018-07, Compensation-Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, which aligns accounting for share-based payments issued to nonemployees to that of employees under the existing guidance of Topic 718, with certain exceptions.

Related parties

Parties are related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests.

Basic Loss Per Share

The Company complies with accounting and disclosure requirements ASC Topic 260, “Earnings Per Share.” Net income (loss) - per share is calculated by dividing the Company’s net income (loss) by the weighted average number of common shares outstanding during the period. Diluted earnings or loss per common share is calculated by dividing the Company’s net income or loss available to common stockholders by the diluted weighted average number of common shares outstanding during the period. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. For this calculation potentially dilutive securities consist primarily of warrants, outstanding options and shares into which the company’s convertible notes payable are convertible. When the Company records a loss from operations, all potentially dilutive shares are anti-dilutive and are consequently excluded from the calculation of diluted net loss per common share.

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the consolidated financial statements and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the consolidated financial statements recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities.

F-45

SIMPLICITY ESPORTS AND GAMING COMPANY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Recently Issued and Recently Adopted Accounting Pronouncements

Accounting standards promulgated by the FASB are subject to change. Changes in such standards may have an impact on the Company’s future financial statements. The following is summary of recent accounting developments.

The Company periodically reviews new accounting standards that are issued. Although some of these accounting standards may be applicable to the Company, the Company has not identified any other new standards that it believes merit further discussion, and the Company expects that none would have a significant impact on its financial statements.

Going Concern, Liquidity and Management’s Plan

The Company’s unaudited condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the unaudited condensed consolidated financial statements, the Company has an accumulated deficit of $20,586,755, a working capital deficit of $2,548,029 and a net loss of $8,446,927 as of February 28, 2022. Management believes that these matters raise substantial doubt about the Company’s ability to continue as a going concern for twelve months from the issuance date of this report.

The Company has commenced operations and generates revenue; however, the Company’s cash position may not be sufficient to support the Company’s daily operations. Management intends to raise additional funds by way of private debt offerings and/or public equity offerings. While the Company believes in the viability of its strategy and its ability to generate sufficient revenue and to raise additional funds, there can be no assurances to that effect. Should the Company fail to raise additional capital, it may be compelled to reduce the scope of its planned future business activities.

The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan, to generate sufficient revenue and to raise additional funds by way of public and/or private offerings.

The unaudited condensed consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

In December 2019, a novel strain of coronavirus (COVID-19) emerged in Wuhan, Hubei Province, China. Since that time, infections have been reported globally. Previously, certain federal, state and local governmental authorities issued stay-at-home orders, proclamations and/or directives aimed at minimizing the spread of COVID-19. As a result, all of our corporate and franchised Simplicity gaming centers were closed effective April 1, 2020. We commenced reopening Simplicity gaming centers as of May 1, 2020 and have since reopened 17 corporate and 12 franchised locations. Although our franchise agreements with franchisees of Simplicity gaming centers require a minimum monthly royalty payment to us from the franchisees regardless of whether the franchised Simplicity gaming centers are operating, there is a potential risk that franchisees of Simplicity gaming centers will default in their obligations to pay their minimum monthly royalty payment to us, resulting in either an increase in accounts receivables or a bad debt expense where account receivables are no longer collectible due to a franchisee’s inability to pay the minimum monthly royalty payments owed by the franchisee. Additional and/or more restrictive orders, proclamations and/or directives may be issued in the future.

The ultimate impact of the COVID-19 pandemic on the Company’s operations is unknown and will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration of the COVID-19 outbreak, new information which may emerge concerning the severity of the COVID-19 pandemic, and any additional preventative and protective actions that governments, or the Company, may direct, which may result in an extended period of continued business disruption, reduced customer traffic and reduced operations. Any resulting financial impact cannot be reasonably estimated at this time but is anticipated to have a material adverse impact on our business, financial condition and results of operations.

The measures taken to date have negatively impacted the Company’s business during the nine months ended February 28, 2022 and will potentially continue to impact the Company’s business. Management expects that all of its business segments, across all of its geographies, will be impacted to some degree, but the significance of the impact of the COVID-19 outbreak on the Company’s business and the duration for which it may have an impact cannot be determined at this time.

F-46

SIMPLICITY ESPORTS AND GAMING COMPANY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 3 — PROPERTY AND EQUIPMENT

The following is a summary of property and equipment—at cost, less accumulated depreciation:

	February 28, 2022	May 31, 2021

Leasehold improvements	$110,849	$110,849
Property and equipment	1,204,613	755,741
Total cost	1,315,462	866,590
Less accumulated depreciation	(538,100)	(292,282)
Net property and equipment	$777,362	$574,308

During the nine months ended February 28, 2022 and 2021, the Company recorded depreciation expense of $245,817 and $151,342, respectively.

NOTE 4 — INTANGIBLE ASSETS

The following table sets forth the intangible assets, including accumulated amortization as of February 28, 2022:

	February 28, 2022
	Remaining		Accumulated	Net Carrying
	Useful Life	Cost	Amortization	Value
Non-competes	4 years	$1,023,118	$652,267	$370,851
Trademarks	Indefinite	866,000	-	866,000
Customer database	2 years	35,000	29,167	5,833
Restrictive covenant	2 years	115,000	95,833	19,167
Customer contracts	10 years	185,563	34,097	151,466
Internet domain	2 years	3,000	3,000	-
		$2,227,681	$814,364	$1,413,317

The following tables set forth the intangible assets, including accumulated amortization as of May 31, 2021:

	May 31, 2021
	Remaining		Accumulated	Net Carrying
	Useful Life	Cost	Amortization	Value
Non-competes	4.50 years	$1,023,118	$498,799	$524,319
Trademarks	Indefinite	866,000	-	866,000
Customer contracts	10 years	546,000	301,675	244,325
Internet domain	2.50 years	3,000	2,417	583
		$2,438,118	$802,891	$1,635,227

F-47

SIMPLICITY ESPORTS AND GAMING COMPANY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

The following table sets forth the future amortization of the Company’s intangible assets as of February 28, 2022 for the fiscal years ending May 31:

	2022	2023	2024	2025	2026	Thereafter	Total
Non-competes	$51,156	$204,624	$115,071	$-	$-	$-	$370,851
Customer contracts	4,053	16,211	16,211	16,211	16,211	82,569	151,466
Restrictive covenant	14,375	4,792	-	-	-	-	19,167
Customer database	4,375	1,458	-	-	-	-	5,833
Internet domain	-	-	-	-	-	-	-
Total	$73,959	$227,085	$131,282	$16,211	$16,211	$82,569	$547,317

Amortization expense for the nine months ended February 28, 2022 and 2021 was $221,910 and $212,343, respectively.

NOTE 5 — RELATED PARTY TRANSACTIONS

Contract Services

On August 27, 2021, the Company entered into a contract with Laila Cavalcanti Loss, a member of the Company’s Board of Directors, to provide legal services to Simplicity One Brasil, LTDA, the Company’s 76%-owned subsidiary. The contract calls for monthly payments of $2,500 and monthly equity awards of 250 shares of its common stock. The terms of the contract were retroactive to July 1, 2020 and on February 28, 2022, the Company had accrued $13,125 and 375 shares of stock for payment pursuant to this contract.

Note Payable

On December 10, 2021, the Company entered into a related party transaction with Jed Kaplan, the Company’s Chairman of the Board and a more than 5% shareholder, to provide a loan to the Company to provide additional operating funds for Simplicity One Brasil, LTDA, the Company’s 76%-owned subsidiary. The principal amount of the loan was $247,818. The loan bears interest at a rate of 5% per annum and the entire amount of the principal and accrued interest is due on June 10, 2022. For the quarter ended February 28, 2022, the Company recorded interest expense of $2,716. The loan may be repaid by the Company, without penalty, at any time. Should the Company fail to make the principal payment due, the loan will convert to a 17% equity stake in Simplicity One Brazil, LTDA, of which Jed Kaplan is already a 20% stakeholder.

The Company maintains a portion of its cash balance at a financial services company that is owned by an officer of the Company.

F-48

SIMPLICITY ESPORTS AND GAMING COMPANY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 6 COMMITMENTS AND CONTINGENCIES

Unit Purchase Option

On November 20, 2018, the Company sold to the underwriters (and/or their designees), for $100, an option to purchase up to a total of 250,000 units (which increased to 260,000 units upon the partial exercise of the underwriters’ over-allotment option), exercisable at $11.50 per unit pre-reverse split (or an aggregate exercise price of $2,990,000) upon the closing of the Company’s initial public offering (“IPO”). The unit purchase option (“UPO”) may be exercised for cash or on a cashless basis, at the holder’s option, at any time during the period commencing on the later of the first anniversary of the effective date of the registration statement relating to the IPO and the closing of the Company’s initial Business Combination and terminating on the fifth anniversary of such effectiveness date. The units issuable upon exercise of the UPO are identical to those offered in the IPO, except that the exercise price of the warrants underlying the units sold to the underwriters is $13.00 per share on a pre-reverse split basis.

Operating Lease Right of Use Obligation

As of February 28, 2022, operating lease right-of-use assets and liabilities arising from operating leases was $1,557,443 and $1,507,993, respectively. During the nine months ended February 28, 2022 and 2021, the Company recorded operating lease expense of approximately $400,975 and $202,785, respectively.

The following is a schedule showing the future minimum lease payments under operating leases by fiscal years and the present value of the minimum payments as of February 28, 2022:

2022	$127,766
2023	496,354
2024	495,957
2025	392,099
2026 and thereafter	254,493
Total Operating Lease Obligations	1,766,669
Less: Amount representing interest	$(258,676)
Present Value of minimum lease payments	$1,507,993

NOTE 7- DEBT

The table below presents outstanding debt instruments as of February 28, 2022, and May 31, 2021:

	February 28, 2022	May 31, 2021
Convertible promissory notes	$5,164,480	$3,157,970
Secured notes	403,592	-
Related party note payable	247,818	-
Related debt discount	(2,641,847)	(947,873)

Total promissory notes, net	$3,215,778	$2,211,097

Current portion of promissory notes, net	$1,689,671	$2,211,097

F-49

SIMPLICITY ESPORTS AND GAMING COMPANY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

February 19, 2021 Labrys 12% Promissory Note and Securities Purchase Agreement

On February 19, 2021, the Company entered into a securities purchase agreement (the “SPA”) dated as of February 19, 2021, with an accredited investor (the “Holder”), pursuant to which the Company issued a 12% promissory note (the “Note”) with a maturity date of February 19, 2022 (the “Maturity Date”), in the principal sum of $1,650,000. In addition, the Company issued 10,000 shares of its common stock to the Holder as a commitment fee pursuant to the SPA. Pursuant to the terms of the Note, the Company agreed to pay to $1,650,000 (the “Principal Sum”) to the Holder and to pay interest on the principal balance at the rate of 12% per annum (provided that the first twelve months of interest shall be guaranteed). The Note carries an original issue discount (“OID”) of $165,000. Accordingly, on the Closing Date (as defined in the SPA), the Holder paid the purchase price of $1,485,000 in exchange for the Note. The Company intends to use the proceeds for its operational expenses, the repayment of those certain self-amortization promissory notes previously issued to the Holder on June 18, 2020 and November 23, 2020, and the repayment of certain other existing debt obligations. The Holder may convert the Note into the Company’s common stock (subject to the beneficial ownership limitations of 4.99% in the Note) at any time at a conversion price equal to $11.50 per share.

The Company may prepay the Note at any time prior to the date that an Event of Default (as defined in the Note) (each an “Event of Default”) occurs at an amount equal to 100% of the Principal Sum then outstanding plus accrued and unpaid interest (no prepayment premium). The Note contains customary events of default relating to, among other things, payment defaults, breach of representations and warranties, and breach of provisions of the Note or SPA.

Upon the Holder’s provision of notice to the Company of the occurrence of any Event of Default, which has not been cured within five (5) calendar days, the Note shall become immediately due and payable and the Company shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the Principal Sum then outstanding plus accrued interest multiplied by 125% (the “Default Amount”). Upon the occurrence of an Event of Default, additional interest will accrue from the date of the Event of Default at the rate equal to the lower of 15% per annum or the highest rate permitted by law.

During the nine months ended February 28, 2022, the Company paid the Holder a total of $865,000. The Company paid an interim payment due to the Holder in the amount of $225,000 towards the repayment of the balance of the Note in the amount of $90,909, towards the repayment of guaranteed interest in the amount of $109,091 and $25,000 as an amendment fee. In addition, the Company paid $130,000 towards the repayment of the balance of the Note in the amount of $58,500 and towards the guaranteed interest in the amount of $71,500 and in compliance with the renegotiated terms of an interim payment that was due on August 19, 2021 in the amount of $363,000, on September 30, 2021 the Company paid $500,000 towards the repayment of principal of the Note. On February 18, 2022, the Company paid $10,000 toward the repayment of principal of the Note and to extend the due date to March 18, 2022. On March 16, 2022, the Company and the Holder agreed to extend the due date to September 15, 2022.

During the quarter ended February 28, 2022, the Company incurred $264,981 of interest expense related to the amortization of the debt discount on the Note. On February 28, 2022, the balance of the Note is $890,586 all of which is included in the current portion of convertible notes payable, net of debt discount which has been fully amortized.

F-50

SIMPLICITY ESPORTS AND GAMING COMPANY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

March 2021 FirstFire Global 12% Promissory Note and Securities Purchase Agreement

On March 10, 2021, the Company, entered into a securities purchase agreement (the “March 10 FirstFire SPA”) dated as of March 10, 2021, with FirstFire Global Opportunities Fund, LLC, a Delaware limited liability company (the “FirstFire”), pursuant to which the Company issued a 12% promissory note (“March 10 FirstFire Note”) with a maturity date of March 10, 2022, in the principal sum of $560,000. The Company received net proceeds of $130,606, net of OID of $56,000, net of origination fees of $8,394, and the repayment of principal and interest of $365,000 on the August 7, 2020 Note. In addition, the Company issued 3,394 shares of its common stock to the FirstFire as a commitment fee pursuant to the SPA. Pursuant to the terms of the March 10 FirstFire Note, the Company agreed to pay to $560,000 (the “Principal Sum”) to the Holder and to pay interest on the principal balance at the rate of 12% per annum (provided that the first twelve months of interest shall be guaranteed). The March 10 FirstFire Note carries an OID of $56,000. Accordingly, on the Closing Date (as defined in the March 10 FirstFire SPA), the Holder paid the purchase price of $504,000 in exchange for the Note. The FirstFire may convert the March 10 FirstFire Note into the Company’s common stock (subject to the beneficial ownership limitations of 4.99% in the March 10 FirstFire Note) at any time at a conversion price equal to $11.50 per share.

The Company may prepay the March 10 FirstFire Note at any time prior to the date that an Event of Default (as defined in the Note) (each an “Event of Default”) occurs at an amount equal to 100% of the Principal Sum then outstanding plus accrued and unpaid interest (no prepayment premium). The March 10 FirstFire Note contains customary events of default relating to, among other things, payment defaults, breach of representations and warranties, and breach of provisions of the March 10 FirstFire Note or March 10 FirstFire SPA.

The Company is required to make an interim payment to FirstFire in the amount of $123,200, on or before September 10, 2021, towards the repayment of the balance of the March 10 FirstFire Note. On September 17, 2021, the Company issued a common stock purchase warrant for the purchase of 40,000 shares of the Company’s common stock to FirstFire as consideration for FirstFire entering into a first amendment to the March 10 FirstFire Note in order to delay an interim payment of OID and interest due under the March 10 FirstFire Note to the maturity date of such note. For the nine months ended February 28, 2022, the Company recorded the fair value of the warrants in the amount of $248,547 and took a related interest expense charge of $248,547.

On October 1, 2021, the Company issued a three-year warrant to purchase 40,000 shares of the Company’s common stock at an exercise price of $10.73 per share to FirstFire as consideration for FirstFire entering into a second amendment to the March 10 FirstFire Note in order to remove the capital raising ceiling in such note. For the nine months ended February 28, 2022, the Company recorded the fair value of the warrants in the amount of $201,351 and took a related interest expense charge of $201,351.

Upon FirstFire’s provision of notice to the Company of the occurrence of any Event of Default, which has not been cured within five (5) calendar days the March 10 FirstFire Note shall become immediately due and payable and the Company shall pay to FirstFire, in full satisfaction of its obligations hereunder, an amount equal to the Principal Sum then outstanding plus accrued interest multiplied by 125% (the “Default Amount”). Upon the occurrence of an Event of Default, additional interest will accrue from the date of the Event of Default at the rate equal to the lower of 15% per annum or the highest rate permitted by law.

During the nine months ended February 28, 2022, the Company recognized $197,327 of interest expense related to the amortization of debt discount related to the FirstFire Note. On February 28, 2022, the balance of FirstFire Note, is $551,262, all of which is included in the current portion of convertible notes payable, net of debt discount.

June 2021 FirstFire Global 12% Promissory Note and Securities Purchase Agreement

On June 11, 2021, the Company entered into a securities purchase agreement (the “June 11 FirstFire SPA”) dated as of June 10, 2021, with FirstFire Global Opportunities Fund, LLC (“FirstFire”), pursuant to which the Company issued a 12% promissory note (the “June 11 FirstFire Note”) with a maturity date of June 10, 2023 (the “FirstFire Maturity Date”), in the principal sum of $1,266,666. In addition, the Company issued 11,875 shares of its common stock to FirstFire as a commitment fee pursuant to the June 11 FirstFire SPA. Pursuant to the terms of the June 11 FirstFire Note, the Company agreed to pay to $1,266,666 (the “FirstFire Principal Sum”) to FirstFire and to pay interest on the principal balance at the rate of 12% per annum (provided that the first six months of interest shall be guaranteed and the remaining 18 months of interest shall be deemed earned in full if any amount is outstanding under the FirstFire Note after 180 days from June 10, 2021). The June 11 FirstFire Note carries an OID of $126,666. Accordingly, FirstFire paid the purchase price of $1,140,000 in exchange for the FirstFire Note. The Company intends to use the proceeds for working capital and to pay off an existing promissory note issued by the Company in favor of Maxim. FirstFire may convert the June 11 FirstFire Note into the Company’s common stock (subject to the beneficial ownership limitations of 4.99% in the June 11 FirstFire Note; provided however, that the limitation on conversion may be waived (up to 9.99%) by FirstFire upon, at the election of FirstFire, not less than 61 days’ prior notice to the Company) at any time at a conversion price equal to $11.50 per share, as the same may be adjusted as provided in the June 11 FirstFire Note.

F-51

SIMPLICITY ESPORTS AND GAMING COMPANY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

The Company may prepay the June 11 FirstFire Note at any time prior to maturity in accordance with the terms of the June 11 FirstFire Note. The June 11 FirstFire Note contains customary events of default relating to, among other things, payment defaults, breach of representations and warranties, and breach of provisions of the June 11 FirstFire Note or the June 11 FirstFire SPA.

Upon the occurrence of any Event of Default (as defined in the June 11 FirstFire Note), which has not been cured within three calendar days, the June 11 FirstFire Note shall become immediately due and payable and the Company shall pay to FirstFire, in full satisfaction of its obligations hereunder, an amount equal to the FirstFire Principal Sum then outstanding plus accrued interest multiplied by 125%.

Pursuant to the terms of the June 11 FirstFire SPA, the Company also issued to FirstFire a three-year warrant (the “June 11 FirstFire Warrant”) to purchase 593,750 shares of the Company’s common stock at an exercise price equal to (i) 110% of the per share offering price of the offering made in connection with any uplisting of the Company’s common stock; or (ii) prior to the determination of the per share offering price of the offering made in connection with any uplisting of the common stock and following such time if the uplisting contemplated in clause (i) is not completed by November 1, 2021, $10.73.

The Company also agreed to prepare and file with the Securities and Exchange Commission a registration statement covering the resale of all shares issued or issuable pursuant to the June 11 FirstFire SPA, including shares issued upon conversion of the June 11 FirstFire Note or exercise of the June 11 FirstFire Warrant. The Company agreed to use its commercially reasonable efforts to have the registration statement filed with the SEC within 90 days following June 10, 2021 and to have the registration statement declared effective by the SEC within 120 days following June 10, 2021.

The Company recorded the June 11 FirstFire Note in the amount of $1,266,667 and a related debt discount of $1,266,667, interest payable of $76,000 and additional paid in capital of $1,053,999. On September 16, 2021, the Company made an interim payment to the FirstFire Note in the amount of $175,000. During the quarter ended February 28, 2022, the Company recorded interest expense of $240,041, which included $206,518 related to amortization of debt discount and accrued interest in the amount of $33,523. On February 28, 2022, the balance of the June 11 FirstFire Note is $329,966 all of which is included in the long-term portion of convertible notes payable, net of related debt discount.

GS Capital Securities Purchase Agreement & Note

On June 16, 2021, the Company entered into a securities purchase agreement (the “GS SPA”) dated as of June 10, 2021, with GS Capital Partners, LLC (“GS Capital”), pursuant to which the Company issued a 12% promissory note (the “GS Note”) with a maturity date of June 10, 2023 (the “GS Maturity Date”), in the principal sum of $333,333. In addition, the Company issued 3,125 shares of its common stock to GS as a commitment fee pursuant to the GS SPA. Pursuant to the terms of the GS Note, the Company agreed to pay to $300,000.00 (the “GS Principal Sum”) to GS and to pay interest on the principal balance at the rate of 12% per annum (provided that the first six months of interest shall be guaranteed and the remaining 18 months of interest shall be deemed earned in full if any amount is outstanding under the GS Note after 180 days from June 10, 2021). The GS Note carries an OID of $33,333. Accordingly, GS paid the purchase price of $300,000.00 in exchange for the GS Note. The Company intends to use the proceeds for working capital and to pay off an existing promissory note issued by the Company in favor of Maxim. GS may convert the GS Note into the Company’s common stock (subject to the beneficial ownership limitations of 4.99% in the GS Note; provided however, that the limitation on conversion may be waived (up to 9.99%) by GS upon, at the election of GS, not less than 61 days’ prior notice to the Company) at any time at a conversion price equal to $11.50 per share, as the same may be adjusted as provided in the GS Note.

The Company may prepay the GS Note at any time prior to maturity in accordance with the terms of the GS Note. The GS Note contains customary events of default relating to, among other things, payment defaults, breach of representations and warranties, and breach of provisions of the GS Note or the GS SPA.

Upon the occurrence of any Event of Default (as defined in the GS Note), which has not been cured within three calendar days, the GS Note shall become immediately due and payable and the Company shall pay to GS, in full satisfaction of its obligations hereunder, an amount equal to the principal amount then outstanding plus accrued interest multiplied by 125%.

F-52

SIMPLICITY ESPORTS AND GAMING COMPANY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Pursuant to the terms of the GS SPA, the Company also issued to GS a three-year warrant to purchase 156,250 shares of the Company’s common stock at an exercise price equal to (i) 110% of the per share offering price of the offering made in connection with any uplisting of the Company’s common stock; or (ii) prior to the determination of the per share offering price of the offering made in connection with any uplisting of the common stock and following such time if the uplisting contemplated in clause (i) is not completed by November 1, 2021, $10.73.

The Company also agreed to prepare and file with the SEC a registration statement covering the resale of all shares issued or issuable pursuant to the GS SPA, including shares issued upon conversion of the GS Note or exercise of the GS Warrant. The Company agreed to use its commercially reasonable efforts to have the registration statement filed with the SEC within 90 days following June 10, 2021 and to have the registration statement declared effective by the SEC within 120 days following June 10, 2021.

The Company recorded the GS Note in the amount of $333,333 and a related debt discount of $333,333, interest payable of $20,000 and additional paid in capital of $280,000. During the quarter ended February 28, 2022, the Company recorded interest expense of $65,482, which included $56,630 related to amortization of debt discount and accrued interest in the amount of $8,822. On February 28, 2022, the balance of the GS Note is $132,886, all of which is included in the long-term portion of convertible notes payable, net of related debt discount.

Jefferson Street Capital Stock Purchase Agreement & Note

On August 23, 2021, the Company entered into a securities purchase agreement (the “Jefferson SPA”) dated as of August 23, 2021, with Jefferson Street Capital, LLC (“Jefferson”), pursuant to which the Company issued a 12% promissory note (the “Jefferson Note”) with a maturity date of August 23, 2023 (the “Jefferson Maturity Date”), in the principal sum of $333,333. In addition, the Company issued 3,125 shares of its common stock to Jefferson as a commitment fee pursuant to the Jefferson SPA. Pursuant to the terms of the Jefferson Note, the Company agreed to pay to $300,000.00 (the “Jefferson Principal Sum”) to Jefferson and to pay interest on the principal balance at the rate of 12% per annum (provided that the first six months of interest shall be guaranteed and the remaining 18 months of interest shall be deemed earned in full if any amount is outstanding under the Jefferson Note after 180 days from August 23, 2021). The Jefferson Note carries an OID of $33,333. Accordingly, Jefferson paid the purchase price of $300,000.00 in exchange for the Jefferson Note. The Company intends to use the proceeds for working capital and to pay off an existing promissory note issued by the Company in favor of Maxim. Jefferson may convert the Jefferson Note into the Company’s common stock (subject to the beneficial ownership limitations of 4.99% in the Jefferson Note; provided however, that the limitation on conversion may be waived (up to 9.99%) by Jefferson upon, at the election of Jefferson, not less than 61 days’ prior notice to the Company) at any time at a conversion price equal to $11.50 per share, as the same may be adjusted as provided in the Jefferson Note.

The Company may prepay the Jefferson Note at any time prior to maturity in accordance with the terms of the Jefferson Note. The Jefferson Note contains customary events of default relating to, among other things, payment defaults, breach of representations and warranties, and breach of provisions of the Jefferson Note or the Jefferson SPA.

Upon the occurrence of any Event of Default (as defined in the Jefferson Note), which has not been cured within three calendar days, the Jefferson Note shall become immediately due and payable and the Company shall pay to Jefferson, in full satisfaction of its obligations hereunder, an amount equal to the principal amount then outstanding plus accrued interest multiplied by 125%.

Pursuant to the terms of the Jefferson SPA, the Company also issued to Jefferson a three-year warrant to purchase 156,250 shares of the Company’s common stock at an exercise price equal to (i) 110% of the per share offering price of the offering made in connection with any uplisting of the Company’s common stock; or (ii) prior to the determination of the per share offering price of the offering made in connection with any uplisting of the common stock and following such time if the uplisting contemplated in clause (i) is not completed by November 1, 2021, $10.73.

The Company also agreed to prepare and file with the SEC a registration statement covering the resale of all shares issued or issuable pursuant to the Jefferson SPA, including shares issued upon conversion of the Jefferson Note or exercise of the Jefferson Warrant. The Company agreed to use its commercially reasonable efforts to have the registration statement filed with the SEC within 90 days following August 23, 2021 and to have the registration statement declared effective by the SEC within 120 days following August 23, 2021.

F-53

SIMPLICITY ESPORTS AND GAMING COMPANY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

The Company recorded the Jefferson Note in the amount of $333,333 and a related debt discount of $274,239, interest payable of $20,000 and additional paid in capital of $205,605. During the quarter ended February 28, 2022, the Company recorded interest expense of $48,796. On February 28, 2022, the balance of the Jefferson Note is $143,382, all of which is included in the long-term portion of convertible notes payable, net of debt discount.

Lucas Ventures Capital Stock Purchase Agreement & Note

On August 31, 2021, pursuant to the terms of that certain Securities Purchase Agreement between the Company and Lucas Ventures, LLC (“LV SPA”), the Company issued a 12% convertible promissory note (“the LV Note”) in the principal amount of $200,000 with an effective date of September 2, 2021, guaranteed interest of $12,000 and a maturity date of September 2, 2023. In addition, the Company issued 3,749 shares of its common stock to LV as a commitment fee pursuant to the Securities Purchase Agreement. Furthermore, the Company issued a common stock purchase warrant for the purchase of 187,400 shares of the Company’s common stock). Accordingly, Lucas Ventures Capital paid the purchase price of $200,000.00 in exchange for the LV Note.

The Company may prepay the LV Note at any time prior to maturity in accordance with the terms of the LV Note. The LV Note contains customary events of default relating to, among other things, payment defaults, breach of representations and warranties, and breach of provisions of the LV Note or the LV SPA.

Upon the occurrence of any Event of Default (as defined in the LV Note), which has not been cured within three calendar days, the LV Note shall become immediately due and payable and the Company shall pay to LV, in full satisfaction of its obligations hereunder, an amount equal to the principal amount then outstanding plus accrued interest multiplied by 125%.

Pursuant to the terms of the LV SPA, the Company also issued to LV a three-year warrant to purchase 187,480 shares of the Company’s common stock at an exercise price equal to (i) 110% of the per share offering price of the offering made in connection with any uplisting of the Company’s common stock; or (ii) prior to the determination of the per share offering price of the offering made in connection with any uplisting of the common stock and following such time if the uplisting contemplated in clause (i) is not completed by November 1, 2021, $10.73.

The Company also agreed to prepare and file with the SEC a registration statement covering the resale of all shares issued or issuable pursuant to the LV SPA, including shares issued upon conversion of the LV Note or exercise of the LV Warrant. The Company agreed to use its commercially reasonable efforts to have the registration statement filed with the SEC within 90 days following September 2, 2021 and to have the registration statement declared effective by the SEC within 120 days following September 2, 2021.

The Company recorded the LV Note in the amount of $200,000 and a related debt discount of $200,000, additional paid in capital of $158,999 and guaranteed interest of $12,000. During the quarter ended February 28, 2022, the Company recorded interest expense of $34,230. On February 28, 2022, the balance of the LV Note is $58,614 all of which is included in the long-term portion of convertible notes payable, net of related debt discount.

LGH Investments, LLC Note Payable

On August 31, 2021, the Company and LGH Investments, LLC, (“LGH”) issued a 12% convertible promissory note (“LGH Note”) in the principal amount of $200,000 effective September 2, 2021 with a maturity date of September 2, 2023.

The Company may prepay the LGH Note at any time prior to maturity in accordance with the terms of the LGH Note. The LGH Note contains customary events of default relating to, among other things, payment defaults, breach of representations and warranties, and breach of provisions of the LGH Note.

Upon the occurrence of any Event of Default (as defined in the LGH Note), which has not been cured within three calendar days, the LGH Note shall become immediately due and payable and the Company shall pay to LGH, in full satisfaction of its obligations hereunder, an amount equal to the principal amount then outstanding plus accrued interest multiplied by 125%.

F-54

SIMPLICITY ESPORTS AND GAMING COMPANY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

The Company recorded the LGH Note in the amount of $200,000, interest payable of $12,000 along with total debt discount of $ 38,500, OID of $20,000 and origination fees of $6,500. During the quarter ended February 28,2022, the Company recorded interest expense of $13,718. On February 28, 2022, the balance of the LGH Note is $180,071, all of which is included in the long-term portion of convertible notes payable, net of related debt discount.

Ionic Ventures, LLC Capital Stock Purchase Agreement & Note

On September 28, 2021, the Company entered into a securities purchase agreement (the “Ionic SPA”) dated as of September 28, 2021, with Ionic Ventures, LLC (“Ionic”), pursuant to which the Company issued a 12% promissory note (the “Ionic Note”) with a maturity date of September 28, 2023 (the “Ionic Maturity Date”), in the principal sum of $1,555,555.56 with guaranteed interest of $93,333.34. In addition, the Company issued 14,584 shares of its common stock to Ionic as a commitment fee pursuant to the Ionic SPA. Pursuant to the terms of the Ionic Note, the Company agreed to pay to $1,400,000.00 (the “Ionic Principal Sum”) to Ionic and to pay interest on the principal balance at the rate of 12% per annum (provided that the first six months of interest shall be guaranteed and the remaining 18 months of interest shall be deemed earned in full if any amount is outstanding under the Ionic Note after 180 days from September 28, 2021). The Ionic Note carries an OID of $155,555.56. Accordingly, Ionic paid the purchase price of $1,400,000.00 in exchange for the Ionic Note. The Company intends to use the proceeds for working capital. Ionic may convert the Ionic Note into the Company’s common stock (subject to the beneficial ownership limitations of 4.99% in the Ionic Note; provided however, that the limitation on conversion may be waived (up to 9.99%) by Ionic upon, at the election of Ionic, not less than 61 days’ prior notice to the Company) at any time at a conversion price equal to $11.50 per share, as the same may be adjusted as provided in the Ionic Note.

The Company may prepay the Ionic Note at any time prior to maturity in accordance with the terms of the Ionic Note. The Ionic Note contains customary events of default relating to, among other things, payment defaults, breach of representations and warranties, and breach of provisions of the Ionic Note or the Ionic SPA.

Upon the occurrence of any Event of Default (as defined in the Ionic Note), which has not been cured within three calendar days, the Ionic Note shall become immediately due and payable and the Company shall pay to Ionic, in full satisfaction of its obligations hereunder, an amount equal to the principal amount then outstanding plus accrued interest multiplied by 125%.

Pursuant to the terms of the Ionic SPA, the Company also issued to Ionic a three-year warrant to purchase 729,167 shares of the Company’s common stock at an exercise price equal to (i) 110% of the per share offering price of the offering made in connection with any uplisting of the Company’s common stock; or (ii) prior to the determination of the per share offering price of the offering made in connection with any uplisting of the common stock and following such time if the uplisting contemplated in clause (i) is not completed by November 1, 2021, $10.73.

The Company also agreed to prepare and file with the SEC a registration statement covering the resale of all shares issued or issuable pursuant to the Ionic SPA, including shares issued upon conversion of the Ionic Note or exercise of the Ionic Warrant. The Company agreed to use its commercially reasonable efforts to have the registration statement filed with the SEC within 90 days following September 28, 2021 and to have the registration statement declared effective by the SEC within 120 days following September 28, 2021.

The Company recorded the Ionic Note in the amount of $1,555,555 and a related debt discount of $1,555,555, and additional paid in capital of $1,306,665 and guaranteed interest of $93,333. During the quarter ended February 28, 2022, the Company recorded interest expense of $248,165. On February 28, 2022, the balance of the LV Note is $382,410, all of which is included in the long-term portion of convertible notes payable, net of related debt discount.

F-55

SIMPLICITY ESPORTS AND GAMING COMPANY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Secured Promissory Note One

On November 15, 2021, the Company entered into a 10% secured promissory note with an accredited investor (“Secured Note One”) in the amount of $262,500 for the purpose of acquiring computers for Company owned store operations. The Secured Note One has a perfected security interest in 50 personal computers the Company will use in its operations. In addition, the Company issued 30,000 commitment warrants for the purchase of the Company’s common stock at an exercise price of $10.73 per share. The Secured Note One requires 60 monthly payments of principal and interest in the amount of $5,577.

The Company recorded the Secured Note One in the amount of $262,500 along with an OID of $12,500. Accordingly, the investor paid $250,000 in exchange for the Secured Note One. For the quarter ended February 28, 2022, the Company paid interest in the amount of $6,478 and on February 28, 2022, the balance of the Secured Note One is $160,650 all of which is included in the long-term portion of convertible notes payable, net of related debt discount.

Secured Promissory Note Two

On November 18, 2021, the Company entered into a 10% secured promissory note accredited with an accredited investor (“Secured Note Two”) in the amount of $157,500 for the purpose of acquiring computers for Company owned store operations. The Secured Note Two has a perfected security interest in 30 personal computers the Company will use in its operations. In addition, the Company issued 18,000 commitment warrants for the purchase of the Company’s common s stock at an exercise price of $10.73 per share. The Secured Note Two requires 60 monthly payments of principal and interest in the amount of $3,346.

The Company recorded the Secured Note Two in the amount of $157,500 along with an OID of $7,500. Accordingly, the investor paid $150,000 in exchange for the Secured Note Two. For the quarter ended February 28, 2022, the Company paid interest in the amount of $3,887 and on February 28, 2022, the balance of the Secured Note Two is $96,390, all of which is included in the long-term portion of convertible notes payable, net of related debt discount.

Note Payable

On December 10, 2021, the Company entered into a related party transaction with Jed Kaplan, the Company’s Chairman of the Board and a more than 5% shareholder to provide a loan to the Company to provide additional operating funds for Simplicity One Brasil, LTDA, the Company’s 76%-owned subsidiary. The principal amount of the loan was $247,818. The loan bears interest at a rate of 5% per annum and the entire amount of the principal and accrued interest is due on June 10, 2022. The loan may be repaid by the Company, without penalty, at any time. Should the Company fail to make the principal payment due, the loan will convert to a 17% equity stake in Simplicity One Brazil, LTDA, of which Jed Kaplan is already a 20% stakeholder.

F-56

SIMPLICITY ESPORTS AND GAMING COMPANY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 8 -STOCKHOLDERS’ EQUITY

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share. As of February 28, 2022, there were no shares of preferred stock issued or outstanding.

Common Stock

On August 17, 2020, the Company amended its certificate of incorporation to increase the total number of authorized shares of the Company’s common stock from 20,000,000 to 36,000,000. Holders of the shares of the Company’s common stock are entitled to one vote for each share. On February 28, 2022 and May 31, 2021, there were 1,616,022, and 1,427,124 shares of common stock issued and outstanding, respectively.

Warrants

During the nine months ended February 28, 2022, the Company sold warrants to a private investor and issued warrants related to the convertible notes payable that were issued during the nine months ended February 28, 2022.

As compensation to our investment banker for successfully closing the September 2021 note payable with Ionic, the Company will be required to issue warrants to the investment banker. As of February 28, 2022, these warrants have not been issued.

A summary of the status of the Company’s outstanding stock warrants as of February 28, 2022 is as follows:

	Number of Shares	Average Exercise Price
Outstanding – May 31, 2020	789,063	$83.01

Granted during the year ended May 31, 2021	17,063	$20.66
Outstanding – May 31, 2021	806,126	$10.38
Activity during the nine months ended February 28, 2022:
Warrants granted related to debt	2,315,897	$11.05
Warrants sold to a private investor	100,000	$20.00
Warrants outstanding – February 28, 2022	3,222,023	$29.05

F-57

SIMPLICITY ESPORTS AND GAMING COMPANY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 9 — SUBSEQUENT EVENTS

Firstfire Global Opportunities Fund, LLC Securities Purchase Agreement and 12% Convertible Promissory Note

On March 21, 2022, Simplicity Esports and Gaming Company (the “Company”) entered into a securities purchase agreement (the “Firstfire Global SPA”), dated as of March 21, 2022, with Firstfire Global Opportunities Fund, LLC, LLC (“Firstfire Global”), pursuant to which the Company issued a 12% promissory convertible note (the “Firstfire Global Note”) with a maturity date of September 21, 2022 (the “Firstfire Global Maturity Date”), in the principal sum of $110,000. In addition, the Company issued 935 shares of its common stock to Firstfire Global as a commitment fee pursuant to the Firstfire Global SPA. Pursuant to the terms of the Firstfire Global Note, the Company agreed to pay to Firstfire Global $110,000 and to pay interest on the principal balance at the rate of 12% per annum (provided that the first six months of interest ($6,600) shall be guaranteed and the remaining six months of interest shall be deemed earned in full as of the issue date thereof. The Firstfire Global Note carries an OID of $10,000. Accordingly, Firstfire Global paid the purchase price of $100,000 in exchange for the Firstfire Global Note. The Company intends to use the proceeds for working capital. Firstfire Global may convert the Firstfire Global Note into the Company’s common stock (subject to the beneficial ownership limitations of 4.99% in the Firstfire Global Note; provided however, that the limitation on conversion may be waived (up to 9.99%) by Firstfire Global upon, at the election of Firstfire Global, not less than 61 days’ prior notice to the Company) at any time at a conversion price equal to $1.00 per share, as the same may be adjusted as provided in the Firstfire Global Note.

The Company may prepay the Firstfire Global Note at any time prior to maturity in accordance with the terms of the Firstfire Global Note. The Firstfire Global Note contains customary events of default relating to, among other things, payment defaults, breach of representations and warranties, and breach of provisions of the Firstfire Global Note or the Firstfire Global SPA.

Upon the occurrence of any Event of Default (as defined in the Firstfire Global Note), which has not been cured within the time prescribed in the Firstfire Global Note, it shall become immediately due and payable and the Company shall pay to Firstfire Global, in full satisfaction of its obligations hereunder, an amount equal to the principal amount then outstanding plus accrued interest multiplied by 125%.

Firstfire Global Opportunities Fund, LLC Common Stock Purchase Warrant

Pursuant to the terms of the Firstfire Global SPA, on March 21, 2022, the Company also issued to Firstfire Global a three-year warrant (the “Firstfire Global Warrant”) to purchase 50,000 shares of the Company’s common stock at an exercise price of $1.00.

Firstfire Global Opportunities Fund, LLC Registration Rights Agreement

Pursuant to the terms of the Firstfire Global SPA, on March 21, 2022, the Company also entered into a registration rights agreement, dated March 21, 2022, by and between the Company and Firstfire Global (the “Firstfire Global Registration Rights Agreement”). Pursuant to the terms of the Firstfire Global Registration Rights Agreement, the Company agreed to prepare and file with the SEC a registration statement covering the resale of all shares issued or issuable pursuant to the Firstfire Global SPA, including shares issued upon conversion of the Firstfire Global Note or upon exercise of the Firstfire Global Warrant. The Company agreed to use its commercially reasonable efforts to have the registration statement filed with the SEC within 30 days following March 21, 2022 and to have the registration statement declared effective by the SEC within 60 days following March 21, 2022.

The Firstfire Global Registration Rights Agreement contains customary indemnification provisions.

F-58

SIMPLICITY ESPORTS AND GAMING COMPANY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

GS Capital Partners, LLC Securities Purchase Agreement and 12% Convertible Promissory Note

On March 21, 2022, the Company entered into a securities purchase agreement (the “GS Capital SPA”), dated as of March 21, 2022, with GS Capital Partners, LLC (“GS Capital”), pursuant to which the Company issued a 12% promissory convertible note (the “GS Capital Note”) with a maturity date of September 21, 2022 (the “GS Capital Maturity Date”), in the principal sum of $82,500. In addition, the Company issued 703 shares of its common stock to GS Capital as a commitment fee pursuant to the GS Capital SPA. Pursuant to the terms of the GS Capital Note, the Company agreed to pay to GS Capital $82,500 and to pay interest on the principal balance at the rate of 12% per annum (provided that the first six months of interest ($4,950) shall be guaranteed and the remaining six months of interest shall be deemed earned in full as of the issue date thereof. The GS Capital Note carries an OID of $7,500. Accordingly, GS Capital paid the purchase price of $75,000.00 in exchange for the GS Capital Note. The Company intends to use the proceeds for working capital. GS Capital may convert the GS Capital Note into the Company’s common stock (subject to the beneficial ownership limitations of 4.99% in the GS Capital Note; provided however, that the limitation on conversion may be waived (up to 9.99%) by GS Capital upon, at the election of GS Capital, not less than 61 days’ prior notice to the Company) at any time at a conversion price equal to $1.00 per share, as the same may be adjusted as provided in the GS Capital Note.

The Company may prepay the GS Capital Note at any time prior to maturity in accordance with the terms of the GS Capital Note. The GS Capital Note contains customary events of default relating to, among other things, payment defaults, breach of representations and warranties, and breach of provisions of the GS Capital Note or the GS Capital SPA.

Upon the occurrence of any Event of Default (as defined in the GS Capital Note), which has not been cured within the time prescribed in the GS Capital Note, it shall become immediately due and payable and the Company shall pay to GS Capital, in full satisfaction of its obligations hereunder, an amount equal to the principal amount then outstanding plus accrued interest multiplied by 125%.

GS Capital Common Stock Purchase Warrant

Pursuant to the terms of the GS Capital SPA, on March 21, 2022, the Company also issued to GS Capital a three-year warrant (the “GS Capital Warrant”) to purchase 37,500 shares of the Company’s common stock at an exercise price of $1.00.

GS Capital Registration Rights Agreement

Pursuant to the terms of the GS Capital SPA, on March 21, 2022, the Company also entered into a registration rights agreement, dated March 21, 2022, by and between the Company and GS Capital (the “GS Capital Registration Rights Agreement”). Pursuant to the terms of the GS Capital Registration Rights Agreement, the Company agreed to prepare and file with the SEC a registration statement covering the resale of all shares issued or issuable pursuant to the GS Capital SPA, including shares issued upon conversion of the GS Capital Note or upon exercise of the GS Capital Warrant. The Company agreed to use its commercially reasonable efforts to have the registration statement filed with the SEC within 30 days following March 21, 2022 and to have the registration statement declared effective by the SEC within 60 days following March 21, 2022.

The GS Capital Registration Rights Agreement contains customary indemnification provisions.

Ionic Ventures, LLC Securities Purchase Agreement and 12% Convertible Promissory Note

On March 21, 2022, the Company entered into a securities purchase agreement (the “Ionic SPA”), dated as of March 21, 2022, with Ionic Ventures, LLC (“Ionic”), pursuant to which the Company issued a 12% promissory convertible note (the “Ionic Note”) with a maturity date of September 21, 2022 (the “Ionic Maturity Date”), in the principal sum of $110,000. In addition, the Company issued 935 shares of its common stock to Ionic as a commitment fee pursuant to the Ionic SPA. Pursuant to the terms of the Ionic Note, the Company agreed to pay to Ionic $110,000 and to pay interest on the principal balance at the rate of 12% per annum (provided that the first six months of interest ($6,600) shall be guaranteed and the remaining six months of interest shall be deemed earned in full as of the Issue Date thereof. The Ionic Note carries an OID of $10,000. Accordingly, Ionic paid the purchase price of $100,000 in exchange for the Ionic Note. The Company intends to use the proceeds for working capital. Ionic may convert the Ionic Note into the Company’s common stock (subject to the beneficial ownership limitations of 4.99% in the Ionic Note; provided however, that the limitation on conversion may be waived (up to 9.99%) by Ionic upon, at the election of Ionic, not less than 61 days’ prior notice to the Company) at any time at a conversion price equal to $1.00 per share, as the same may be adjusted as provided in the Ionic Note.

The Company may prepay the Ionic Note at any time prior to maturity in accordance with the terms of the Ionic Note. The Ionic Note contains customary events of default relating to, among other things, payment defaults, breach of representations and warranties, and breach of provisions of the Ionic Note or the Ionic SPA.

Upon the occurrence of any Event of Default (as defined in the Ionic Note), which has not been cured within the time prescribed in the Ionic Note, it shall become immediately due and payable and the Company shall pay to Ionic, in full satisfaction of its obligations hereunder, an amount equal to the principal amount then outstanding plus accrued interest multiplied by 125%.

F-59

SIMPLICITY ESPORTS AND GAMING COMPANY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Ionic Ventures, LLC Common Stock Purchase Warrant

Pursuant to the terms of the Ionic SPA, on March 21, 2022, the Company also issued to Ionic a three-year warrant (the “Ionic Warrant”) to purchase 50,000 shares of the Company’s common stock at an exercise price of $1.00.

Ionic Ventures, LLC Registration Rights Agreement

Pursuant to the terms of the Ionic SPA, on March 21, 2022, the Company also entered into a registration rights agreement, dated March 21, 2022, by and between the Company and Ionic (the “Ionic Registration Rights Agreement”). Pursuant to the terms of the Ionic Registration Rights Agreement, the Company agreed to prepare and file with the SEC a registration statement covering the resale of all shares issued or issuable pursuant to the Ionic SPA, including shares issued upon conversion of the Ionic Note or upon exercise of the Ionic Warrant. The Company agreed to use its commercially reasonable efforts to have the registration statement filed with the SEC within 30 days following March 21, 2022 and to have the registration statement declared effective by the SEC within 60 days following March 21, 2022.

The Ionic Registration Rights Agreement contains customary indemnification provisions.

Labrys Amendment

As previously disclosed in the Company’s Current Report on Form 8-K filed by the Company on February 24, 2021 with the SEC, on February 19, 2021, the Company and Labrys Fund, LP (“Labrys”) entered a securities purchase agreement (the “Labrys SPA”), pursuant to which the Company issued a 12% promissory note (the “Labrys Note”) with a maturity date of February 19, 2022 in the principal sum of $1,650,000. As of March 16, 2022, the Company and Labrys entered into Amendment #2 (the “Labrys Amendment”) to the Labrys SPA and the Labrys Note, as amended. Pursuant to the terms of the Labrys Amendment, the maturity date of the Labrys Note was extended to the earlier of (i) September 15, 2022, and (ii) the date that the Company’s common stock is listed on the Nasdaq Stock Market or the New York Stock Exchange. In addition, the Labrys Note was amended to provide that Labrys has the right, at any time on or following the date that an event of default occurs under the Labrys Note, as amended, to convert all or any portion of the then outstanding and unpaid principal and interest into common stock, subject to a 4.99% equity blocker. In the Labrys Amendment, the parties also agreed that the Company has already received cash proceeds in excess of the $2,000,000 minimum threshold referenced in the Labrys Note. Pursuant to the terms of the Labrys Amendment, Labrys waived its rights to receive any portion of the next $750,000 of cash proceeds received by the Company to the extent that such amounts are received by the Company between March 15, 2022 and April 9, 2022.

Except as set forth in the Labrys Amendment, the Labrys Note, as amended, remains in full force and effect.

Lucas Ventures Note Amendment

As previously disclosed in the Company’s Current Report on Form 8-K filed by the Company on September 7, 2021 with the SEC, on August 31, 2021, the Company issued to Lucas Ventures, LLC (“Lucas Ventures”) a 12% promissory note (the “Lucas Ventures Note”) with a maturity date of August 31, 2023, in the principal amount of $200,000. As of March 16, 2022, the Company and Lucas Ventures entered into an Amendment and Waiver Pursuant to Convertible Promissory Note (the “Lucas Ventures Amendment”). Pursuant to the terms of the Lucas Ventures Amendment, the parties agreed that the FirstFire Note, FirstFire Warrant, GS Capital Note, GS Capital Warrant, Ionic Note, Ionic Warrant, Jefferson Street Note, and Jefferson Street Warrant would not be deemed a “Dilutive Issuance” as provided in the Lucas Ventures Note. In addition, pursuant to the terms of the Lucas Ventures Amendment, the conversion price of the Lucas Ventures Note was decreased from $11.50 per share to $1.00 per share; provided, however, that upon failure to make any payment under the Lucas Ventures Note, as amended, the conversion price will be $0.50 per share, as the same may be adjusted as provided in the Lucas Ventures Note, as amended. Pursuant to the terms of the Lucas Ventures Amendment, the parties also agreed that Lucas Ventures may not convert the Lucas Ventures Note, as amended, prior to September 15, 2022.

Except as set forth in the Lucas Ventures Amendment, the Lucas Ventures Note remains in full force and effect.

LGH Note Amendment

As previously disclosed in the Company’s Current Report on Form 8-K filed by the Company on September 7, 2021 with the SEC, on August 31, 2021, the Company issued to LGH Investments, LLC (“LGH”) a 12% promissory note (the “LGH Note”) with a maturity date of August 31, 2023, in the principal amount of $200,000. As of March 16, 2022, the Company and LGH entered into an Amendment and Waiver Pursuant to Convertible Promissory Note (the “LGH Amendment”). Pursuant to the terms of the LGH Amendment, the parties agreed that the FirstFire Note, FirstFire Warrant, GS Capital Note, GS Capital Warrant, Ionic Note, Ionic Warrant, Jefferson Street Note, and Jefferson Street Warrant would not be deemed a “Dilutive Issuance” as provided in the LGH Note. In addition, pursuant to the terms of the LGH Amendment, the conversion price of the LGH Note was decreased from $11.50 per share to $1.00 per share; provided, however, that upon failure to make any payment under the LGH Note, as amended, the conversion price will be $0.50 per share, as the same may be adjusted as provided in the LGH Note, as amended. Pursuant to the terms of the LGH Amendment, the parties also agreed that LGH may not convert the LGH Note, as amended, prior to September 15, 2022.

F-60

Except as set forth in the LGH Amendment, the LGH Note remains in full force and effect.

Jefferson Street Capital LLC Securities Purchase Agreement and 12% Convertible Promissory Note

On April 1, 2022, the Company entered into a securities purchase agreement (the “Jefferson SPA”), dated as of April 1, 2022, with Jefferson Street Capital LLC (“Jefferson”), pursuant to which the Company issued a 12% promissory convertible note (the “Jefferson Note”) with a maturity date of October 1, 2022 (the “Jefferson Maturity Date”), in the principal sum of $82,500. In addition, the Company issued 703 shares of its common stock to Jefferson as a commitment fee pursuant to the Jefferson SPA. Pursuant to the terms of the Jefferson Note, the Company agreed to pay to Jefferson $82,500 and to pay interest on the principal balance at the rate of 12% per annum (provided that the first six months of interest ($4,950) shall be guaranteed and the remaining six months of interest shall be deemed earned in full as of the issue date thereof). The Jefferson Note carries an original issue discount of $7,500. Accordingly, Jefferson paid the purchase price of $75,000 in exchange for the Jefferson Note. The Company intends to use the proceeds for working capital. Jefferson may convert the Jefferson Note into the Company’s common stock (subject to the beneficial ownership limitations of 4.99% in the Jefferson Note; provided however, that the limitation on conversion may be waived (up to 9.99%) by Jefferson upon, at the election of Jefferson, not less than 61 days’ prior notice to the Company) at any time at a conversion price equal to $1.00 per share, as the same may be adjusted as provided in the Jefferson Note.

The Company may prepay the Jefferson Note at any time prior to maturity in accordance with the terms of the Jefferson Note. The Jefferson Note contains customary events of default relating to, among other things, payment defaults, breach of representations and warranties, and breach of provisions of the Jefferson Note or the Jefferson SPA.

Upon the occurrence of any Event of Default (as defined in the Jefferson Note), which has not been cured within the time prescribed in the Jefferson Note, it shall become immediately due and payable and the Company shall pay to Jefferson, in full satisfaction of its obligations hereunder, an amount equal to the principal amount then outstanding plus accrued interest multiplied by 125%.

Jefferson Street Capital LLC Common Stock Purchase Warrant

Pursuant to the terms of the Jefferson SPA, on April 1, 2022, the Company also issued to Jefferson a three-year warrant (the “Jefferson Warrant”) to purchase 37,500 shares of the Company’s common stock at an exercise price of $1.00.

Jefferson Street Capital LLC Registration Rights Agreement

Pursuant to the terms of the Jefferson SPA, on April 1, 2022, the Company also entered into a registration rights agreement, dated as of April 1, 2022, by and between the Company and Jefferson (the “Jefferson Registration Rights Agreement”). Pursuant to the terms of the Jefferson Registration Rights Agreement, the Company agreed to prepare and file with the SEC a registration statement covering the resale of all shares issued or issuable pursuant to the Jefferson SPA, including shares issued upon conversion of the Jefferson Note or upon exercise of the Jefferson Warrant. The Company agreed to use its commercially reasonable efforts to have the registration statement filed with the SEC within 30 days following April 1, 2022 and to have the registration statement declared effective by the SEC within 60 days following April 1, 2022.

The Jefferson Registration Rights Agreement contains customary indemnification provisions.

Equity Issues

On April 8, 2022, the Company entered into an agreement to issue 20,000 shares of its common stock in partial payment for services to a vendor.

F-61

SIMPLICITY ESPORTS AND GAMING COMPANY

816,200 Shares of Common Stock Underlying Convertible Promissory Notes

175,000 Shares of Common Stock Underlying Warrants

3,276 Shares of Common Stock for Resale by Selling Securityholders

PROSPECTUS

May 13, 2022

Through and including June 22, 2022 (the 40th day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.